As filed with the Securities and Exchange Commission on May 5, 2010

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

EASTON-BELL SPORTS, INC.

(Exact Name of Registrant as Specified in its Charter)

DELAWARE	333-123927	20-1636283
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number of Registrant and each Co-Registrant)	(I.R.S. Employer Identification No.)

Delaware	ALL AMERICAN SPORTS CORPORATION	34-1688715
Texas	BELL CHINA INVESTMENTS, INC.	20-4172417
Delaware	BELL RACING COMPANY	86-0954337
Delaware	BELL SPORTS CORP.	36-3671789
California	BELL SPORTS, INC.	95-1733731
Nevada	CDT NEVADA, INC.	20-0722314
Nevada	EASTON SPORTS ASIA, INC.	20-0722229
California	EASTON SPORTS, INC.	95-4006570
Delaware	EQUILINK LICENSING, LLC	51-0342202
Delaware	MACMARK CORPORATION	36-4444622
Illinois	RIDDELL, INC.	36-3581631
Delaware	RIDDELL SPORTS GROUP, INC.	13-4175358
Delaware	RIDMARK CORPORATION	22-2908352

7855 Haskell Avenue

Van Nuys, CA 91406

(818) 902-5800

(Address, Including Zip Code, and Telephone Number, Including

Area Code, of Registrant’s Principal Executive Offices)

Mark A. Tripp

7855 Haskell Avenue

Van Nuys, CA 91406

(818) 902-5803

(Name, Address, Including Zip Code, and Telephone Number, Including

Area Code, of Agent for Service)

with a copy to:

Carl P. Marcellino

Ropes & Gray LLP

1211 Avenue of the Americas

New York, New York 10036

(212) 596-9000

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large Accelerated Filer  ☐    Accelerated Filer  ☐    Non-Accelerated Filer  ☒    Smaller Reporting Company  ☐

*If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer) ☐
Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer) ☐

CALCULATION OF REGISTRATION FEE

Title Of Each Class of Securities to be Registered	Amount To Be Registered	Proposed Maximum Offering Price Per Note(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(2)
9.750% Senior Secured Notes Due 2016	$350,000,000	100%	$350,000,000	$24,955
Guarantees of 9.750% Senior Secured Notes Due 2016(3)	N/A	N/A	N/A	N/A

(1)	Estimated solely for the purpose of calculating the registration fee.
(2)	Calculated pursuant to Rule 457(f) under the Securities Act, as follows: .0000713 multiplied by the proposed maximum aggregate offering price.
(3)	Each of the subsidiary co-registrants will guarantee, on an unconditional basis, the obligations of Easton-Bell Sports, Inc. under the 9.750% Senior Secured Notes Due 2016. Pursuant to Rule 457(n) under the Securities Act, no additional registration fee is being paid in respect of the guarantees. The guarantees are not being traded separately.

The Registrants hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MAY 5, 2010.

Easton-Bell Sports, Inc.

Offer to Exchange

$350,000,000 principal amount of our 9.750% Senior Secured Notes Due 2016 for new 9.750% Senior Secured Notes Due 2016

We are offering to exchange new 9.750% Senior Secured Notes Due 2016, or the exchange notes, for our currently outstanding 9.750% Senior Secured Notes Due 2016, or the original notes. The exchange notes and the original notes are herein after referred to collectively as the notes. The exchange notes are substantially identical to the applicable original notes, except that the exchange notes have been registered under the federal securities laws, are not subject to transfer restrictions and are not entitled to certain registration rights relating to such original notes. The exchange notes will represent the same debt as the original notes and we will issue the exchange notes under the same indenture as the original notes.

The principal features of the exchange offer are as follows:

•	The exchange offer expires at 5:00 p.m., New York City time, on, [—], 2010, unless extended. We do not currently intend to extend the expiration date of the exchange offer.

•

The exchange offer is not subject to any condition other than that the exchange offer not violate applicable law or any applicable interpretation of the Staff of the Securities and Exchange Commission, or the Staff.

•	We will exchange all original notes that are validly tendered and not validly withdrawn prior to the expiration of the exchange offer.

•	You may withdraw tendered original notes at any time prior to the expiration of the exchange offer.

•	We do not intend to apply for listing of the exchange notes on any securities exchange or automated quotation system.

•	We will not receive any proceeds from the exchange offer. We will pay all expenses incurred by us in connection with the exchange offer and the issuance of the exchange notes.

Broker-dealers who receive exchange notes in exchange for original notes pursuant to the exchange offer acknowledge that they will deliver a prospectus in connection with any resale of such exchange notes. Broker-dealers who acquired exchange notes as a result of market-making or other trading activities may use this prospectus for the exchange offer, as supplemented or amended, in connection with resales of the exchange notes.

You should consider carefully the risk factors beginning on page 11 of this prospectus before participating in the exchange offer.

Neither the U.S. Securities and Exchange Commission nor any other federal or state agency has approved or disapproved of these securities to be distributed in the exchange offer, nor have any of these organizations determined that this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this Prospectus is [—], 2010

This prospectus incorporates business and financial information about Easton-Bell Sports, Inc. that is not included or delivered with this prospectus. This information is available without charge to security holders upon written or oral request.

Any requests for business and financial information incorporated but not included in this prospectus should be sent to Easton-Bell Sports, Inc., 7855 Haskell Avenue, Van Nuys, CA 91406. To obtain timely delivery, holders of original notes must request the information no later than five business days before [—], 2010, the date they must make their investment decision.

PROSPECTUS SUMMARY

This summary does not contain all of the information that is important to you. Please review this prospectus in its entirety, including the risk factors and the financial statements and the related notes included herein, before you decide to invest.

Unless otherwise noted or the context otherwise requires, in this prospectus, the terms Easton-Bell, we, us, our and the Company refer to Easton-Bell Sports, Inc. and its consolidated subsidiaries. References to Easton, Bell and Riddell, refer to Easton Sports, Inc. and its consolidated subsidiaries, Bell Sports Corp. and its consolidated subsidiaries and Riddell Sports Group, Inc. and its consolidated subsidiaries, respectively. Easton, Bell and Riddell are wholly-owned subsidiaries of Easton-Bell. Easton-Bell is a wholly-owned subsidiary of RBG Holdings Corp., which is a wholly-owned subsidiary of EB Sports Corp., of which 100% of the issued and outstanding voting common stock is owned by Easton-Bell Sports, LLC, our ultimate parent company. References to RBG, EB Sports and Parent refer to RBG Holdings Corp., EB Sports Corp. and Easton-Bell Sports, LLC, respectively, including their respective subsidiaries.

The Exchange Offer

On December 3, 2009, we completed the private offering of $350.0 million aggregate principal amount of 9.750% Senior Secured Notes due 2016, or the original notes, in a transaction exempt from registration under the Securities Act of 1933, as amended, or the Securities Act. In connection with the offering of the original notes, we entered into a registration rights agreement, dated as of December 3, 2009, with the initial purchasers of the original notes. In the registration rights agreement, we agreed to offer our new 9.750% Senior Secured Notes due 2016, or exchange notes, which will be registered under the Securities Act, in exchange for the original notes. The exchange offer is intended to satisfy our obligations under the registration rights agreement. We also agreed to deliver this prospectus to the holders of the original notes. In this prospectus, we refer to the original notes and the exchange notes collectively as the notes. You should read the discussions under the headings “Prospectus Summary—Summary Description of the Exchange Notes” and “Description of the Exchange Notes” for information regarding the exchange notes.

Our Company

We are a leading designer, developer and marketer of branded sports equipment, protective products and related accessories. We offer products that are used in baseball, softball, ice hockey, football, lacrosse and other team sports, and in various action sports, including cycling, snowsports, powersports and skateboarding. Sports enthusiasts at all levels, from recreational participants to professional athletes, choose our products for their innovative designs and advanced materials, which provide a performance or protective advantage. Throughout our history, our focus on research and development has enabled us to introduce attractive and innovative products, many of which have set new standards for performance in their respective sports. As a result, we are able to consistently enter new product categories and expand and improve our existing product lines.

We currently sell a broad range of products primarily under four well-known brands—Easton®(baseball, softball and ice hockey equipment, apparel and cycling components), Bell® (cycling and action sports helmets and accessories), Giro®(cycling and snowsports helmets and accessories) and Riddell® (football equipment and reconditioning services). Together, these brands represent the vast majority of our revenues. We believe that our brands are among the most recognized in the sporting goods industry as demonstrated by our leading market share in many of our core categories.

We sell our products through diverse channels of distribution including: (i) specialty retailers that cater to sports enthusiasts who typically seek premium products at the highest performance levels, (ii) national and regional full-line sporting goods retailers and distributors, (iii) institutional buyers such as educational institutions and athletic leagues and (iv) mass retailers that offer a focused selection of products at entry-level and mid-level price points. As a function of our flexible, low fixed-cost production model, we are able to leverage the expertise of our vendor partners in order to reduce the overhead and capital intensity generally associated with manufacturing.

Summary of the Terms of the Exchange Offer

The following is a brief summary of the material terms of the exchange offer. Certain of the terms and conditions described below are subject to important limitations and exceptions. For a more complete description of the exchange offer, see “The Exchange Offer.”

Securities Offered	$350.0 million aggregate principal amount of 9.750% Senior Secured Notes due 2016. We are also hereby offering to exchange the guarantees of the original notes for the guarantees of the exchange notes described herein.

The Exchange Offer	The exchange notes are being offered in exchange for a like principal amount of original notes. We will accept any and all original notes validly tendered and not withdrawn prior to 5:00 p.m., New York City time, on [—], 2010, which is the 20th business day after the date the registration statement to which this prospectus is a part went effective. Holders may tender some or all of their original notes pursuant to the exchange offer. However, each of the original notes may be tendered only in integral multiples of $1,000 in principal amount. The form and terms of the exchange notes are the same as the form and terms of the original notes except that:

•	The exchange notes have been registered under the federal securities laws and will not bear any legend restricting their transfer;

•	The exchange notes bear different CUSIP numbers than the original notes; and

•

The holders of the exchange notes will not be entitled to certain rights under the registration rights agreement, including the provisions for an increase in the interest rate on the applicable original notes in some circumstances relating to the timing of the exchange offer.

Resale	Based on an interpretation by the Staff set forth in no-action letters issued to third parties, we believe that the exchange notes may be offered for resale, resold and otherwise transferred by you without compliance with the registration and prospectus delivery provisions of the Securities Act provided that:

•	you are acquiring the exchange notes in the ordinary course of your business;

•	you have not participated in, do not intend to participate in, and have no arrangement or understanding with any person to participate in the distribution of exchange notes; and

•	you are not an “affiliate” of Easton-Bell, within the meaning of Rule 405 of the Securities Act.

Each participating broker-dealer that receives exchange notes for its own account during the exchange offer in exchange for original notes that were acquired as a result of market-making or other trading activity must acknowledge that it will deliver a prospectus in connection with any resale of the exchange notes. Prospectus delivery requirements are discussed in greater detail in the section captioned “Plan of Distribution.” Any holder of original notes who:

•	is an affiliate of Easton-Bell,

•	does not acquire exchange notes in the ordinary course of its business, or

•	tenders in the exchange offer with the intention to participate, or for the purpose of participating, in a distribution of exchange notes,

cannot rely on the aforementioned position of the Staff enunciated in Exxon Capital Holdings Corporation, Morgan Stanley & Co. Incorporated or similar no-action letters and, in the absence of an exemption, must comply with the registration and prospectus delivery requirements of the Securities Act in connection with the resale of the exchange notes.

However, we have not submitted a no-action letter, and there can be no assurance that the Securities and Exchange Commission, or SEC, will make a similar determination with respect to the exchange offer. Furthermore, in order to participate in the exchange offer, you must make the representations set forth in the letter of transmittal that we are sending you with this prospectus.

Expiration Date	The exchange offer will expire at 5:00 p.m., New York City time on [—], 2010 unless we decide to extend the exchange offer. We may extend the exchange offer for the original notes. Any original notes not accepted for exchange for any reason will be returned without expense to the tendering holders promptly after expiration or termination of the exchange offer.

Exchange Date	We will accept original notes for exchange notes at the time when all conditions of the exchange offer are satisfied or waived. We will deliver the exchange notes promptly after we accept the original notes.

Conditions to the Exchange Offer	The exchange offer is subject to certain customary conditions, some of which may be waived by us.

Procedures for Tendering Original Notes	If you wish to accept the exchange offer, you must complete, sign and date the letter of transmittal in accordance with the instructions contained in this prospectus and in the letter of transmittal. You should then mail, fax, or otherwise deliver the letter of transmittal together with the original notes to be exchanged and any other required documentation, to the exchange agent at the address set forth in this prospectus and in the letter of transmittal. If you hold original notes through the Depository Trust Company, or DTC, and wish to participate in the exchange offer, you must comply with the Automated Tender Offer Program procedures of DTC, by which you will agree to be bound by the applicable letter of transmittal.

By executing or agreeing to be bound by the letter of transmittal, you will represent to us that, among other things:

•	any exchange notes to be received by you will be acquired in the ordinary course of business;

•

you have no arrangement or understanding with any person to participate in the distribution (within the meaning of the Securities Act) of exchange notes in violation of the provisions of the Securities Act;

•

you are not an “affiliate” (within the meaning of Rule 405 under the Securities Act) of Easton-Bell, or if you are an affiliate, you will comply with any applicable registration and prospectus delivery requirements of the Securities Act; and

•

if you are a broker-dealer that will receive exchange notes for your own account in exchange for applicable original notes that were acquired as a result of market-making or other trading activities, then you will deliver a prospectus in connection with any resale of such exchange notes.

See “The Exchange Offer—Procedure for Tendering” and “Plan of Distribution.”

Effect of Not Tendering in the Exchange Offer	Any original notes that are not tendered or that are tendered but not accepted will remain subject to the restrictions on transfer. Since the original notes have not been registered under the federal securities laws, they bear a legend restricting their transfer absent registration or the availability of a specific exemption from registration. Upon the completion of the exchange offer, we will have no further obligations to register, and we do not currently anticipate that we will register, the original notes not exchanged in this exchange offer under the Securities Act.

Withdrawal Rights	Tenders of original notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the expiration date.

Certain Material U.S. Federal Income Tax Considerations	The exchange of original notes for exchange notes in the exchange offer is not a taxable event for U.S. federal income tax purposes. Please read the section of this prospectus captioned “Certain Material U.S. Federal Income Tax Considerations” for more information on tax consequences of the exchange offer.

Exchange Agent	U.S. Bank National Association, the trustee under the indenture governing the original notes, is serving as exchange agent in connection with the exchange offer. The address and telephone number of the exchange agent are set forth under the heading “The Exchange Offer—Exchange Agent.”

Use of Proceeds	We will not receive any cash proceeds from the issuance of exchange notes pursuant to the exchange offer.

Summary Description of the Exchange Notes

The brief summary below describes the principal terms of the exchange notes. We refer to the exchange notes following the exchange offer and the original notes prior to the exchange offer together as the notes. Some of the terms and conditions described below are subject to important limitations and exceptions. The “Description of the Exchange Notes” section of this prospectus contains a more detailed description of the terms and conditions of the exchange notes.

Issuer	Easton-Bell Sports, Inc.

Exchange Notes Offered	$350.0 million aggregate principal amount of 9.750% Senior Secured Notes due 2016. We are also hereby offering to exchange the guarantees of the original notes for the guarantees of the exchange notes described herein.

Maturity Date	December 1, 2016

Springing Maturity	The exchange notes will become due and payable on October 1, 2015 unless on or prior to August 28, 2015, the indebtedness of EB Sports under the New Holdco Facility (as defined in “Description of the Exchange Notes”) has been either (i) repaid and discharged, provided that any indebtedness incurred in connection with any such repayment and discharge shall comply with clause (ii) of this sentence, or (ii) extended, replaced or refinanced with indebtedness constituting a New Holdco Facility with a stated maturity that is at least 91 days after the final stated maturity of the exchange notes.

Interest Rate	The exchange notes will bear interest at a rate per annum equal to 9.750%.

Interest Payment Dates	June 1 and December 1, beginning June 1, 2010

Guarantees	The exchange notes will be guaranteed on a senior basis by all of our existing and future direct and indirect domestic subsidiaries that guarantee our indebtedness or indebtedness of subsidiary guarantors.

Collateral	The exchange notes and guarantees will be secured by (subject to certain excluded assets, including the portion comprised of the assets of our foreign subsidiaries securing our obligations under the Canadian sub-facility or any other sub-facility for the benefit of a foreign subsidiary borrower under our senior secured asset-based revolving credit facility, or the ABL Facility):

•

first-priority liens and security interests, subject to permitted liens, in certain of our and our subsidiary guarantors’ principal United States assets, including real property (presently consisting of a single distribution facility), fixtures, equipment, intellectual property (including certain intellectual property of the Company and the subsidiary guarantors located outside of the United States, provided that the perfection of security interest will be limited to the United States and Canada) and capital stock of our wholly-owned material restricted subsidiaries (which, in the case of foreign subsidiaries will be limited to 65% of the stock of each first-tier foreign subsidiary) now owned or hereafter acquired by us and our subsidiary guarantors, with an aggregate book value of approximately $330.7 million as of January 2, 2010, which we refer to as the First Priority Collateral; and

•

second-priority liens and security interests, subject to permitted liens (including first-priority liens securing our ABL Facility), in substantially all of our and our subsidiary guarantors’ cash and cash equivalents, deposit accounts, accounts receivable, inventory, other personal property relating to such inventory and accounts receivable and all proceeds therefrom, in each case now owned or hereafter acquired, which we refer to as the ABL Collateral.

Our obligations and the obligations of the subsidiary guarantors under the ABL Facility will be secured by a second-priority lien on the First Priority Collateral.

See “Description of the Exchange Notes—Collateral.”

No appraisal of the value of the collateral has been made in connection with this exchange offer, and the value of the collateral in the event of liquidation may be materially different from book value. In addition, the collateral will not include any capital stock of a subsidiary to the extent that the pledge of such capital stock results in our being required to file separate financial statements of such subsidiary with the SEC, and any such capital stock that triggers such a requirement to file financial statements of such subsidiary with the SEC would be automatically released from the collateral.

Some of our assets are excluded from the collateral, as described in “Description of the Exchange Notes—Collateral—Excluded Assets.”

Ranking	The exchange notes will be our senior secured obligations and:

•	will rank equally in right of payment with all of our existing and future senior indebtedness;

•	will rank senior in right of payment to all of our existing and future subordinated indebtedness;

•	will be effectively senior to our existing and future unsecured debt to the extent of the value of the assets securing the exchange notes, after giving effect to any senior lien on the collateral;

•	will be effectively senior to our obligations under the ABL Facility to the extent of the value of the assets securing the exchange notes on a first-priority basis;

•	will effectively rank equal to all future debt that shares in the first-priority and second-priority liens that secure the exchange notes;

•	will be effectively subordinated to our obligations under the ABL Facility, to the extent of the value of the ABL Collateral securing such borrowings on a first-priority basis; and

•	will be structurally subordinated to obligations of our subsidiaries that are not guarantors, including indebtedness of any foreign subsidiaries.

The guarantees will be our subsidiary guarantors’ senior secured obligations and:

•	will rank equally in right of payment with all of our subsidiary guarantors’ existing and future senior indebtedness;

•	will rank senior in right of payment to all of our subsidiary guarantors’ existing and future subordinated indebtedness;

•	will effectively rank equal to all future debt that shares in the first-priority and second-priority liens that secure the subsidiary guarantees;

•

will be effectively senior to our subsidiary guarantors’ existing and future unsecured debt to the extent of the value of the assets securing the guarantees, after giving effect to any senior lien on the collateral;

•	will be effectively senior to our subsidiary guarantors’ obligations under the ABL Facility to the extent of the value of the assets securing the guarantees on a first-priority basis; and

•	will be effectively subordinated to our subsidiary guarantors’ obligations under the ABL Facility, to the extent of the value of the ABL Collateral securing such borrowings on a first-priority basis.

As of January 2, 2010, we had:

•	$350.0 million in aggregate principal amount of senior secured indebtedness outstanding under the original notes;

•

$70.0 million of borrowings and $3.4 million of letters of credit outstanding under our ABL Facility, all of which, together with any future borrowings under the ABL Facility, are secured by the ABL Collateral and effectively senior to the exchange notes to the extent the ABL Collateral secures such obligations on a first-priority basis;

•	$0.1 million of capital lease obligations; and

•	approximately $181.0 million of additional total liabilities, including trade payables of our non-guarantor subsidiaries.

As of January 2, 2010, our borrowing capacity under the ABL Facility was approximately $120.0 million, after giving effect to outstanding borrowings of $70.0 million, other customary reserves and $3.4 million of outstanding letters of credit. Because the borrowing capacity under the ABL Facility depends, in part, on inventory, accounts receivable and other assets that fluctuate from time to time, such amount may not reflect actual borrowing capacity. The maximum availability under the ABL Facility subject to the borrowing base, may be increased by up to $50.0 million, subject to certain conditions.

For the fiscal year ended January 2, 2010, our non-guarantor subsidiaries represented approximately $79.9 million, or 11.1%, of our net sales and $4.3 million, or 9.4%, of our operating income. As of January 2, 2010, our non-guarantor subsidiaries represented $71.2 million, or 7.4%, of our assets and had $19.5 million, or 3.3%, of total liabilities, including debt and trade payables.

Optional Redemption	The exchange notes will be redeemable at our option, in whole or in part, at any time on or after December 1, 2012, at the redemption prices set forth in this prospectus, together with accrued and unpaid interest, if any, to the date of redemption.

At any time prior to December 1, 2012 we may redeem up to 35% of the original principal amount of the exchange notes with the proceeds of certain equity offerings at a redemption price of 109.750% of the principal amount of the exchange notes, together with accrued and unpaid interest, if any, to the date of redemption.

During any twelve month period commencing on the issue date prior to December 1, 2012 we may redeem up to 10% of the aggregate principal amount of the exchange notes at a redemption price equal to 103% of their principal amount, together with accrued and unpaid interest, if any, to the date of redemption.

At any time prior to December 1, 2012, we may also redeem some or all of the exchange notes at a price equal to 100% of the principal amount of the exchange notes, plus accrued and unpaid interest, plus a “make-whole” premium.

Change of Control Offer	If we experience a change of control, each holder of the exchange notes will have the right to require us to purchase the exchange notes at a price equal to 101% of the principal amount, together with accrued and unpaid interest, if any, to the date of purchase.

Certain Covenants	The indenture governing the exchange notes contains certain covenants that will limit, among other things, our ability and the ability of our restricted subsidiaries to:

•	incur additional indebtedness and issue preferred stock;

•	pay dividends or make other distributions or repurchase or redeem our capital stock;

•	make certain loans and investments;

•	enter into sale and leaseback transactions;

•	transfer or sell assets;

•	incur certain liens;

•	enter into transactions with affiliates;

•	alter the businesses we conduct;

•	enter into agreements restricting our subsidiaries’ ability to pay dividends; and

•	consolidate, merge or sell all or substantially all of our assets.

These covenants will be subject to a number of important exceptions and qualifications. For more details, see “Description of the Exchange Notes.”

Absence of a Public Market	The exchange notes generally will be freely transferable but will also be new securities for which there will not initially be a market. We do not intend to apply to have the exchange notes listed on any securities exchange or to arrange for any quotation system to quote them. Accordingly, we cannot assure you that a liquid market will develop for the exchange notes, that you will be able to sell your exchange notes at a particular time or that the prices you receive when you sell will be favorable.

For additional information about the exchange notes, see the section of this prospectus entitled “Description of the Exchange Notes.”

Risk Factors

In evaluating an investment in the notes, prospective investors should carefully consider, along with the other information in this prospectus, the specific factors set forth under “Risk Factors” for risks involved with an investment in the notes.

Corporate Information

Easton-Bell Sports, Inc. is a corporation organized under the laws of the State of Delaware. Our executive offices are located at 7855 Haskell Avenue, Suite 200, Van Nuys, California 91406, and our telephone number is 818-902-5800. Our worldwide web address is www.eastonbellsports.com. Information contained on our website is not a part of this prospectus.

Summary of Historical and Pro Forma Consolidated Financial Information

The following table sets forth summary historical and unaudited pro forma consolidated financial and other data of our business at the dates and for the periods indicated. The summary historical consolidated financial and other data for, and as of, the years ended December 29, 2007, January 3, 2009 and January 2, 2010, have been derived from our consolidated financial statements included elsewhere herein. Historical results are not necessarily indicative of the results to be expected for future periods.

On December 3, 2009, we completed an offering of $350.0 million aggregate principal amount of 9.750% Senior Secured Notes due 2016 in a private offering which was exempt from registration under the Securities Act. The original notes were issued and sold on December 3, 2009. The proceeds from the offering of the original notes and borrowings under the ABL Facility were used to repay all of the outstanding indebtedness under our previous senior secured credit and guaranty agreement with Wachovia Bank, National Association, as the administrative agent, and a syndicate of lenders, or the previous credit agreement, our previous 8.375% Senior Subordinated Notes due 2012, or the previous notes, and related fees and expenses and will be used in the future for general corporate purposes. We refer to these transactions together as the Refinancing. The unaudited pro forma condensed consolidated summary of operations data for the year ended January 2, 2010 give effect to the Refinancing as if it had occurred on January 4, 2009 and have been derived from the “Unaudited Pro Forma Condensed Consolidated Financial Statements” included elsewhere herein. Amounts derived from the unaudited pro forma condensed consolidated financial statements are presented for illustrative purposes only and do not purport to be indicative of the operating results that would have actually occurred if the Refinancing had occurred on the date indicated, nor are they necessarily indicative of our future operating results.

The summary historical and unaudited pro forma consolidated financial and other data in the following tables should be read in conjunction with “Use of Proceeds,” “Selected Historical Consolidated Financial Information,” “Unaudited Pro Forma Condensed Consolidated Financial Statements,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our historical audited condensed consolidated financial statements and related notes included elsewhere in this prospectus.

	Fiscal Year Ended			Pro Forma January 2, 2010
	December 29, 2007	January 3, 2009	January 2, 2010
				(Unaudited)
	(In thousands)
Consolidated Summary of Operations:
Net sales	$724,639	$775,539	$716,330	$716,330
Income from operations(1)	67,491	73,326	45,458	50,888
Net income (loss)	14,469	13,413	(4,098)	(873)

Financial Position:
Cash and cash equivalents	16,923	41,301	33,318	33,318
Working capital	262,849	282,872	211,182	211,182
Total assets	956,490	997,645	960,645	960,645
Long-term debt	466,625	443,383	345,715	345,715
Stockholder’s equity	340,987	347,024	363,837	363,837

(1)	Income from operations includes restructuring expenses of $492 and $589 incurred in fiscal 2008 and 2007, respectively. Income from operations includes a $2,339 gain on sale of property, plant and equipment in fiscal 2007.

RISK FACTORS

Participating in the exchange offer involves a high degree of risk. You should carefully consider the risks described below, together with the other information contained in this prospectus or incorporated by reference in this prospectus, before you decide to participate in the exchange offer. Any of the following risks, as well as other risks and uncertainties, could harm the value of the exchange notes directly, or our business and financial results and thus indirectly cause the value of the exchange notes to decline. The risks described below are not the only ones that could impact our Company or the value of the exchange notes. Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial may also materially and adversely affect our business, financial condition or results of operations. As a result of any of these risks, known or unknown, you may lose all or part of your investment in the exchange notes.

Risks Related to the Exchange Offer

There may be adverse consequences if you do not exchange your original notes.

If you do not exchange your original notes for exchange notes in the exchange offer, you will continue to be subject to restrictions on transfer of your original notes as set forth in the offering memorandum distributed in connection with the private offering of the original notes. In general, the original notes may not be offered or sold unless they are registered or exempt from registration under the Securities Act and applicable state securities laws. Except as required by the registration rights agreement, we do not intend to register resales of the original notes under the Securities Act. You should refer to “Prospectus Summary—Summary of the Terms of the Exchange Offer,” “The Exchange Offer” and the accompanying letter of transmittal for information about how to tender your original notes.

The tender of original notes pursuant to the exchange offer will reduce the principal amount of the original notes, which may have an adverse effect upon, and increase the volatility of, the market prices of the original notes due to a reduction in liquidity.

Risks Relating to the Exchange Notes and Our Debt

Our substantial indebtedness could adversely affect our financial health.

We have a significant amount of indebtedness. As of January 2, 2010, we had total indebtedness of approximately $420.1 million (including $350.0 million of the original notes, $70.0 million under the ABL Facility, and $0.1 million of capital lease obligations). For more information on our indebtedness, see “Description of Certain Other Indebtedness.”

Subject to the limits that are contained in certain of the documents governing our indebtedness, we may be able to incur substantial additional debt from time to time to finance working capital, capital expenditures, investments or acquisitions, or for other purposes. If we do so, the risks related to our high level of debt could intensify. Specifically, our high level of debt could have important consequences, including the following:

•	making it more difficult for us to satisfy our obligations with respect to the exchange notes and our other debt;

•	limiting our ability to obtain additional financing to fund future working capital, capital expenditures, acquisitions or other general corporate requirements;

•

requiring a substantial portion of our cash flows to be dedicated to debt service payments instead of other purposes, thereby reducing the amount of cash flows available for working capital, capital expenditures, acquisitions and other general corporate purposes;

•	increasing our vulnerability to general adverse economic and industry conditions;

•	exposing us to the risk of increased interest rates as certain of our borrowings are at variable rates of interest;

•	limiting our flexibility in planning for and reacting to changes in the industry in which we compete;

•	inhibiting our ability to pay fees and invest resources to maintain or expand our portfolio of intellectual property assets or to comply with license terms concerning intellectual property assets;

•	placing us at a disadvantage compared to other less leveraged competitors; and

•	increasing our cost of borrowing.

Certain of the documents governing our indebtedness contain financial and other restrictive covenants that limit our ability to engage in activities that may be in our long-term best interests. Our failure to comply with those covenants could result in an event of default which, if not cured or waived, could result in the acceleration of all of our debt. In addition, our indirect parent company, EB Sports, has entered into a new senior secured credit agreement, or the New Holdco Facility, with Wachovia Bank, N.A. and the existing lenders under its previous senior unsecured credit agreement, pursuant to which it has borrowed $108.3 million. Neither our Company nor any of our subsidiaries have guaranteed or are otherwise obligated to repay such indebtedness or any interest that accrues thereon. However, given that EB Sports controls RGB, our direct parent, EB Sports has the ability, subject to the terms of the ABL Facility and any other agreements which limit our ability to declare and pay dividends, to obtain money from us and our subsidiaries to fund its obligations under such loan. Borrowings under the New Holdco Facility are secured by a pledge of all capital stock of RBG and our Company.

Despite current indebtedness levels, we may still be able to incur substantially more debt. This could further exacerbate the risks associated with our substantial leverage.

We may be able to incur significant additional indebtedness in the future. Although certain of the documents governing our indebtedness contain restrictions on the incurrence of additional indebtedness, these restrictions are subject to a number of qualifications and exceptions and the additional indebtedness incurred in compliance with the documents governing our indebtedness could be substantial. These restrictions do not prevent us from incurring obligations that do not constitute indebtedness under the terms of the documents governing our indebtedness. In addition, the ABL Facility provided for unused commitments of approximately $120.0 million as of January 2, 2010. Furthermore, subject to availability under a borrowing base and certain other conditions, we may increase our borrowing availability under the ABL Facility by up to an additional $50.0 million. To the extent new debt is added to our and our subsidiaries’ current debt levels, the substantial leverage risks described above would increase.

The terms of certain of the documents governing our indebtedness, may restrict our current and future operations, particularly our ability to respond to changes or to take certain actions.

Certain of the documents governing our indebtedness contain a number of restrictive covenants that impose significant operating and financial restrictions on us and may limit our ability to engage in activities that may be in our long-term best interests, including, among other things, restrictions in the ABL Facility and the other documents governing our indebtedness on our ability to:

•	incur additional indebtedness and issue capital stock;

•	pay dividends or make other distributions or repurchase or redeem our capital stock;

•	make certain loans and investments;

•	enter into sale and leaseback transactions;

•	transfer or sell assets;

•	incur certain liens;

•	enter into transactions with affiliates;

•	alter the businesses we conduct;

•	enter into agreements restricting our subsidiaries’ ability to pay dividends; and

•	consolidate, merge or sell all or substantially all of our assets.

Under the ABL Facility, there are limitations on our ability to incur the full $250.0 million of commitments. Our availability is limited to the lesser of a borrowing base and $250.0 million (and, in the case of the Canadian borrowers, the lesser of a Canadian based borrowing base and the size of the Canadian sub-facility). The borrowing base for our and our Canadian borrowers is and will be calculated on a monthly (or more frequent under certain circumstances) valuation of our inventory, accounts receivable and certain cash balances. As a result, our access to credit under the ABL Facility will potentially be subject to significant fluctuation, depending on the value of the applicable borrowing base eligible assets as of any measurement date. In addition, if our excess gross availability falls below a specified percentage of our gross borrowing base, we will be required to satisfy and maintain on a monthly basis, a minimum fixed charge coverage ratio test. Our ability to meet the required minimum fixed charge coverage ratio can be affected by events beyond our control, and we cannot assure you that we will meet this ratio. Moreover, the ABL Facility provides the administrative agent considerable discretion to impose reserves or availability blocks, which could materially impair the amount of borrowings that would otherwise be available to us and the Canadian borrowers. There can be no assurance that the administrative agent under the ABL Facility will not impose such actions during the term of the ABL Facility and further, was it to do so, the resulting impact of this action could materially and adversely impair our ability to make interest payments on the exchange notes. The inability to borrow under the ABL Facility may adversely affect our and our Canadian subsidiaries’ liquidity, financial position and results of operations. As of January 2, 2010, our borrowing capacity under the ABL Facility was approximately $120.0 million, after giving effect to outstanding borrowings of $70.0 million, other customary reserves and $3.4 million of outstanding letters of credit. Because the borrowing capacity under the ABL Facility depends, in part, on inventory and accounts receivable which fluctuate from time to time, such amount may not reflect actual borrowing capacity.

A breach of the covenants under certain of the documents governing our indebtedness could result in an event of default under the applicable documents governing our indebtedness. Such default may allow the creditors to accelerate the related debt and may result in the acceleration of any other debt to which a cross-acceleration or cross-default provision applies. In addition, an event of default under the ABL Facility would permit the lenders under the ABL Facility to terminate all commitments to extend further credit under that facility. Furthermore, if we were unable to repay the amounts due and payable under the ABL Facility, those lenders could proceed against the collateral granted to them to secure that indebtedness. In the event our lenders or noteholders accelerate the repayment of our borrowings, we cannot assure that we and our subsidiaries would have sufficient assets to repay such indebtedness. As a result of these restrictions, we may be:

•	limited in how we conduct our business;

•	unable to raise additional debt or equity financing to operate during general economic or business downturns; or

•	unable to compete effectively or to take advantage of new business opportunities.

These restrictions may affect our ability to grow in accordance with our plans.

Our variable rate indebtedness will subject us to interest rate risk, which could cause our indebtedness service obligations to increase significantly.

Borrowings under the ABL Facility are at variable rates of interest and expose us to interest rate risk. If interest rates increase, our debt service obligations on the variable rate indebtedness would increase even though the amount borrowed remained the same, and our net income and cash flows, including cash available for servicing our indebtedness, would correspondingly decrease.

We may not be able to generate sufficient cash to service all of our indebtedness and may be forced to take other actions to satisfy our obligations under our indebtedness, which may not be successful.

Our ability to make scheduled payments on or to refinance our debt obligations depends on our financial condition and operating performance, which are subject to prevailing economic and competitive conditions and to certain financial, business and other factors beyond our control. We may be unable to maintain a level of cash flows from operating activities sufficient to permit us to pay the principal, premium, if any, and interest on our indebtedness.

If our cash flows and capital resources are insufficient to fund our debt service obligations, we could face substantial liquidity problems and could be forced to reduce or delay investments and capital expenditures or to dispose of material assets or operations, seek additional debt or equity capital or restructure or refinance our indebtedness. We may not be able to effect any such alternative measures, if necessary, on commercially reasonable terms or at all and, even if successful, such alternative actions may not allow us to meet our scheduled debt service obligations. Certain of the documents governing our indebtedness restrict our ability to dispose of assets and use the proceeds from any such dispositions and also restrict our ability to raise debt or equity capital to be used to repay other indebtedness when it becomes due. We may not be able to consummate those dispositions or to obtain proceeds in an amount sufficient to meet any debt service obligations then due. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources.”

In addition, we hold a substantial portion of our assets and conduct substantially all of our operations through our subsidiaries, certain of which are not guarantors of our indebtedness. Accordingly, repayment of our indebtedness is dependent on the generation of cash flow by our subsidiaries and their ability to make such cash available to us, by dividend, debt repayment or otherwise. Unless they are guarantors of our indebtedness, our subsidiaries do not have any obligation to pay amounts due under our indebtedness or to make funds available for that purpose. Our subsidiaries may not be able to, or may not be permitted to, make distributions to enable us to make payments in respect of our indebtedness. Each subsidiary is a distinct legal entity and, under certain circumstances, legal and contractual restrictions may limit our ability to obtain cash from our subsidiaries. While the agreements governing certain of our existing indebtedness limit the ability of certain of our subsidiaries to incur consensual restrictions on their ability to pay dividends or make other intercompany payments to us, these limitations are subject to certain qualifications and exceptions. In the event that we do not receive distributions from our subsidiaries, we may be unable to make required principal and interest payments on our indebtedness.

Our inability to generate sufficient cash flows to satisfy our debt obligations, or to refinance our indebtedness on commercially reasonable terms or at all, would materially and adversely affect our financial position and results of operations and our ability to satisfy our obligations under the exchange notes.

If we cannot make scheduled payments on our debt, we will be in default and, as a result, holders of any of our debt could declare all outstanding principal and interest to be due and payable, the lenders under the ABL Facility could terminate their commitments to loan money, our secured lenders could foreclose against the assets securing such borrowings and we could be forced into bankruptcy or liquidation, in each case, which could result in you losing your investment.

In addition to our obligations on our indebtedness discussed above, we expect to make distributions to EB Sports to fund cash payments under the New Holdco Facility. On December 3, 2009, EB Sports refinanced its senior unsecured credit agreement, or the Previous Holdco Facility, with Wachovia Investment Holdings, LLC and the lenders named therein, pursuant to which EB Sports had borrowed $175.0 million, through a new senior secured credit agreement with Wachovia Bank, N.A. and the existing lenders under the Previous Holdco Facility, the New Holdco Facility, with Wachovia Investment Holdings, LLC and the existing lenders under the Previous Holdco Facility and an equity investment from Fenway Easton-Bell Sports Holding, LLC and Fenway Partners Capital Fund III, L.P., or together the Fenway Investors, each an affiliate of Fenway Partners, LLC, and certain existing investors and their affiliates. As of January 2, 2010, the principal amount of loans issued under the New

Holdco Facility was approximately $108.3 million, plus accrued and unpaid interest. EB Sports depends on us and our subsidiaries, who conduct the operations of the business, for dividends and other payments to generate the funds necessary to meet its financial obligations, including payments of principal and interest on the New Holdco Facility.

The New Holdco Facility is secured by a pledge of all of the capital stock of RBG and Easton-Bell. The New Holdco Facility is guaranteed by RBG and any subsidiary of EB Sports that in the future guarantees other indebtedness of EB Sports or RBG. Borrowings under the New Holdco Facility through May 1, 2012 will bear interest at 11.5% per annum and EB Sports may elect to pay interest in cash or defer interest by adding it to the aggregate amount of principal due under the loan. Interest after May 1, 2012 will be paid in cash; provided, that if prior to maturity EB Sports does not have sufficient cash on hand and we are either prohibited from distributing sufficient cash to EB Sports to make such interest payments or we do not have sufficient liquidity (in the reasonable determination of our management) to permit us to distribute cash in an amount sufficient to allow such payment, then EB Sports will pay cash to the extent it is able to do so using cash on hand after giving effect to permitted and available distributions, and the remainder of the interest due shall be added to the principal amount of the loan at a rate of 13.5% per annum for the then ending interest period.

Certain of the documents governing our indebtedness restrict us and certain of our subsidiaries from, in each case, paying dividends or otherwise transferring assets to EB Sports. Such restrictions include, among others, prohibitions on payment of dividends in the event of default and limitations on the amount of dividends and other restricted payments to our parent entities, although certain of the documents, include exceptions to permit the payment of dividends and other distributions to service interest and refinance principal under the New Holdco Facility, provided that certain financial conditions have been satisfied. In addition, legal and contractual restrictions in agreements governing current and future indebtedness, as well as the financial condition and operating requirements of EB Sports’ subsidiaries, currently limit and may in the future limit EB Sports’ ability to obtain cash from us. Our earnings or available assets may not be sufficient to meet our payment obligations under the New Holdco Facility.

Our ability to make restricted payments (including payments to EB Sports to service its obligations) is limited by the terms of certain of the documents governing our indebtedness. Delaware law also requires that we be solvent both at the time, and immediately following, a restricted payment to EB Sports. Because EB Sports will rely on dividends from us to fund all cash payments under the New Holdco Facility, in the event that such restrictions prevent us from paying such a dividend, EB Sports would be unable to make payments which would result in an event of default under the New Holdco Facility.

If EB Sports is unable to pay borrowings under the New Holdco Facility, when due at maturity, an event of default will occur, which would permit the lenders to enforce their rights under the pledge agreement entered into in connection with the New Holdco Facility. If the lenders were to foreclose on collateral or exercise voting rights with respect to the pledged stock under the pledge agreement this would also result in a change of control under the terms of certain of the documents governing our indebtedness, which would require us to repay all loans outstanding under certain of the documents governing our indebtedness and/or to offer to repurchase all of the exchange notes.

The exchange notes will be effectively subordinated to our and our subsidiary guarantors’ indebtedness under the ABL Facility and our other secured indebtedness to the extent of the value of the property securing such indebtedness on a basis senior to the exchange notes.

The exchange notes and the guarantees will be effectively subordinated to our and our subsidiary guarantors’ indebtedness under the ABL Facility with respect to the assets that secure the indebtedness under the ABL Facility on a first-priority basis. The effect of this subordination is that upon a default in payment on, or the acceleration of, any indebtedness under the ABL Facility or other indebtedness secured by such assets on a first-priority basis, or in the event of bankruptcy, insolvency, liquidation, dissolution, reorganization or similar proceeding of us or any of the subsidiary guarantors of the ABL Facility or of such other secured debt, the proceeds from the sale of assets securing the ABL Facility and/or such other secured indebtedness on a first-priority basis will be available to pay obligations on the exchange notes only after all indebtedness under the ABL Facility and such other secured debt has been paid in full.

The exchange notes will be structurally subordinated to all indebtedness of those of our existing or future subsidiaries that are not, or do not become, guarantors of the exchange notes.

The exchange notes will be guaranteed by each of our existing and subsequently acquired or organized domestic subsidiaries that guarantee the ABL Facility or that, in the future, guarantee other debt issued by our Company or the subsidiary guarantors of the exchange notes. Except for such subsidiary guarantors of the exchange notes, our subsidiaries, including all of our non-domestic subsidiaries, will have no obligation, contingent or otherwise, to pay amounts due under the exchange notes or to make any funds available to pay those amounts, whether by dividend, distribution, loan or other payment. The exchange notes will be structurally subordinated to all indebtedness and other obligations of any non-guarantor subsidiary such that, in the event of insolvency, liquidation, reorganization, dissolution or other winding up of any subsidiary that is not a guarantor, all of such subsidiary’s creditors (including trade creditors and preferred stockholders, if any) would be entitled to payment in full out of such subsidiary’s assets before we would be entitled to any payment.

In addition, the indenture governing the exchange notes, subject to some limitations, will permit these subsidiaries to incur additional indebtedness and does not contain any limitation on the amount of other liabilities, such as trade payables, that may be incurred by these subsidiaries.

For the twelve months ended January 2, 2010, our non-guarantor subsidiaries represented approximately 11.2% of our net sales and 9.4% of operating income. As of January 2, 2010, our non-guarantor subsidiaries represented $114.8 million of our assets and had $49.8 million of total liabilities, including debt and trade payables.

In addition, our subsidiaries that provide guarantees of the exchange notes will be automatically released from such guarantees upon the occurrence of certain events, including the following:

•	the designation of such subsidiary guarantor as an unrestricted subsidiary;

•	the release or discharge of all guarantees or indebtedness that resulted in the creation of the guarantee of the exchange notes by such subsidiary guarantor; or

•	the sale or other disposition, including the sale of substantially all the assets, of such subsidiary guarantor.

If any such subsidiary guarantee is released, no holder of the exchange notes will have a claim as a creditor against any such subsidiary and the indebtedness and other liabilities, including trade payables and preferred stock, if any, whether secured or unsecured, of such subsidiary will be effectively senior to the claim of any holders of the exchange notes.

Because each guarantor’s liability under its guarantees may be reduced to zero, avoided or released under certain circumstances, you may not receive any payments from some or all of the guarantors.

The exchange notes will have the benefit of the guarantees of the guarantors. However, the guarantees by the guarantors will be limited to the maximum amount that the guarantors are permitted to guarantee under applicable law. As a result, a guarantor’s liability under its guarantee could be reduced to zero, depending upon the amount of other obligations of such guarantor. Further, under certain circumstances, a court under federal and state fraudulent conveyance and transfer statutes could void the obligations under a guarantee or further subordinate it to all other obligations of the guarantor. In addition, you will lose the benefit of a particular guarantee if it is released under certain circumstances.

The value of the collateral in the event of liquidation will depend on market and economic conditions, the availability of buyers and other factors. Consequently, liquidating the collateral securing the exchange notes may not produce proceeds in an amount sufficient to pay any amounts due on the exchange notes.

A portion of the collateral securing the exchange notes will be subject to first-priority liens in favor of the lenders under the ABL Facility. As a result, upon any distribution to our creditors, liquidation, reorganization or similar proceedings, or following acceleration of our indebtedness or an event of default under our indebtedness, the lenders under the ABL Facility will be entitled to be repaid in full from the proceeds of the assets securing the ABL Facility on a first-priority basis before any payment is made to you from the proceeds of that collateral. In addition, the terms of the indenture relating to the exchange notes will permit the incurrence of additional debt that may be secured by these or other assets on a first-priority basis. The incurrence of such debt would dilute the value of the liens on such collateral securing the exchange notes.

As of January 2, 2010, the book values of the real estate, intellectual property, customer relationships and plant and equipment assets included in the first-priority collateral were $0.1 million, $256.7 million, $28.3 million and $45.6 million, respectively. The fair market value of the collateral that will secure the exchange notes is subject to fluctuations based on factors that include, among others, the condition of the markets for various forms of collateral, the ability to sell the collateral in an orderly sale, general economic conditions, the availability of buyers and similar factors. The amount to be received upon a sale of the collateral would be dependent on numerous factors, including but not limited to the actual fair market value of the collateral at such time and the timing and the manner of the sale. By their nature, portions of the collateral may be illiquid and may have no readily ascertainable market value. Likewise, we cannot assure holders of the exchange notes that the collateral will be saleable or, if saleable, that there will not be substantial delays in their liquidation. To the extent that liens, rights and easements granted to third parties encumber assets located on property owned by us or constitute subordinate liens on the collateral, those third parties may have or may exercise rights and remedies with respect to the property subject to such encumbrances (including rights to require marshalling of assets) that could adversely affect the value of the collateral located at that site and the ability of the collateral agent to realize or foreclose on the collateral at that site. In the event of a foreclosure, liquidation, bankruptcy or similar proceeding, we cannot assure you that the proceeds from any sale or liquidation of the collateral will be sufficient to pay our obligations under the exchange notes. In addition, the asset sale covenant (including the definition of asset sale) in the indenture that will govern the exchange notes, has a number of significant exceptions pursuant to which we may be able to sell assets that will secure the exchange notes without being required to reinvest the proceeds of such sale into assets that will comprise collateral securing the exchange notes or to make an offer to the holders of the exchange notes to repurchase the exchange notes.

In the event of a bankruptcy of us or any of the guarantors, holders of the exchange notes may be deemed to have an unsecured claim to the extent that our obligations in respect of the exchange notes exceed the fair market value of the collateral securing the exchange notes.

In any bankruptcy proceeding with respect to us or any of the guarantors, it is possible that the bankruptcy trustee, the debtor-in-possession or competing creditors will assert that the fair market value of the collateral with respect to the exchange notes on the date of the bankruptcy filing was less than the then-current principal amount of the exchange notes. Upon a finding by the bankruptcy court that the exchange notes are under-collateralized, the claims in the bankruptcy proceeding with respect to the exchange notes would be bifurcated between a secured claim and an unsecured claim, and the unsecured claim would not be entitled to the benefits of security in the collateral. Other consequences of a finding of under-collateralization would be, among other things, a lack of entitlement on the part of the exchange notes to receive post-petition interest and a lack of entitlement on the part of the unsecured portion of the exchange notes to receive other “adequate protection” under federal bankruptcy laws. In addition, if any payments of post-petition interest had been made at the time of such a finding of under-collateralization, those payments could be recharacterized by the bankruptcy court as a reduction of the principal amount of the secured claim with respect to the exchange notes.

The collateral that will secure the exchange notes may be diluted under certain circumstances.

The collateral that will secure the exchange notes also secures our obligations under the ABL Facility. This collateral may also secure additional senior indebtedness, including additional notes, that we incur in the future, subject to restrictions on our ability to incur debt and liens under certain of the documents governing our indebtedness. Your rights to the collateral would be diluted by any increase in the indebtedness secured by this collateral.

The rights of holders of the exchange notes to the collateral securing the ABL Facility, in which such holders have a second-priority lien, are materially limited by the intercreditor agreement.

The rights of the holders of the exchange notes with respect to the collateral securing the ABL Facility, which will secure the exchange notes on a second-priority basis, are limited pursuant to the terms of an intercreditor agreement with the lenders under the ABL Facility.

Under the intercreditor agreement, any actions that may be taken in respect of that collateral (including the ability to commence enforcement proceedings against that collateral and to control the conduct of such proceedings, and to approve amendments to, releases of that collateral from the lien of, and waivers of past defaults under, the collateral documents) will be at the direction of the lenders under the ABL Facility. Under those circumstances, the collateral agent on behalf of the holders of the exchange notes, with limited exceptions, will not have the ability to control or direct such actions, even if the rights of the holders of the exchange notes are adversely affected. Any release by the lenders under the ABL Facility of their collateral that secures the ABL Facility (other than a termination of the ABL Facility or a release of all the collateral securing the ABL Facility) on a first-priority basis will also release the second-priority lien that will secure the exchange notes on the same collateral (subject to the interest of the holders of the exchange notes in the proceeds of that collateral), and holders of the exchange notes will have no control over such release. In addition, because the holders of the indebtedness secured by first-priority liens control the disposition of such collateral, such holders could decide not to proceed against such collateral, regardless of whether there is a default under the documents governing such indebtedness or under the indenture that will govern the exchange notes. In such event, the only remedy available to the holders of the exchange notes would be recourse to collateral for the exchange notes which will be secured on a first-priority basis and to sue for payment on the exchange notes and the related guarantees. In addition, the intercreditor agreement gives the holders of first-priority liens on the collateral securing the ABL Facility the right to access and use such collateral that will secure the exchange notes on a first lien basis to allow those holders to protect such collateral and to process, store and dispose of the collateral securing the ABL Facility.

The waiver in the intercreditor agreement of rights of marshaling may adversely affect the recovery rates of holders of the exchange notes in a bankruptcy or foreclosure scenario.

The exchange notes and the guarantees will be secured on a second-priority lien basis by the collateral securing the ABL Facility. The intercreditor agreement provides that, at any time holders of the exchange notes hold a second-priority lien on the collateral where a first-priority lien on such collateral exists, the trustee under the indenture that will govern the exchange notes and the exchange notes collateral agent may not assert or enforce any right of marshaling accorded to a junior lienholder, as against the holders of such indebtedness secured by first-priority liens in the collateral securing the ABL Facility. Without this waiver of the right of marshaling, holders of such indebtedness secured by first-priority liens in the collateral securing the ABL Facility would likely be required to liquidate collateral on which the exchange notes did not have a lien, if any, prior to liquidating the collateral, thereby maximizing the proceeds of the collateral that would be available to repay our obligations under the exchange notes. As a result of this waiver, the proceeds of sales of the collateral securing the ABL Facility could be applied to repay any indebtedness secured by first-priority liens in the collateral securing the ABL Facility before applying proceeds of other collateral securing indebtedness, and the holders of exchange notes may recover less than they would have if such proceeds were applied in the order most favorable to the holders of the exchange notes.

Certain assets will be excluded from the collateral securing the exchange notes.

Certain assets will be excluded from the collateral securing the exchange notes including, among other things, any assets held by foreign subsidiaries, any assets in real property other than fee interests (including leaseholds), as well as other typical exclusions, such as capital stock of non-wholly owned subsidiaries if the pledge of such capital stock would violate a contractual obligation, letters of credit for identified purposes or a contract or license if the grant of a lien would violate a contract, license or agreement. In addition, the collateral will not include any capital stock of a subsidiary to the extent that the pledge of such capital stock results in our being required to file separate financial statements of such subsidiary with the SEC, and any such capital stock that triggers such a requirement to file financial statements of such subsidiary with the SEC would be automatically released from the collateral. However, the liens on such capital stock will continue to secure obligations under the ABL Facility. Further, the collateral will not include a pledge of our capital stock, which is pledged as collateral under the New Holdco Facility.

Your rights in the collateral may be adversely affected by the failure to perfect security interests in certain collateral acquired in the future.

Applicable law requires that certain property and rights acquired after the grant of a general security interest, such as rights in real property, can only be perfected at the time such property and rights are acquired and identified. Likewise, any rights acquired in a pending, unpublished intellectual property application may be unrecordable until after the application, or resulting registration, is published. There can be no assurance that the trustee or the collateral agent will monitor, or that we will inform the trustee or the collateral agent of, the future acquisition of property and rights that constitute collateral, and that the necessary action will be taken to properly perfect the security interest in such after-acquired collateral. The collateral agent for the exchange notes will have no obligation to monitor the acquisition of additional property or rights that constitute collateral or the perfection of any security interest in favor of the exchange notes against third parties. Failure to perfect any such security interest could result in the loss of such security interest or the priority of the security interest in favor of the exchange notes against third parties.

Rights of holders of the exchange notes in the collateral may be adversely affected by the failure to create or perfect security interests in certain collateral on a timely basis, and a failure to create or perfect such security interests on a timely basis or at all may result in a default under the indenture and other agreements governing the exchange notes.

The exchange notes and the guarantees will be secured by first-priority liens, subject to permitted liens, on certain of our and the subsidiary guarantors’ principal United States assets, other than assets pledged under the ABL Facility which will secure the exchange notes and the subsidiary guarantees on a second-priority basis.

If we, or any subsidiary guarantor, were to become subject to a bankruptcy proceeding, any liens recorded or perfected after the issue date would face a greater risk of being invalidated than if they had been recorded or perfected on the issue date. Liens recorded or perfected after the issue date may be treated under bankruptcy law as if they were delivered to secure previously existing indebtedness. In bankruptcy proceedings commenced within 90 days of lien perfection, a lien given to secure previously existing debt is materially more likely to be avoided as a preference by the bankruptcy court than if delivered and promptly recorded on the issue date. Accordingly, if we or a subsidiary guarantor were to file for bankruptcy protection after the issue date of the exchange notes and the liens had been perfected less than 90 days before commencement of such bankruptcy proceeding, or not yet perfected at all, the liens securing the exchange notes may be especially subject to challenge as a result of having not been perfected before the issue date. To the extent that such challenge succeeded, you would lose the benefit of the security that the collateral was intended to provide.

Additionally, a failure, for any reason that is not permitted or contemplated under the security agreement and related documents, to perfect the security interest in the properties included in the collateral package may result in a default under the indenture and other agreements that will govern the exchange notes.

There are circumstances other than repayment or discharge of the exchange notes under which the collateral that will secure the exchange notes and guarantees will be released automatically, without your consent or the consent of the trustee.

Under various circumstances, the collateral that will secure the exchange notes will be released automatically, including:

•	a sale, transfer or other disposal of such collateral in a transaction not prohibited under the indenture;

•	with respect to collateral held by a guarantor, upon the release of such guarantor from its guarantee;

•	with respect to collateral that is capital stock, upon the dissolution of the issuer of such capital stock in accordance with the indenture; and

•

with respect to collateral that secures the ABL Facility on a first-priority basis, upon any release, sale or disposition (other than in connection with a cancellation or termination of the ABL Facility) of such collateral pursuant to the terms of the ABL Facility resulting in the release of the lien on such collateral securing the ABL Facility.

In addition, the guarantee of a subsidiary guarantor will be automatically released in connection with a sale of such subsidiary guarantor in a transaction permitted under the indenture.

The indenture that will govern the exchange notes will also permit us to designate one or more of our restricted subsidiaries that will be a guarantor of the exchange notes as an unrestricted subsidiary. If we designate a subsidiary guarantor as an unrestricted subsidiary for purposes of the indenture that will govern the exchange notes, all of the liens on any collateral owned by such subsidiary or any of its subsidiaries and any guarantees of the exchange notes by such subsidiary or any of its subsidiaries will be released under the indenture but not necessarily under the ABL Facility. Designation of an unrestricted subsidiary will reduce the aggregate value of the collateral securing the exchange notes to the extent that liens on the assets of the unrestricted subsidiary and its subsidiaries are released. In addition, the creditors of the unrestricted subsidiary and its subsidiaries will have a senior claim on the assets of such unrestricted subsidiary and its subsidiaries.

The collateral securing the exchange notes will be subject to casualty risks and potential environmental liabilities.

We intend to maintain insurance or otherwise insure against hazards in a manner appropriate and customary for our business. There are, however, certain losses that may be either uninsurable or not economically insurable, in whole or in part. For example, we cannot assure that we will obtain or maintain insurance against potential losses related to our intellectual property assets. Insurance proceeds may not compensate us fully for our losses. If there is a complete or partial loss of any of the pledged collateral, the insurance proceeds may not be sufficient to satisfy all of the secured obligations.

Moreover, the collateral agent for the exchange notes may need to evaluate the impact of potential liabilities before determining to foreclose on collateral consisting of real property because secured creditors that hold a security interest in real property may be held liable under environmental laws for the costs of remediating or preventing the release or threatened release of hazardous substances at such real property. Consequently, the collateral agent may decline to foreclose on such collateral or exercise remedies available in respect thereof if it does not receive indemnification to its satisfaction from the holders of the exchange notes.

We may not be able to repurchase the exchange notes upon a change of control.

Upon the occurrence of specific kinds of change of control events, we will be required to offer to repurchase all of the exchange notes at 101% of their principal amount, plus accrued and unpaid interest to the purchase date. Additionally, under the ABL Facility, a change of control (as defined therein) constitutes an event of default that permits the lenders to accelerate the maturity of borrowings under that agreement and the commitments to lend will terminate. The source of funds for any purchase of the exchange notes and repayment of our other credit facilities will be our available cash or cash generated from our subsidiaries’ operations or other sources, including borrowings, sales of assets or sales of equity. We may not be able to repurchase the exchange notes upon a change of control because we may not have sufficient financial resources to purchase all of the debt securities that are tendered upon a change of control and to repay our other indebtedness that will become due. We may require additional financing from third parties to fund any such purchases, and we cannot assure you that we would be able to obtain financing on satisfactory terms or at all. Further, our ability to repurchase the exchange notes may be limited by law. In order to avoid the obligations to repurchase the exchange notes and events of default and potential breaches of the credit agreement governing the ABL Facility, we may have to avoid certain change of control transactions that would otherwise be beneficial to our Company.

In addition, certain important corporate events, such as leveraged recapitalizations, may not, under the indenture that will govern the exchange notes, constitute a “change of control” that would require us to repurchase the exchange notes, notwithstanding the fact that such corporate events could increase the level of our indebtedness or otherwise adversely affect our capital structure, credit ratings or the value of the exchange notes.

In addition, in a recent decision, the Chancery Court of Delaware raised the possibility that a change of control put right occurring as a result of a failure to have “continuing directors” comprising a majority of a board of directors might be unenforceable on public policy grounds.

Holders of the exchange notes may not be able to determine when a change of control giving rise to their right to have the exchange notes repurchased has occurred following a sale of “substantially all” of our assets.

The definition of change of control in the indenture that will govern the exchange notes includes a phrase relating to the sale of “all or substantially all” of our assets. There is no precise established definition of the phrase “substantially all” under applicable law. Accordingly, the ability of a holder of exchange notes to require us to repurchase its exchange notes as a result of a sale of less than all our assets to another person may be uncertain.

In the event of our bankruptcy, the ability of the holders of the exchange notes to realize upon the collateral will be subject to certain bankruptcy law limitations.

The ability of holders of the exchange notes to realize upon the collateral are subject to certain bankruptcy law limitations in the event of our bankruptcy. Under applicable federal bankruptcy laws, upon the commencement of a bankruptcy case, an automatic stay goes into effect which, among other things, stays:

•

the commencement or continuation of any action or proceeding against the debtor that was or could have been commenced before the commencement of the bankruptcy case to recover a claim against the debtor that arose before the commencement of the bankruptcy case;

•	any act to obtain possession of, or control over, property of the bankruptcy estate or the debtor;

•	any act to create, perfect or enforce any lien against property of the bankruptcy estate; and

•	any act to collect or recover a claim against the debtor that arose before the commencement of the bankruptcy case.

Thus, upon the commencement of a bankruptcy case, secured creditors are prohibited from, among other things, repossessing their collateral from a debtor, or from disposing of such collateral repossessed from such a debtor, without bankruptcy court approval. Moreover, applicable federal bankruptcy laws generally permit the debtor to continue to use, sell or lease collateral in the ordinary course of its business even though the debtor is in default under the applicable debt instruments. Upon request from a secured creditor, the bankruptcy court will prohibit or condition such use, sale or lease of collateral as is necessary to provide “adequate protection” of the secured creditor’s interest in the collateral. The meaning of the term “adequate protection” may vary according to the circumstances, but is intended generally to protect the value of the secured creditor’s interest in the collateral at the commencement of the bankruptcy case and may include cash payments or the granting of additional security, if and at such times as the court in its discretion determines any diminution in the value of the collateral occurs as a result of the debtor’s use, sale or lease of the collateral during the pendency of the bankruptcy case. In view of the lack of a precise definition of the term “adequate protection” and the broad discretionary powers of a United States bankruptcy court, we cannot predict whether payments under the exchange notes would be made following commencement of and during a bankruptcy case, whether or when the trustee or collateral agent under the indenture for the exchange notes could foreclose upon or sell the collateral or whether or to what extent holders of exchange notes would be compensated for any delay in payment or loss of value as a result of the use, sale or lease of their collateral through the requirement of “adequate protection.” A creditor may seek relief from the stay from the bankruptcy court to take any of the acts described above that would otherwise be prohibited by the automatic stay. The United States bankruptcy court has broad discretionary powers in determining whether to grant a creditor relief from the stay.

The value of the collateral that will secure the exchange notes may not be sufficient to secure post-petition interest.

In the event of a bankruptcy, liquidation, dissolution, reorganization or similar proceeding against us, holders of the exchange notes will only be entitled to post-petition interest under the bankruptcy code to the extent that the value of their security interest in the collateral is greater than their pre-bankruptcy claim. Holders of the exchange notes that have a security interest in the collateral with a value equal or less than their pre-bankruptcy claim will not be entitled to post-petition interest under the bankruptcy code. No appraisal of the fair market value of the collateral has been prepared in connection with this offering and we therefore cannot assure you that the value of the holders’ interest in the collateral equals or exceeds the principal amount of the exchange notes.

The interests of our sponsors may conflict with yours.

An investor group led by Fenway Partners Capital Fund II, L.P. (investing through Fenway Easton-Bell Sports Holding, LLC) and Fenway Partners Capital Fund III, L.P., each an affiliate of Fenway Partners, LLC, owns a majority of our Parent’s outstanding equity interests. As a result, these investors are in a position to control all matters affecting us, including decisions made by our board of directors, such as the appointment of members of our management and the approval of mergers or sales of substantially all of our assets. The Fenway Investors’ interests in exercising control over our business may conflict with your interests as a holder of the exchange notes.

Federal and state fraudulent transfer laws may permit a court to void the exchange notes, the guarantees and/or the grant of collateral and, if that occurs, you may not receive any payments on the exchange notes.

Federal and state fraudulent transfer and conveyance statutes may apply to the issuance of the exchange notes and the incurrence of the guarantees of such exchange notes. Under federal bankruptcy law and comparable provisions of state fraudulent transfer or conveyance laws, which may vary from state to state, the exchange notes or the guarantees thereof (or the grant of collateral securing any such obligations) could be voided as a fraudulent transfer or conveyance if we or any of the guarantors, as applicable, (a) issued the exchange notes or incurred the guarantees with the intent of hindering, delaying or defrauding creditors, or (b) received less than reasonably equivalent value or fair consideration in return for either issuing the exchange notes or incurring the guarantees and, in the case of (b) only, one of the following is also true at the time thereof:

•	we or any of the guarantors, as applicable, were insolvent or rendered insolvent by reason of the issuance of the exchange notes or the incurrence of the guarantees;

•	the issuance of the exchange notes or the incurrence of the guarantees left us or any of the guarantors, as applicable, with an unreasonably small amount of capital or assets to carry on the business;

•	we or any of the guarantors intended to, or believed that we or such guarantor would, incur debts beyond our or such guarantor’s ability to pay as they mature; or

•

we or any of the guarantors were a defendant in an action for money damages, or had a judgment for money damages docketed against us or such guarantor if, in either case, after final judgment, the judgment is unsatisfied.

As a general matter, value is given for a transfer or an obligation if, in exchange for the transfer or obligation, property is transferred or a valid antecedent debt is secured or satisfied. A court would likely find that a subsidiary guarantor did not receive reasonably equivalent value or fair consideration for its guarantee, to the extent such guarantor did not obtain a reasonably equivalent benefit directly or indirectly from the issuance of the exchange notes.

We cannot be certain as to the standards a court would use to determine whether or not we or the guarantors were insolvent at the relevant time or, regardless of the standard that a court uses, whether the exchange notes or the guarantees would be subordinated to our or any of our guarantors’ other debt. In general, however, a court would deem an entity insolvent if:

•	the sum of its debts, including contingent and unliquidated liabilities, was greater than the fair saleable value of all of its assets;

•

the present fair saleable value of its assets was less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature; or

•	it could not pay its debts as they became due.

If a court were to find that the issuance of the exchange notes, the incurrence of a guarantee or the grant of security was a fraudulent transfer or conveyance, the court could void the payment obligations under the exchange notes or such guarantee or void the grant of collateral or subordinate the exchange notes or such guarantee to presently existing and future indebtedness of ours or of the related guarantor, or require the holders of the exchange notes to repay any amounts received with respect to such guarantee. In the event of a finding that a fraudulent transfer or conveyance occurred, you may not receive any repayment on the exchange notes. Further, the avoidance of the exchange notes could result in an event of default with respect to our and our subsidiaries’ other debt that could result in acceleration of such debt.

Finally, as a court of equity, the bankruptcy court may subordinate the claims in respect of the exchange notes to other claims against us under the principle of equitable subordination, if the court determines that: (i) the holder of exchange notes engaged in some type of inequitable conduct; (ii) such inequitable conduct resulted in injury to our other creditors or conferred an unfair advantage upon the holder of exchange notes; and (iii) equitable subordination is not inconsistent with the provisions of the bankruptcy code.

Your ability to transfer the exchange notes will be limited by the absence of an active trading market and an active trading market may not develop for the exchange notes.

The exchange notes will be new issues of securities for which there will be no established trading market. We do not intend to list the exchange notes on any national securities exchange or include the exchange notes in any automated quotation system. The initial purchasers of the original notes have advised us that they intend to make a market in the exchange notes, as permitted by applicable laws and regulations; however, the initial purchasers are not obligated to make a market in the exchange notes and, if commenced, they may discontinue their market-making activities at any time without notice.

Therefore, an active market for the exchange notes may not develop or be maintained, which would adversely affect the market price and liquidity of the exchange notes. In such case, the holders of the exchange notes may not be able to sell their exchange notes at a particular time or at a favorable price.

Even if an active trading market for the exchange notes does develop, there is no guarantee that it will continue. Historically, and particularly in recent months, the market for non-investment grade debt has been subject to severe disruptions that have caused substantial volatility in the prices of securities similar to the exchange notes. The market, if any, for the exchange notes may experience similar disruptions and any such disruptions may adversely affect the liquidity in such market and/or the prices at which you may sell your exchange notes. In addition, subsequent to their initial issuance, the exchange notes may trade at a discount from their initial offering price, depending upon prevailing interest rates, the market for similar notes, our performance and other factors.

A lowering or withdrawal of the ratings assigned to our debt securities by rating agencies may increase our future borrowing costs and reduce our access to capital.

Our debt currently has a non-investment grade rating, and there can be no assurances that any rating assigned will remain for any given period of time or that a rating will not be lowered or withdrawn entirely by a rating agency if, in that rating agency’s judgment, future circumstances relating to the basis of the rating, such as adverse changes, so warrant. Credit ratings are not recommendations to purchase, hold or sell the exchange notes, and may be revised or withdrawn at any time. Additionally, credit ratings may not reflect the potential effect of risks relating to the structure or marketing of the exchange notes. If any credit rating initially assigned to the exchange notes is subsequently lowered or withdrawn for any reason, you may not be able to resell your exchange notes without a substantial discount.

Economic conditions could adversely affect the profitability of some or all of our businesses.

Recent turmoil in the financial markets has adversely affected economic activity in the United States and other regions of the world in which we do business. Our operations and performance depend significantly on worldwide economic conditions. Many of our products are discretionary items and the purchase of these items may be easily deferrable by consumers should the financial wherewithal of consumers not justify such purchases. Uncertainty about current global economic conditions poses a risk as some consumers and businesses have postponed spending in response to tighter credit, negative financial news and/or declines in income or asset values, which has had a material negative effect on the demand for our products and services. A decrease in the budgets of our institutional customers, such as schools could also lead to decreased spending by such customers on our products which could have a material negative impact on our operations. In the current fiscal year, we have experienced the effect of consumers trading down price points and delaying certain discretionary purchases, which has resulted in retailers reluctance to place orders for inventory in advance of selling seasons. Further, institutional customers have reduced or deferred purchases due to budget constraints. These trends have had and may continue to have a negative impact on our businesses.

Collectability of receivables from our customers may also be adversely affected, causing an increase in aged receivables and/or a reduced collection rate. If we are forced to write off uncollectible accounts as a result, our profitability would be adversely affected. These conditions could also impair the ability of those with whom we do business to satisfy their obligations to us. A sustained decline in economic conditions could further reduce demand for our products, driving down their prices. In addition, the economic downturn could adversely affect the fiscal health of key customers or impair their ability to continue to operate during a recessionary period, which would decrease our revenues unless we are able to replace any lost business. Other factors that could influence demand include increases in fuel and other energy costs, conditions in the residential real estate and mortgage markets, labor and healthcare costs, access to credit, consumer confidence, and other macroeconomic factors affecting consumer spending behavior.

The uncertain worldwide economic environment could cause the reported financial information not to be necessarily indicative of future operating results or of future financial condition. The current economic environment continues to affect our business in a number of direct and indirect ways including: lower net sales from slowing consumer demand for our products; tighter inventory management by retailers; reduced profit margins due to pricing pressures and an unfavorable sales mix due to a higher concentration of sales of mid to lower price point products; changes in currency exchange rates; lack of credit availability, particularly for specialty retailers; and business disruptions due to difficulties experienced by suppliers and customers.

Risks Related to our Business

Recent turmoil in the financial markets could increase our cost of borrowing and impede access to or increase the cost of financing our operations and investments.

United States and global credit and equity markets have recently undergone significant disruption, making it difficult for many businesses to obtain financing on acceptable terms. In addition, equity markets are continuing to experience rapid and wide fluctuations in value. If these conditions continue or worsen, our cost of borrowing may increase and it may be more difficult to obtain financing for our operations or investments. In addition, our borrowing costs can be affected by short and long-term debt ratings assigned by independent rating agencies which are based, in significant part, on our performance as measured by credit metrics such as interest coverage and leverage ratios. A decrease in these ratings could increase our cost of borrowing and/or make it more difficult for us to obtain financing in the future. The disruption in the global financial markets has also impacted some of the financial institutions with which we do business and may impair the ability of banks to honor draws on the ABL Facility. A sustained decline in the financial stability of financial institutions could affect our ability to secure credit-worthy counterparties for our interest rate and foreign currency hedging programs and could affect our ability to settle existing contracts.

There could be a number of other effects from the disruption of the credit markets on our business, including insolvency of key suppliers resulting in product delays; inability of customers, including channel partners, to obtain credit to finance purchases of our products; potential insolvencies of such customers or channel partners; and failure of derivative counterparties and other financial institutions negatively impacting our treasury operations.

Our products face intense competition, and if we cannot compete successfully in our industry, we could lose market share and our business could be adversely affected.

Although we believe that we have no competitors that challenge us across all of our product lines, the markets for our products are highly competitive and we face competition from a number of sources in many of our product lines. Competition is primarily based on brand name recognition, product features, style, quality, price and customer service. Our baseball and softball equipment business has numerous national and international competitors, including Rawlings Sporting Goods, Worth Sports, Wilson Sporting Goods, Louisville Slugger and Mizuno Corp. Our ice hockey equipment business principally competes with Bauer Hockey and Reebok-CCM Hockey. Our football equipment business competes with several companies, including Adams USA, Schutt Sports, Douglas Protective Equipment and Rawlings Sporting Goods and our reconditioning business competes with many regional companies. Our uniform and practice wear business also competes with national businesses such as Adidas, Nike, Russell Athletic and Under Armour. Our cycling helmet, accessories and component business competes with several national and regional competitors, including Dorel Industries, Trek Bicycle Corporation and Specialized Bicycle Components, as well as with several other international companies. In the snowsports helmet market, we compete with several domestic and international brands, including, Boeri, Carrera, Leedom, Marker, Pro-Tec, R.E.D., which is owned by The Burton Corporation, Salomon, which is owned by Amer Sports and Smith. In the powersports helmet market, we compete against such well-known brands as Arai, Shoei, HJC and KBC. Many of these competitors are significantly larger and have greater financial resources than we do.

In order to compete effectively, we must (1) maintain the image of our brands and our reputation for quality and performance in our core markets; (2) be flexible and innovative in responding to changing market demands on the basis of brand image, style, performance and quality; (3) keep pace with rapid changes in marketing strategies; and (4) offer consumers a wide variety of high quality products at competitive prices. The purchasing decisions of consumers are highly subjective and can be influenced by many factors, such as brand image, marketing programs and product design. Several of our competitors enjoy substantial competitive advantages, including greater financial resources for competitive activities, such as sales and marketing and strategic acquisitions. The number of our direct competitors and the intensity of competition may increase as we expand into other product lines or as other companies expand into our product lines. Our ability to expand into other product lines may be inhibited by the risk of infringing intellectual property held by our competitors and, if we hold intellectual property rights in an area that competitors are expanding into, we cannot assure that we will successfully challenge such expansion. Furthermore, our inability to maintain or expand our intellectual property assets may inhibit our ability to comply with license terms concerning intellectual property assets. Our competitors may enter into business combinations or alliances that strengthen their competitive positions or prevent us from taking advantage of such combinations or alliances. Our competitors also may be able to respond more quickly and effectively than we can to new or changing opportunities, standards or consumer preferences. Our results of operations and market position may be adversely impacted by our competitors and the competitive pressures in the apparel, sporting goods and footwear industries.

Increased competition in the markets for our products may cause us to reduce our prices to retailers and customers, which would cause our gross margin to decline if we are unable to offset price reductions with comparable reductions in our product costs. If our gross margin declines, our profitability could decline and we could incur operating losses that we may be unable to fund or sustain for extended periods of time, if at all. We cannot assure you that additional competitors will not enter our existing markets or that we will be able to compete successfully against existing or new competition.

Sales of our products may be adversely affected if we cannot effectively introduce new and innovative products.

The sporting goods industry is subject to constantly and rapidly changing consumer demands based on performance features. Our success depends, in part, on our ability to anticipate, gauge and respond to these changing consumer preferences in a timely manner while preserving the authenticity and quality of our brands. We believe the historical success of our business has been attributable, in part, to the introduction of products, which represent an improvement in performance over products then available in the market. Our future success will depend, in part, upon our continued ability to adapt to new materials, and to develop and introduce innovative products in the sports equipment and accessories markets in which we compete. Our success is also dependent on our ability to prevent competitors from copying our innovative products. We may not be able to obtain intellectual property protection for an innovative product and, even if we do, we cannot assure that we would be successful in challenging a competitor’s attempt to copy that product. Furthermore, successful product designs can be displaced by other product designs introduced by competitors which shift market preferences in their favor. Our competitors may obtain intellectual property protection for superior products that would preclude us from offering the same or similar features. Our competitive position could be particularly harmed if a competitor’s proprietary product feature became the industry standard. If we do not introduce successful new products or our competitors introduce products that are superior to ours, our customers may purchase products from our competitors, which will result in a decrease in our net sales and excess inventory levels, and will adversely affect our business.

As is typical with new products, market acceptance of new designs and products we may introduce is subject to uncertainty. In addition, we generally make decisions regarding product designs significantly in advance of the time when consumer acceptance can be measured. If trends shift away from our products, or if we misjudge the market for our product lines, we may be faced with significant amounts of unsold finished goods inventory or other conditions which could have a material adverse effect on our results of operations.

The failure of new product designs or new product lines to gain market acceptance could also adversely affect our business and the image of our brands. Achieving market acceptance for new products may also require substantial marketing efforts and expenditures to expand consumer demand. These requirements could strain our management, financial and operational resources. If we do not continue to develop innovative products that provide better design and performance attributes than the products of our competitors and that are accepted by consumers, or if our future product lines misjudge consumer demands, we may lose consumer loyalty, which could result in a decline in our revenues and market share.

The value of our brand and sales of our products could be diminished if we, the athletes who use our products or the sport categories in which we compete, are associated with negative publicity.

We sponsor a variety of athletes and feature those athletes in our advertising and marketing materials, and many athletes and teams use our products, including those teams or leagues for which we are an official supplier. Actions taken by athletes, teams or leagues associated with our products that harm the reputations of those athletes, teams or leagues could also harm our brand image and result in a material decrease in our net sales, net income, and cash flows which could have a material adverse effect on our financial condition and liquidity. We may also select athletes who are unable to perform at expected levels or who are not sufficiently marketable, which could also have an adverse effect on our business. If we are unable in the future to secure prominent athletes and arrange athlete endorsements of our products on terms we deem to be reasonable, we may be required to modify our marketing platform and to rely more heavily on other forms of marketing and promotion, which may not prove to be as effective or may result in additional costs. Also, union strikes or lock-outs affecting play could negatively impact the popularity of a sport, which could have a material adverse effect on our net sales of products used in that sport. Furthermore, negative publicity resulting from severe injuries or death occurring in the sports in which our products are used could negatively affect our reputation and result in restrictions or bans on the use of our products. For example, national media recently reported on the results of several scientific studies suggesting that concussive injuries associated with football may increase rates of various physical and mental disabilities among players. In response to these reports, the House Judiciary Committee held hearings to discuss the National Football League’s, or NFL, efforts to protect players from head injury. If the popularity of football among players and fans were to decrease due to these risks or the associated negative publicity, sales of certain of our products could decrease and it could have a negative impact on our net sales, profitability and operating results. In addition, we could become exposed to additional claims and litigation relating to the use of our products and our reputation may be adversely affected by such claims, whether or not successful, including potential negative publicity about our products.

In addition, in the past, in response to injuries or death caused by balls hit off non-wood bats, several state legislatures and other local governing bodies have introduced bills to ban non-wood bats in youth sports. For example, in March 2007, the New York City Council passed a law banning non-wood bats in high school games. A successful bill in a state legislature or other local governing bodies or a change in National Collegiate Athletic Association, or NCAA, regulations to restrict or ban the use of non-wood bats could adversely affect our business. In the past, the NCAA has also considered restricting the use of non-wood bats and passed regulations limiting batted ball speed. In August 2009, the NCAA placed a moratorium on the use of composite bats in NCAA competition. The NCAA’s concern about composite bats is that they are susceptible to performance improvement above standards set by the NCAA, either through normal use or alterations to the bats made illegally by players. Subsequently, the NCAA has decided that composite bats will be allowed to be used provided that they pass the revised performance standards limiting batted ball speed. If the NCAA were to prohibit composite bats, or if we were not able to adapt our products to the standards the NCAA may develop, it could have a negative impact on our operating results.

The success of our business is dependent on our affiliation with athletes, athletic associations and leagues.

We sponsor numerous professional athletes in baseball, cycling, ice hockey, action sports, snowsports and powersports who endorse and use our products, including our Easton branded baseball equipment and ice hockey sticks and our Bell and Giro branded helmets. We believe these sponsorships contribute to the authenticity and image of our brands. In addition, under our agreement with the NFL, the Riddell name may appear on the front of and on the chin strap of all of our football helmets used in NFL play, and no other brand name may appear on a football helmet, face mask or chin strap used in NFL play. Also, our equipment is used by numerous Division I NCAA sports teams. We believe that these relationships increase sales of our products by enhancing the visibility of our brands and related trademarks and exposure of our branded products to other customers and, in certain instances, provide us with a significant competitive advantage. If we were to lose the benefits of these relationships, or if they were to deteriorate in a material way, our business and results of operations, financial condition and cash flow could be adversely affected.

We cannot assure you that we will be able to maintain our existing relationships with these professional athletes or leagues in the future or that we will be able to attract new athletes or leagues to endorse our products. Larger companies with greater access to capital for athlete or league sponsorship may in the future increase the cost of sponsorship to levels we may choose not to match. If this were to occur, our sponsored athletes or leagues may terminate their relationships with us and endorse the products of our competitors and we may be unable to obtain endorsements from other, comparable athletes or leagues.

Sales of our products will be adversely affected if we cannot satisfy the standards established by testing and athletic governing bodies.

Our products are designed to satisfy the standards established by a number of regulatory and testing bodies, including the Department of Transportation, the Consumer Product Safety Commission, or CPSC, the Hockey Equipment Certification Council, or HECC, Canadian Standards Association, or CSA, the National Operating Committee on Standards for Athletic Equipment, or NOCSAE, and the Snell Memorial Foundation, as well as by athletic organizations and governing bodies, including the NFL, National Hockey League, or NHL, Major League Baseball, or MLB, NCAA and Little League Baseball and Softball. In addition, conferences within these athletic organizations have their own standards that can be stricter than the standards promulgated by the organizations themselves. For certain products, we rely on our in-house testing equipment to ensure that such products comply with these standards. We cannot assure you that our future products will satisfy these standards, that our in-house testing equipment will produce the same results as the equipment used by the applicable testing bodies, athletic organizations and governing bodies or that existing standards will not be altered in ways that adversely affect our brands and the sales of our products. Any failure to comply with applicable standards could have a material adverse effect on our business.

Our results of operations may suffer if we are not able to adequately forecast demand for our products.

To reduce purchasing costs and ensure supply, we place orders with our suppliers far in advance of the time period we expect to deliver our products. However, a large portion of our products are sold into consumer markets that are difficult to accurately forecast. If we fail to accurately forecast demand for our products, we may experience excess inventory levels or inventory shortages. Factors that could affect our ability to accurately forecast demand for our products include:

•	changes in consumer demand for our products or the products of our competitors;

•	new product introductions by our competitors;

•	failure to accurately forecast consumer acceptance of our products;

•	adverse weather during key sporting seasons;

•	unanticipated changes in general market conditions or other factors, which may result in cancellations of advance orders or a reduction or increase in the rate of reorders placed by retailers;

•	weakening of economic conditions or consumer confidence in future economic conditions, which could reduce demand for discretionary items, such as our products;

•	terrorism or acts of war, or the threat thereof, which could adversely affect consumer confidence and spending or interrupt production and distribution of products and raw materials; and

•	general economic conditions.

Inventory levels in excess of consumer demand may result in inventory write-downs and the sale of excess inventory at discounted prices, which could significantly harm our operating results and impair the value of our brands. Inventory shortages may result in unfulfilled orders, negatively impact customer relationships, diminish brand loyalty and result in lost net sales, any of which could harm our business.

The loss of one or more key customers could result in a material loss of revenues.

Our customers do not have any contractual obligations to purchase our products in the future. For the fiscal year ended January 2, 2010, our top 10 customers collectively accounted for approximately 34.1% of our net sales, and Wal-Mart, our largest customer, accounted for approximately 13.9% of our net sales. We face the risk that one or more of these key customers may not increase their business with us as we expect, may significantly decrease their business with us, may negotiate lower prices or may terminate their relationship with us altogether. The failure to increase our sales to these customers would have a negative impact on our growth prospects and any decrease or loss of these key customers’ business could result in a material decrease in our net sales and net income. In addition, our customers in the retail industry are experiencing consolidation, contractions and financial difficulties. A large portion of our sales are to sporting goods retailers. Of these, many of our smaller retailers and some larger retailers are not strongly capitalized. Adverse conditions in the sporting goods retail industry can adversely impact the ability of retailers to purchase our products, or could lead retailers to request credit terms that would adversely affect our cash flow and involve significant risks of nonpayment. As a result, we may experience a loss of customers or the uncollectability of accounts receivable in excess of amounts against which we have reserved.

Many of our products or components of our products are provided by a limited number of third-party suppliers and manufacturers and, because we have limited control over these parties, we may not be able to obtain quality products on a timely basis or in sufficient quantities.

We rely on a limited number of suppliers and manufacturers for many of our products and for many of the components in our products. During the fiscal year ended January 2, 2010, approximately 35.3% of our raw materials for the products we manufacture were sourced from international suppliers. In addition, a substantial portion of our products are manufactured by third-party manufacturers, and during the fiscal year ended January 2, 2010, approximately 195 international manufacturers produced approximately 87.2% of our purchased finished goods. We do not generally maintain long-term contracts with our third-party suppliers and manufacturers, and we compete with other businesses for raw materials, production capacity and capacity within applicable import quotas.

Should our current third-party manufacturers become incapable of meeting our manufacturing requirements in a timely manner or cease doing business with us for any reason, our business and financial condition could be adversely affected. If we experience significant increased demand, or need to replace an existing manufacturer, there can be no assurance that additional supplies of raw materials or additional manufacturing capacity will be available when required on terms that are acceptable to us, or at all, or that any supplier or manufacturer would allocate sufficient capacity to us in order to meet our requirements. In addition, should we decide to transition existing in-house manufacturing to third-party manufacturers, the risk of such a problem could increase. Even if we are able to expand existing or find new manufacturing sources, we may encounter delays in production and added costs as a result of the time it takes to train our suppliers and manufacturers in our methods, products and quality control standards. For example, we experienced quality issues when the manufacturing of composite baseball and softball bats was outsourced, which led to an increase in returns of defective bats in 2008. The issue was successfully addressed by working with the supplier in Asia to improve process controls to allow for the identification and resolution of quality issues prior to products being sold into the marketplace. Any material delays, interruption or increased costs in the supply of raw materials or manufacture of our products could have an adverse effect on our ability to meet customer demand for our products and result in lower revenues and net income both in the short and long term.

In addition, there can be no assurance that our suppliers and manufacturers will continue to provide raw materials and to manufacture products that are consistent with our standards and that comply with all applicable laws and regulations. We have occasionally received, and may in the future receive shipments of products that fail to conform to our quality control standards. In that event, unless we are able to obtain replacement products in a timely manner, we risk the loss of net sales resulting from the inability to sell those products and could incur related increased administrative and shipping costs. If we are unable to sell products, we could lose trademark registrations applicable to those products for failure to make use of the mark. Any violation of our policies or any applicable laws and regulations by our suppliers or manufacturers could interrupt or otherwise disrupt our sourcing, adversely affect our reputation or damage our brand image. While we do not control these suppliers, manufacturers or licensees or their labor practices, a negative publicity regarding the production methods of any of our suppliers, manufacturers or licensees could adversely affect our reputation and sales and force us to locate alternative suppliers, manufacturing sources or licensees.

The cost of raw materials could affect our operating results.

The materials used by us, our suppliers and our manufacturers involve raw materials, including carbon-fiber, aluminum and petroleum-based products. Significant price fluctuations or shortages in petroleum or other raw materials, or the introduction of new and expensive raw materials, could have a material adverse effect on our cost of goods sold, operations and financial condition.

The success of our business is dependent upon our information systems.

Our ability to effectively manage and maintain our inventory, process transactions, ship products to our customers on a timely basis and maintain cost-efficient operations is dependent on information technology and on our information systems. We continue to plan for our long-term growth by investing in operations management and infrastructure. In our second fiscal quarter of 2009, we completed the implementation of SAP’s Enterprise Resource Program, or ERP system, an enterprise-wide software platform encompassing finance, sales and distribution, manufacturing and materials management. We may experience difficulties in operating our business under the ERP system, any of which could disrupt our operations, including our ability to timely ship and track product orders to customers, project inventory requirements, manage our supply chain and otherwise adequately service our customers.

Our success is dependent on our ability to protect our worldwide intellectual property rights and if we are unable to enforce and protect our intellectual property rights, our competitive position may be harmed.

We rely on a combination of patent, trademark, and trade secret laws in the United States and other jurisdictions and contractual restrictions, such as confidentiality agreements, to protect certain aspects of our business. We also enter into invention assignment agreements with our employees and consultants. However, while we have selectively pursued patent and trademark protection in the United States, Europe, and Canada; in some countries we have not perfected important patent and trademark rights. Our success depends in part on our ability to protect our trademarks and patents from unauthorized use by others. If substantial unauthorized use of our intellectual property rights occurs, we may incur significant financial costs in prosecuting actions for infringement of our rights, as well as the loss of efforts by engineers and managers who must devote attention to these matters. We cannot be sure that our patents and trademarks, or other protections such as confidentiality, will be adequate to prevent imitation of our products and technology by others. We may be unable to prevent third parties from using our intellectual property without our authorization, particularly in countries where we have not perfected our proprietary rights, where the laws or law enforcement practices do not protect our proprietary rights as fully as in the United States, or where intellectual property protection is otherwise limited or unavailable. In some foreign countries where intellectual property laws or law enforcement practices do not protect our proprietary rights as fully as in the United States, third-party manufacturers may be able to manufacture and sell imitation products and diminish the value of our brands. If we fail to obtain patent and trademark protection, maintain our existing patent and trademark rights, or prevent substantial unauthorized use of our technology and brands, we risk the loss of our intellectual property rights and competitive advantages we have developed, causing us to lose net sales and harm our business. Accordingly, we devote substantial resources to the establishment and protection of our trademarks, and patents and continue to evaluate the registration of additional trademarks, patents and service marks, as appropriate. We cannot guarantee that any of our pending applications will be approved by the applicable governmental authorities. Moreover, even if the applications are approved, third parties may seek to oppose or otherwise challenge these registrations.

We cannot assure that any third party patents and trademarks for which we have obtained licenses are adequately protected to prevent imitation by others. If those third party owners fail to obtain or maintain adequate patent and trademark protection or prevent substantial unauthorized use of the licensed intellectual property, we risk the loss of our rights under the third party intellectual property and competitive advantages we have developed based on those rights.

We cannot assure that our actions taken to establish and protect our technology and brands will be adequate to prevent others from seeking to block sales of our products or to obtain monetary damages, based on alleged violation of their patents, trademarks or other proprietary rights. In addition, our competitors have obtained and may continue to obtain patents on certain features of their products, which may prevent us from offering such features on our products, may subject us to patent litigation, and in turn, could result in a competitive disadvantage to us. Moreover, third parties may independently develop technology or other intellectual property that is comparable with or similar to our own, and we may not be able to prevent their use of it.

Our best known brands and branded products include Easton, Bell, Giro and Riddell. We believe that these trademarked brands are a core asset of our business and are of great value to us. If we lose the use of a product name, our efforts spent building that brand will be lost and we will have to rebuild a brand for that product, which we may or may not be able to do. We also note that in connection with our acquisition of Easton, we agreed that certain affiliates of one of our Parent’s members, Jas. D. Easton, Inc., have the right to continue to use the Easton brand name in certain product areas, although we retain ownership of the Easton mark. Although we do not intend to compete with these entities in such product areas, we also do not control such entities and therefore can make no assurances as to how they will conduct business under the Easton brand name.

Our products may infringe the intellectual property rights of others, which may cause us to incur unexpected costs or prevent us from selling our products.

From time to time, third parties have challenged our patents, trademark rights and branding practices, or asserted intellectual property rights that relate to our products and product features. We may be required to defend such claims in the future, which, whether or not meritorious, could result in substantial costs and diversion of resources and could negatively affect our results of operations or competitive position. Should we be found liable for infringement of the intellectual property rights of others, we may be required to enter into licensing agreements (if available on acceptable terms or at all), pay damages, or cease making certain of our products. We may also need to redesign or rename some of our products to avoid future infringement liability. For example, a judgment was recently rendered against us in a patent infringement proceeding relating to certain of our skate boots. Damages have yet to be determined, but we do not expect the amount of any damages that we would have to pay to be material to our business. In addition, we are no longer permitted nor are we using the patent in question in any of our hockey skates. However, we do not believe that our ceasing to use the patent will materially affect our business. Moreover, our involvement in litigation against third parties based on infringement of our intellectual property rights presents some risk that our intellectual property rights could be challenged and invalidated. Any of the foregoing could cause us to incur significant costs and prevent us from manufacturing or selling certain of our products.

We are subject to product liability, warranty and recall claims and our insurance coverage may not cover such claims.

Our business exposes us to warranty claims and claims for product liability in the event products manufactured, designed or reconditioned by us actually or allegedly fail to perform as expected, or the use of these products results, or is alleged to result, in personal injury or death. We have various pending product liability cases against us. We vigorously defend or attempt to settle product liability cases brought against us. However, there is no assurance that we can successfully defend or settle all such cases. We believe that we are not currently subject to any material product liability claims not covered by insurance, although the ultimate outcome of these and future claims cannot presently be determined. Management obtains an actuarial analysis and has established an accrual for probable losses based on this analysis, which considers, among other factors, our Company’s previous claims history and available information on alleged claims. However, due to the uncertainty involved with estimates, actual results could vary substantially from those estimates. Because product liability claims are part of the ordinary course of our business, we maintain product liability insurance, which we believe is adequate. Our insurance policies provide coverage against claims resulting from alleged injuries arising from our products sustained during the respective policy periods, subject to policy terms and conditions. The primary portion of our product liability coverage is written under a policy expiring in July 2011 with a $2,000 limit per occurrence excess of a $1,000, $50 and $500 self-insured retention for helmets, soft goods and all other products, respectively. Our first layer excess policy is written under a liability policy with a limit of $25,000 excess of $3,000 expiring in January 2011. We also carry a second layer excess liability policy providing an additional limit of $15,000 excess of $28,000 expiring January 2011, for a total limit of $43,000. We cannot assure you that this coverage will remain available in the future, that our insurers will be financially viable when payment of a claim is required, that the cost of such insurance will not increase, or that this insurance will ultimately prove to be adequate under our various policies. Furthermore, future rate increases might make insurance uneconomical for us to maintain. These potential insurance problems or any adverse outcome in any liability suit could create increased expenses which could harm our business. We are unable to predict the nature of product liability claims that may be made against us in the future with respect to injuries, diseases or other illnesses resulting from the use of our products or the materials incorporated in our products.

With regard to warranty claims, our actual product warranty obligation could materially differ from historical rates, which would oblige us to revise our estimated warranty liability accordingly. Adverse determinations of material product liability and warranty claims made against us could have a material adverse effect on our financial condition and could harm our reputation, reducing the success of our business.

In addition, if any of our products are, or are alleged to be defective, we may be required to or voluntarily participate in a recall of that product. For example, we anticipate that we will have to recall approximately 8,200 motorcycle helmets as a result of non-compliance with a Department of Transportation standard. We believe that this recall is the result of a compliance issue and not a safety issue. We do not believe the recall of the helmets will have a material impact on our business. However, although we have never had a material recall, if we were to recall one or more of our significant products, it would be a substantial cost to us and our relationships with our customers could be irreparably harmed and could materially and adversely affect our business.

In addition to the matters discussed in the preceding paragraphs, our Company is, from time to time, a party to various other legal claims and actions incidental to its business, including, without limitation, employment-related and intellectual property infringement claims. Management believes that none of these claims or actions, either individually or in the aggregate, is material to its business or financial condition.

Our international sourcing and sales network subjects us to additional risks and costs, which may differ in each country in which we do business and may cause our profitability to decline.

During the fiscal year ended January 2, 2010, we purchased approximately $286.7 million of finished goods and raw materials from international third-party suppliers. A significant amount of these purchases were from vendors in Asia, the majority of which were located in mainland China. Most of what we purchase in Asia is finished goods rather than raw materials. We expect to increase our international sourcing in the future. In addition, a significant percentage of our net sales are to customers outside the United States, including Canada and Europe. Consequently, our business is subject to the risks generally associated with doing business abroad. We cannot predict the effect of various factors in the countries in which we sell our products or where our suppliers are located, including, among others: (i) recessionary trends in international markets; (ii) legal and regulatory changes and the burdens and costs of our compliance with a variety of laws, including trade restrictions and tariffs; (iii) difficulties in enforcing intellectual property rights; (iv) increases in transportation costs or delays; (v) work stoppages and labor strikes; (vi) fluctuations in exchange rates; (vii) political unrest, terrorism and economic instability, and (viii) limitations on repatriation of earnings. If any of these or other factors were to render the conduct of our business in a particular country undesirable or impractical, our business and financial condition could be adversely affected.

Our business is also subject to the risks associated with the enactment of additional United States or foreign legislation and regulations relating to exports or imports, including quotas, duties, taxes or other charges or restrictions. If imposed, such legislation and regulations could have a material adverse effect on our net sales and profitability.

We also may be adversely affected by significant fluctuations in the value of the United States dollar relative to other currencies. We generally purchase goods made by foreign manufacturers in United States dollars, and therefore, changes in the value of the United States dollar can have an immediate effect on the cost of our purchases. If we experience increased costs as a result of exchange rate fluctuations and we are unable to increase our prices to a level sufficient to compensate for such increased costs, our gross margins would decline and we could become less price-competitive with companies who manufacture their products in the United States.

Changes in foreign currency exchange or interest rates could affect our revenues and costs.

We are exposed to gains and losses resulting from fluctuations in foreign currency exchange rates relating to certain sales, royalty income, and product purchases of our international subsidiaries that are denominated in currencies other than their functional currencies. We are also exposed to foreign currency gains and losses resulting from domestic transactions that are not denominated in United States dollars, and to fluctuations in interest rates related to our variable rate debt. In some cases, as part of our risk management strategies, we may choose not to hedge our exposure to foreign currency exchange rate changes, or we may choose to maintain variable interest rate debt. If we misjudge these risks, there could be a material adverse effect on our operating results and financial position. Furthermore, we are exposed to gains and losses resulting from the effect that fluctuations in foreign currency exchange rates have on the reported results in our consolidated financial statements due to the translation of the statements of income and balance sheets of our international subsidiaries into United States dollars. A significant portion of our production and sourcing and approximately 13.2% of our net sales in the fiscal year ended January 2, 2010 were denominated in foreign currencies and subject to exchange rate fluctuation risk. The reported revenues and expenses of our international subsidiaries would decrease if the United States dollar increased in value in relation to other currencies, including, the Canadian dollar, British pound, Euro and Taiwan dollar. Finally, changes in exchange rates for foreign currencies may reduce international demand for our products, increase our labor or supply costs in non-United States markets, or reduce the United States dollar value of revenue we receive from other markets. These and other economic factors could have an adverse effect on demand for our products and services and on our financial condition and operating results.

Our current executive officers, management and key employees are critical to our success, and the loss of any of these individuals could harm our business, brands and image.

The success of our business is dependent upon the management and leadership skills of Paul Harrington, our President and Chief Executive Officer, members of our senior management team and other key personnel, including certain members of our product development team. Competition for these individuals’ talents is intense, and we may not be able to attract and retain a sufficient number of qualified personnel in the future. Our Company does not currently maintain any key man insurance coverage, and the loss of any such personnel or the inability to attract and retain key personnel could delay the development and introduction of new products, harm our ability to sell our products, damage the image of our brands and prevent us from executing our business strategy.

We may not succeed in integrating an acquisition into our operations, which could have a material adverse effect on our operations, results of operations and financial condition.

We may continue to expand our business and operations through strategic acquisitions. The value of our Company will be affected by our ability to achieve the benefits expected from any strategic acquisitions we may undertake in the future. Achieving these benefits will depend in part upon meeting the challenges inherent in the successful combination of these enterprises. In particular, we may have difficulty and may incur unanticipated expenses related to integrating management, personnel and operations generally. Such an acquisition may also cause a substantial diversion of our management’s attention from day-to-day operations, and the assumption of liabilities of an acquired business, including unforeseen liabilities. Additionally, we may not be able to achieve any anticipated cost savings for many reasons, including an inability to take advantage of expected tax savings. Failure to integrate these acquisitions successfully may have a material adverse effect on our business, results of operations and financial condition.

The seasonality of our sales may have an adverse effect on our operations and our ability to service our debt.

Our business is subject to seasonal fluctuations. This seasonality requires that we effectively manage our cash flows over the course of the year. If our sales were to fall substantially below what we would normally expect during particular periods, our annual financial results would be adversely impacted and our ability to service our debt may also be adversely affected. In addition, quarterly results may vary from year to year due to the timing of new product introductions, major customer shipments, inventory holdings of significant customers, adverse weather conditions and the sales mix of products sold. Accordingly, comparisons of quarterly information from our results of operations may not be indicative of our ongoing performance.

Employment related matters, such as unionization, may affect our profitability.

As of January 2, 2010, approximately 60 of our 2,348 employees were unionized. Although we have good labor relations with these unionized employees, we have little control over union activities and could face difficulties in the future. Our collective bargaining agreement with a union in York, Pennsylvania covering approximately 40 employees expires in December 2012. Our collective bargaining agreement with a union in New Rochelle, New York covering approximately 20 employees expires in January 2012. Labor organizing activities could result in additional employees becoming unionized. We cannot assure you that we will be able to negotiate new collective bargaining agreements on similar or more favorable terms or that we will not experience work stoppages or other labor problems in the future at our unionized and non-union facilities. We could experience a disruption of our operations or higher ongoing labor costs, which could have an adverse effect on our business and financial condition.

In addition, labor disputes at our suppliers or manufacturers create significant risks for our business, particularly if these disputes result in work slowdowns, lockouts, strikes or other disruptions during our peak importing or manufacturing seasons, and could have an adverse effect on our business, potentially resulting in cancelled orders by customers, unanticipated inventory accumulation or shortages and reduced net revenues and net income.

Acts of war, terrorism or epidemics may have an adverse effect on our business.

Acts of war, terrorism or epidemics may have an adverse effect on the economy generally, and more specifically on our business. Among various other risks, such occurrences have the potential to significantly decrease consumer spending on leisure products and activities, adversely impact our ability to consummate future debt or equity financings and negatively affect our ability to manufacture, source and deliver our products in a timely manner.

We may be subject to potential environmental liability.

We are subject to many federal, state and local requirements relating to the protection of the environment, and we have made and will continue to make expenditures to comply with such requirements. Past and present manufacturing operations subject us to environmental laws that regulate the use, handling and contracting for disposal or recycling of hazardous or toxic substances, the discharge of particles into the air and the discharge of process wastewaters into sewers. We believe that our operations are in substantial compliance with these laws and regulations and we do not believe that future compliance with such laws and regulations will have a material adverse effect on our results of operations, financial condition and cash flow. If environmental laws become more stringent, our capital expenditures and costs for environmental compliance could increase. Under applicable environmental laws we may also become liable for the remediation of contaminated properties, including properties currently or previously owned, operated or acquired by us and properties where wastes generated by our operations were disposed. Such liability can be imposed regardless of whether we were responsible for creating the contamination. We do not believe that any of our existing remediation obligations, including at third-party sites, will have a material adverse effect on our financial results. However, due to the possibility of unanticipated factual or regulatory developments, the amount and timing of future environmental expenditures could vary substantially from those currently anticipated and could have a material adverse effect on our financial results.

Our failure to comply with trade and other regulations could lead to investigations or actions by government regulators and negative publicity.

The labeling, distribution, importation and sale of our products are subject to extensive regulation by various federal agencies, including the Federal Trade Commission, or FTC, CPSC, and state attorneys general in the United States, as well as by various other federal, state, provincial, local and international regulatory authorities in the countries in which our products are manufactured, distributed or sold. If we fail to comply with those regulations, we could become subject to significant penalties or claims, which could harm our results of operations or our ability to conduct our business. In addition, the adoption of new regulations or changes in the interpretation of existing regulations may result in significant compliance costs or discontinuation of product sales and may impair the marketing of our products, resulting in significant loss of net sales.

If we fail to maintain an effective system of internal controls, we may not be able to accurately report our financial results. As a result, current and potential investors could lose confidence in our financial reporting.

Effective internal controls are necessary for us to provide reliable financial reports. If we cannot provide reliable financial reports, our business and operating results could be harmed. We have in the past discovered, and may in the future discover, areas of our internal controls that need improvement.

Any failure to implement and maintain the improvements in the controls over our financial reporting, or difficulties encountered in the implementation of these improvements in our controls, could cause us to fail to meet our reporting obligations. Any failure to improve our internal controls to address an identified weakness could also cause investors to lose confidence in our reported financial information, which could have a negative impact on our Company. There can be no assurance that we will not discover weaknesses in our internal control over financial reporting in the future.

INDUSTRY AND MARKET DATA

Industry and market data, including all market share data, used throughout this prospectus was obtained from our own research and estimates and certain third party sources. While we believe our internal estimates and third party information are reliable and market definitions are appropriate, they have not been verified by any other independent sources and we do not make any representations as to the accuracy or completeness of such estimates and information.

FORWARD LOOKING STATEMENTS

This prospectus contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. When used in this prospectus, words such as “intends,” “plans,” “estimates,” “believes,” “anticipates” and “expects” or similar expressions are intended to identify forward-looking statements. These statements are based on our plans and expectations as of the date of this prospectus and involve risks and uncertainties, over which we have no control, that could cause actual future activities and results of operations to be materially different from those set forth in the forward-looking statements. Important factors that could cause actual future activities and operating results to differ include the availability and cost of certain raw materials (including, among others, steel, packaging materials, plastics and aluminum) and purchased components, the level of domestic and foreign construction and remodeling activity affecting residential and commercial markets, interest rates, employment, inflation, foreign currency fluctuations, consumer spending levels, exposure to foreign economies, the rate of sales growth, price, and product and warranty liability claims.

Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this prospectus. We undertake no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. All subsequent written and oral forward looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by these cautionary statements. Readers are also urged to carefully review and consider the various disclosures in the periodic reports filed with the SEC by Easton-Bell. See “Where You Can Find More Information.”

THE EXCHANGE OFFER

General

In connection with the sale of the original notes, the purchasers thereof became entitled to the benefits of a certain registration rights agreement executed as part of the offering of the original notes. Pursuant to that agreement, we agreed to the extent not prohibited by any applicable law or applicable interpretations of the Staff, the Company and the guarantors shall use their reasonable best efforts to (i) cause to be filed a registration statement (of which this prospectus is a part) covering an offer to the holders of the original notes to exchange all the original notes for exchange notes and (ii) have such registration statement remain effective until 180 days after the last date of acceptance for exchange for use by one or more broker-dealers that receives the exchange notes for their own account in the exchange offer in exchange for the original notes that such broker-deal acquired as a result of market-making or other trading activities, which we refer to in this prospectus as participating broker-dealers. We agreed to commence the exchange offer promptly after the registration statement is declared effective by the SEC and use our reasonable best efforts to complete the exchange offer no later than 60 days after such effective date and, in any event, not later than 310 days following the date of the original issue of the original notes. However, (a) in the event that any applicable law or applicable interpretation of the Staff do not permit us to effect the exchange offer, (b) if for any other reason the exchange offer is not consummated within 310 days following the date of the original issue of the original notes, or (c) if an initial purchaser of the original notes so requests because it holds original notes that are not or were not eligible to be exchanged for exchange notes in the exchange offer, we have agreed to use our reasonable best efforts to cause a shelf registration statement to become effective with respect to the resale of the original notes in accordance with the terms of the registration rights agreement no later than 310 days following the date of the original issue of the original notes.

We agreed that in the event that the exchange offer is not completed or a shelf registration statement is not declared effective on or prior to the 310th day following the date of the original issue of the original notes, the interest rate borne by the original notes shall be increased by (i) 0.25% per annum for the first 90-day period immediately following such 310-day period and (ii) an additional 0.25% per annum with respect to each subsequent 90-day period, in each case until the exchange offer is completed or the shelf registration statement becomes effective, up to a maximum increase of 1.00% per annum.

We also had agreed that in the event that the shelf registration statement is declared effective and thereafter either ceases to be effective or the prospectus contained therein ceases to be usable, at any time prior to the earlier of (i) the second anniversary of the date when such shelf registration statement becomes effective and (ii) such time as there are no original notes to be registered still outstanding, and such failure to remain effective or usable exists for more than 30 days (whether or not consecutive) in any 12-month period, then the interest rate borne by the original notes shall be increased by (a) 0.25% per annum for the first 90-day period immediately following the 310th day following the date of the original issue of the original notes and (b) an additional 0.25% per annum with respect to each subsequent 90-day period, up to a maximum increase of 1.00% per annum, commencing on the 31st day in such 12-month period and ending on such date that the shelf registration statement has again become effective or the prospectus again becomes usable, as the case may be.

In the event the exchange offer is consummated, we will not be required to file a shelf registration statement relating to any original notes. The exchange offer shall be deemed to have been consummated upon the earlier to occur of (i) our having issued exchange notes for all original notes (other than original notes held by persons not eligible to participate in the exchange offer) pursuant to the exchange offer and (ii) our having exchanged, pursuant to the exchange offer, exchange notes for all original notes that have been tendered and not withdrawn on the expiration date.

Following the completion of the exchange offer, holders of original notes, other than those not eligible to participate in the exchange offer, seeking liquidity in their investment would have to rely on exemptions to registration requirements under the securities laws, including the Securities Act.

Upon the terms and subject to the conditions set forth in this prospectus and in the accompanying letter of transmittal, we will accept all original notes validly tendered prior to 5:00 p.m., New York City time, on the expiration date of the exchange offer. We will issue $1,000 principal amount of exchange notes in exchange for each $1,000 principal amount of applicable original notes accepted in the exchange offer. Holders may tender some or all of their original notes pursuant to the exchange offer in denominations of $1,000 and integral multiples thereof.

Based on no-action letters issued by the Staff to third parties, we believe that the exchange notes issued pursuant to the exchange offer may be offered for resale, resold and otherwise transferred by any holder thereof (other than (i) a broker-dealer who purchased such original notes directly from us to resell or (ii) a person that is an “affiliate” of ours within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery requirements of the Securities Act, provided that the holder is acquiring the exchange notes in its ordinary course of business, is not one of our affiliates and is not participating, and has no arrangements or understanding with any person to participate, in the distribution of the exchange notes, as such terms are interpreted by the SEC. Holders of original notes wishing to accept the exchange offer must represent to us that such conditions have been met. If our belief is inaccurate, holders who transfer exchange notes in violation of the prospectus delivery provisions of the Securities Act and without an exemption from registration may bear liability under the Securities Act. We do not assume or indemnify holders against such liability.

Each participating broker-dealer must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. The letter of transmittal states that by so acknowledging and by delivering a prospectus, such broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by such broker-dealer in connection with resales of exchange notes received in exchange for original notes.

As of the date of this prospectus, there is $350.0 million aggregate principal amount of the original notes. In connection with the issuance of the original notes, we arranged for the original notes initially purchased by qualified institutional buyers to be issued and transferable in book-entry form through the facilities of DTC, acting as depositary. The exchange notes will also be issuable and transferable in book-entry form through DTC.

This prospectus, together with the accompanying letter of transmittal, is being sent to all registered holders of the original notes as of the close of business on [—], 2010, which is the record date for purposes of the exchange offer. We fixed the record date accordingly solely for reasons of administration.

We shall be deemed to have accepted validly tendered original notes when, as and if we have given oral or written notice thereof to the exchange agent. See “—Exchange Agent.” The exchange agent will act as agent for the tendering holders of original notes for the purpose of receiving exchange notes from us and delivering exchange notes to such holders.

If any tendered original notes are withdrawn or not accepted for exchange because of an invalid tender or the occurrence of certain other events set forth herein, certificates for any such unaccepted original notes will be returned, without expense, to the tendering holder thereof promptly after withdrawal, rejection of tender or termination of the exchange offer.

Holders of original notes who tender in the exchange offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the letter of transmittal, transfer taxes with respect to the exchange of original notes pursuant to the exchange offer. We will pay all charges and expenses, other than certain applicable taxes in connection with the exchange offer. See “—Fees and Expenses.”

The holders of original notes do not have any appraisal or dissenters’ rights under the General Corporation Law of Delaware or the indenture governing the notes.

Expiration Dates, Extensions, and Amendments

Expiration date shall mean [—], 2010, unless we, in our sole discretion, extend the exchange offer, in which case the term expiration date shall mean the latest date to which the exchange offer is extended. We may extend the expiration date for the exchange offer for the original notes.

In order to extend the expiration date, we will notify the exchange agent of any extension by oral or written notice and will mail to the record holders of applicable original notes an announcement thereof, each prior to 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date. Such announcement may state that we are extending the exchange offer for a specified period of time and will disclose the approximate number of original notes tendered at such time.

We reserve the right (i) to delay acceptance of any original notes, to extend the exchange offer or to terminate the exchange offer and to refuse to accept original notes not previously accepted, if any of the conditions set forth herein under “—Conditions to the Exchange Offer and Termination” shall have occurred and shall not have been waived by us (if permitted to be waived by us), by giving oral or written notice of such delay, extension or termination to the exchange agent, and (ii) to amend the terms of the exchange offer in any manner deemed by us to be advantageous to the holders of the original notes. Any such delay in acceptance, extension, termination or amendment will be followed as promptly as practicable by oral or written notice to the exchange agent. In connection with any public announcement of an extension, we will disclose the approximate number of original notes tendered to that date. If the exchange offer is amended in a manner determined by us to constitute a material change, we will promptly disclose such amendment in a manner reasonably calculated to inform the record holders of the applicable original notes of such amendment. If there is a material change in the terms of the exchange offer, we are generally required to extend the expiration date so that the exchange offer remains open for at least ten business days from the date notice of such change is given to the record holders of the original notes.

Without limiting the manner by which we may choose to make public announcements of any delay in acceptance, extension, termination or amendment of the exchange offer, we shall have no obligation to publish, advertise, or otherwise communicate any such public announcement, other than by making a timely release to the Dow Jones New Services.

Interest on the Exchange Notes

Interest on the exchange notes will accrue from December 3, 2009, the date of issuance of the original notes, at a rate per annum equal to 9.750%. Interest on the exchange notes will be payable semi-annually in arrears on each June 1 and December 1, commencing on June 1, 2010. Holders of original notes whose original notes are accepted for exchange will be deemed to have waived the right to receive any payment in respect of interest on the original note accrued from June 1, 2010 until the date of issuance of the exchange notes. Consequently, holders who exchange their original notes for exchange notes will receive the same interest payment on December 1, 2010 (the next interest payment date with respect to the original notes and the exchange notes) that they would have received had they not accepted the exchange offer.

Procedure for Tendering

To tender in the exchange offer, a holder must complete, sign and date the letter of transmittal, have the signature thereon guaranteed if required by the letter of transmittal and mail, fax or otherwise deliver such letter of transmittal, together with the original notes (unless such tender is being effected pursuant to the procedure for book-entry transfer described below) and any other required documents, to the exchange agent prior to 5:00 p.m., New York City time, on the expiration date.

Any financial institution that is a participant in DTC’s Book-Entry Transfer Facility system may make book-entry delivery of the original notes by causing DTC to transfer such original notes into the exchange agent’s account in accordance with DTC’s Automated Tender Offer Program, or ATOP. To tender in the exchange offer, such DTC participant must transmit its acceptance to DTC, which will edit and verify the acceptance and execute a book-entry delivery to the exchange agent’s account at DTC. DTC will then send a computer-generated message, or agent’s message, to the exchange agent for its acceptance in which the DTC participant acknowledges and agrees to be bound by the terms of, and makes the representations and warranties contained in, the letter of transmittal as fully as if it had completed the information required by the letter of transmittal and executed and delivered the letter of transmittal to the exchange agent. Delivery of the agent’s message by DTC to the exchange agent will satisfy the terms of the exchange offer as to execution and delivery of a letter of transmittal and must occur prior to 5:00 p.m. New York City time, on the expiration date.

The tender by a holder of original notes will constitute an agreement between such holder and us in accordance with the terms and subject to the conditions set forth herein and in the letter of transmittal.

Delivery of all documents must be made to the exchange agent at its address set forth herein. Holders may also request that their respective brokers, dealers, commercial banks, trust companies, or nominees effect such tender for such holders.

The method of delivery of original notes and the letters of transmittal and all other required documents to the exchange agent is at the election and risk of the holders. Instead of delivery by mail, it is recommended that holders use an overnight or hand delivery service. In all cases, sufficient time should be allowed to assure timely delivery. No letter of transmittal or original notes should be sent to us.

Only a holder of original notes may tender such original notes in the exchange offer. The term holder with respect to the exchange offer means any person in whose name original notes are registered on our books or any other person who has obtained a properly completed bond power from the registered holder, or any person whose original notes are held of record by DTC who desires to deliver such original notes by book-entry transfer at DTC.

Any beneficial holder whose original notes are registered in the name of his broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact such registered holder promptly and instruct such registered holder to tender on his behalf. If such beneficial holder wishes to tender on his own behalf, such beneficial holder must, prior to completing and executing the letter of transmittal and delivering his original notes, either make appropriate arrangements to register ownership of the original notes in such holder’s name or obtain a properly completed bond power from the registered holder. The transfer of record ownership may take considerable time.

If the letter of transmittal is signed by a person other than the registered holder of any original notes listed therein, such original notes must be endorsed or accompanied by appropriate bond powers, which authorize such person to tender the original notes on behalf of the registered holder, in either case signed as the name of the registered holder or holders appears on the original notes, and also must be accompanied by opinions of counsel, certifications and other information required by us. Signatures on the original notes or bond powers must be guaranteed by an Eligible Guarantor Institution within the meaning of Rule 17A(d)-15.

If the letter of transmittal or any original notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers or corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and unless waived by us, must submit with the letter of transmittal evidence satisfactory to us of their authority to do so.

All the questions as to the validity, form, eligibility (including time or receipt), acceptance and withdrawal of the tendered original notes will be determined by us in our sole discretion, which determinations will be final and binding. We reserve the absolute right to reject any and all original notes not validly tendered or any original notes our acceptance of which would, in the opinion of counsel for us, be unlawful. We also reserve the absolute right to waive any irregularities or conditions of tender as to particular original notes. Our interpretation of the terms and conditions of the exchange offer (including the instructions in the letter of transmittal) will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of original notes must be cured within such time as we shall determine. Neither we, the exchange agent nor any other person shall be under any duty to give notification of defects or irregularities with respect to tenders of original notes nor shall any of them incur any liability for failure to give such notification. Tenders of original notes will not be deemed to have been made until such irregularities have been cured or waived. Any original notes received by the exchange agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned without cost by the exchange agent to the tendering holder of such original notes, unless otherwise provided in the letter of transmittal, promptly following the expiration date.

In addition, we reserve the right in our sole discretion to (a) purchase or make offers for any original notes that remain outstanding subsequent to the expiration date, or, as set forth under “—Conditions to the Exchange Offer and Termination,” to terminate the exchange offer and (b) to the extent permitted by applicable law, purchase original notes in the open market, in privately negotiated transactions or otherwise. The terms of any such purchases or offers may differ from the terms of the exchange offer and will be subject to our ability to obtain a waiver of certain covenants in the ABL Facility.

By tendering, each holder of original notes will represent to us that among other things, the exchange notes acquired pursuant to the exchange offer are being acquired in the ordinary course of business of the person receiving such exchange notes, whether or not such person is the holder, that neither the holder nor any other person intends to distribute or has an arrangement or understanding with any person to participate in the distribution of the exchange notes and that neither the holder nor any such other person is an affiliate of our Company within the meaning of Rule 405 under the Securities Act.

Guaranteed Delivery Procedure

Holders who wish to tender their original notes and (i) whose original notes are not immediately available, (ii) who cannot deliver their original notes, the letter of transmittal, or any other required documents to the exchange agent prior to the expiration date, or (iii) who cannot complete the procedure for book-entry transfer on a timely basis, may effect a tender if:

•	the tender is made through an Eligible Guarantor Institution;

•

prior to the expiration date, the exchange agent receives from such Eligible Guarantor Institution a properly completed and duly executed Notice of Guaranteed Delivery (by facsimile transmission, mail or hand delivery) setting forth the name and address of the holder of the original notes, the certificate number or numbers of such original notes and the principal amount of original notes tendered, stating that the tender is being made thereby, and guaranteeing that, within five business days after the expiration date, the letter of transmittal (or facsimile thereof), together with the certificate(s) representing the original notes to be tendered in proper form for transfer and any other documents required by the letter of transmittal, will be deposited by the Eligible Guarantor Institution with the exchange agent; and

•

such properly completed and executed letter of transmittal (or facsimile thereof), together with the certificate(s) representing all tendered original notes in proper form for transfer (or confirmation of a book-entry transfer into the exchange agent’s account at DTC of original notes delivered electronically), and all other documents required by the letter of transmittal are received by the exchange agent within five business days after the expiration date.

Withdrawal

Except as otherwise provided herein, tenders of original notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the expiration date. To withdraw a tender of original notes in the exchange offer, a written or facsimile transmission notice of withdrawal must be received by the exchange agent at its address set forth herein prior to 5:00 p.m., New York City time, on the expiration date and prior to our acceptance of the original notes for exchange. Any such notice of withdrawal must:

•	specify the name of the person having deposited the original notes to be withdrawn, or the depositor;

•

identify the original notes to be withdrawn (including the certificate number or numbers and principal amount of such original notes or, in the case of original notes transferred by book-entry transfer, the name and number of the account at DTC to be credited);

•	include a statement that such depositor is withdrawing its election to have such original notes exchanged;

•

be signed by the depositor in the same manner as the original signature on the letter of transmittal, including any required signature guarantees or be accompanied by documents of transfer sufficient to permit the Trustee with respect to the original notes to register the transfer of such original notes into the name of the depositor withdrawing the tender; and

•	specify the name in which any such original notes are to be registered, if different from that of the depositor.

All questions as to the validity, form and eligibility (including time of receipt) for such withdrawal notices will be determined by us, and our determination shall be final and binding on all parties. Any original notes so withdrawn will be deemed not to have been validly tendered for purposes of the exchange offer and no exchange notes will be issued with respect thereto unless the original notes so withdrawn are validly tendered. Any original notes which have been tendered but which are not accepted for exchange will promptly be returned to the holder thereof without cost to such holder promptly after withdrawal, rejection of tender or termination of the exchange offer. Properly withdrawn original notes may be tendered by following one of the procedures described above under “—Procedure for Tendering” at any time prior to the expiration date.

Effect of Not Tendering

Holders of original notes who do not exchange their original notes for exchange notes in the exchange offer will remain subject to the restrictions on transfer of such original notes:

•

as set forth in the legend printed on the original notes as a consequence of the issuance of the original notes pursuant to the exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws; and

•	otherwise set forth in the offering memorandum distributed in connection with the private offering of the original notes.

Conditions to the Exchange Offer and Termination

Notwithstanding any other term of the exchange offer, we will not be required to accept for exchange, or issue exchange notes for, any original notes not previously accepted for exchange, and may terminate or amend the exchange offer as provided herein before the expiration of the exchange offer if any law, statute, rule or regulation is adopted or enacted, or any existing law, statute, rule or regulation is interpreted by the Staff in a manner, which might materially impair our ability to proceed with the exchange offer.

The foregoing conditions are for our sole benefit and may be asserted by us regardless of the circumstances giving rise to any such condition or may be waived by us in whole or in part at any time and from time to time prior to the expiration of the exchange offer. The failure by us at any time to exercise any of the foregoing rights shall not be deemed a waiver of any of those rights and each of those rights shall be deemed an ongoing right which may be asserted at any time and from time to time.

In addition, we will not accept for exchange any original notes tendered, and no exchange notes will be issued in exchange for those original notes, if at such time any stop order shall be threatened or in effect with respect to the registration statement of which this prospectus constitutes a part or the qualification of the indenture under the Trust Indenture Act of 1939. In any of those events we are required to use every reasonable effort to obtain the withdrawal of any stop order at the earliest possible time.

If we determine that we may terminate the exchange offer, as set forth above, we may:

•	refuse to accept any original notes and promptly return any original notes that have been tendered to the holders thereof;

•

extend the exchange offer and retain all original notes that have been tendered prior to the expiration of the exchange offer, subject to the rights of such holders of tendered original notes to withdraw their tendered original notes; or

•	waive such termination event with respect to the exchange offer and accept all properly tendered original notes that have not been withdrawn.

If such waiver constitutes a material change in the exchange offer, we will disclose such change by means of a supplement to this prospectus that will be distributed to each registered holder of original notes and we will extend the exchange offer for a period of five to ten business days, depending upon the significance of the waiver and the manner of disclosure to the registered holders of the original notes, if the exchange offer would otherwise expire during such period.

Exchange Agent

U.S. Bank National Association, the Trustee under the indentures governing the notes, has been appointed as exchange agent for the exchange offer. Questions and requests for assistance and requests for additional copies of this prospectus or of the letter of transmittal should be directed to the exchange agent addressed as follows:

By Mail or Hand Delivery:	U.S. Bank National Association 60 Livingston Avenue St. Paul, MN 55107 Attn: Specialized Finance Dept. Facsimile No.: (651) 495-8158 Confirm by Telephone: Lori Buckles (800) 934-6802

Fees and Expenses

We will bear the following expenses in connection with our obligations under the registration rights agreement: (i) all SEC, stock exchange or Financial Industry Regulatory Authority registration and filing fees, (ii) all fees and expenses incurred in connection with compliance with state securities or blue sky laws (including reasonable fees and disbursements of counsel for any Underwriters or Holders in connection with blue sky qualification of any exchange notes or original notes), (iii) all expenses of any persons in preparing or assisting in preparing, word processing, printing and distributing any registration statement, any prospectus, any free writing prospectus and any amendments or supplements thereto, any underwriting agreements, securities sales agreements or other similar agreements and any other documents relating to the performance of and compliance with this Agreement, (iv) all rating agency fees, (v) all fees and disbursements relating to the qualification of the

Indenture under applicable securities laws, (vi) the fees and disbursements of the Trustee and its counsel, (vii) the fees and disbursements of counsel for the Company and the guarantors and, in the case of a shelf registration statement, the fees and disbursements of one counsel for the Holders (which counsel shall be selected by the majority Holders and which counsel may also be counsel for the initial purchasers) and (viii) the fees and disbursements of the independent public accountants of the Company and the guarantors, including the expenses of any special audits or “comfort” letters required by or incident to the performance of and compliance with the registration rights agreement, but excluding fees and expenses of counsel to the Underwriters (other than fees and expenses set forth in clause (ii) above) or the Holders and underwriting discounts and commissions, brokerage commissions and transfer taxes, if any, relating to the sale or disposition of original notes by a Holder.

Each holder shall pay all underwriting discounts and commissions, brokerage commissions and transfer taxes, relating to the sale or disposition of such Holder’s original notes pursuant to a shelf registration statement.

USE OF PROCEEDS

This exchange offer is intended to satisfy our obligations under the registration rights agreement, dated December 3, 2009, by and among us, J.P. Morgan Securities Inc., all of the domestic subsidiaries of the Company on such date, and the initial purchasers of the original notes. We will not receive any proceeds from the issuance of the exchange notes in the exchange offer. In exchange for the exchange notes, we will receive original notes in like principal amount. We will retire or cancel all of the original notes tendered in the exchange offer. Accordingly, issuance of the exchange notes will not result in any change in our capitalization.

On December 3, 2009, we consummated the offering of the original notes and received net proceeds of approximately $345.7 million. We used the net proceeds from the offering and the ABL Facility to repay $272.1 million on our senior secured credit and guaranty agreement with Wachovia Bank, National Association, as the administrative agent, and a syndicate of lenders, or previous credit agreement, and terminate that previous credit agreement and $142.9 million, which included fees and a pre-payment premium, to the holders of our previous 8.375% senior subordinated notes due 2012, or the previous notes, to retire the previous notes.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

On December 3, 2009, we completed an offering of $350.0 million aggregate principal amount of 9.750% Senior Secured Notes due 2016 in a private offering which was exempt from registration under the Securities Act. The original notes were issued and sold on December 3, 2009. The proceeds from the offering of the original notes and borrowings under the ABL Facility were used to repay all of the outstanding indebtedness under the previous credit agreement, the previous notes and related fees and expenses and will be used in the future for general corporate purposes. We refer to these transactions together as the Refinancing.

The following unaudited pro forma condensed consolidated financial statement includes the unaudited pro forma condensed consolidated statement of operations for the year ended January 2, 2010. The unaudited pro forma condensed consolidated financial statement gives pro forma effect, where applicable, to the Refinancing. A pro forma balance sheet as of January 2, 2010 is not presented because the Refinancing is already reflected in the historical January 2, 2010 consolidated balance sheet.

The pro forma condensed consolidated statement of operations for the year ended January 2, 2010 has been prepared by adjusting the actual results for the year ended January 2, 2010 to give effect to the Refinancing as if it had occurred as of January 4, 2009. The pro forma condensed consolidated statement of operations for the year ended January 2, 2010 excludes non-recurring items directly attributable to the Refinancing.

The unaudited pro forma condensed consolidated financial statement is presented for informational purposes only and is not necessarily indicative of the results of operations that would have occurred had the Refinancing taken place as of January 4, 2009, nor is it necessarily indicative of Easton-Bell’s future results of operations.

The unaudited pro forma condensed consolidated financial statement should be read in conjunction with the audited consolidated financial statements and the notes thereto included in the registration statement of which this prospectus form is a part.

EASTON-BELL SPORTS, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

For the Year Ended January 2, 2010

(Dollars in thousands)

	Fiscal Year Ended January 2, 2010	Pro Forma Adjustments		As Adjusted, Pro Forma
Net sales	$716,330			$716,330
Cost of sales	482,428			482,428

Gross profit	233,902			233,902
Selling, general and administrative expenses	175,038	$(5,430	)(a)	169,608
Amortization of intangibles	13,406	—		13,406

Income from operations	45,458	5,430		50,888
Interest expense, net	44,910	229	(b)	45,139

Income before income taxes	548	5,201		5,749
Income tax expense	4,646	1,976	(c)	6,622

Net (loss) income	$(4,098)	$3,225		$(873)

Ratio of earnings to fixed charges(d)	1.0x			1.1x

See Notes to Unaudited Pro Forma Consolidated Statement of Operations

EASTON-BELL SPORTS, INC.

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

ADJUSTMENTS RELATED TO THE DECEMBER 2009 TRANSACTIONS
(a) Selling, general and administrative expenses
Refinancing expenses	$(5,430)

(b) Interest expense, net
Interest expense on 9.75% senior secured notes	31,186
Interest expense on ABL credit facility	4,132
Unutilized commitment fees on ABL credit facility	1,027
Amortization of deferred financing fees incurred on new debt structure	2,756
Amortization of debt discount on 9.75% senior secured notes	413
Elimination of interest expense on 8.375% senior subordinated notes	(11,711)
Elimination of interest expense on term loan facility	(7,920)
Elimination of interest expense on revolving credit facility	(355)
Elimination of writeoff of debt acquisition costs	(8,775)
Elimination of early redemption premium paid on 8.375% senior subordinted notes	(2,932)
Elimination of amortization of deferred financing fees incurred on prior debt structure	(3,279)
Reduction in interest rate swap expense	(4,383)
Mark-to-market adjustment on interest rate swap	70

$229

(c) Income tax expense
Tax impact of pro forma adjustments at the statutory rate	$1,976

RATIO OF EARNINGS TO FIXED CHARGES
(d) Ratio of earnings to fixed charges
For purposes of calculating this ratio, “Earnings available for Fixed Charges” consist of income from operations before fixed charges. “Fixed Charges” consist of interest expense and the interest portion of rental payments on operating leases.

SELECTED HISTORICAL CONSOLIDATED FINANCIAL INFORMATION

Set forth below is our selected historical consolidated financial and other operating data. Certain reclassifications of previously reported financial information were made to conform to the current presentation. We follow a 52/53 week fiscal year, which ends on the Saturday closest to December 31. Our selected historical consolidated financial data and other data set forth below as of January 2, 2010, January 3, 2009, December 29, 2007, December 30, 2006 and December 31, 2005 and for the fiscal years ended January 2, 2010, January 3, 2009, December 29, 2007, December 30, 2006 and December 31, 2005, have been derived from our audited consolidated financial statements. The selected historical consolidated financial and other data presented below should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the consolidated financial statements and the related notes thereto appearing elsewhere herein.

	Fiscal Year Ended
	December 31, 2005(7)	December 30, 2006(7)	December 29, 2007	January 3, 2009	January 2, 2010
	(Dollars in millions)
Statement of Operations Data:
Net sales	$379.8	$639.0	$724.6	$775.5	$716.3
Cost of sales(1)	244.9	426.1	475.6	509.1	482.4

Gross profit	134.9	212.9	249.0	266.4	233.9
Selling, general and administrative expenses	92.4	156.0	170.0	179.2	175.0
Management expenses(2)	3.0	8.3	—	—	—
Restructuring and other infrequent expenses(3)	1.7	0.9	0.6	0.5	—
Amortization of intangibles	8.5	12.6	13.2	13.4	13.4
Gain on sale of property, plant and equipment(4)	—	—	(2.3)	—	—

Income from operations	29.3	35.1	67.5	73.3	45.5
Interest expense, net	21.9	42.4	41.6	41.9	44.9

Income (loss) before taxes	7.4	(7.3)	25.9	31.4	0.6
Income tax expense (benefit)	4.3	(1.4)	11.4	18.0	4.7

Net (loss) income	$3.1	$(5.9)	$14.5	$13.4	$(4.1)

Cash flow data:
Net cash provided by (used in):
Operating activities	$8.5	$23.6	$16.3	$67.7	$53.8
Investing activities	(5.4)	(420.2)	(10.1)	(17.6)	(16.1)
Financing activities	(1.1)	403.0	(0.6)	(19.7)	(47.4)

Other Financial Data:
Capital expenditures	5.0	12.8	16.8	17.6	15.7
Ratio of earnings to fixed charges(5)	1.3x	N/A	1.6x	1.7x	1.0x

	As of January 2, 2010	As of January 3, 2009	As of December 29, 2007	As of December 30, 2006	As of December 31, 2005
	(Dollars in millions)
Balance Sheet Data:
Cash and cash equivalents	$33.3	$41.3	$16.9	$9.9	$3.6
Working capital	211.2	282.9	262.8	225.0	101.7
Total assets	960.6	997.6	956.5	948.1	480.7
Total debt(6)	415.8	455.9	475.6	476.2	248.9
Total stockholder’s equity	363.8	347.0	341.0	318.2	133.9

(1)	Cost of sales included $19.0 million of costs resulting from the purchase accounting write-up of inventories to fair value for the period ended December 30, 2006. Expenses of approximately $2.0 million previously recorded in cost of sales in 2005 have been reclassified to selling, general and administrative expenses to conform to the current year presentation.
(2)	Represents management fees and reimbursable expenses paid to Fenway Investors pursuant to the management agreement. At the time of the acquisition of Easton in 2006, our Company made a payment of $7.5 million to terminate our annual management fee obligation.
(3)	Restructuring expenses in fiscal 2008 and 2007 are primarily related to the closure of our Van Nuys, California manufacturing facility. Restructuring expenses in fiscal 2006 and 2005 are primarily related to the closure of our manufacturing facility previously located in Chicago, Illinois.
(4)	Represents gains on the sale of land and building located in Chicago, Illinois in May 2007 and the sale of machinery located in Van Nuys, California in September 2007 as part of the closures referenced in footnote 3 above.
(5)	The ratio of earnings to fixed charges was calculated by dividing (i) income from operations before fixed charges by (ii) fixed charges which consist of interest expense and the interest portion of rental payments on operating leases. For the year ended December 30, 2006, earnings before fixed charges were insufficient to cover fixed charges by approximately $7.26 million.
(6)	Total debt as of December 31, 2005 includes long-term debt payable under our then existing senior secured credit facility prior to it being refinanced in connection with the acquisition of Easton.
(7)	Does not include results of Easton prior to March 16, 2006, the date of the acquisition of Easton.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion should be read in conjunction with our audited consolidated financial statements and the related notes as of January 2, 2010 and January 3, 2009 and for each of the three years ended January 2, 2010, January 3, 2009 and December 29, 2007, included elsewhere in this prospectus. The operating results for prior years are not necessarily indicative of results for any future annual period. The following discussion, as well as other portions of this prospectus, contains forward looking statements that reflect our plans, estimates and beliefs. We based these statements on assumptions that we consider reasonable. Actual results may differ materially from those suggested by our forward-looking statements for various reasons including those discussed in the “Risk Factors” and “Forward Looking Statements” sections of this prospectus. Those sections expressly qualify all subsequent oral and written forward-looking statements attributable to us or persons acting on our behalf. We do not have any intention or obligation to update forward-looking statements included in this prospectus.

In this section, references to “our Company” and “we” are used for convenience only and are not intended as a precise description of any of the separate corporations, each of which manages its own affairs.

Overview

We are a leading designer, developer and marketer of branded sports equipment, protective products and related accessories. We offer products that are used in baseball, softball, ice hockey, football, lacrosse and other team sports, and in various action sports, including cycling, snowsports, powersports and skateboarding. Sports enthusiasts at all levels, from recreational participants to professional athletes, choose our products for their innovative designs and advanced materials, which provide a performance or protective advantage. Throughout our history, our focus on research and development has enabled us to introduce attractive and innovative products, many of which have set new standards for performance in their respective sports. As a result, we are able to consistently enter new product categories and expand and improve our existing product lines.

We currently sell a broad range of products primarily under four well-known brands—Easton®(baseball, softball and ice hockey equipment, apparel and cycling components), Bell®(cycling and action sports helmets and accessories), Giro®(cycling and snowsports helmets and accessories) and Riddell®(football equipment and reconditioning services). Together, these brands represent the vast majority of our revenues. We believe that our brands are among the most recognized in the sporting goods industry as demonstrated by our leading market share in many of our core categories.

We sell our products through diverse channels of distribution including: (i) specialty retailers that cater to sports enthusiasts who typically seek premium products at the highest performance levels, (ii) national and regional full-line sporting goods retailers and distributors, (iii) institutional buyers such as educational institutions and athletic leagues and (iv) mass retailers that offer a focused selection of products at entry-level and mid-level price points. As a function of our flexible, low fixed-cost production model, we are able to leverage the expertise of our vendor partners in order to reduce the overhead and capital intensity generally associated with manufacturing.

We have two reportable segments: Team Sports and Action Sports. Our Team Sports segment primarily consists of football, baseball, softball, ice hockey and other team sports products and reconditioning services related to certain of these products. Our Action Sports segment primarily consists of helmets, equipment, components and accessories for cycling, snowsports and powersports and fitness related products.

How We Assess the Performance of Our Business

In assessing the performance of our business, we consider a variety of performance and financial measures. The key measures for determining how our business is performing are net sales growth by segment, gross profit and selling, general and administrative expenses.

Net Sales

Net sales reflect our revenues from the sale of our products and services less returns, discounts and allowances. It also includes licensing income that we collect. Substantially all of Easton’s activity and all of Riddell’s activity is reflected in our Team Sports segment, which primarily consists of football, baseball, softball, ice hockey and other team sports products and reconditioning services related to certain of these products. All of Bell’s activity, including the Bell brand, the Giro brand and the Easton branded cycling products is reflected in our Action Sports segment, which primarily consists of helmets, equipment, components and accessories for cycling, snowsports and powersports and fitness related products.

Cost of Sales

Cost of sales includes the direct cost of purchased merchandise, inbound freight, factory operating costs (including depreciation), warranty costs, distribution and shipping expenses, including outbound freight. Cost of sales generally changes as we incur higher or lower costs from our vendors, experience better or worse productivity in our factories and increase or decrease inventory levels as certain fixed overhead is included in inventory. A shift in the composition of our net sales can also result in higher or lower cost of sales as our gross profit margins differ by product. We review our inventory levels on an ongoing basis to identify slow-moving materials and products and generally reserve for excess and obsolete inventory. If we misjudge the market for our products, we may be faced with significant excess inventory and need to allow for higher charges for excess and obsolete inventory. Such charges have reduced our gross profit in some prior periods and may have a material adverse impact depending on the amount of the charge.

Gross Profit

Gross profit is equal to our net sales minus our cost of sales. Gross profit margin measures gross profit as a percentage of our net sales. We state inventories at the lower of cost (determined on a first-in, first-out basis) or market and include material, labor and factory overhead costs. Our gross profit may not be fully comparable to other sporting goods companies, as we include costs related to distribution and freight in cost of sales.

Selling, General and Administrative Expenses

Selling, general and administrative, or SG&A, expenses include all operating expenses not included in cost of sales, primarily, selling, marketing, administrative payroll, research and development, product liability, insurance and non-manufacturing lease expense, as well as certain depreciation and amortization. Other than selling expenses, these expenses generally do not vary proportionally with net sales. As a result, SG&A expenses as a percentage of net sales are usually higher in the winter season than the summer season due to the seasonality of net sales.

Results of Operations

For purposes of the foregoing discussion, we refer to the fiscal years ended January 2, 2010 as “2009”, January 3, 2009 as “2008” and December 29, 2007 as “2007”. Also set forth below are the percentage relationships to net sales of certain items included in our consolidated statements of operations.

Inflationary factors such as increases in the cost of our product and overhead costs may adversely affect our operating results. Although we do not believe that inflation has had a material impact on our financial position or results of operations to date, a high rate of inflation in the future may have an adverse effect on our ability to maintain current levels of gross margin and selling, general and administrative expenses as a percentage of net revenues if the selling prices of our products do not increase with these increased costs.

	2009	% of Net Sales	2008	% of Net Sales	2007	% of Net Sales
	(Dollars in millions)
Net sales	$716.3	100.0%	$775.5	100.0%	$724.6	100.0%
Cost of sales	482.4	67.3	509.1	65.6	475.6	65.6

Gross profit	233.9	32.7	266.4	34.4	249.0	34.4
Selling, general and administrative expenses	175.0	24.4	179.2	23.1	170.0	23.5
Restructuring and other infrequent expenses	—	—	0.5	0.1	0.6	0.1
Amortization of intangibles	13.4	1.9	13.4	1.7	13.2	1.8
Gain on the sale of property, plant and equipment	—	—	—	—	(2.3)	(0.3)

Income from operations	45.5	6.4	73.3	9.5	67.5	9.3
Interest expense, net	44.9	6.3	41.9	5.4	41.6	5.7

Income before income taxes	0.6	0.1	31.4	4.1	25.9	3.6
Income tax expense	4.7	0.4	18.0	2.3	11.4	1.6

Net (loss) income	(4.1)	(0.3)	13.4	1.8	14.5	2.0
Other comprehensive income (loss):
Foreign currency translation adjustment	5.3	0.7	(11.3)	(1.5)	5.5	0.8

Comprehensive income	$1.2	0.4%	$2.1	0.3%	$20.0	2.8%

2009 compared to 2008

Net (loss) for 2009 was $(4.1) million, as compared to net income of $13.4 million for 2008. Our results for 2009 include the following items:

•	provision for excess and obsolete inventory write-offs of $6.8 million;

•	research and development expenses of $13.5 million;

•	product liability settlement and litigation expenses of $3.5 million;

•	provision for allowance for doubtful accounts of $3.8 million;

•	refinancing fees of $5.4 million;

•	equity compensation expense of $5.3 million;

•	expenses of $1.3 million related to severing executives and other reorganizing activities;

•	interest expense (net) of $44.9 million; and

•	income tax expense of $4.7 million.

Our results for 2008 included the following items:

•	provision for excess and obsolete inventory write-offs of $6.0 million;

•	foreign currency transaction loss of $1.2 million;

•	research and development expenses of $13.3 million;

•	product liability settlement and litigation expenses of $7.1 million;

•	provision for allowance for doubtful accounts of $5.5 million;

•	equity compensation expense of $3.9 million;

•	expenses of $1.8 million related to severing executives and other reorganizing activities;

•	restructuring and other expenses of $0.5 million, related to the closure of our Van Nuys, California manufacturing facility;

•	interest expense (net) of $41.9 million; and

•	income tax expense of $18.0 million.

Net Sales

The following table sets forth net sales for each of our segments for the years indicated:

			Change
	2009	2008	$	%
	(Dollars in millions)
Team Sports	$387.0	$433.7	$(46.7)	(10.8)%
Action Sports	329.3	341.8	(12.5)	(3.7)%

	$716.3	$775.5	$(59.2)	(7.6)%

Net sales in both Team Sports and Action Sports were negatively impacted by the overall economic climate and by unfavorable foreign currency exchange rate movements in each segment. Consumers traded down in price points and deferred discretionary purchases and as a result, retailers were reluctant to make advance purchases and closely managed inventory positions.

Net sales in both segments were negatively impacted by unfavorable foreign currency exchange rate movements of $4.9 million and $3.1 million in Team Sports and Action Sports, respectively. On a constant currency basis, net sales in Team Sports and Action Sports were down $41.8 million, or 9.6% and $9.4 million, or 2.8%, respectively. The Team Sports net sales decrease resulted from the decline in sales of baseball and softball equipment, hockey equipment (partially due to the foreign currency exchange rate impact on products sold in Canada and Europe), football equipment (resulting primarily from institutions scaling back purchases due to budget constraints), apparel and collectible football helmets (discretionary purchases). Performance of reconditioning services decreased slightly during the year. Action Sports net sales decreased due to lower sales of cycling helmets and accessories, OEM cycling components and powersports helmets, partially offset by increased sales of snowsports helmets and sales of the recently introduced Giro branded cycling gloves. Sales of fitness-related products were relatively flat for the year.

Cost of Sales

The following table sets forth cost of sales for each of our segments for the years indicated:

	2009		2008
	$	% of Net Sales	$	% of Net Sales
	(Dollars in millions)
Team Sports	$246.1	63.6%	$263.2	60.7%
Action Sports	236.3	71.8%	245.9	71.9%

	$482.4	67.3%	$509.1	65.6%

The increase in Team Sports cost of sales as a percentage of net sales primarily relates to unfavorable mix due to a higher concentration of sales of mid and lower price point products, closeout sales of baseball and softball equipment and the negative impact of changes in foreign currency exchange rates on hockey products sold in Canada and Europe, partially offset by lower warranty costs due to reduced defective product returns.

Action Sports cost of sales as a percentage of net sales was down slightly for the year, as the benefit of lower sourced product costs was partially offset by the negative impact of changes in foreign currency exchange rates on net sales and closeout sales of snowsports and powersports helmets.

Gross Profit

The following table sets forth gross profit for each of our segments for the years indicated:

	2009		2008
	$	% of Net Sales	$	% of Net Sales
	(Dollars in millions)
Team Sports	$140.9	36.4%	$170.5	39.3%
Action Sports	93.0	28.2%	95.9	28.1%

	$233.9	32.7%	$266.4	34.4%

The decrease in Team Sports gross margin primarily relates to unfavorable mix due to a higher concentration of sales of mid and lower price point products, closeout sales of baseball and softball equipment and the negative impact of changes in foreign currency exchange rates on hockey products sold in Canada and Europe, partially offset by lower warranty costs due to reduced defective product returns.

Action Sports gross margin was up slightly for the year, as the benefit of lower sourced product costs was partially offset by the negative impact of changes in foreign currency exchange rates on net sales and closeout sales of snowsports and powersports helmets.

Selling, General and Administrative Expenses

During 2009, SG&A expenses decreased $4.2 million or 2.3%, as compared to 2008. The decrease primarily relates to:

•	lower incentive compensation expense of $5.2 million due to the decline in profitability;

•	a decrease in product liability settlement and defense costs of $3.6 million from lower settlement and litigation costs;

•	reduced variable selling expenses of $1.9 million related to the decline in net sales;

•	controls implemented to reduce marketing and promotion and sponsorship program spending by $1.7 million;

•	a decrease in bad debt expense of $1.7 million resulting from improved collections and related reserve requirements;

•	translation of foreign subsidiary expenses from local currency into United States dollars of $1.4 million;

partially offset by:

•	refinancing fees of $5.4 million;

•	higher depreciation of $2.9 million primarily related to capital expenditures for information technology and office expansion/renovation;

•	mark-to-market adjustment in relation to foreign currency exchange forward contracts of $1.8 million;

•	increased equity compensation expense of $1.4 million primarily related to the modification of the 2006 Equity Incentive Plan of our Parent, or Incentive Plan; and

•	spending related to the television advertising campaign for the True Fit cycling helmet launch of $1.1 million.

Restructuring and Other Infrequent Expenses

There were no restructuring and other infrequent expenses in 2009, as compared to $0.5 million in 2008. The expense in 2008 related to the closure of a Van Nuys, California manufacturing facility.

Amortization of Intangibles

Amortization of intangibles was $13.4 million for both 2009 and 2008 for finite-lived trademarks and tradenames, customer relationships, patents and licensing and other agreements.

Interest Expense, Net

Net interest expense increased $3.0 million to $44.9 million for 2009 from $41.9 million in 2008. The increase was due in part to the write-off of deferred financing fees of $8.8 million and payment of $2.9 million of premium/tender fees in relation to redeeming the senior subordinated notes, partially offset by reduced debt levels, lower borrowing rates in 2009 and an adjustment of $7.7 million to interest expense to reflect the change in the fair value of the interest rate swap during 2008. Changes in the fair value of the interest rate swap, which is not designated as a hedge, are recorded through earnings as part of interest expense throughout the term of the swap.

Income Tax Expense

We recorded an income tax expense of $4.7 million in 2009, an effective tax rate of 783.3%, as compared to an income tax expense of $18.0 million in 2008, an effective tax rate of 57.4%. The difference between the effective rate and the statutory rate is primarily attributable to the permanent difference for equity compensation expense, state income taxes, changes to the reserve for uncertain tax positions and the permanent difference for Section 956 United States income recognition under section 956 of the Internal Revenue Code of 1986, as amended, or Code, which related to Canada’s investment in United States property. The outstanding balance on intercompany accounts was deemed taxable in the United States under Section 956 of the Code and subject to income tax in both 2009 and 2008.

2008 compared to 2007

Net income for 2008 was $13.4 million, as compared to $14.5 million for 2007. Our results for 2008 include the following items:

•	provision for excess and obsolete inventory write-offs of $6.0 million;

•	foreign currency transaction loss of $1.2 million;

•	research and development expenses of $13.3 million;

•	product liability settlement and litigation expenses of $7.1 million;

•	provision for allowance for doubtful accounts of $5.5 million;

•	equity compensation expense of $3.9 million;

•	expenses of $1.8 million related to severing executives and reorganizing our Company;

•	restructuring and other infrequent expenses of $0.5 million, related to the closure of our Van Nuys, California manufacturing facility;

•	interest expense (net) of $41.9 million; and

•	income tax expense of $18.0 million.

Our results for 2007 included the following items:

•	provision for excess and obsolete inventory write-offs of $5.0 million;

•	foreign currency transaction gains of $1.7 million;

•	research and development expenses of $12.6 million;

•	product liability settlement and litigation expenses of $4.9 million;

•	provision for allowance for doubtful accounts of $3.3 million;

•	consulting fees related to the Sarbanes-Oxley compliance program of $3.2 million;

•	expenses of $3.0 million related to severing executives and reorganizing our Company;

•	equity compensation expense of $2.8 million;

•	restructuring and other infrequent expenses of $0.6 million, primarily related to the closure of our Van Nuys, California manufacturing facility;

•	gain on sale of property, plant and equipment of $2.3 million;

•	interest expense (net) of $41.6 million; and

•	income tax expense of $11.4 million.

Net Sales

The following table sets forth net sales for each of our segments for the years indicated:

			Change
	2008	2007	$	%
	(Dollars in millions)
Team Sports	$433.7	$416.5	$17.2	4.1%
Action Sports	341.8	308.1	33.7	10.9%

	$775.5	$724.6	$50.9	7.0%

Net sales for 2008 were $775.5 million, as compared to $724.6 million in 2007. Team Sports net sales increased $17.2 million, or 4.1%, as compared to 2007. The increase is due to increased sales of baseball and softball products, ice hockey products, football helmets and reconditioning services, which were partially offset by a decrease in sales of branded collectible football products. Action Sports net sales increased $33.7 million, or 10.9%, when compared to 2007. The increase is due to increased sales of cycling helmets and accessories, fitness accessories and snowsports helmets, which were partially offset by a decrease in sales of powersports helmets in the mass channel.

Cost of Sales

The following table sets forth cost of sales for each of our segments for the years indicated:

	2008		2007
	$	% of Net Sales	$	% of Net Sales
	(Dollars in millions)
Team Sports	$263.2	60.7%	$256.6	61.6%
Action Sports	245.9	71.9%	219.0	71.1%

	$509.1	65.6%	$475.6	65.6%

For 2008, cost of sales was 65.6% of net sales, as compared to 65.6% of net sales for 2007. Team Sports cost of sales was 60.7% of net sales, as compared to 61.6% of net sales in 2007. The decrease is primarily attributable to a full year of cost savings realized in 2008 from transitioning the manufacturing of aluminum baseball and softball bats to Asia from the United States, increased selling prices to our customers of certain football products and lower inventory write-offs, partially offset by sales mix changes, including an increasing percentage of sales in the mass channel. Action Sports cost of sales was 71.9% of net sales, as compared to 71.1% of net sales in 2007. The increase is due to sales mix changes, including an increased percentage of sales in the mass channel, increased product costs driven by rising raw materials and labor costs and higher inventory write-offs, partially offset by increased selling prices to our customers.

Gross Profit

The following table sets forth gross profit for each of our segments for the years indicated:

	2008		2007
	$	% of Net Sales	$	% of Net Sales
	(Dollars in millions)
Team Sports	$170.5	39.3%	$159.9	38.4%
Action Sports	95.9	28.1%	89.1	28.9%

	$266.4	34.4%	$249.0	34.4%

For 2008, gross margin was 34.4% of net sales, as compared to 34.4% of net sales in 2007. Team Sports gross margin was 39.3% of net sales, an increase of 0.9 percentage points, as compared to 2007. The increase is primarily attributable to a full year of cost savings realized in 2008 from transitioning the manufacturing of aluminum baseball and softball bats to Asia from the United States, increased selling prices to our customers of certain football products and lower inventory write-offs, partially offset by sales mix changes, including an increased percentage of sales in the mass channel. Action Sports gross margin was 28.1% of net sales, a decrease of 0.8 percentage points, as compared to 2007, primarily due to a change in sales mix, including an increased percentage of sales in the mass channel, increased product costs driven by rising raw materials and labor costs and higher inventory write-offs, partially offset by increased selling prices to our customers.

Selling, General and Administrative Expenses

During 2008, SG&A expenses increased $9.2 million or 5.4%, as compared to 2007. The increase primarily relates to incremental investments in research and development and information technology of $0.7 million and $2.1 million, respectively, and increases in incentive compensation of $6.8 million, equity compensation of $1.1 million, additional allowance for doubtful accounts of $2.2 million, legal and product liability expenses of $0.8 million and $1.3 million of variable expenses related to increased sales, partially offset by a reduction in marketing expenses of $3.7 million and Sarbanes-Oxley compliance expenses of $2.3 million.

Restructuring and Other Infrequent Expenses

Restructuring and other infrequent expenses decreased $0.1 million to $0.5 million in 2008, as compared to $0.6 million in 2007. The expenses in both years related to the closure of the Van Nuys facility.

Amortization of Intangibles

Amortization of intangibles increased $0.2 million to $13.4 million in 2008 from $13.2 million in 2007, which was materially consistent among the years.

Interest Expense, Net

Interest expense, net increased $0.3 million to $41.9 million for 2008 from $41.6 million in 2007, due in part to the $7.7 million change in the fair value of the interest rate swap during 2008 in connection with an agreement entered into in April 2008, partially offset by reduced debt levels and lower prevailing interest rates in 2008. Changes in the fair value of the interest rate swap, which is not designated as a hedge, are recorded through earnings as part of interest expense throughout the term of the swap.

Income Tax Expense

We recorded an income tax expense of $18.0 million in 2008, an effective tax rate of 57.4%, as compared to an income tax expense of $11.4 million in 2007, an effective tax rate of 44.1%. The difference between the effective rate and the statutory rate is primarily attributable to the permanent difference for equity compensation expense, state income taxes, and the permanent difference for Section 956 United States income recognition related to Canada’s investment in United States property. The outstanding balance on intercompany accounts was deemed taxable in the United States under Section 956 of the Code and subject to income tax in 2008. The increase was also driven by higher amounts of pre-tax income in 2008 compared to 2007.

Quarterly Results

The following table presents unaudited interim operating results. We believe that the following information includes all adjustments, consisting only of normal recurring adjustments, necessary to present fairly our results of operations for the periods presented. With the exception of the fourth quarter of 2008 which was comprised of 14 weeks, each quarter is comprised of 13 weeks and in 2009, the quarters ended were April 4, July 4, October 3 and January 2, 2010. The operating results for any period are not necessarily indicative of results for any future period.

	For the Following Quarterly Periods
	First	Second	Third	Fourth
	(Dollars in millions)
		(Unaudited)
2009:
Net sales	$184.9	$187.3	$180.4	$163.7
Gross profit	60.2	60.4	62.0	51.3
Income from operations	9.9	14.8	18.2	2.6
Net income (loss)	1.0	3.9	6.3	(15.3)

2008:
Net sales	$182.1	$220.8	$203.4	$169.2
Gross profit	61.0	81.4	72.9	51.1
Income from operations	13.9	31.7	23.4	4.3
Net income (loss)	2.4	15.5	6.3	(10.8)

Liquidity and Capital Resources

Our financing requirements are subject to variations due to seasonal changes in working capital levels. Internally generated funds are supplemented when necessary from external sources, primarily from the ABL Facility. The cash generated from operating activities, the issuance of the original notes offered on December 3, 2009, and the availability under the ABL Facility are our principal sources of liquidity. Each are described below. Based on our current level of operations and anticipated cost savings and operational improvements, we believe our cash flow from operations, available cash and available borrowings under the ABL Facility will be adequate to meet our liquidity needs for at least the next twelve months. We cannot guarantee that the business will generate sufficient cash flow from operations, that currently anticipated cost savings and operating improvements will be realized on schedule or that future borrowings will be available to us under the ABL

Facility in an amount sufficient to enable us to repay our indebtedness, including our notes, or to fund our other liquidity needs. In addition, upon the occurrence of certain events, such as a change of control of our Company, we could be required to repay or refinance our indebtedness. We cannot assure you that we will be able to refinance any of our indebtedness, including the ABL Facility or our notes, on commercially reasonable terms or at all.

Our ability to make payments to fund working capital, capital expenditures, debt service, strategic acquisitions, joint ventures and investments will depend on our ability to generate cash in the future, which is subject to general economic, financial, competitive, regulatory and other factors that are beyond our control. Future indebtedness may impose various restrictions and covenants on us which could limit our ability to respond to market conditions, to provide for unanticipated capital investments or to take advantage of business opportunities.

Our debt to capitalization ratio, which is total debt divided by the sum of total debt and stockholder’s equity, was 53.3% at January 2, 2010, as compared to 56.8% at January 3, 2009. The decrease was primarily attributable to the decrease in debt and the increase in shareholder’s equity as a result of the capital contribution by RBG of $12.9 million for 2009.

From time to time, we review and will continue to review acquisition opportunities as well as changes in the capital markets. If we were to consummate a significant acquisition or elect to take advantage of favorable opportunities in the capital markets, we may supplement availability or revise the terms under the ABL Facility or complete public or private offerings of debt securities. If the capital markets present favorable opportunities to purchase our own debt, we may do so.

The Previous Credit Agreement

In connection with the acquisition of Easton, we, together with RBG and certain of our domestic and Canadian subsidiaries, entered into a senior secured credit and guaranty agreement, or the previous credit agreement, with Wachovia Bank, National Association, as the administrative agent, and a syndicate of lenders that provided for a $335.0 million term loan facility, a $70.0 million U.S. revolving credit facility and a Cdn$12.0 million Canadian revolving credit facility. In December 2009, we used the gross proceeds from the original notes offering (described below), the ABL Facility (described below) and cash on hand to repay the $272.1 million aggregate principal amount of the term loan portion of the Previous Credit Agreement, and to pay other related fees and expenses.

The Previous Notes

On September 30, 2004, in connection with the acquisition of Bell Sports Corp., or Bell, we issued $140.0 million of 8.375% Senior Subordinated Notes due 2012, or the previous notes. In connection with the issuance of the original notes (described below) and the entering into the ABL Facility (described below), on December 3, 2009, our Company deposited funds with U.S. Bank National Association sufficient to redeem $140.0 million aggregate principal amount of our previous notes and the accrued and unpaid interest thereon through the date of redemption. The indenture, dated September 30, 2004 (as amended and supplemented to date), between our Company (as successor by merger to Riddell Bell Holdings, Inc.) and U.S. Bank National Association, as trustee, by which the previous notes were issued, was discharged on December 3, 2009.

The Notes

In December 2009, in connection with the refinancing of our then-existing indebtedness, or the Refinancing, we issued $350.0 million of 9.750% Senior Secured Notes due December 2016. Interest is payable on the notes semi-annually on June 1 and December 1 of each year. We may redeem some or all of the notes prior to December 1, 2012 at a price equal to 100.00% of the principal amount, plus accrued and unpaid interest and a

“make-whole” premium. We may redeem all or any of the notes on or after December 1, 2012 and prior to December 1, 2013 at 107.313% of the principal amount of the notes, plus accrued and unpaid interest. We may redeem all or any of the notes on or after December 1, 2013 and prior to December 1, 2014 at 104.875% of the principal amount of the notes, plus accrued and unpaid interest. We may redeem all or any of the notes on or after December 1, 2014 and prior to December 1, 2015 at 102.438% of the principal amount of the notes, plus accrued and unpaid interest. At any time on or after December 1, 2015, we may redeem all or any of the notes at 100.00% of the principal amount of the notes, plus accrued and unpaid interest. In addition, during any twelve month period commencing on the issue date prior to December 1, 2012, we may redeem up to 10% of aggregate principal amount of the notes at a price equal to 103% of their principal amount, plus accrued and unpaid interest. At any time prior to December 1, 2012, we may also redeem up to 35% of the aggregate principal amount of the notes at a price equal to 109.750% of the principal amount of the notes, plus accrued and unpaid interest, with the net cash proceeds of one or more equity offerings of our Company. We are not required to make mandatory redemption or sinking fund payments with respect to the notes. However, the notes will become due and payable on October 1, 2015 unless on or prior to August 28, 2015, the indebtedness of EB Sports under the New Holdco Facility has been either repaid or refinanced with indebtedness with a stated maturity that is at least 91 days after the maturity date of the notes.

Among other provisions, the indenture governing the original notes and that will govern the exchange notes contains certain restrictions that will limit our ability to (1) incur, assume or guarantee additional debt, (2) pay dividends and make other restricted payments, (3) create liens, (4) use the proceeds from sales of assets and subsidiary stock, (5) enter into sale and leaseback transactions, (6) enter into agreements that restrict dividends from subsidiaries, (7) change our business, (8) enter into transactions with affiliates, and (9) transfer all or substantially all of our assets or enter into merger or consolidation transactions. The indenture governing the original notes and that will govern the exchange notes will also require our Company to make an offer to repurchase the notes at 101% of the principal amount following a change of control of our Company, and at 100% of the principal amount with the proceeds of certain sales of assets and subsidiary stock.

Subject to certain exceptions, the indenture governing the original notes and that will govern the exchange notes will permit us and our restricted subsidiaries to incur additional indebtedness, including senior indebtedness and secured indebtedness. In addition, the indenture will not limit the amount of indebtedness that our direct or indirect parent entities, including EB Sports and RBG, may incur.

The ABL Facility

Concurrently with the issuance of the original notes offered in December 2009, we entered into a $250.0 million senior secured asset-based revolving credit facility, subject to availability under each of a United States and Canadian borrowing base, which amount may be increased to allow borrowings of up to $300.0 million, subject to certain conditions, together with certain of our subsidiaries as Canadian Borrowers, or Subsidiary Guarantors, with the lenders party thereto, JPMorgan Chase Bank, N.A., as administrative agent and collateral agent, Bank of America, N.A., and Wachovia Capital Finance Corporation (New England), as co-syndication agents, and U.S. Bank National Association, as documentation agent, or the ABL Facility. We used the ABL Facility, together with a portion of the net proceeds of the original notes, to refinance our previous credit agreement. Approximately $85.0 million of loans under the ABL Facility were drawn at the closing. The remainder of the ABL Facility available (subject to borrowing base availability) is to be drawn from time to time for general corporate purposes (including permitted acquisitions) and working capital needs.

Certain of our wholly-owned domestic subsidiaries, and all subsidiaries that guarantee the notes (currently only our wholly-owned domestic subsidiaries) guarantee all of our obligations (both United States and Canadian) under the ABL Facility. In addition, our wholly-owned Canadian subsidiaries guarantee the obligation of the Canadian borrowings under the Canadian sub-facility. Additionally, we and our wholly-owned domestic subsidiaries, subject to certain exceptions, grant security with respect to substantially all of our personal property as collateral for our obligations (and related guarantees) under the ABL Facility, including a first-priority security interest in cash and cash equivalents, lockbox and deposit accounts, accounts receivable, inventory, other personal property relating to such inventory and accounts receivable and all proceeds therefrom and a second-priority security interest in substantially all of our equipment and all assets that secure the notes on a first-priority basis. The obligations of our Canadian subsidiaries that are borrowers under the Canadian sub-facility under the ABL Facility are secured, subject to certain exceptions and permitted liens, on a first-priority lien basis, by substantially all of the assets of our wholly-owned Canadian subsidiaries and by our and our domestic subsidiaries’ assets on the same basis as borrowings by us are secured under the ABL Facility.

The interest rates per annum applicable to the loans under the ABL Facility, other than swingline loans and protective advances, equal an applicable margin percentage plus, at our option, (1) in the case of U.S. dollar denominated loans, a U.S. base rate or LIBOR, and (2) in the case of Canadian dollar denominated loans, a Canadian base rate or CDOR. Swingline loans and protective advances bear interest at the U.S. base rate for U.S. dollar denominated loans and the Canadian base rate for Canadian dollar denominated loans. The applicable margin percentage for the ABL Facility is initially 3.75% for LIBOR or CDOR and 2.75% for the base rate, which is subject to adjustment to 3.25% for LIBOR or CDOR and 2.25% for the base rate based upon our average excess borrowing availability as calculated under the credit agreement for the ABL Facility. In addition to paying interest on outstanding principal under the ABL Facility, we are required to pay a commitment fee, in respect of the unutilized commitments, which is initially 0.75% per annum and may be adjusted to 0.50% based upon our Company’s utilization of the ABL Facility (increasing when utilization is low and decreasing when utilization is high). We are also required to pay customary letter of credit fees.

The ABL Facility requires that if excess gross availability is less than the greater of a specified percentage of the gross borrowing base and a specified dollar amount, we must comply with a minimum fixed charge coverage ratio test. In addition, the ABL Facility includes negative covenants that, subject to significant exceptions, limit our ability and the ability of our parent and subsidiaries to, among other things (1) incur additional debt, (2) create liens, (3) transfer all or substantially all of its assets or enter into merger or consolidation transactions, (4) change its business, (5) make investments, loans, advances, guarantees and acquisitions, (6) transfer or sell assets, (7) enter into sale and leaseback transactions, (8) enter swap agreements, (9) enter into transactions with affiliates, and (10) enter into agreements that restrict dividends from subsidiaries.

New Holdco Facility Obligations

On December 3, 2009, EB Sports refinanced its previous senior unsecured credit agreement with Wachovia Investment Holdings, LLC and the lenders named therein pursuant to which EB Sports had borrowed $175.0 million, or the Previous Holdco Facility, through a new senior secured credit agreement, or the New Holdco Facility, with Wachovia Bank, N.A. and the existing lenders under the Previous Holdco Facility. Pursuant to the refinancing transaction, EB Sports borrowed $108.3 million under the New Holdco Facility. Borrowings under the New Holdco Facility are secured by a pledge of all capital stock of RBG and our Company. The New Holdco Facility is guaranteed by RBG and will, in the future, be guaranteed by any other subsidiary of EB Sports if such other subsidiary of EB Sports guarantees other indebtedness of either EB Sports or RBG.

Borrowings under the New Holdco Facility are not guaranteed by our Company or any of our subsidiaries and are senior unsecured obligations of EB Sports. However, EB Sports depends on us and our subsidiaries, who conduct the operations of the business, for dividends and other payments to generate the funds necessary to meet its financial obligations, including payments of principal and interest on the New Holdco Facility. Given that EB Sports controls our Company’s direct parent, EB Sports has the ability, subject to the terms of our Company’s existing senior secured credit facility and any other agreements which limit our ability to declare and pay dividends, to obtain money from our Company and our subsidiaries in order to fund its obligations under such loan.

As of January 2, 2010, the principal amount of loans issued under the New Holdco Facility was approximately $108.3 million, plus accrued and unpaid interest.

Sources and Uses of our Cash

Cash provided by operating activities was $53.8 million for 2009, as compared to $67.7 million of cash provided in 2008. The decrease in cash provided by operating activities primarily reflects (i) lower net income, (ii) lower accounts payable, (iii) lower accrued expenses due to the payment in 2009 for incentive compensation related to 2008 and the decrease in the accrual for incentive compensation in 2009 and (iv) lower noncurrent liabilities due to a reduction in the notional amount of our interest rate swap contracts related to our Refinancing, partially offset by (i) incremental inventory reductions in 2009, (ii) the receipt of a deposit for insurance in 2009 and (iii) lower accounts receivable due to the decline in net sales in 2009.

Operating activities provided $67.7 million of cash for the year ended January 3, 2009, as compared to $16.3 million of cash provided in the year ended December 29, 2007. The increase in the generation of cash primarily relates to the timing impact of increased payables and accrued expenses, which were partially offset by increased accounts receivable and inventory.

Operating activities provided $16.3 million of cash for the year ended December 29, 2007, as compared to $23.6 million of cash provided in the year ended December 30, 2006. The decrease in cash provided by operating activities reflects our working capital needs. We had $262.8 million in working capital at December 29, 2007, as compared to $225.0 million at December 30, 2006. Accounts receivable and inventories, combined, were $18.6 million higher than at December 30, 2006.

The Team Sports business is seasonal and driven primarily by baseball and softball, football and ice hockey buying patterns. Sales of baseball and softball products and accessories occur primarily during the warm weather months. Sales of football equipment and reconditioning services are driven primarily by football buying patterns, where orders begin at the end of the school football season (December) and run through to the start of the next season (August). Shipments of football products and performance of reconditioning services reach a low point during the football season. Sales of ice hockey equipment are driven primarily by hockey buying patterns with orders shipping in late spring for fall play.

Working capital typically experiences a buildup in the first half of the year as Team Sports seeks to balance its manufacturing and reconditioning facilities, and therefore, increases inventory. This pattern is magnified by the preference of many school districts to pay for items in the budget year in which they will be used. As July 1st often marks the start of the budget year for these customers, receivable balances generated during the first half of the year are historically reduced as collections are made in the second half of the year.

The Action Sports business is also seasonal and driven primarily by the warm weather months conducive to cycling. As such, Action Sports sales are lowest during the fourth calendar quarter. The seasonal impacts have been mitigated slightly by the rise in snowsports sales which are sold primarily during the last two quarters of the year.

Action Sports typically experiences an increase in working capital in the first two fiscal quarters of the year as it builds inventory for the late spring and summer selling seasons for cycling products and ships preseason cycling helmet and accessory orders. Inventories of snowsports products increase in the second and third fiscal quarters in preparation for the upcoming fall-winter selling season. Working capital decreases in the third and fourth fiscal quarters as cycling and snowsports product inventories are reduced through the summer and fall-winter selling seasons, respectively and accounts receivable are collected.

We had $211.2 million in working capital as of January 2, 2010, as compared to $282.9 million at January 3, 2009. The $71.7 million decrease in working capital primarily results from the decrease in cash, lower accounts receivable and inventories and increase in borrowings under the ABL Facility, partially offset by the decrease in the current portion of long-term debt and accounts payable. We had $282.9 million in working capital at January 3, 2009 as compared to $262.8 million at December 29, 2007. Accounts receivable and inventory were

$13.2 million and $11.8 million higher, respectively, at January 3, 2009 than at December 29, 2007. The increase in accounts receivable and inventory are primarily related to sales growth.

Cash used in investing activities was $16.1 million in 2009, as compared to $17.6 million used in 2008. For 2009, the amount was related to capital expenditures for the purchase of property, plant and equipment and intellectual property and in 2008 the amount was for capital expenditures solely related to the purchase of property, plant and equipment. Capital expenditures for 2009 were $15.7 million, as compared to $17.6 million in 2008. Capital expenditures made for both periods were primarily related to the implementation of our ERP system and enhancing new and existing products. We substantially completed in our second fiscal quarter of 2009 the implementation of the ERP system, an enterprise-wide software platform encompassing finance, sales and distribution, manufacturing and materials management. Through January 2, 2010, expenditures associated with implementing the ERP system were approximately $5.6 million for 2009 and total approximately $23.6 million since project inception. For fiscal years 2009, 2008 and 2007, we capitalized interest related to the project of $0.1 million, $0.1 million and $0.2 million, respectively.

Cash used in financing activities was $47.4 million in 2009, as compared to $19.7 million used in 2008. The increase in cash used primarily relates to re-financing our $335.0 million Previous Credit Agreement ($43.7 million of payments were made prior to the Refinancing and $272.1 million was outstanding at the date of the Refinancing), revolving credit facility ($0.0 million outstanding at date of the Refinancing) and $140.0 million of the previous notes and paying $17.5 million of capitalized debt issuance costs through the issuance of $350.0 million of senior secured notes (received $345.7 million of net proceeds) and drawing $85.0 million on the new revolving ABL Facility. We also received a $12.9 million capital contribution from RBG and paid $15.0 million on the new revolving ABL Facility in 2009. Cash used in financing activities was $19.7 million in 2008, as compared to $0.6 million in 2007. The primary reason for the difference is the $14.2 million of payments on the term loan facility, including the $10.0 million voluntary prepayment and the net payments made on the revolving credit facility of $5.5 million, whereas in 2007, we had $2.0 million of net borrowings on the revolving credit facility and $2.5 million of payments on the term loan facility.

Outlook

Although other factors will likely impact us, including some we do not foresee, we believe our performance for 2010 may be affected by the following:

•

Economic Climate. The uncertain worldwide economic environment could cause the reported financial information not to be necessarily indicative of future operating results or of future financial condition. The current economic environment continues to affect our business in a number of direct and indirect ways including: lower net sales from slowing consumer demand for our products; tighter inventory management by retailers; reduced profit margins due to pricing pressures and an unfavorable sales mix due to a higher concentration of sales of mid to lower price point products; changes in currency exchange rates; lack of credit availability, particularly for specialty retailers; and business disruptions due to difficulties experienced by suppliers and customers.

•

Retail Market Conditions. As a result of the slowing worldwide economic conditions, the retail market for sports equipment has slowed and is extremely competitive, with strong pressure from retailers for lower prices. We have experienced the effect of consumers trading down price points and delaying certain discretionary purchases, which has resulted in retailers reluctance to place orders for inventory in advance of selling seasons. Further, institutional customers have reduced or deferred purchases due to budget constraints. These trends may continue to have a negative impact on our businesses. We continue to address the retail environment through our focus on innovation and product development and emphasis on multiple price points.

•

Operations and Manufacturing. We intend to continue to streamline distribution, logistics and manufacturing operations, bring uniform methodologies to inventory management, optimize transportation, improve manufacturing efficiencies and provide a high level of service to our customers. Over a several year period we have transitioned production of certain products from our facilities to third party vendors in Asia and other cost efficient sources of labor. However, as a result of our transition of the production of products from our own facilities to third party suppliers, we may become more vulnerable to higher levels of product defects, as well as increased sourced product costs, and our ability to mitigate such cost increases may be reduced.

•

Interest Expense and Debt Repayment. In connection with the Refinancing, we entered into a $250.0 million ABL Facility. As of January 2, 2010, the outstanding principal balance under the ABL Facility was $70.0 million. In addition, we have $350.0 million of outstanding principal amount of our notes due in December 2016. Because our existing indebtedness requires that we use a substantial portion of our cash flows to service debt payments, the amount of available cash flows we will have for working capital, capital expenditures, acquisitions and other general corporate purposes could be limited.

•

Seasonality. Our business is subject to seasonal fluctuation. Sales of cycling products, baseball and softball products and accessories occur primarily during the warm weather months. Sales of football equipment and reconditioning services are driven primarily by football buying patterns, where orders begin at the end of the school football season (December) and run through to the start of the next season (August). Shipments of football products and performance of reconditioning services reach a low point during the football season. Sales of ice hockey equipment are driven by ice hockey buying patterns with orders shipping in late spring for fall play. Seasonal impacts are increasingly mitigated by the increase in snowsports and powersports sales which, to a certain extent, counter the cycling, baseball, softball and football seasons.

Contractual Requirements

Future payments required under our significant contractual obligations as of January 2, 2010 are as follows:

		Payments Due by Period
	Total	2010	2011 to 2012	2013 to 2014	2015 and Beyond
	(Dollars in thousands)
Long-term debt(1)	$420,000	$70,000	$—	$—	$350,000
Interest payments related to long-term debt(2)	236,031	34,125	68,250	68,250	65,406
Capital lease obligations(3)	152	32	64	56	—
Operating lease obligations	38,276	9,078	14,691	7,241	7,266
Sponsorship/royalty agreements	11,520	5,505	4,646	1,219	150

Total contractual cash obligations	$705,979	$118,740	$87,651	$76,766	$422,822

		Amount of Commitment Expiration per Period
	Total	2010	2011 to 2012	2013 to 2014	2015 and Beyond
Standby letters of credit and similar instruments	$3,406	$3,406	$—	$—	$—

Total commercial commitments and letters of credit	$3,406	$3,406	$—	$—	$—

(1)	Amounts include obligations pursuant to the ABL Facility and original notes that were outstanding on January 2, 2010. See “-Liquidity and Capital Resources.”
(2)	Estimated interest payments are calculated assuming current interest rates over minimum maturity periods specified in debt agreements. Debt may be repaid sooner or later than such minimum maturity periods.
(3)	Amounts include interest on capital lease obligations.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements.

Quantitative and Qualitative Disclosures About Market Risk

Foreign Currency Risk

Our net sales and expenses are predominantly denominated in United States dollars. During the fiscal years ended January 2, 2010, January 3, 2009 and December 27, 2007, approximately 86.8%, 86.1% and 85.9% of our net sales were in United States dollars, respectively, with substantially all of the remaining sales in Canadian dollars, British pounds, Euros and Taiwan dollars. In addition, we purchase a number of materials abroad, including finished goods and raw materials from third parties. A significant amount of these purchases were from vendors in Asia, the majority of which were located in mainland China. We may decide to increase our international sourcing in the future. As a result, we have exposure to currency exchange risks.

Most of what we purchase in Asia are finished goods rather than raw materials. Because we generally purchase these goods in United States dollars, changes in the value of the United States dollar can have a more immediate effect on the cost of our purchases. If we are unable to increase our prices to a level sufficient to cover any increased costs, it could adversely affect our margins.

We enter into foreign currency exchange forward contracts to reduce the risks related to inventory purchases and foreign currency based accounts receivable denominated in foreign currencies. At January 2, 2010, there were foreign currency forward contracts in effect for the purchase of United States $44.5 million aggregated notional amounts, or approximately Cdn $46.6 million. We also had other contracts for Euro and British Pounds with the total United States aggregated notional amount of approximately $0.2 million. In the future, if we feel our foreign currency exposure has increased, we may consider entering into additional hedging transactions to help mitigate that risk.

Considering both the anticipated cash flows from firm purchase commitments and anticipated purchases for the next quarter and the foreign currency derivative instruments in place at year-end, a hypothetical 10% weakening of the United States dollar relative to other currencies would not have a material adverse effect on our expected first quarter 2010 earnings or cash flows. This analysis is dependent on actual purchases during the next quarter occurring within 90% of budgeted forecasts. In addition, the effect of the hypothetical change in exchange rates ignores the effect this movement may have on other variables, including competitive risk. If it were possible to quantify this competitive impact, the results could well be different than the sensitivity effects analysis described. In addition, it is unlikely currencies would uniformly strengthen or weaken relative to the United States dollar. In reality, some currencies may weaken while others may strengthen. Moreover, any movement of the United States dollar relative to other currencies and its impact on materials costs would likely be partially offset by the impact on net sales due to our sales internationally and the conversion of those international sales into United States dollars.

Interest Rate Risk

We are exposed to market risk from changes in interest rates that can affect our operating results and overall financial condition. In connection with our refinancing in December 2009, we entered into a new $250.0 million ABL Facility. As of January 2, 2010, the outstanding principal balance under this facility was $70.0 million. The interest rates on the ABL Facility are based on (1) the prime rate or LIBOR in the case of U.S. dollar denominated loans and (2) the prime rate or CDOR in the case of Canadian dollar denominated loans, in each case plus an applicable margin percentage. A hypothetical 10% increase from the current interest rate of 6.0% based on the ABL Facility balance of $70.0 million would result in approximately a $0.4 million increase in interest expense for the fiscal year ended January 2, 2010.

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure.

None.

Critical Accounting Policies

We prepare our consolidated financial statements in conformity with accounting principles generally accepted in the United States. In the preparation of these financial statements, we make judgments, estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The significant accounting policies followed in the preparation of the financial statements are detailed in Note 1 in the Notes to Consolidated Financial Statements. We believe that our application of the policies discussed below involve significant levels of judgments, estimates and complexity. These estimates are reviewed from time to time and are subject to change if the circumstances so indicate. The effect of any such change is reflected in results of operations for the period in which the change is made.

Revenue Recognition. Sales of products are recognized when title passes and risks of ownership have been transferred to our customer, which usually is upon shipment. Title generally passes to the dealer or distributor upon shipment from our facilities and the risk of loss upon damage, theft or destruction of the product in transit is the responsibility of the dealer, distributor or third party carrier. Reconditioning revenue is recognized upon the completion of services. Allowances for sales returns, discounts and allowances, including volume-based customer incentives, are estimated and recorded concurrent with the recognition of the sale. Royalty income, which is not material, is recorded when earned based upon contract terms with licensees which provide for royalties.

Accounts Receivable and Allowances. We review the financial condition and creditworthiness of potential customers prior to contracting for sales and record accounts receivable at their face value upon completion of the sale to our customers. We record an allowance for doubtful accounts based upon management’s estimate of the amount of uncollectible receivables. This estimate is based upon prior experience including historic losses as well as current economic conditions. The estimates can be affected by changes in the retail industry, customer credit issues and customer bankruptcies. Since we cannot predict future changes in the retail industry and financial stability of our customers, actual future losses from uncollectible accounts may differ from our estimates. If the financial condition of our customers were to deteriorate, resulting in their inability to make payments, a larger allowance might be required. In the event we determine that a smaller or larger allowance is appropriate, we would record a credit or a charge to selling, general and administrative expense in the period in which such a determination is made. Uncollectible receivables are written-off once management has determined that further collection efforts will not be successful. We generally do not require collateral from our customers.

Inventories. Inventories are stated at the lower of cost (determined on a first-in, first-out basis) or market and include material, labor and factory overhead. Provisions for excess and obsolete inventories are based on management’s assessment of slow-moving and obsolete inventory on a product-by-product basis. We record adjustments to our inventory for estimated obsolescence or a decrease in market value equal to the difference between the cost of the inventory and the estimated market value, based on market conditions. These adjustments are estimates, which could vary significantly, either favorably or unfavorably, from actual experience if future economic conditions, levels of consumer demand, customer inventory levels or competitive conditions differ from our expectations. If changes in economic or market conditions result in reductions in the estimated net realizable value of our inventory below our previous estimate, we would increase our reserve in the period in which we made such a determination and record a corresponding charge to cost of sales.

Long-lived and intangible assets. We follow the current accounting guidance relating to goodwill and trademarks, whereby assets which have indefinite lives are not amortized, but rather are reviewed periodically for indications of impairment . The carrying values of all long-lived assets, excluding goodwill and indefinite lived intangibles, are reviewed for impairment whenever events or changes in circumstances indicate the carrying amount of an asset or group of assets may not be recoverable (such as a significant decline in sales, earnings or cash flows or material adverse changes in the business climate) in accordance with current accounting guidelines. An impairment loss is recognized when the undiscounted future cash flows estimated to be generated by the asset to be held and used are not sufficient to recover the unamortized balance of the asset. The impairment review includes a comparison of future cash flows expected to be generated by the asset or group of assets with their associated carrying value. If the carrying value of the asset or group of assets exceeds expected cash flows (undiscounted and without interest charges), an impairment loss would be recognized to the extent that the carrying value exceeds the fair value. The estimate of future cash flows is based upon, among other things, certain assumptions about expected future operating performance. These estimates of undiscounted cash flows may differ from actual cash flows due to, among other things, changes in general economic conditions, customer requirements and our business model. For goodwill, on an annual basis or more frequently if certain conditions exist, the fair value of our reporting units are compared with their carrying value and an impairment loss is recognized if the carrying value of a reporting unit exceeds fair value to the extent that the carrying value of goodwill exceeds its fair value. The fair values of the reporting units are estimated using the discounted present value of estimated future cash flows. The fair value of the reporting units could change significantly due to changes in estimates of future cash flows as a result of changing economic conditions, our business environment and as a result of changes in the discount rate used.

The Company’s goodwill impairment analysis performed as of January 2, 2010 indicated that none of the reporting units were at risk of failing the goodwill impairment test. If reductions in estimated undiscounted or discounted cash flows occur in the future, and such reductions indicate that an impairment loss has occurred, an impairment loss will be recorded in the period that such a determination is made.

We amortize certain definite-lived acquired intangible assets on a straight-line basis over estimated useful lives of seven to nineteen years for patents, seven to twenty years for customer relationships, four to five years for licensing and other agreements and seven years for finite-lived trademarks and tradenames. Deferred financing costs are being amortized by the straight-line method over the term of the related debt, which does not vary significantly from an effective interest method.

Income Taxes. We follow the provisions of SFAS No. 109, “Accounting for Income Taxes”, which was codified into Topic 740, “Income Taxes”. Deferred tax liabilities and assets are recognized for the expected future tax consequences of events that have been included in the financial statements or tax returns. Deferred tax liabilities and assets are determined based on the difference between the financial statement and tax bases of assets and liabilities (excluding non-deductible goodwill) using enacted tax rates in effect for the years in which the differences are expected to become recoverable or payable. A portion of our deferred tax assets relate to net operating loss carryforwards. The realization of these assets is based upon estimates of future taxable income. Changes in economic conditions and the business environment and our assumptions regarding realization of deferred tax assets can have a significant effect on income tax expense, and may result in the recognition of an additional income tax expense in the period such a change occurs.

Product Liability Litigation Matters and Contingencies. We are subject to various product liability claims and/or suits brought against us for claims involving damages for personal injuries or deaths. Allegedly, these injuries or deaths relate to the use by claimants of products manufactured or reconditioned by us or our subsidiaries and, in certain cases, products manufactured by others. The ultimate outcome of these claims, or potential future claims, cannot currently be determined with certainty. We estimate the uninsured portion of probable future costs and expenses related to claims, as well as incurred but not reported claims and record an accrual in this amount on our consolidated balance sheets. These accruals are based on managements’ best estimate of probable losses and defense costs anticipated to result from such claims, from within a range of potential outcomes, based on available information, including an analysis provided by an independent actuarial services firm, previous claims history and available information on alleged claims. However, due to the uncertainty involved with estimates, actual results could vary substantially from these estimates, and may result in an increase or decrease in expense in the period such an uncertainty is resolved.

Derivative Instruments and Hedging Activity. We enter into foreign currency exchange forward contracts to reduce our risk related to inventory purchases. These contracts are not designated as hedges, and therefore, they are recorded at fair value at each balance sheet date, with the resulting change charged or credited to cost of sales in the Consolidated Statements of Operations and Comprehensive Income.

Warranty Liability. We record a warranty obligation at the time of sale based on our historical experience. We estimate our warranty obligation by reference to historical product warranty return rates, material usage and service delivery costs incurred in correcting the product. Should actual product warranty return rates, material usage or service delivery costs differ from the historical rates, revisions to the estimated warranty liability would be required.

Stock-Based Compensation. Effective January 1, 2006, we adopted accounting standards which requires us to expense Class B Common Units of our Parent, or Units, granted under our Parent’s Incentive Plan based upon the fair market value of the Units on the date of grant. We are amortizing the fair market value of Units granted over the vesting period of the Units and we are using the prospective method of adoption. For Units issued prior to January 1, 2006, we accounted for these Units using the intrinsic value method in accordance with previous accounting standards.

Recent Accounting Pronouncements

In 2009, we adopted an update to Financial Accounting Standards Board, or FASB, Accounting Standards Codification, or ASC, topic 855 (formerly SFAS No. 165) related to subsequent events. This update defines subsequent events as either recognized (previously referred to in practice as Type I) or non-recognized (previously referred to in practice as Type II). The adoption did not have a material impact on our financial position or results from operations.

In 2009, we adopted Accounting Standards Update, or ASU, 2009-05, Fair Value Measurements (Topic 820)—Measuring Liabilities at Fair Value. ASU 2009-05 amends ASC topic 820 by providing additional guidance clarifying the measurement of liabilities at fair value. When a quoted price in an active market for the identical liability is not available, the amendments require that the fair value of a liability be measured using one or more of the listed valuation techniques that should maximize the use of relevant observable inputs and minimize the use of unobservable inputs. The adoption did not have a material impact on our financial position or results from operations.

In 2009, we adopted an update to FASB ASC topic 820 (formerly FSP SFAS 157-4) related to determining fair value when the volume and level of activity for the asset or liability have significantly decreased and identifying transactions that are not orderly (that is, distressed or forced). This update affirms that the objective of fair value, when the market for an asset is not active, is the price that would be received to sell the asset in an orderly transaction and clarifies and includes additional factors for determining whether potentially comparative transactions are orderly transactions or transactions that are not orderly (that is, distressed or forced). The adoption did not have a material impact on our financial position or results from operations.

In 2009, we adopted an update to FASB ASC topic 805 (formerly SFAS No. 141 (R)) related to business combinations. New requirements include: (i) the fair value of stock provided as consideration be measured as of the acquisition date instead of the announcement date; (ii) acquisition-related costs be recognized separately from the acquisition, generally as an expense, instead of treated as a part of the cost of the acquisition that was allocated to the assets acquired and the liabilities assumed; (iii) restructuring costs that the acquirer expected, but was not obligated to incur, be recognized separately from the acquisition instead of recognized as if they were a liability assumed at the acquisition date; (iv) contingent consideration be recognized at the acquisition date, measured at its fair value at that date, instead of recognized when the contingency was resolved and consideration was issued or became issuable; (v) recognizing a gain when the fair value of the identifiable net assets acquired exceeds the fair value of the consideration transferred instead of allocating the “negative goodwill” amount as a pro rata reduction of the amounts that otherwise would have been assigned to particular assets acquired; (vi) research and development assets acquired in a business combination will be recognized at their acquisition-date fair values as assets acquired in a business combination instead of being measured at their acquisition-date fair values and then immediately charged to expense; and (vii) changes in the amount of deferred tax benefits created in a business combination, outside of the valuation period, will be recognized either in income from continuing operations or directly in contributed capital, depending on the circumstances, instead of recognized through a corresponding reduction to goodwill or certain noncurrent assets or an increase in so-called negative goodwill. The adoption did not have a material impact on our financial position or results from operations.

In 2009, we adopted an update to FASB ASC topic 350 (formerly FSP SFAS 142-3) related to the determination of the useful life of intangible assets. This update amends the factors that should be considered in developing renewal or extension assumptions used to determine the useful life of a recognized intangible asset in order to improve the consistency between the useful life of a recognized intangible asset under FASB ASC topic 350 (formerly SFAS 142) and the period of expected cash flows used to measure the fair value of the asset under FASB ASC topic 805, (formerly SFAS No. 141(R)). The adoption did not have a material impact on our financial position or results from operations.

In 2008, the FASB issued an update to FASB ASC topic 820 (formerly FSP SFAS 157-2). This update deferred the effective date of changes to fair value measurements as it relates to non-financial assets and liabilities including items such as reporting units measured at fair value in a goodwill impairment test and non-financial assets acquired and liabilities assumed in a business combination until fiscal years beginning after November 15, 2008. Effective January 1, 2009, we began applying the changes to the fair value measurements which were previously deferred. The adoption of these changes did not have a material impact on our financial position or results from operations.

BUSINESS

Easton-Bell Sports, Inc. was incorporated in Delaware in April 2003. Our executive offices are located at 7855 Haskell Avenue, Suite 200, Van Nuys, California 91406, and our telephone number is 818-902-5800. Easton-Bell Sports, Inc. is a wholly-owned subsidiary of RBG Holdings Corp., or RBG, which is a wholly-owned subsidiary of EB Sports Corp., or EB Sports, of which 100% of the issued and outstanding voting common stock is owned by Easton-Bell Sports, LLC, our ultimate parent company (the Parent or our Parent). Unless otherwise indicated, all references in this prospectus to Easton-Bell, we, us, our, and the Company refer to Easton-Bell Sports, Inc. and its consolidated subsidiaries.

Overview

We are a leading designer, developer and marketer of branded sports equipment, protective products and related accessories. We offer products that are used in baseball, softball, ice hockey, football, lacrosse and other team sports, and in various action sports, including cycling, snowsports, powersports and skateboarding. Sports enthusiasts at all levels, from recreational participants to professional athletes, choose our products for their innovative designs and advanced materials, which provide a performance or protective advantage. Throughout our history, our focus on research and development has enabled us to introduce attractive and innovative products, many of which have set new standards for performance in their respective sports. As a result, we are able to consistently enter new product categories and expand and improve our existing product lines.

We currently sell a broad range of products primarily under four well-known brands—Easton®(baseball, softball and ice hockey equipment, apparel and cycling components), Bell®(cycling and action sports helmets and accessories), Giro®(cycling and snowsports helmets and accessories) and Riddell®(football equipment and reconditioning services). Together, these brands represent the vast majority of our revenues. We believe that our brands are among the most recognized in the sporting goods industry as demonstrated by our leading market share in many of our core categories.

We sell our products through diverse channels of distribution including: (i) specialty retailers that cater to sports enthusiasts who typically seek premium products at the highest performance levels, (ii) national and regional full-line sporting goods retailers and distributors, (iii) institutional buyers such as educational institutions and athletic leagues and (iv) mass retailers that offer a focused selection of products at entry-level and mid-level price points. As a function of our flexible, low fixed-cost production model, we are able to leverage the expertise of our vendor partners in order to reduce the overhead and capital intensity generally associated with manufacturing.

Industry Overview

Sporting Goods Industry

We compete in the sporting goods industry, which includes sports equipment, athletic footwear and apparel. According to NPD Group, a consumer research firm, the worldwide retail sporting goods market was estimated at $284.0 billion in 2008. According to the Sporting Goods Manufacturers Association, or SGMA, manufacturers’ sales of sporting goods in the United States, our largest market, has grown from $48.4 billion in 2000 to $66.3 billion in 2008. The SGMA also reported that sales of sporting goods in the United States fell by 3.2% in 2008 as consumers reduced spending in the wake of the recession. SGMA reported that sales of sporting equipment in the United States grew from $13.7 billion in 2000 to $20.8 billion in 2008, with 2008 realizing a decline in sales of approximately 2.4%. Although sales figures for 2009 are not yet available, sales in both sports equipment and the sporting goods market may have declined in 2009, but we believe that, in the long-term, avid participants will be willing to pay premium prices for high performance and enhanced-protection equipment, which should contribute to future market growth.

The sporting goods equipment industry has undergone a period of consolidation. Certain equipment manufacturers have chosen to assemble a multitude of brands offering a wide range of commodity-like products often competing primarily on price. Others, including us, primarily focus on creating a portfolio of sporting goods products that are differentiated by high performance and compete on product quality, enhanced features, technology, styling, price and customer service.

Baseball and Softball

According to the SGMA, in 2008 in the United States baseball and softball (including both fast-pitch and slow-pitch) attracted approximately 15.0 million participants and 12.2 million participants, respectively. The SGMA reports that baseball participation has remained relatively stable in this decade, following declining participation in the 1990’s. After declining earlier this decade, participation rates for both fast-pitch and slow-pitch softball have been relatively stable over the past few years. Wholesale shipments of baseball and softball equipment were approximately $602.0 million in 2008, as compared to $594.0 million in 2006, representing a growth rate of approximately 1%. The SGMA estimates that greater than 40% of the expenditures in baseball and softball are related to the purchase of bats. We believe the enthusiast base in these sports will experience continued growth, driven by increasing popularity of travel ball, club baseball and softball and more frequent play.

Ice Hockey

According to the SGMA, ice hockey attracted 1.9 million participants in the United States in 2008 and United States wholesale shipments of ice hockey equipment was approximately $218.0 million in 2008, representing a 9% increase compared to the $200.0 million of ice hockey equipment sold in 2006. We estimate that the Canadian ice hockey market is at least as large as the United States market in terms of participants and dollars spent. The SGMA reports that United States participation in ice hockey in 2008 has almost doubled at the high school level since 1990, including an increase in female participation. Elite athletes represent an even faster growing segment of the ice hockey market, as evidenced by the fact that the number of NCAA colleges sponsoring hockey teams in 2007 has more than doubled since 1990 to 215 teams.

Football Helmets

According to the SGMA, tackle football attracted approximately 7.7 million United States participants and total United States manufacturers’ sales of football equipment were estimated at $496.0 million in 2008. As the largest and most popular sport for high school and college males, the football market is expected to continue to grow. Competitive tackle football leagues, such as the NCAA, high school leagues and Pop Warner, have increasingly emphasized the safety of participants by enforcing exacting equipment standards with an increased focus on the protective characteristics of helmets. As a result, football helmets have typically commanded higher price points, as well as faster equipment replacement and reconditioning rates. Due to the prevalence of dedicated organizations and players that demand a high level of safety without sacrificing performance, we believe that growth in sales of high performance, technologically advanced football equipment, including helmets and shoulder pads, as well as reconditioning services resulting from this trend will continue to provide a growth opportunity.

Cycling Helmets and Related Accessories

According to the SGMA, cycling (including bicycle motocross, or BMX, road and mountain biking) attracted approximately 47.6 million participants in 2008, as compared to approximately 46.9 million in 2006. Cycling has become one of the most popular physical activities in the United States and many states have laws mandating the use of helmets while riding a bicycle for those under the age of 18. Cycling continues to be influenced by increased television coverage of major events such as the Tour de France. In addition, many observers believe that cycling sales and participation rates have increased as a result of higher costs of gasoline in recent years and an increasing presence of the green movement.

The accessory segment of the United States bicycle industry is larger than the helmet segment and is driven by highly technical products that command premium prices. As the mix of riders has shifted towards high-end road cyclists, the demand for such accessories has increased significantly.

Helmets for Action Sports, including Snowsports and Powersports

Participation in action sports, such as snowboarding has grown recently. According to the SGMA, snowboarding is a fast growing sport with a growth rate of 5% in 2008, attracting approximately 7.2 million participants. The SGMA estimates that United States manufacturers’ sales of snowboarding equipment in 2008 were $202.0 million, an increase of 9% compared to 2006 levels. Events such as the ESPN X Games, the inclusion of snowboarding as a medal event in the Winter Olympics and the national recognition of leading board sport athletes have broadened general awareness of the action sports lifestyle. In addition, we believe that use of motor and other electric scooters is increasing. Growth in these sports should drive overall helmet sales as participants become more aware of the risk of head injuries.

Sports Apparel

According to the SGMA, wholesale spending for consumer sports apparel in the United States declined 2% in 2008, to approximately $28.9 billion in annual sales as team uniforms and performance apparel were the only sub-categories to experience growth. The sports apparel segment is benefiting from consumers’ preference toward casual, comfortable clothing. The NPD Group has found that only about 30% of sports apparel spending goes toward clothes that consumers intend to use for sports or fitness activities. Recent performance driven innovations, such as advanced features and highly technical fabrics, have fueled demand and increased price points for performance athletic apparel in recent years.

Our Brands

We currently sell a broad range of products, primarily under four well-known brands—Easton, Bell, Giro and Riddell—which represent the vast majority of our sales. We believe that our brands are among the most recognized and respected in the sporting goods industry, as demonstrated by our leading market share in many of our core categories. As a result of the high-performance nature of our products, we have been able to build and maintain relationships with professional and college sports teams, leagues and organizations and high-profile athletes. The visibility provided by these relationships reinforces the authenticity of our brands and drives demand for our products among retailers and consumers.

Our four primary brands include:

Easton. Under the Easton brand, founded in 1922, we offer baseball, softball, ice hockey and cycling components. We believe Easton is recognized as one of the most innovative brands in the baseball, softball and ice hockey equipment industry. In MLB, All-Star player Jason Bay, Andre Ethier and Matt Kemp wear and use the Easton brand. We believe our hockey sticks are used by more NHL players than any other brand and that consumers choose Easton branded products due to their combination of performance, quality and value. As a result, we have been able to build and maintain relationships with some of the most visible professional athletes in the NHL, which includes All-Star players Dany Heatley. Marian Gaborik and Henrik Zetterberg who wear and use Easton hockey equipment.

Bell. Under the Bell brand, founded in 1954, we offer helmets for cycling, motorcycles (street and motorcross), auto racing, skateboarding and other action sports, as well as various cycling and fitness accessories. We believe Bell is the number one brand in the United States by sales in cycling helmets and accessories. Bell branded products are used by cycling enthusiasts ranging from competitive athletes to recreational users. Consumers choose Bell branded cycling helmets due to design, fit, quality, durability and value. The Bell brand image of toughness, dependability and performance is supported through the use of Bell products by, and sponsorship of, such high-profile athletes and professional cycling teams as U.S. National Road Champion George Hincapie, Road World Champion Cadel Evans, motorcycle race champion Aaron Gobert and motocross champion James Stewart.

Giro. Under the Giro brand, founded in 1986, we offer premium helmets for cycling and various snowsports (including skiing and snowboarding), as well as various accessories, including snow goggles, cycling gloves and eyewear. We believe the Giro brand is the number two brand in the United States by sales in cycling helmets (second only to Bell) and the number one brand in the United States by sales in ski and snowboard helmets. We believe that consumers are willing to pay premium prices for our Giro helmets due to Giro’s reputation for innovation as well as sleek, stylish and speed-oriented designs. The Giro brand image is reinforced through the use of Giro products by, and sponsorship of, leading professional athletes, including Tour de France winners Lance Armstrong and Alberto Contador and Winter X Games gold medal winners Gretchen Bleiler and Simon Dumont.

Riddell. The Riddell brand, founded in 1929, is one of the most recognized brands in football. The Riddell branded helmet is used by numerous Division I NCAA football teams and has been the Official Helmet of the NFL since 1989, resulting in significant awareness of the Riddell brand with the general public, as well as with youth leagues and high schools. Under the Riddell brand, we sell football helmets, shoulder pads and related equipment, uniforms and reconditioning services for our football and other team sports products. We also sell branded collectible products, such as replica football helmets which reflect NFL and popular collegiate team logos.

In addition to the above products, we also sell a variety of accessories, including (i) bicycle pumps, headlights, safety lights and reflectors under the Blackburn®brand, (ii) bicycle trailers and child carrier seats under the Co-Pilot®brand (founded in 2000), and (iii) a full line of mats, resistance bands, kits and other fitness accessories designed primarily for strength training, yoga and pilates under the Bell and Savasa® (launched in 2004) brands. Additionally, we own the rights to use the widely recognized MacGregor® brand (exclusive of golf products), which we license to select third parties to manufacture and market footwear and other sports equipment.

Products and Services

For the period ended January 2, 2010, we had two reportable segments: Team Sports and Action Sports. Our Team Sports segment primarily consists of football, baseball, softball, ice hockey and other team sports products and reconditioning services related to certain subcategories of these products. Our Action Sports segment primarily consists of helmets, equipment, components and accessories for cycling, snowsports and powersports and fitness related products. For financial information on each segment, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and Note 6 to our Consolidated Financial Statements contained herein.

Team Sports

Our Team Sports segment produces technologically advanced equipment and apparel for baseball, softball, ice hockey and football and also provides reconditioning services for various sporting goods.

Baseball and Softball

We offer a broad line of baseball and softball (both slow-pitch and fast pitch) equipment and accessories (bats, gloves, protective equipment and apparel) for athletes and enthusiasts at all levels of competition. Substantially all of our baseball and softball products are currently sold under the Easton brand name. Since our first aluminum bat produced in 1969, our bats have featured advanced designs and materials to optimize hitting performance, feel and durability. Baseball and softball products accounted for approximately 19.1%, 20.3% and 20.9% of our net sales in 2009, 2008 and 2007, respectively.

Ice Hockey

We offer a broad line of ice hockey equipment and accessories (sticks, blades, skates, protective equipment and apparel) for athletes and enthusiasts at all levels of competition. All of our ice hockey products are sold under the Easton brand name. We believe our sticks are used by more NHL players than any other brand. Ice hockey products accounted for approximately 15.0%, 15.1% and 15.5% of our net sales in 2009, 2008 and 2007, respectively.

Football

Football Helmets—Substantially all of our football products and services are currently sold under the Riddell brand name. We believe we are the world’s leading designer, developer and marketer of football helmets. Our football helmets are designed to provide excellent on-field performance while meeting or exceeding all relevant safety standards.

Reconditioning Services—We believe we are the leading reconditioner of football equipment in the United States. We recondition football helmets and shoulder pads, baseball and lacrosse helmets, catcher’s equipment, baseball gloves and hockey helmets and shoulder pads. Most of our reconditioning volume is comprised of football helmets and shoulder pads as reconditioning typically includes the cleaning, sanitizing, buffing and/or painting of helmets. Face guards, interior pads, chin straps and other helmet components are inspected and replaced as necessary. Helmets are recertified to conform to the standards set by NOCSAE, which is the leading standard-setting organization for athletic equipment.

Football equipment and reconditioning services accounted for approximately 11.4%, 10.7% and 10.5% of our net sales in 2009, 2008 and 2007, respectively.

Other Products and Licensing

We sell collectible football helmets that primarily reflect licensed NFL and major collegiate trademarks. Our collectible helmets are available in a variety of sizes and forms, including authentic helmets that are identical to competitive helmets used on-field by professional players, replica helmets that have a similar appearance to the authentic helmet but are constructed with less advanced materials, mini helmets that are half-scale versions of full-size helmets and pocket size helmets that appeal to both collectors and the mass market.

In addition to the team sports products described above, we offer a range of practice wear, apparel, footwear and game uniforms under the Riddell and Easton brand names that are used on and off the field by football, baseball, softball and ice hockey athletes. These functional products incorporate advanced technical materials and innovative designs, such as our Full Range Motion technology, which enables the athlete to have full range of motion without affecting the garment body.

We also have entered into selective licensing agreements that allow third parties to manufacture and market products under the Riddell, Easton and MacGregor brand names. Products currently licensed include Riddell footwear, Easton footwear, Easton table and outdoor games and MacGregor footwear and team sports equipment. We receive royalty income from sales of these products.

Other team sports products and licensing accounted for approximately 8.5%, 9.9% and 10.7% of our net sales in 2009, 2008 and 2007, respectively.

Action Sports

Our Action Sports segment encompasses a number of individual sports, such as cycling, extreme sports, snowsports, powersports and fitness activities. Within many of these sports, we are primarily focused on the helmet market. Within cycling, we are also focused on the accessories and premium components markets.

Cycling and Extreme Sports

Substantially all of our recreational cycling and extreme sports helmets are sold under the Bell brand name and our premium cycling helmets are sold under the Bell and Giro brand names. We sell premium cycling components under the Easton brand name and high-performance accessories under the Blackburn brand name. We also sell other accessories under the Bell and CoPilot brand names and certain recreational youth cycling helmets and accessories under various licensed brands, including Barbie, Hot Wheels, Sesame Street and X Games.

Helmets—We offer helmets designed for cycling and action sports, including skateboarding and BMX biking. These helmets incorporate many proprietary technologies and feature styling designed to appeal to sports enthusiasts. Cycling and action sports helmets accounted for approximately 19.8%, 19.3% and 18.5% of our net sales in 2009, 2008 and 2007, respectively.

Premium Cycling Components and Accessories—We offer premium cycling components, including handlebars, tubing and wheels that are sold through specialty retailers and directly to original equipment manufacturers. Our cycling components incorporate advanced designs and materials for optimal weight, strength and shock-absorbing characteristics and are frequently used by professional racing teams. Under the Blackburn brand name, we offer a broad range of high-performance accessories, including air pumps and CO2 inflators, aluminum racks, lights, cyclometers and tools. Premium cycling components and accessories accounted for approximately 5.6%, 6.5% and 6.3% of our net sales in 2009, 2008 and 2007, respectively.

Cycling Accessories—We offer a wide selection of cycling accessories, including lights, mirrors, reflectors, locks, pumps, pedals, tires, protective pads, gloves and bags under our Bell and CoPilot brands that are sold primarily through mass retailers. Cycling accessories accounted for approximately 10.7%, 9.4% and 9.4% of our net sales in 2009, 2008 and 2007, respectively.

Snowsports

We offer helmets for various snowsports, including snowboarding and skiing, as well as various snowsports accessories. Our snowsports helmets and accessories are sold under the Giro brand name. We have consistently been a leader in comfort and fit, as well as performance, from our first snow helmet with adjustable vents to wireless audio helmets, which feature specially designed headphones that are built seamlessly into the helmet ear pads and can be used with MP3 players or other portable audio devices. Snowsports helmets accounted for approximately 6.1%, 4.7% and 3.9% of our net sales in 2009, 2008 and 2007, respectively.

Powersports

We offer helmets for various powersports, including motocross and auto racing, as well as various powersports accessories under the Bell brand name. Our powersports helmets are designed for motorcycles, both street and motocross, snowmobiles and auto racing. Powersports helmets and accessories accounted for approximately 1.3%, 1.8% and 2.2% of our net sales in 2009, 2008 and 2007, respectively.

Fitness Accessories

We offer a broad line of fitness accessories, including mats, resistance bands, weights and other fitness products designed primarily for strength training, yoga and pilates. All of our fitness accessories are sold under the Bell and Savasa brands. Fitness accessories accounted for approximately 2.5%, 2.3% and 2.1% of our net sales in 2009, 2008 and 2007, respectively.

Competition

Although we have no competitors which challenge us across all of our product lines, the markets for our products are highly competitive and we face competition from a number of sources in many of our product lines.

Team Sports

In baseball and softball, we compete with numerous national and international competitors including Rawlings Sporting Goods, Worth Sports, Wilson Sporting Goods, Louisville Slugger and Mizuno Corp. In ice

hockey, we primarily compete with Bauer Hockey and Reebok-CCM Hockey. In football, we compete with several companies, such as Adams USA, Schutt Sports, Douglas Protective Equipment and Rawlings Sporting Goods and our reconditioning business competes with many regional companies. Our uniform and practice wear business also competes with national businesses such as Adidas, Nike, Russell Athletic and Under Armour. We believe that we compete in each of these team sports markets on the basis of brand name recognition, product features, quality and customer service.

Action Sports

In cycling helmets and components, we compete with several national and regional competitors. Within the mass retail channel, our main competitor is Dorel Industries, Inc., or DI, which markets its products under such well-known brand names as Schwinn, Mongoose and GT. DI competes with us primarily on brand name recognition and price. In the specialty retail channel, our primary competitors are Trek Bicycle Corporation and Specialized Bicycle Components, both of whom compete with us mostly on a combination of performance, price, style, quality, design and focus on cycling enthusiasts.

We primarily compete in the snowsports and powersports markets with a number of smaller companies and a few multinationals, which compete mostly on a combination of performance, price and design. In the snowsports helmet market, we compete with several domestic and international brands, including Boeri, Carrera, Leedom, Marker, Pro-Tec, R.E.D., which is owned by The Burton Corporation, Salomon, which is owned by Amer Sports and Smith. In the powersports helmet market, we compete against such well-known brands as Arai, Shoei, HJC and KBC.

Sales

We utilize separate sales forces and a variety of distribution channels for the various products in our segments, enabling us to design specific marketing strategies for each brand and product.

Sales of Team Sports Products

Retail Sales

We sell a broad selection of our team sports products, including our baseball, softball and ice hockey products, to both national and regional full-line sporting goods retailers in North America. We believe that our leading brands and the breadth and depth of our product portfolio match well with sporting goods chains’ marketing strategies, product selections and service capabilities, which generally fall between those of mass merchants and specialty retail accounts. Our extensive product selection allows sporting goods retailers to tailor their mix of our products to their individual selling strategies. In addition, we believe that sporting goods retailers benefit from consumer recognition and demand for our brands through increased foot traffic in their stores. We also sell team sports products to approximately 2,800 independent specialty retail accounts in North America. These retailers cater their marketing and product selections to sports enthusiasts who often seek premium products having the highest level of performance. We work with specialty customers to improve sales and profits by providing highly visible product displays and point-of-purchase signage.

Our team sports products that are sold to retail customers are sold through our network of approximately 50 in-house and independent sales representatives in the United States and Canada and through various third party distributors in other regions of the world. Our in-house sales team provides sales and support services to key retail accounts. Sales efforts to these customers are led by a national account manager, supported by other members of the sales team. These sales teams visit frequently with our larger customers to assist them with in-store merchandising, signage and market guidance, as well as to receive feedback and to anticipate future needs.

Institutional Sales

We primarily sell football helmets, shoulder pads, certain other team sports equipment, uniforms, accessories and reconditioning services to educational institutions and athletic leagues. We have a direct sales force and marketing team of approximately 240 individuals, which focus on sales to the NFL and approximately 17,000 high schools, 1,100 colleges and numerous youth leagues across the United States. We believe our institutional sales force, made up primarily of former players, former coaches and experienced industry sales professionals, is the largest national direct sales force for football products and services in the institutional sporting goods industry and provides us with a significant competitive advantage. Their experience helps us understand the needs, budgetary and timing constraints and other concerns of our customers and also facilitates education on new product offerings. Additionally, this approach allows us to sell equipment and reconditioning services directly to our customers, which enables us to more readily explore add-on sales opportunities. Our ability to actively manage the requirements of thousands of schools, leagues and professional teams with timely and expert service has aided us in establishing a reputation as a leader in customer service with a loyal customer base.

Sales of Action Sports Products

We primarily sell our broad selection of action sports products, including cycling, snowsports, powersports and skateboarding helmets and accessories through independent specialty retail accounts, sporting goods stores and mass retailers. We also sell premium aftermarket cycling components and accessories to distributors who supply the specialty retail channel and directly to bicycle manufacturers.

We utilize approximately 100 in-house and independent sales professionals across North America and a network of approximately 100 third-party distributors in other regions of the world to distribute our action sports products. Similar to our in-house sales team for team sports products, our in-house sales team for action sports products provides sales and support services to key retail accounts, including category management services for certain of our mass retail customers. These efforts are led by a national account manager, who is supported by other members of the sales team. These sales teams work with large sporting goods and mass retail customers to assist them with in-store merchandising, signage and market guidance, as well as to receive feedback and to anticipate future needs.

Marketing

Relationships with Athletes, Teams and Organizations

Our Easton, Bell, Giro and Riddell brands have enjoyed high visibility around the world due to use of our products by leading athletes. Many high-profile athletes choose to use our products even though they are not sponsored by us, which gives our products increased exposure to consumer audiences, strengthens the perceived authenticity of our brands and drives demand for our products among retailers and consumers. Our brands have a strong presence in professional (MLB, the NHL and the NFL), collegiate and youth leagues, the Summer and Winter Olympics, the Tour de France, X Games and NASCAR.

We sponsor several hundred individuals, including teams across baseball, softball, ice hockey, cycling, snowboarding, skiing, motocross, auto racing and other sports around the world. In addition, we have an exclusive contract with the NFL under which our football helmets are designated the Official Helmet of the NFL. Our agreement with the NFL permits our Riddell brand mark to appear on the front and on the chin strap of each Riddell helmet used during NFL play and provides that there be no indicia of any other brand on any other helmet worn during a game. We believe that Riddell helmets are used by approximately 80% of the players in the NFL. At the youth level, Riddell, is the Official Football Helmet & Protective Equipment Partner of USA Football and the Official Hardgoods Supplier of American Youth Football, which are associated with a combined 3.5 million youth football players. Within hockey, we believe that approximately 47% of NHL players use Easton hockey sticks and in baseball, Easton is the official equipment supplier of the Little League World Series.

Advertising and Promotional Events

As a result of the foregoing relationships, we receive a significant amount of media exposure. We augment this exposure with advertisements highlighting the distinctive design, quality and features of our products in various media outlets, including industry periodicals, magazines, newspapers and television media. To further reinforce and build our brand recognition, we conduct a variety of marketing and promotional events in support of our products. For example, we participate in coaches clinics and equipment shows throughout the year where our product lines are displayed and promoted along with our reconditioning services. In addition, we dedicate resources to educate customers on the importance of helmet safety and proper fit and invest in initiatives designed to increase awareness of the importance of head protection in preventing brain injury.

Design and Product Development

Investment in research and development has been and continues to be a critical component of our business strategy. We are committed to the design and development of new products utilizing new technologies that provide athletes and other sports enthusiasts with performance or protective advantage over existing products. We believe that innovation drives consumer demand and often leads to higher selling prices. We have a track record for innovation in each of the markets in which we compete.

We also actively work with several organizations that set safety or performance standards for the sporting goods we sell. Our products meet or exceed the standards established by the most important regulatory and testing bodies, including the Department of Transportation, CPSC, HECC, and CSA, and various private organizations, including NOCSAE, which is the leading standard-setting organization for athletic equipment (including football, baseball, softball and lacrosse helmets, as well as other equipment) and the Snell Memorial Foundation, which is a leading organization that tests and certifies helmets for cycling, snowsports, powersports and other action sports. We also work with various athletic leagues, including the NFL, the NHL, MLB, the NCAA and Little League Baseball and Softball, that set standards for equipment used in competition and various conferences within these athletic organizations that have their own standards. We believe that we have regularly been among the first to adopt new safety or performance standards.

We invest in engineering and applied research to improve both the quality and performance of our current products and to develop new products. Our in-house research and development group includes approximately 70 employees. Our product development personnel work with top athletes to understand the latest industry trends and to develop new products or features that respond to their needs as well as set new industry standards. This team is augmented by additional product development, engineering and quality control personnel in the United States and Hong Kong who assist with the engineering and design of our products. We regularly test products throughout the development and manufacturing processes and all of our products are subjected throughout the manufacturing process to various quality control procedures that often exceed those mandated by law.

Production, Sourcing and Distribution

We currently maintain manufacturing, assembly and distribution facilities in the United States, Canada, Mexico, China and Taiwan. We also generally employ a dual strategy for sourcing goods from third parties. For certain of our products that involve our proprietary design and materials technologies, we negotiate exclusive agreements with a limited number of manufacturing partners. For our products that are less complex to produce, we maintain relationships with a broader base of suppliers to purchase goods as needed without contractual obligation.

Our aluminum and composite baseball and softball bats are manufactured in Asia. We transitioned the production of our aluminum bats and certain cycling products from our Van Nuys, California facility to Asia during the second quarter of 2007. We manufacture a portion of our composite ice hockey sticks and blades and certain cycling components at our facility in Tijuana, Mexico and the balance of these products are sourced from various domestic and international suppliers. Custom ice hockey pants, gloves and skates are manufactured at our facility in Quebec, Canada. We assemble and package a portion of our cycling, football, snowsports, powersports and other helmets at our Elyria, Ohio and Rantoul, Illinois facilities, while the balance of our helmets are sourced from outside of the United States. Reconditioning services are performed at facilities strategically located throughout the United States, Canada and Mexico. In addition, we maintain a silk screening operation at our Elk Grove Village, Illinois facility to customize our football practice wear and uniform products with almost any logo, team name or other design that our customer requests.

We complement our manufacturing infrastructure with overseas sourcing and leverage our purchasing volumes to receive lower prices. We have exclusive agreements with various third-party vendors in Asia to produce a portion of our aluminum and composite products. These agreements provide us with additional flexibility and manufacturing capacity. To protect the integrity of our brands, we actively inspect products purchased from third-party vendors to confirm that they meet our high-quality standards. We have a product development team in Hong Kong that supports our Asian sourcing efforts. In addition to handling product design, this team visits and works with many of our suppliers to verify product specifications, logistics and quality control. We require our suppliers to perform factory tests periodically to confirm the material and functional integrity of our products.

We operate distribution facilities in Illinois, Pennsylvania, Utah, Canada and Taiwan, which allow us to maintain high service levels for our customers across all distribution channels. We also use a third party distributor in California to provide distribution services for apparel and footwear products.

Seasonality

Our business is subject to seasonal fluctuation. Sales of cycling products, baseball and softball products and accessories occur primarily during the warm weather months. Sales of football helmets, shoulder pads and reconditioning services are driven primarily by football buying patterns, where orders begin at the end of the school football season (December) and run through to the start of the next season (August). Shipments of football products and performance of reconditioning services reach a low point during the football season. Sales of ice hockey equipment are driven by ice hockey buying patterns with orders shipping in late spring for fall play. Seasonal impacts are increasingly mitigated by the rise in snowsports and powersports sales which, to a certain extent, counter the cycling, baseball, softball and football seasons.

Intellectual Property

We have a portfolio of approximately 174 patents along with approximately 85 pending patent applications. While we believe certain of these patents are material to the success of our products based on currently competing technology, we also believe that experience, reputation, brand recognition and our distribution network provide significant benefits to our business.

We believe our well-known brands—Easton, Bell, Giro and Riddell—are a core asset of our business and are of great value to us. We maintain a portfolio of active registered trademarks in support of our brands, including registration of certain trademarks in the United States and in certain other countries. We have also obtained licenses to use certain popular brands on select youth cycling helmets and accessories from several companies including Mattel Inc., to use the Barbie and Hot Wheels brands, ESPN, Inc., to use the X Games brand and the Sesame Workshop, to use the Sesame Street brand.

In connection with our purchase of Easton Sports, Inc., or Easton, in March 2006, we licensed the Easton trademark to certain affiliates of James L. Easton solely in connection with specific products or services, none of which currently compete with us. For a discussion of this license and other related technology licenses to such James L. Easton affiliates, see “Certain Relationships and Related Transactions, and Director Independence.” We also license the Easton trademark to third parties with respect to the production and marketing of footwear and certain recreational games, the Riddell trademark for footwear and the MacGregor trademark primarily for athletic footwear and sports equipment. In addition, the Bell trademark is currently licensed to a third party for the production of motorcycle helmets and accessories sold outside of the United States, Canada and Mexico.

Employees

We believe that our relationships with our employees are good. As of January 2, 2010 we had 2,348 employees, including 151 in product design, engineering and testing, 1,545 in operations, including manufacturing and distribution, 422 in sales and marketing and 230 in administration. Approximately 60 of our employees are represented by unions. Our collective bargaining agreement with a union in York, Pennsylvania, expires in December 2012, and an agreement with a union in New Rochelle, New York, expires in January 2012.

Insurance and Risk Management

Our business exposes us to claims for product liability and warranty claims in the event our products actually or allegedly fail to perform as expected, or the use of our products results, or is alleged to result, in personal injury or death. We have various pending product liability cases against us. We vigorously defend product liability cases brought against us and actively manage our product liability exposure through research and testing, active case management and insurance. We maintain levels of insurance which we believe to be adequate. Our primary product liability insurance policy expires in July 2011.

Governmental Regulation

Our products and accessories are subject to the Federal Consumer Product Safety Act, which authorizes the CPSC to protect consumers from hazardous sporting goods and other products. The CPSC has the authority to exclude from the market certain articles which are found to be hazardous and can require a manufacturer to repurchase such goods. We maintain a quality control program for our protective equipment operations and retail products that is designed to comply with applicable laws. To date, none of our products have been deemed to be hazardous by any governmental agency. However, we do anticipate having to recall approximately 8,200 motorcycle helmets as a results of non-compliance with a Department of Transportation standard, but we do not believe it will have a material impact on our business. Operations at all of our facilities are subject to regulation by the Occupational Safety and Health Administration, and various other regulatory agencies. Our operations are also subject to environmental regulations and controls. While some of the raw materials used in our operations may be potentially hazardous, we have not received any material environmental citations or violations and we have not been required to spend significant amounts to comply with applicable law or to remediate conditions created by releases or disposal of hazardous materials.

Properties

As of January 2, 2010 we operated 20 facilities in the United States, three in Canada, two in Mexico, one in Europe and three in Asia. Our corporate headquarters is located in Van Nuys, California. Set forth below is information regarding our principal properties:

Location	Primary Use	Business Segment	Leased Sq. Ft.	Owned Sq. Ft.
Van Nuys, CA	Corporate Headquarters and Offices	Team and Action Sports	56,647
Scotts Valley, CA	Offices and Research and Development	Action Sports	55,320
Irving, TX	Offices	Action Sports	27,197
Rosemont, IL	Offices and Research and Development	Team Sports	20,531
Rantoul, IL	Offices, Manufacturing and Warehouse	Team and Action Sports	753,696
York, PA	Warehouse	Action Sports		465,000
Salt Lake City, UT	Warehouse	Team Sports	133,000
Elyria, OH	Offices, Reconditioning and Warehouse	Team Sports	134,788
Kirkland, Canada	Offices and Warehouse	Team Sports	97,935
Tijuana, Mexico	Offices, Manufacturing and Warehouse	Team and Action Sports	112,525
San Antonio, TX	Reconditioning	Team Sports	58,800
Stroudsburg, PA	Manufacturing and Reconditioning	Team Sports	45,850

In addition to the primary facilities listed above, we operate other offices and facilities around the world totaling approximately 213,000 square feet. We consider each of our facilities to be in good condition and adequate for its present use. We believe that we have sufficient capacity to meet our current and anticipated manufacturing requirements.

Legal proceedings

We are subject to various product liability claims and lawsuits brought against us for claims involving damages for personal injuries or deaths. Allegedly, these injuries or deaths relate to the use by claimants of products manufactured, designed or reconditioned by us and, in certain cases, products manufactured by others. The ultimate outcome of these claims, or potential future claims, cannot presently be determined. Our management obtains an actuarial analysis and has established an accrual for probable losses based on this analysis which considers, among other factors, our Company’s previous claims history and available information on alleged claims. We maintain primary and excess product liability insurance coverage under various policies. Our primary product liability insurance policy expires in July 2011. We are also party to various non-product liability claims and actions, including without limitation, claims relating to infringement of intellectual property rights of others. For example, a judgment was recently rendered against us in a patent infringement proceeding relating to certain of our skate boots. However, we do not believe that such judgment or any other claims or actions, either individually or in the aggregate, are material to our business or financial condition.

MANAGEMENT

Our board of directors and the board of managers of our Parent, Easton-Bell Sports, LLC, are controlled by Fenway Partners Capital Fund II, L.P. The board of managers of our Parent is comprised of the same individuals as our board of directors. Each of our directors were chosen to serve as directors based on their prior work experience and directorships. The following table sets forth certain information regarding our directors and executive officers as of the date of this prospectus:

Name	Age	Position
James L. Easton	74	Chairman

Paul E. Harrington	48	President, Chief Executive Officer and Director

Mark A. Tripp	51	Chief Financial Officer, Senior Vice President of Finance, Treasurer and Secretary

Donna L. Flood	47	Chief Operations Officer and Executive Vice President of Specialty Product Marketing

Daniel J. Arment	49	President of Riddell Football

Christopher Zimmerman(1)	50	President of Easton

Steven T. Bigelow	46	Executive Vice President and General Manager of Mass Division and Action Sports Sales

S. Geoffrey Sadowy	44	Executive Vice President and General Manager of Easton Hockey and International Sales

Michael F. Zlaket	43	Executive Vice President and General Manager of Easton Baseball/Softball

Jackelyn E. Werblo	56	Senior Vice President of Human Resources

William L. Beane III	48	Director

Andrew Claerhout	38	Director

Shael J. Dolman	38	Director

Peter D. Lamm	58	Director

Terry G. Lee	61	Director

Timothy P. Mayhew	42	Director

Aron I. Schwartz	39	Director

Peter V. Ueberroth	72	Director

Richard E. Wenz	60	Director

(1)	Christopher Zimmerman became President of Easton in March 2010.

James L. Easton joined our board of directors and became Chairman in connection with the closing of our acquisition of Easton in 2006. Since 1973, Mr. Easton has served as Chairman and CEO of Jas. D. Easton, Inc. and Chairman of Easton. Mr. Easton was elected as a member of the International Olympic Committee, or IOC, in 1994, and in 2002, was elected as a member of the IOC Executive Board and one of the four Vice Presidents of the IOC. He presently serves on the IOC Nominations Commission and IOC Marketing Commission and is a member of the United States Olympic Committee, or USOC, Board of Directors. He served as a member of Ambassadors International Board of Directors, or AMIE, from 1995 to 2008 and was a member of Ambassadors Group Board, or EPAX, from 2001 to 2005. Mr. Easton was President of Federation Internationale de Tir a l’Arc, or FITA—International Archery Federation, from 1989 until 2005 and is currently a member of the Board of Visitors of the Anderson School of Management at UCLA and the LA84 Foundation.

Paul E. Harrington has served as our Chief Executive Officer and as a member of our board of directors since April 2008. Previously, Mr. Harrington was the President and Chief Executive Officer of Reebok International Ltd, or Reebok, from January 2006 to March 2008. From 2004 to 2006, Mr. Harrington served as Reebok’s Senior Vice President, International Operations, and Chief Supply Chain Officer, as well as oversaw Reebok’s Global Retail division including sales and marketing for the North America, Europe and Asia Pacific regions. From 2002 to 2004, he was Senior Vice President—World Supply Chain of Levi Strauss & Co.

Mark A. Tripp has served as our Chief Financial Officer since April 2006, as our Senior Vice President of Finance and Treasurer since November 2006 and as our Secretary since March 2009. Mr. Tripp previously served as the Chief Financial Officer and Vice President of Finance for Easton since 2001. From 1998 to 2001, he was with the Black & Decker Corporation working as Director of Finance for the Hardware & Home Improvement Group and the Division Controller for Price Pfister. From 1991 to 1998, Mr. Tripp was with Corning, Inc. where he held various finance positions. Prior to joining Corning, Inc. Mr. Tripp was with Deloitte & Touche from 1984 to 1991. Mr. Tripp is a certified public accountant in New York State.

Donna L. Flood has served as our Chief Operations Officer since January 2009 and as our Executive Vice President of Specialty Product Marketing since January 2010. Previously, Ms. Flood was the Vice President-Apparel Product Marketing in Asia (beginning January 2008) and the Vice President-Branded Apparel Development and Operations for Reebok since August 2004. From July 2003 to August 2004, she served as Vice President-European Operations for Reebok, with oversight for all supply chain activities in Europe. Starting in 1994, her 14 year career at Reebok also included the positions of Senior Director-Sales Operations/Inventory Management, Director-International Operations/Inventory Management, and Manager-International Footwear Operations.

Daniel J. Arment has served as our President of Riddell Sports since May 2008. Mr. Arment previously served as our Executive Vice President, General Manager Mass-Market Division since January 2005. Prior to that time, from September 2001 to December 2004, Mr. Arment was Vice President of Mass Sales for Bell and Bell Riddell Holdings. From 2000 to 2001, Mr. Arment was Vice President of National Sales for the Speedo Division of the Authentic Fitness Corporation. From 1991 to 2000 Mr. Arment served in various sales and customer marketing positions including Vice President of Field Sales for the Mass Cosmetics and Beauty Care Division of Revlon Inc. Prior to 1991, Mr. Arment worked for the Paper Art Company Inc./A Mennen Company and Playtex Family Products, Inc.

Christopher Zimmerman has served as our President of Easton Sports since March 2010. Previously, Mr. Zimmerman was President and CEO of Canucks Sports and Entertainment from November 2006 through August 2009. From April 2003 to October 2006, Mr. Zimmerman served as President and CEO of Nike Bauer Hockey an independent subsidiary of Nike. From August 1995 through March 2003, Mr. Zimmerman was employed by Nike in various positions including General Manager, Nike Golf and US Advertising Director. From 1983 until August, 1995, Mr. Zimmerman held various positions with Saatchi and Saatchi Advertising Agency, including Senior VP and Account Director. Mr. Zimmerman serves as a director of Ritchie Bros. Auctioneers Inc.

Steven T. Bigelow has served as our Executive Vice President and General Manager of Mass Division since May 2008 and as our General Manager of Action Sports Sales since January 2010. Mr. Bigelow previously served as Vice President of Mass Sales since February 2005. From 2002 to 2005, Mr. Bigelow was Director of Sales for the Bell Sports, Mass Division. From 1990 to 2002, Mr. Bigelow served in various sales management positions, including Director of Sales for the Mass Cosmetics and Beauty Care Division of Revlon, Inc. Prior to 1990, Mr. Bigelow worked for R. J. Reynolds Company.

S. Geoffrey Sadowy has served as our Executive Vice President and General Manager of Easton Hockey and International Sales since May 2008. Mr. Sadowy previously served as Chief Operating Officer for Easton Sports Canada since 1998, where he was responsible for the management of the Canadian and European markets—

responsibilities he currently maintains. From 1994 to 1998, Mr. Sadowy served as Easton Canada’s Vice President of Operations. Mr. Sadowy was at KPMG Peat Marwick from 1989 to 1994 and is a Chartered Accountant. Mr. Sadowy is currently the President and Chairman of OneGoal, a non-profit organization geared at expanding youth and minor hockey participation in North America.

Michael F. Zlaket has served as our Executive Vice President and General Manager of Easton Baseball/Softball since April 2008. Mr. Zlaket previously served as our Senior Vice President of Riddell Marketing and Product Development from 2006. Prior to that time, from 1996 to 2006, Mr. Zlaket served as Vice President of Easton Baseball/Softball Products. From 1991 to 1996, Mr. Zlaket served in several roles including, Product Manager, Group Marketing Manager and Director of Easton Baseball/Softball Products.

Jackelyn E. Werblo has served as our Senior Vice President, Human Resources since April 2006. Prior to that time, from April 2005, Ms. Werblo was Vice President of Human Resources for our Company. From January 2004 to April 2005, Ms. Werblo was a Senior Consultant in the Mercer HR Services division. From April 2000 to January 2004, Ms. Werblo was Vice President, Product Strategy and HR Outsourcing Services for SynHRgy HR Technologies. This company was acquired by Mercer, Inc. in January 2004.

William L. Beane III has been one of our directors since 2005. Mr. Beane also serves as the general manager of the Oakland A’s, a position that he has held since 1997. Prior to becoming the general manager of the Oakland A’s, Mr. Beane served as the assistant to the Oakland A’s general manager and as an advance scout. He is also a former major league baseball player and played for the New York Mets, the Minnesota Twins, the Detroit Tigers and the Oakland A’s.

Andrew Claerhout joined our board of directors in 2009. Mr. Claerhout is Vice President, Private Capital at Ontario Teachers’ Pension Plan Board. Mr. Claerhout joined Ontario Teachers’ Pension Plan Board in 2005 after working previously at EdgeStone Capital Partners, Pacific Equity Partners and Bain & Company. He also sits on the boards of General Nutrition Centers, Inc., Simmons Bedding Company and National Bedding Company, and serves on the advisory boards of a number of leading private equity funds. Mr. Claerhout previously served on the Board of Directors of Alexander Forbes Limited.

Shael J. Dolman joined our board of directors in connection with the closing of our acquisition of Easton in 2006. Mr. Dolman is Vice President, Private Capital at Ontario Teachers’ Pension Plan Board. Mr. Dolman joined Ontario Teachers’ Pension Plan Board in 1997 after working in Commercial and Corporate Banking at a Canadian chartered bank. He is a director of ALH Holding Inc., Aquilex Holdings and The Hillman Companies, Inc. Mr. Dolman previously served on the Board of Directors of Worldspan, L.P.

Peter D. Lamm has been one of our directors since 2004. Mr. Lamm also serves as Chairman and Chief Executive Officer of Fenway Partners, LLC, an affiliate of Fenway Partners Capital Fund II, L.P. and Fenway Partners Capital Fund III, L.P. Mr. Lamm founded Fenway Partners in 1994. He was previously a General Partner of the investment partnerships managed by Butler Capital Corporation and a Managing Director of Butler Capital Corporation. Prior to joining Butler Capital in 1982, Mr. Lamm was involved in launching Photoquick of America Inc., a family business. Mr. Lamm serves on the boards of 1-800 Contacts, Inc., American Achievement Corporation, Coach America Holdings, Inc., Fastfrate Holdings, Inc., Panther Expedited Services, Inc., Preferred Freezer Services, LLC, Refrigerated Holdings, Inc. and Roadlink, Inc. Mr. Lamm is also a board member and Vice Chairman of the United States Fund for Unicef. Mr. Lamm was previously on the Board of Directors for Greatwide Logistics Services and Targus Group International, Inc.

Terry G. Lee has been one of our directors since 2004. Mr. Lee also serves as Co-Chairman of Bell Automotive Products, Inc. and is a Managing Director and co-founder of Hayden Capital Investments, LLC. In 1984, Mr. Lee and a partner acquired Bell Sports, Inc. and Mr. Lee served as Chairman and Chief Executive Officer of Bell from 1989 to 1998 and as Interim Chief Executive Officer in 2000. From 1998 to 2004, Mr. Lee served as Chairman of Bell. Prior to joining Bell, Mr. Lee was employed by Wilson Sporting Goods for 14 years, where he began his career in sales and distribution and ultimately served as Senior Vice President of Sales before departing in 1983. Mr. Lee serves as a director of Jurlique International Pty Ltd. and Design Within Reach, Inc.

Timothy P. Mayhew has served as one of our directors since 2004. Mr. Mayhew is a Managing Director of Fenway Partners, LLC, an affiliate of Fenway Partners Capital Fund II, L.P. and Fenway Partners Capital Fund III, L.P. Prior to joining Fenway Partners in June 2003, Mr. Mayhew was a founding member of Palladium Equity Partners. Prior to forming Palladium, Mr. Mayhew was a principal of Joseph Littlejohn & Levy. Mr. Mayhew was formerly in the restructuring group at Merrill Lynch & Co. He is the chairman of 1-800 Contacts, Inc. and also a director of Panther Expedited Services, Inc. Mr. Mayhew was previously on the Board of Directors for Targus Group International, Inc.

Aron I. Schwartz has served as one of our directors since 2004. Mr. Schwartz is a Managing Director of Fenway Partners, LLC, an affiliate of Fenway Partners Capital Fund II, L.P. and Fenway Partners Capital Fund III, L.P. Mr. Schwartz joined Fenway Partners in August 1999 from Salomon Smith Barney, where he was an associate in the Financial Entrepreneurs Group. There he worked on a variety of financing and advisory assignments for companies owned by financial sponsors. Mr. Schwartz serves as a director of Refrigerated Holdings, Inc., Fastfrate Holdings, Inc., Coach America Holdings, Inc. and 1-800 Contacts, Inc. and is a certified management accountant and a member of the California State Bar.

Peter V. Ueberroth joined our board of directors in 2006 in connection with the closing of our acquisition of Easton. Mr. Ueberroth is a managing director of Contrarian Group, Inc., a business management company, where he has served since 1989. He is also owner and Co-Chairman of the Pebble Beach Company. Mr. Ueberroth served as Chairman of the Board of the USOC from June 2004 to October 2008. He previously served as Commissioner of Major League Baseball and as President and Chief Executive Officer of the Los Angeles Olympic Organizing Committee for the 1984 Los Angeles Olympic Games. He is a Director of the Coca-Cola Company. He previously served as Chairman of Ambassadors International Inc., and as a director of Adecco S.A. and Hilton Hotels Corporation.

Richard E. Wenz joined our board of directors in July 2006. Mr. Wenz is a consultant and private investor. From 2000 to 2003, Mr. Wenz was an operating affiliate of DB Capital Partners, LLC, the private equity investment group of Deutsche Bank A.G. Mr. Wenz also served as Chief Executive Officer of Jenny Craig International from 2002 to 2003. From 1997 to 2000, Mr. Wenz was President and Chief Operating Officer of Safety 1st, Inc. During 1995 and 1996, Mr. Wenz was the partner in charge of the Chicago office of The Lucas Group, a business strategy consulting firm. Prior to 1995, Mr. Wenz held senior executive positions with Professional Golf Corporation, Electrolux Corporation, The Regina Company and Wilson Sporting Goods Company. Mr. Wenz began his career in 1971 with Arthur Young & Co. (predecessor of Ernst & Young LLP) and left the firm as a partner in 1983. Mr. Wenz is a certified public accountant and he currently serves on the Board of Directors of Strategic Partners, Inc., Coach America Holdings, Inc. and Summer Infant Company. Mr. Wenz previously served on the Board of Directors of Hunter Fan Company.

Director Independence

Our Company’s securities are not listed on a national securities exchange or interdealer quotation system that has requirements as to board composition. The following members of our board of directors are “independent directors” as such term is defined in the regulations of the NASDAQ Stock Market: William Beane, Shael Dolman, Peter Lamm, Terry Lee, Timothy Mayhew, Aron Schwartz, Andrew Claerhout, Peter Ueberroth and Richard Wenz.

Code of Ethics

We have adopted a formal, written code of conduct within the specific guidelines as promulgated by the Securities and Exchange Commission. This document can be found on our website at www.eastonbellsports.com. Our Code of Ethics applies to our named executive officers, as well as all other employees. We have communicated the high level of ethical conduct expected from all of our employees, including our officers.

Audit Committee

Our board of directors has a separately designated standing audit committee, or Audit Committee, established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended. The members of the Audit Committee are Messrs. Wenz, Dolman and Schwartz. Our board of directors has determined that Mr. Wenz is an “audit committee financial expert” as that term is defined by Securities and Exchange Commission rules.

COMPENSATION DISCUSSION AND ANALYSIS

Compensation Discussion and Analysis

Philosophy

At Easton-Bell we design all of our compensation programs to retain and as necessary attract key employees who are motivated to achieve outstanding results. Our programs are designed to reward superior performance based on team and individual performance. Annual compensation programs recognize the impact of earnings growth each year. Long term equity based incentives reward executives for achieving increased value over a specified term. Our executive compensation programs impact all employees because these programs help establish our performance expectations and our general approach to rewards. As part of our overall philosophy of pay for performance, we have developed an innovative performance management program which measures the results of all employees and executives in a common way. This encourages our business leaders to work together to create a high performance environment that is reinforced by constant attention to our and each individual’s goals and expectations. This linkage between expectations, results and compensation is intended to assure that all employees are focused on the long term success of our Company and that compensation is performance-based throughout our Company.

We believe that the performance of the executives in managing our Company should be considered in light of general economic and specific company, industry and competitive conditions. We believe that our compensation programs for our executives should reflect our success as a management team, in attaining key operating objectives, such as growth of sales, growth of operating earnings and growth or maintenance of market share and long-term competitive advantage, and ultimately, in attaining an increased value for us. We also believe that individual performance should be evaluated annually and considered in compensation decisions.

Overview of Compensation and Process

Elements of compensation for our executives include: salary, annual bonus, equity unit awards consisting of grants of Class B Common Units of our Parent, 401(k) participation, medical, disability and life insurance and miscellaneous fringe benefits and other perquisites. Our compensation committee, or the Committee, consists of Messrs. Easton, Mayhew and Dolman. It generally meets early in the fiscal year to formally approve the annual incentive plans. Executive awards under the prior year’s plan are reviewed and approved subsequent to receipt of audited financial data, generally in March of each year. In addition, the Committee annually reviews and considers annual increases and additive equity awards for key executives.

As part of this annual review, the history of all the elements of each executive’s total compensation over each of the past three years is evaluated and compared to the compensation of other executive officers in an appropriate market comparison group. Typically, our chief executive officer makes compensation recommendations to the Committee with respect to the executive officers who report to him. Such executive officers are not present at the time of these deliberations. The chairman of our board, Mr. Easton, then makes compensation recommendations to the Committee with respect to the chief executive officer. Paul E. Harrington, our President and Chief Executive Officer, was not present at the meeting when his compensation was discussed by the Committee. The Committee has the right to set the applicable compensation, taking into account any such recommendations as it sees fit.

We choose to pay each element of compensation to attract and retain the necessary executive talent, reward annual performance and provide incentive for their balanced focus on long-term strategic goals, as well as short-term performance. The amount of each element of compensation is determined by the Committee, which uses the following factors to determine the amount of salary and other benefits to pay each executive:

•	performance against corporate and individual objectives for the previous year;

•	difficulty of achieving desired results in the coming year;

•	value of their unique skills and capabilities to support long-term performance of our Company;

•	performance of their general management responsibilities; and

•	contribution as a member of the management team.

These elements fit into our overall compensation objectives by helping to secure the future potential of our operations, facilitating our entry into new markets, providing proper compliance and regulatory guidance and helping to create a cohesive team.

Our policy for allocating between long-term and currently paid compensation is to ensure adequate base compensation to attract and retain personnel, while providing incentives to maximize long-term value for our Company. Likewise, we provide cash compensation in the form of base salary to meet competitive salary norms and provide bonus compensation to recognize superior performance against specific short-term goals.

Compensation Consultant

From time to time, the Committee may request and receive advice from independent compensation consultants. The last time that counsel was requested was in December 2006, when Watson Wyatt, a global human resources consulting company was retained to provide independent analysis of the compensation of key executives as compared to national industry averages as obtained through market surveys and an analysis of similarly sized companies, which was then summarized and presented to the compensation committee. As recent changes to executive compensation have been limited, the Committee has not found it necessary to engage outside consultants since 2006. In the event of any significant compensation restructuring, the Committee may use independent compensation consultants for assistance.

Base Salary and Bonus

It is the goal of the Committee to establish salary compensation for our executive officers based on our Company’s operating performance relative to comparable peer companies. It is our policy to pay our chief executive officer competitively and on a basis that is relative to both the market and other members of our senior management team. We believe that this gives us the opportunity to attract and retain talented managerial employees both at the senior executive level and below.

The management incentive plan is designed to reward our executives for the achievement of shorter-term financial goals, principally EBITDA (as reported to our lenders) and working capital. It is our general philosophy that management be rewarded for their performance as a team in the attainment of these goals, but that individual performance be accounted for as well. Thus, executive bonuses may be adjusted if individual performance has been less than expected or required. We believe that this is important to aligning our executive officers and promoting teamwork among them and also in maintaining each executive’s personal commitment to delivering superior results.

Equity Incentives

A significant goal of our compensation is to afford our executives an opportunity to participate in our performance through direct equity interests in our ultimate Parent, Easton-Bell Sports, LLC. We accomplish this goal, from time to time, by giving certain qualifying executives the right to purchase Class A Common Units of our Parent directly or by making grants of Class B Common Units of our Parent to managers, directors, employees, consultants or advisers pursuant to the terms of our Parent’s Incentive Plan.

Direct Investment

In August 2009, we provided certain existing investors of Parent, including certain members of management, the opportunity to invest cash in our Parent and EB Sports to purchase Class C Common Units of our Parent and to purchase shares of Series A Preferred Stock of EB Sports. Class C Common Units represent limited liability company membership interests in our Parent.

In connection with the Refinancing, we provided certain existing investors of Parent and EB Sports the opportunity to invest cash in our Parent and EB Sports to purchase Class C Common Units of our Parent and to purchase shares of Series A Preferred Stock of EB Sports.

Incentive Plan

On March 16, 2006 our Parent adopted the Incentive Plan. The purpose of the Incentive Plan is to advance the interests of our Parent to attract and retain managers, directors, employees, consultants or advisers who are in a position to make significant contributions to the success of our Parent and to encourage such persons to take into account the long-term interests of our Parent, us and our subsidiaries. On December 3, 2009 the Incentive Plan was amended to increase the number of authorized Units issuable under the Incentive Plan to 105,152,750.854 Units.

Class B Common Units represent limited liability company membership interests in our Parent. The Class B Common Units entitle the holder to participate in certain distributions made by our Parent.

Pursuant to the terms of our Parent’s limited liability company agreement holders of the Class A Common Units, Class B Common Units and Class C Common Units of our Parent are entitled to receive certain distributions in accordance with the waterfall distribution provisions of our Parent’s limited liability company agreement.

The board of managers of our Parent, its designees, and the compensation committee of the board of managers of our Parent serve as the administrator of the Incentive Plan. The administrator of the Incentive Plan has the authority, in its sole discretion, to select participants to receive awards, to determine the time of receipt, the number of Class B Common Units subject to each award and to establish any other terms, conditions and provisions of the awards under the Incentive Plan. The awards granted under the Incentive Plan will vest at such time or times as the administrator of the Incentive Plan may determine and the administrator of the Incentive Plan may accelerate the vesting of any award at any time. Generally, time vesting occurs over a four-year period measured from the date of the grant, and performance vesting is based for certain holders of Class B Common Units on achievement of certain Company performance goals for 2010 and for other holders of Class B Common Units upon our Company achieving certain EBITDA thresholds in 2010, 2011 and 2012. Subject to certain conditions, Units are also eligible to vest in the event of an initial public offering or change of control.

Except as otherwise determined by the administrator of the Incentive Plan or as expressly provided in an employment agreement between a participant under the Incentive Plan and our Parent or one of its subsidiaries, if a participant under the Incentive Plan is terminated from employment with our Parent or one of its subsidiaries for cause (as described in the Incentive Plan or such participant’s employment agreement, as applicable), then all awards held by such participant, whether or not they are vested, will terminate and be forfeited. Additionally, except as otherwise determined by the administrator of the Incentive Plan or as expressly provided in an employment agreement between a participant under the Incentive Plan and our Parent or one of its subsidiaries, if the employment of a participant under the Incentive Plan is terminated for any reason other than for cause, then all unvested awards will terminate.

Perquisites

We limit the perquisites that we make available to our executive officers. Our executives are entitled to few benefits that are not otherwise available to all of our employees. The sole benefit available to certain members of the Executive Management team is an insured supplemental medical benefits program that reimburses executives for certain medical expenses not otherwise paid through the group medical plan. In addition, three officers are provided with an auto allowance.

Post-Employment Compensation

We do not provide post-retirement health coverage for our executives or employees. Our executive officers are eligible to participate in our 401(k) Contributory Defined Contribution Plan. From the beginning of the 2009 fiscal year and through March 31, 2009, we contributed to each participant a matching contribution equal to 50.0% of the first 6.0% of the participant’s compensation that has been contributed to the plan, subject to applicable legal limits. Effective April 1, 2009, we contribute to each participant a matching contribution determined on a discretionary basis. Most of our executive officers participated in our 401(k) plan during fiscal 2009 and received matching contributions up through March 31, 2009. No discretionary contributions were made to the plan for 2009.

Specific Compensation of Named Executive Officers

The following compensation discussion describes the material elements of the compensation awarded to, earned by, or paid our officers who are considered “named executive officers” during our last completed fiscal year. Named executive officers consist of Paul E. Harrington, Chief Executive Officer, Mark A. Tripp, Chief Financial Officer and the three most-highly compensated individuals serving as executive officers at the end of 2009 (which includes Donna L. Flood, Chief Operations Officer, Daniel J. Arment, President of Riddell Football and S. Geoffrey Sadowy, Executive Vice President and General Manager of Easton Hockey and International Sales).

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Unit Awards ($)(6)	All Other Compensation	Total ($)
Paul E. Harrington,	2009	$715,385	$425,000	$1,056,256	$359,117	$2,555,758
Chief Executive Officer(1)	2008	576,923	750,000	532,292	518,429	2,377,644

Mark A. Tripp,	2009	316,875	150,000	271,502	25,360	763,737
Chief Financial Officer(2)	2008	325,000	162,499	163,319	25,088	675,906
	2007	325,000	—	163,319	23,103	511,422

Donna L. Flood,	2009	339,692	—	146,858	86,838	573,388
Chief Operations Officer(3)

Daniel J. Arment,	2009	337,038	50,000	230,927	9,907	627,872
President of Riddell Football(4)	2008	333,269	229,063	134,328	350,263	1,046,923
	2007	275,987	—	121,479	31,560	429,026

S. Geoffrey Sadowy,	2009	301,267	—	135,614	7,809	444,690
Executive Vice President, General Manager of Easton Hockey and International Sales(5)	2008	329,910	157,500	122,752	9,621	619,783
	2007	309,317	—	104,524	9,787	423,628

(1)	Mr. Harrington’s employment with us began on April 1, 2008. For 2008, his salary reflects earned amounts after the commencement of employment. For 2009, all other compensation for Mr. Harrington includes $165,000 for housing allowance and related taxes paid of $146,274, $27,500 for auto allowance, $18,416 for medical expenses and the remainder for life insurance and disability insurance premiums.
(2)	For 2009, all other compensation for Mr. Tripp includes $7,200 for auto allowance, $6,323 for 401K company contributions, $9,713 for medical expenses and the remainder for life insurance and disability insurance premiums.
(3)	Ms. Flood’s employment with us began on January 1, 2009. For 2009, her salary reflects earned amounts after the commencement of employment. All other compensation for Ms. Flood includes $53,314 for housing allowance and related taxes paid of $31,136 and the remainder for life insurance and disability insurance premiums, 401K company contributions and medical expenses.
(4)	For 2009, all other compensation for Mr. Arment includes $6,502 for 401K company contributions, $2,056 for medical expenses, $1,042 for life insurance premiums and the remainder for disability insurance premiums.
(5)	Mr. Sadowy was paid in Canadian dollars and the amounts have been translated to United States dollars using an average currency exchange rates of .8811, .9426 and ..9352 for 2009, 2008 and 2007, respectively. For 2009, all other compensation for Mr. Sadowy includes $3,277 for healthcare premiums, $2,115 for auto allowance, $1,272 for medical expenses and $1,145 for life insurance premiums.
(6)	For all named executive officers, unit awards include the Class B Common Units of our Parent granted to such officer under our Parent’s Incentive Plan. Mr. Sadowy is a participant in the Canadian Executive Bonus Plan and his awards are accounted for in the same manner as Class B Common Units under the Incentive Plan. The amounts set forth in the table reflect the amounts reported for financial statement reporting purposes for the respective fiscal year. The assumptions made in establishing such amounts are more fully described in Note 10 to the Audited Consolidated Financial Statements included in Item 8 of this prospectus.

Grants of Plan-Based Awards

		Estimated Future Payments Under Incentive Plan Awards			Number of Class B Common Units (#)(4)	Unit Base Price ($/sh)(5)	Grant Date Fair Value of Units ($)(6)
	Grant Date	Threshold ($)(1)	Target ($)(2)	Maximum ($)(3)
Paul E. Harrington	12/21/2009	$3,988,969	$8,186,166	$12,428,547	21,394,722.05	$1.3218	$0.20

Mark A. Tripp	12/21/2009	$827,499	$1,698,194	$2,578,262	4,438,265.63	$1.3218	$0.20

Donna L. Flood	12/21/2009	$1,123,333	$2,305,304	$3,500,000	6,024,962.51	$1.3218	$0.20

Daniel J. Arment	12/21/2009	$668,139	$1,371,156	$2,081,740	3,583,544.65	$1.3218	$0.20

(1)	The threshold payout assumes vesting of all time-based and performance-based Class B Common Units as well as achievement of the lowest “floor payment” (based on our Company achieving certain EBITDA thresholds) payable pursuant to the terms of our Parent’s limited liability company agreement. Under the distribution waterfall provisions set forth in our Parent’s limited liability company agreement, holders may be entitled to certain additional distributions.
(2)	The target payout assumes vesting of all time-based and performance-based Class B Common Units as well as achievement of the intermediate “floor payment” (based on our Company achieving certain EBITDA thresholds) payable pursuant to the terms of our Parent’s limited liability company agreement. Under the distribution waterfall provisions set forth in our Parent’s limited liability company agreement, holders may be entitled to certain additional distributions.
(3)	The maximum payout assumes vesting of all time-based and performance-based Class B Common Units as well as achievement of the highest “floor payment” (based on our Company achieving certain EBITDA thresholds) payable pursuant to the terms of our Parent’s limited liability company agreement. Under the distribution waterfall provisions set forth in our Parent’s limited liability company agreement, holders may be entitled to certain additional distributions.
(4)	All awards consist of Class B Common Units issued pursuant to our Parent’s Incentive Plan.
(5)	The amounts set forth in the table represent the fair market value of a Class A Common Unit of our Parent on the date the applicable Class B Common Units were granted to such holder.
(6)	The amounts set forth in the table reflect the grant date fair value. The assumptions made in establishing such amount are more fully described in Note 10 to the audited consolidated financial statements included in this prospectus.

Outstanding Equity Awards at Fiscal Year-End

	Unit Awards
	Total Number of Units Outstanding(1)	Number of Units (#) Unvested(2)	Unit Base Price ($)(3)	Unit Vesting Date(4)
Paul E. Harrington	4,426,546.85	2,213,272.93	$1.3218	12/31/2011
	21,394,722.05	18,720,381.79	$1.3218	12/31/2012

Mark A. Tripp	725,987.95	181,496.99	$2.1419	5/1/2010
	4,438,265.63	3,883,482.43	$1.3218	12/31/2012

Donna L. Flood	6,024,962.51	5,271,842.20	$1.3218	12/31/2012

Daniel J. Arment	476,924.51	119,231.13	$2.1419	3/16/2010
	63,075.49	15,768.87	$2.1419	5/12/2010
	180,000.00	135,000.00	$1.3218	5/15/2012
	3,583,544.65	3,135,601.57	$1.3218	12/31/2012

S. Geoffrey Sadowy(5)	464,632.29	116,158.07	$2.1419	3/16/2010
	255,360.00	191,520.00	$1.3218	5/15/2012

(1)	Awards consist of Class B Common Units issued pursuant to our Parent’s Incentive Plan.
(2)	Total number of unvested Class B Common Units as of January 2, 2010. These Class B Common Units consist of a portion of the Units that vest over time, and a portion of the Units that vest if certain performance conditions are met.
(3)	Represents the fair market value of a Class A Common Unit of our Parent on the date the applicable Class B Common Units were granted to such holder.
(4)	Date on which 100% of time based Units will have vested. Generally, time based Units vest evenly on an annual basis over a 4 year period (in increments of 25% per year).
(5)	Mr. Sadowy is a participant in the Canadian Executive Bonus Plan and his awards are accounted for in the same manner as Class B Common Units under the Incentive Plan.

Vested Equity Awards at Fiscal Year-End

	Vested Unit Awards
Name	Number of Units (#) Vested(1)	Cumulative Value Expensed through Fiscal 2009(2)
Paul E. Harrington	4,887,613.18	$1,588,548

Mark A. Tripp	1,099,274.17	$727,923

Donna L. Flood	753,120.31	$146,858

Daniel J. Arment	897,943.08	$583,268

S. Geoffrey Sadowy	752,669.64	$445,951

(1)	Awards consist of Class B Common Units issued pursuant to our Parent’s Incentive Plan that have time vested prior to January 2, 2010. Mr. Sadowy is a participant in the Canadian Executive Bonus Plan and his awards are accounted for in the same manner as Class B Common Units under the Incentive Plan.
(2)	Cumulative expense recognized through January 2, 2010 as compensation expense computed.

Employment Arrangements and Payments Upon Termination or Change of Control

Set forth below is a brief description of the employment agreements that we have with our named executive officers.

Paul E. Harrington entered into an employment agreement with us as of March 5, 2008, which we amended on December 3, 2009. The employment agreement provides, among other things, for an initial term of 48 months from March 5, 2008, with an automatic renewal for additional one-year terms; a base salary, subject to annual review, and an annual bonus as determined by our board of directors or compensation committee; and equity-based compensation as determined by the board of managers of our Parent.

Mr. Harrington’s employment agreement provides that if he is terminated for cause, or if he terminates his employment without good reason (as defined therein), Mr. Harrington will be entitled to any accrued and unpaid base salary through the date of termination, pay at his base salary rate for any earned but unused vacation for the fiscal year immediately preceding the date of termination and any amounts owing but not paid for any annual bonus earned and reimbursements of certain expenses. If Mr. Harrington is terminated for cause, all of his Class B Common Units shall expire and terminate on the date of termination, whether vested or not. If we terminate Mr. Harrington without cause, or if he terminates his employment for good reason (as defined therein), then, subject to the conditions set forth below, we will, in addition to providing the payments and benefits referred to above:

(1) provide Mr. Harrington monthly payments equal to one-twelfth of his annual base salary at the time of termination, for 24 months following termination (although, without changing the overall schedule, actual commencement could occur in the 74-day period following termination);

(2) pay Mr. Harrington an annual bonus of up to 100% of base salary for the year in which termination occurs, payable in a single lump sum, pro-rated for the fiscal year in which termination occurs;

(3) subject to certain conditions, pay the premium cost for participation by Mr. Harrington and his eligible dependents in our group health and dental plans under COBRA for the earliest to occur of (i) the expiration of the 18 months immediately following the date of termination, (ii) the date Mr. Harrington becomes eligible for participation in the health or dental plan of a new employer or (iii) the date Mr. Harrington is no longer eligible for participation under the Company’s health and dental plans under COBRA; and

(4) if Mr. Harrington is terminated without cause, the Company will allow Mr. Harrington to put his vested Units to our Parent at seventy-five percent of fair market value provided he does so within 120 days following the date of termination. If Mr. Harrington terminates his employment for good reason, he will be allowed to put his vested Units to our Parent at one hundred percent of fair market value provided he does so within 120 days following the date of termination.

The following table sets forth the cash amounts that we would be obliged to pay Mr. Harrington under each triggering event scenario as if it had occurred on January 2, 2010 (assuming no exercise of the put right described below and also assuming no accrued and unpaid amounts of base salary, annual bonus for the fiscal year, earned vacation or certain qualified reimbursements):

Triggering Event	Pay-Out Amount
Company terminates for cause	—
Company terminates other than for cause	$2,250,000
Mr. Harrington terminates for Good Reason	$2,250,000
Mr. Harrington terminates other than for Good Reason	—
Termination following a Change of Control	$2,250,000

If a change of control (as defined in Mr. Harrington’s Class B Common Unit Certificate) of our Parent should occur and Mr. Harrington is continuously employed with us at the time of the change of control, then 100% of Mr. Harrington’s Class B Common Units shall accelerate and immediately vest. If we terminate Mr. Harrington for reasons other than for cause, then all unvested Class B Common Units of our Parent shall expire and terminate on the date of termination. Upon termination, our Parent shall have the right to call up to 100% of Mr. Harrington’s vested Class B Common Units of our Parent at the fair market value on the date of termination, provided that such call right is exercised within 90 days from the date of termination. In accordance with our Parent’s LLC Agreement, Mr. Harrington has the right to put his vested Class B Common Units to our Parent at 75% of fair market value, provided that (i) our EBITDA and target growth rate of EBITDA exceed certain thresholds, (ii) Mr. Harrington is terminated other than for cause or he elects to terminate for good reason and (iii) Mr. Harrington exercises his put option within 120 days of the date of termination. If we terminate Mr. Harrington for cause, all of his Class B Common Units shall expire and terminate on the date of termination, whether vested or not.

All payments and benefits (except for the participation rights provided to Mr. Harrington under COBRA) are conditioned on Mr. Harrington’s timely delivery of an effective release of claims to us, as well as Mr. Harrington’s compliance with non-competition, non-solicitation and other restrictive covenants for a period of 24 months from the date of termination.

Mark A. Tripp entered into an employment agreement with us as of March 16, 2006. The employment agreement provides, among other things, for an initial term of 18 months, with an automatic renewal for additional one-year terms; a base salary, subject to annual review, and an annual bonus as determined by our board of directors or compensation committee; and equity-based compensation as determined by the board of managers of our Parent.

Mr. Tripp’s employment agreement provides that if he is terminated for cause, or if he terminates his employment without good reason (as defined therein), Mr. Tripp will be entitled to any accrued and unpaid base salary through the date of termination and any amounts owing but not paid for any annual bonus earned and any reimbursements of certain expenses. If we terminate Mr. Tripp without cause, or if he terminates his employment for good reason (as defined therein), then, subject to the conditions set forth below, we will, in addition to providing the payments and benefits referred to above:

(1) provide Mr. Tripp monthly payments equal to one-twelfth of his annual base salary at the time of termination, for 18 months immediately following the date of termination;

(2) pay Mr. Tripp an annual bonus of up to 50% of base salary for the fiscal year in which termination occurs, payable in a single lump sum, pro-rated for the fiscal year in which termination occurs; and

(3) pay or reimburse the premium cost for participation by Mr. Tripp and his eligible dependents in our group health and dental plans under COBRA for the earliest to occur of (i) the expiration of the 18 months immediately following the date of termination, (ii) the date Mr. Tripp becomes eligible for participation in the health or dental plan of a new employer or (iii) the date Mr. Tripp is no longer eligible for continuation of participation under COBRA.

In the event that Mr. Tripp terminates his employment for certain enumerated good reasons or we terminate his employment other than for cause during the 24 months after a change of control (as defined in the employment agreement) has occurred, Mr. Tripp shall be entitled to substantially the same payments and benefits as if we had otherwise terminated Mr. Tripp without cause prior to such change of control, except that if Mr. Tripp is terminated during the 24 months after a change of control he shall be entitled to a single lump sum payment equal to 18 months of his base salary.

The following table sets forth the cash amounts that we would be obliged to pay Mr. Tripp under each triggering event scenario as if it had occurred on January 2, 2010 (assuming no exercise of the put right described below) and also assuming no accrued and unpaid amounts of base salary, annual bonus for the previous fiscal year, earned vacation or certain qualified reimbursements):

Triggering Event	Pay-Out Amount
Company terminates for cause	—
Company terminates other than for cause	$650,000
Mr. Tripp terminates for Good Reason	$650,000
Mr. Tripp terminates other than for Good Reason	—
Termination following a Change of Control	$650,000

If a change of control (as defined in Mr. Tripp’s Class B Common Unit certificate) of our Parent should occur and Mr. Tripp is continuously employed with us at the time of the change of control, then 100% of Mr. Tripp’s Class B Common Units shall accelerate and immediately vest. If we terminate Mr. Tripp for reasons other than for cause, then all unvested Class B Common Units of our Parent shall expire and terminate on the date of termination. Upon termination, our Parent shall have the right to call up to 100% of Mr. Tripp’s vested Class B Common Units of our Parent at the fair market value on the date of termination, provided that such call right is exercised within 90 days from the date of termination. In accordance with our Parent’s LLC Agreement, Mr. Tripp has the right to put his vested Class B Common Units to our Parent at 75% of fair market value, provided that (i) our EBITDA and target growth rate of EBITDA exceed certain thresholds, (ii) Mr. Tripp is terminated other than for cause or he elects to terminate for good reason and (iii) Mr. Tripp exercises his put option within 120 days of the date of termination. If we terminate Mr. Tripp for cause, all of his Class B Common Units shall expire and terminate on the date of termination, whether vested or not.

All payments and benefits, (except for the participation rights provided to Mr. Tripp under COBRA) are conditioned on Mr. Tripp’s timely delivery of an effective release of claims to us, as well as Mr. Tripp’s compliance with non-competition, non-solicitation and other restrictive covenants for a period of 18 months from the date of termination.

Donna L. Flood entered into an employment agreement with us as November 10, 2008. The employment agreement provides, among other things, for an initial term of 3 years from January 7, 2009, with an automatic renewal for additional one-year terms; a base salary, subject to annual review, and an annual bonus as determined by our board of directors or its designated committee; and equity interest compensation of 1,200,000 Class B Common Units of our Parent and any further equity-based compensation as determined by the board of managers of our Parent.

Ms. Flood’s employment agreement provides that if she is terminated for cause, Ms. Flood will be entitled to any accrued and unpaid base salary through the date of termination (including for any earned but unused vacation) and reimbursements of certain expenses. If we terminate Ms. Flood without cause, or if she terminates her employment for good reason (as defined therein), then, subject to the conditions set forth below, we will, in addition to providing the payments and benefits referred to above:

(1) provide Ms. Flood monthly payments equal to one-twelfth of her annual base salary at the time of termination, for 12 months immediately following the date of termination;

(2) pay Ms. Flood an annual bonus of up to 60% of base salary for the fiscal year in which termination occurs, payable in a single lump sum, pro-rated for the fiscal year in which termination occurs and subject to increase by our board of directors; and

(3) pay or reimburse the premium cost for participation by Ms. Flood and her eligible dependents in our group health and dental plans under COBRA for the earliest to occur of (i) the expiration of the 12 months following the date of termination, (ii) the date Ms. Flood becomes eligible for participation in the health or dental plan of a new employer or (iii) the date Ms. Flood is no longer eligible for continuation of participation under COBRA.

In the event that Ms. Flood terminates her employment for certain enumerated good reasons, Ms. Flood shall be entitled to substantially the same payments and benefits as if we had otherwise terminated Ms. Flood without cause prior to such change of control.

The following table sets forth the cash amounts that we would be obliged to pay Ms. Flood under each triggering event scenario as if it had occurred on January 2, 2010 (assuming no exercise of the put right described below) and also assuming no accrued and unpaid amounts of base salary, annual bonus for the previous fiscal year, earned vacation or certain qualified reimbursements):

Triggering Event	Pay-Out Amount
Company terminates for cause	—
Company terminates other than for cause	$552,000
Ms. Flood terminates for Good Reason	$552,000
Ms. Flood terminates other than for Good Reason	—

If a change of control (as defined in Ms. Flood’s Class B Common Unit certificate) of our Parent should occur, then up to 100% of Ms. Flood’s Class B Common Units shall accelerate and immediately vest. If we terminate Ms. Flood for reasons other than for cause, then all unvested Class B Common Units of our Parent shall expire and terminate on the date of termination. Upon termination, our Parent shall have the right to call up to 100% of Ms. Flood’s vested Class B Common Units of our Parent at the fair market value on the date of termination, provided that such call right is exercised within 90 days from the date of termination. In accordance with our Parent’s LLC Agreement, Ms. Flood has the right to put her vested Class B Common Units to our Parent at 75% of fair market value, provided that (i) our EBITDA and target growth rate of EBITDA exceed certain thresholds, (ii) Ms. Flood is terminated other than for cause or she elects to terminate for good reason and (iii) Ms. Flood exercises her put option within 120 days of the date of termination. If we terminate Ms. Flood for cause, all of her Class B Common Units shall expire and terminate on the date of termination, whether vested or not.

All payments and benefits, (except for the participation rights provided to Ms. Flood under COBRA) are conditioned on Ms. Flood’s timely delivery of an effective release of claims and assignment of certain intellectual property to us, as well as Ms. Flood’s compliance with non-competition, non-solicitation and other restrictive covenants for a period of 12 months from the date of termination.

Specific Compensation of Directors

The members of our board of directors and the board of managers of our Parent are not separately compensated for their services as directors or managers, as applicable, other than reimbursement for out-of-pocket expenses incurred with rendering such services. From time to time members of our board of directors and the board of managers of our Parent may be granted Class B Common Units of our Parent pursuant to awards made under the Incentive Plan. All such grants are reflected in the table set forth in “Security Ownership of Certain Beneficial Owners.” All such grants made during the fiscal year ended January 2, 2010 as well as other compensation paid to our directors is set forth in the table below.

Director Compensation

Name(1)	Unit Awards ($)(1)	All Other Compensation ($)(2)	Total ($)
James L. Easton	—	—	—
Paul E. Harrington	—	—	—
William L. Beane III	—	—	—
Shael J. Dolman	—	—	—
Peter D. Lamm	—	—	—
Terry G. Lee	—	$100,000	$100,000
Timothy P. Mayhew	—	—	—
Aron I. Schwartz	—	—	—
Lee L. Sienna(3)	—	—	—
Peter V. Ueberroth	—	—	—
Richard E. Wenz	—	50,000	50,000
Andrew Claerhout(3)	—	—	—

(1)	As noted above, Mr. Harrington also serves as a director of our Company and as a member of the board of managers of our Parent. All of Mr. Harrington’s compensation, including for services as a director, is reflected in the summary compensation table above and therefore has been omitted from this table.
(2)	Mr. Lee received $100,000 pursuant to a consulting agreement with us. Mr. Wenz received $50,000 as the Chair of the Audit Committee.
(3)	Mr. Sienna was replaced by Mr. Claerhout as a member of our board of directors in May 2009.

Compensation Committee Interlocks and Insider Participation

Messrs. Easton, Mayhew and Dolman are the members of our compensation committee. See the Section entitled “Certain Relationships and Related Transactions” of this Prospectus for information regarding our Company’s related-person transactions with Mr. Easton.

Compensation Committee Report

As noted above, the members of our compensation committee are Messrs. Easton, Mayhew and Dolman. Our compensation committee has reviewed and discussed with management the compensation discussion and analysis above. Based on its review and those discussions, our compensation committee has adopted the foregoing discussion and analysis and recommended that it be included in this prospectus.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

All of our issued and outstanding shares of capital stock are held by RBG. All of RBG’s issued and outstanding shares of capital stock are held by EB Sports and all of EB Sports’ outstanding shares of voting common stock are held directly by our Parent. The following table provides certain information as of May 4, 2010 with respect to the beneficial ownership of the membership interests of our Parent or shares of Series A Preferred Stock of EB Sports by (i) each holder known by us who beneficially owns 5% or more of any class of the outstanding membership units of our Parent and shares of Series A Preferred Stock of EB Sports, (ii) each of the members of our board of directors and the board of managers of our Parent and (iii) each of our named executive officers. Unless otherwise indicated in a footnote, the business address of each person is our corporate address.

	EB Sports Corp.		Easton-Bell Sports, LLC
	Shares of Series A Preferred Stock(1)	Percentage Ownership Interest in Series A Preferred Stock(2)	Class A Common Units(3)	Percentage Ownership Interest in Class A Units	Class B Common Units(4)	Percentage Ownership Interest in Class B Units(5)	Class C Common Units(6)	Percentage Ownership Interest in Class C Units(7)
Entities affiliated with Fenway Partners, LLC(8)	66,176.674	54.1%	111,020,957.500	53.5%	—	—	104,070,987.270	54.1%
Ontario Teachers’ Pension Plan Board(9)	28,385.788	23.2%	47,621,270.834	23.0%	—	—	44,640,154.395	23.2%
York Street Capital Partners, LLC(10)	7,238.856	5.9%	12,271,099.273	5.9%	—	—	11,383,865.730	5.9%
The James L. Easton Living Trust(11)	3,948.119	3.2%	11,671,880.106	5.6%	—	—	6,182,723.655	3.2%
Westerkirk Alberta Inc.(12)	8,162.079	6.7%	1,724,038.508	*	—	—	12,899,170.890	6.7%
Paul E. Harrington	392.270	*	—	—	25,821,267.898	26.8%	600,000.000	*
Mark A. Tripp	101.179	*	58,359.401	*	5,164,253.580	5.4%	155,632.920	*
Daniel J. Arment	51.359	*	61,153.768	*	4,303,544.650	4.5%	80,902.635	*
Donna L. Flood	94.847	*	—	—	6,024,962.510	6.3%	150,000.000	*
S. Geoffrey Sadowy(13)	—	—	40,000.000	*	1,199,987.145	—	—	—
James L. Easton(11)	3,948.119	3.2%	11,671,880.106	5.6%	—	—	6,182,723.655	3.2%
Peter V. Ueberroth(14)	—	—	—	—	129,328.334	*	—	—
Andrew Claerhout(15)	28,385.788	23.2%	47,621,270.834	23.0%	—	—	44,640,154.395	23.2%
Shael J. Dolman(15)	28,385.788	23.2%	47,621,270.834	23.0%	—	—	44,640,154.395	23.2%
Terry G. Lee(16)	67.271	*	114,035.208	*	129,328.334	*	105,790.155	*
William L. Beane III(17)	—	—	—	—	129,328.334	*	—	—
Peter D. Lamm(18)	66,176.674	54.1%	111,020,957.500	53.5%	—	—	104,070,987.270	54.1%
Timothy P. Mayhew(19)	—	—	—	—	1,046,209.017	1.1%	—	—
Aron I. Schwartz(19)	—	—	—	—	—	—	—	—
Richard E. Wenz(20)	—	—	—	—	258,656.668	*	—	—
All managers, directors and executive officers as a group(21)	99,231.005	81.0%	170,797,421.051	82.3%	61,512,121.320	63.8%	156,006,437.715	81.0%

*	means less than 1%.
(1)	The holders of the Series A Preferred Stock of EB Sports are entitled to receive quarterly dividends at a rate of 17.5% per annum. The holders of a majority of the Series A Preferred Stock of EB Sports have the right to designate a director to the board of directors of EB Sports but otherwise do not have any voting rights. Easton-Bell Sports, LLC owns all of the outstanding voting common stock of EB Sports.
(2)	Represents percentage of ownership interest out of 122,428.495 issued and outstanding shares of Series A Preferred Stock.
(3)	For a discussion of the Class A Common Units of our Parent, see Compensation Discussion and Analysis, and Certain Relationships and Related Transactions.
(4)	Represents both vested and unvested Class B Common Units of our Parent. For a further discussion of the Class B Common Units of our Parent, see Compensation Discussion and Analysis, and Certain Relationships and Related Transactions.
(5)	Represents percentage of ownership interest out of 96,409,756.946 issued and outstanding Class B Common Units.
(6)	For a discussion of the Class C Common Units of our Parent, see Compensation Discussion and Analysis, and Certain Relationships and Related Transactions.
(7)	Represents percentage of ownership interest out of 192,531,729.375 issued and outstanding Class C units.
(8)	Represents (i) 108,791,970.029 Class A Common Units and 34,806,025.245 Class C Common Units of our Parent and 22,379.531 shares of Series A Preferred Stock of EB Sports held by Fenway Easton-Bell Sports Holdings, LLC, whose managing member is Fenway Partners Capital Fund II, L.P., whose general partner is Fenway Partners II, LLC and whose managing member is Fenway Partners, LLC, (ii) 1,706,031.636 Class A Common Units of our Parent held by FPIP, LLC, whose managing member is Fenway Partners, LLC, (iii) 522,955.835 Class A Common Units of our Parent held by FPIP Trust, LLC, whose managing member is Fenway Partners, LLC and (iv) 69,264,962.025 Class C Common Units of our Parent and 43,797.143 shares of Series A Preferred Stock of EB Sports held by Fenway Partners Capital Fund III, L.P., whose general partner is Fenway Partners III, LLC, whose managing member is Fenway Partners, LLC. The principal executive offices of Fenway Partners, LLC and its affiliates are located at 152 W. 57th Street, 59th Floor, New York, New York 10019.
(9)	The principal executive offices of Ontario Teachers’ Pension Plan Board are located at 5650 Yonge Street, Toronto, Ontario M2M 4H5 Canada.

(10)	Represents (i) 7,602,347.230 Class A Common Units and 7,052,677.035 Class C Common Units of our Parent and 4,484.708 Series A Preferred Shares of EB Sports held by York Street Mezzanine Partners, L.P. over which it has sole voting and investment power and (ii) 4,668,752.043 Class A Common Units and 4,331,188.695 Class C Common Units of our Parent and 2,754.148 shares of Series A Preferred Stock of EB Sports held by York Street Mezzanine Partners II, L.P. over which it has sole voting and investment power. The principal executive offices of York Street Capital Partners, LLC are located at 376 Main Street, Bedminster, New Jersey 07921.
(11)	James L. Easton is the Chairman of Easton-Bell Sports, Inc.’s board of directors and the board of managers of our Parent and may be deemed to beneficially own 11,205,004.902 Class A Common Units and 5,748,726.405 Class C Common Units of our Parent and 3,672.149 shares of Series A Preferred Stock of EB Sports that are beneficially owned by The James L. Easton Living Trust and 466,875.204 shares of Class A Common Units and 433,997.250 Class C Common Units of our Parent and 275.970 shares of Series A Preferred Stock of EB Sports that are beneficially owned by Gregory J. Easton, the son of James L. Easton. Mr. James L. Easton disclaims beneficial ownership of such units except to the extent of his pecuniary interests therein. The principal executive offices of The James L. Easton Living Trust and James L. Easton are located at 7855 Haskell Avenue, Suite 350, Van Nuys, California 91406.
(12)	The principal office of Westerkirk Alberta Inc. is located at 95 Wellington Street West, Suite 1410, Toronto, Ontario M5J 2M7 Canada.
(13)	S. Geoffrey Sadowy is a participant in the Canadian Executive Bonus Plan and his awards are accounted for in the same manner as Class B Common Units under the Incentive Plan.
(14)	The principal office of Peter V. Ueberroth is located at The Contrarian Group, 1071 Camelback St., Suite 111, Newport Beach, California 92660.
(15)	Andrew Claerhout and Shael J. Dolman are both Vice Presidents of Ontario Teachers’ Pension Plan Board. Messrs. Claerhout and Dolman may be deemed to beneficially own the Class A Common Units of Easton-Bell Sports, LLC that are owned by Ontario Teachers’ Pension Plan Board. Messrs. Claerhout and Dolman may be deemed to have the power to dispose of the shares held by Ontario Teachers’ Pension Plan Board due to a delegation of authority from the board of directors of Ontario Teachers’ Pension Plan Board and each expressly disclaims beneficial ownership of such shares. The principal offices of Messrs. Claerhout and Dolman are located at 5650 Yonge Street, Toronto, Ontario M2M 4H5 Canada.
(16)	Represents (i) 114,035.208 Class A Common Units and 105,790.155 Class C Common Units of our Parent and 67.271 shares of Series A Preferred Stock of EB Sports held by Hayden Capital Investments, LLC over which it has sole voting and investment power and (ii) 129,328.334 Class B Common Units held by Terry G. Lee. Mr. Lee is the managing member of Hayden Capital Investments, LLC. Mr. Lee may be deemed to beneficially own the units of our Parent that are beneficially owned by Hayden Capital Investments, LLC. Mr. Lee disclaims beneficial ownership of such units except to the extent of his pecuniary interests therein. The principal office of Mr. Lee is located at 11022 S. 51st Street #104, Phoenix, Arizona 85044.
(17)	The principal office of William L. Beane III is located at 7000 Coliseum Way, Oakland, California 94621.
(18)	Peter D. Lamm is the Chairman and Chief Executive Officer of Fenway Partners, LLC, which is the managing member of Fenway Partners II, LLC, which is the general partner of Fenway Partners Capital Fund II, L.P., which is the managing member of Fenway Easton-Bell Sports Holdings, LLC. Fenway Partners, LLC, is the managing member of Fenway Partners III, LLC, which is the general partner of Fenway Partners Capital Fund III, L.P., and Fenway Partners, LLC is also the managing member of each of FPIP, LLC and FPIP Trust, LLC. Mr. Lamm may be deemed to beneficially own the units of Easton-Bell Sports, LLC that are beneficially owned by Fenway Easton-Bell Sports Holdings, LLC, Fenway Partners Capital Fund III, L.P., FPIP, LLC and FPIP Trust, LLC. Mr. Lamm disclaims beneficial ownership of such units except to the extent of his pecuniary interests therein. The principal office of Mr. Lamm is located at 152 W. 57th Street, 59th Floor, New York, New York 10019.
(19)	The principal offices of Timothy P. Mayhew and Aron I. Schwartz are located at 152 W. 57th Street, 59th Floor, New York, New York 10019.
(20)	The principal office of Richard E. Wenz is located at 26429 Brick Lane, Bonita Springs, Florida 34134.
(21)	Represents 19 persons as a group for Class A Common Units, Class B Common Units, Class C Common Units of our Parent and Series A Preferred Stock of EB Sports.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Limited Liability Company Agreement

All holders of our Parent’s equity securities are parties to our Parent’s limited liability company agreement. The limited liability company agreement provides, among other things, for the various rights, preferences and privileges of the holders of our Parent’s equity securities, restrictions on transfer of equity interests, drag-along rights in favor of investors affiliated with Fenway Partners Capital Fund II, L.P. and Fenway Partners Capital Fund III, L.P., tag-along rights in favor of all members on certain transfers by such investors, certain participation rights for members in connection with equity issuances to investors affiliated with Fenway Partners Capital Fund II, L.P. and Fenway Partners Capital Fund III, L.P. and certain put and call rights with respect to shares held by management. The operating agreement also contains customary indemnification rights.

Pursuant to our Parent’s limited liability company agreement and subject to certain limitations, the Fenway Investors have the right to appoint seven members to the board of managers of our Parent (such appointees being Terry Lee, William Beane, Peter Lamm, Timothy Mayhew, Aron Schwartz, Richard Wenz and Paul Harrington), Ontario Teachers’ Pension Plan Board has the right to appoint two members to the board of managers of our Parent (such appointees being Shael Dolman and Andrew Claerhout) and affiliates of James Easton have the right to appoint two members of the board of managers of our Parent (such appointees being James Easton and Peter Ueberroth).

Stockholders Agreement

All holders of shares of Series A Preferred Stock of EB Sports are parties to the preferred stockholders agreement of EB Sports. The stockholders agreement provides, among other things, for the various rights, preferences and privileges of the holders of shares of Series A Preferred Stock of EB Sports, restrictions on transfer of the Series A Preferred Stock, drag-along rights in favor of investors affiliated with the Fenway Investors, tag-along rights in favor of all stockholders on certain transfers by the Fenway Investors, certain participation rights for stockholders in connection with equity issuances to investors affiliated with the Fenway Investors and certain call rights with respect to shares held by management. The stockholders agreement also contains customary indemnification rights.

Holdco Facility Refinancing and Equity Investment

On December 3, 2009, EB Sports refinanced the Previous Holdco Facility with Wachovia Investment Holdings, LLC and the lenders named therein pursuant to which EB Sports had initially borrowed $175.0 million, in part through an equity investment from the Fenway Investors and certain existing investors of Parent and EB Sports and their respective affiliates. The equity investment was comprised of (i) $1.725 million in cash in exchange for Class C Common Units of our Parent (of which, $1.466 million was contributed by Parent to EB Sports) and (ii) $113.275 million in cash in exchange for shares of Series A Preferred Stock of EB Sports. The Series A Preferred Stock accrues dividends quarterly at a rate of 17.5% per annum. In addition to the $13.2 million invested by certain existing investors of our Parent, their respective affiliates and Paul Harrington in August 2009, the issuance of new shares of Series A Preferred Stock on December 3, 2009 resulted in an aggregate of $126.4 million invested in Series A Preferred Stock immediately after giving effect to the financing.

Under the terms of the refinancing transaction, the proceeds from the equity issuance were used to repurchase loans under the Previous Holdco Facility at a price of 90% of the principal amount thereof, and the consenting lenders whose loans were repurchased exchanged their remaining principal and accrued interest into the New Holdco Facility and the Previous Holdco Facility was terminated. In addition, EB Sports borrowed $108.3 million under the New Holdco Facility. The New Holdco Facility is secured by a pledge of all of the capital stock of RBG and Easton-Bell. The New Holdco Facility is guaranteed by RBG and will, in the future, be guaranteed by any other subsidiary of EB Sports if such other subsidiary of EB Sports guarantees other indebtedness of either EB Sports or RBG. Borrowings under the New Holdco Facility through May 1, 2012 will bear interest at 11.5% per annum and EB Sports may elect to pay interest in cash or defer interest by adding it to the aggregate amount of principal due under the loan. Interest after May 1, 2012 will be paid in cash; provided, that prior to maturity if EB Sports doesn’t have sufficient cash on hand and our Company is either prohibited from distributing sufficient cash to EB Sports to make such interest payments or does not have sufficient liquidity (in the reasonable determination of our Company’s management) to permit us to distribute cash in an amount sufficient to allow such payment, then EB Sports will pay cash to the extent it is able to do so using cash on hand after giving effect to permitted and available distributions, and the remainder of the interest due shall be added to the principal amount of the loan at a rate of 13.5% per annum for the then ending interest period.

Borrowings under the New Holdco Facility are not guaranteed by our Company or any of our subsidiaries and are senior unsecured obligations of EB Sports. However, EB Sports depends on us and our subsidiaries, who conduct the operations of the business, for dividends and other payments to generate the funds necessary to meet its financial obligations, including payments of principal and interest on the New Holdco Facility. Given that EB Sports controls our Company’s direct parent, EB Sports has the ability, subject to the terms of our Company’s existing senior secured credit facility and any other agreements which limit our ability to declare and pay dividends, to obtain money from our Company and our subsidiaries in order to fund its obligations under such loan.

As of January 2, 2010, the principal amount of loans issued under the New Holdco Facility was approximately $108.3 million, plus accrued and unpaid interest.

Management Agreements

We, our Parent and certain of its other subsidiaries entered into management agreements with Fenway Partners, LLC and Fenway Partners Resources, Inc., each an affiliate of Fenway Partners Capital Fund II, L.P., in September 2004. Pursuant to these management agreements, as subsequently amended, Fenway Partners, LLC and Fenway Partners Resources, Inc. provide advisory services in connection with certain types of transactions and will be entitled to receive a fee equal to the greater of $1.0 million or 1.5% of the gross value of such transaction, plus reimbursement of fees and expenses incurred in connection with such transactions. The management agreements include customary indemnification provisions in favor of these entities and their affiliates and have initial terms of ten years.

Employment Agreements and Arrangements with Management

We have employment agreements with three of our fiscal 2009 named executive officers, Paul Harrington, our President and Chief Executive Officer, Mark Tripp, our Senior Vice President of Finance, Treasurer, Secretary and Chief Financial Officer and Donna Flood, our Chief Operations Officer. Mr. Harrington’s employment agreement was amended on December 3, 2009 and provides for an initial term of 48 months from March 5, 2008, with an automatic renewal for additional one year terms. Mr. Tripp’s employment agreement contains an evergreen term provision which provides for automatic renewal of the agreement for a one year term each year. Ms. Flood’s employment agreement has a term of three years and provides for automatic renewal of the agreement for one year terms. We also have employment and severance agreements with certain of our other executive officers.

In connection with the consummation of the acquisition of Easton, our Parent repurchased approximately $4.3 million worth of its outstanding Class A Common Units and Class B Common Units, many of which were held by its executive officers and employees. In addition, our Parent cancelled many of the outstanding unvested Class B Common Units and reissued new unvested Class B Common Units to the holders in the same amount, but with different vesting terms such that, upon consummation of our acquisition of Easton, substantially all outstanding Class B Common Units were unvested and would vest on the same terms.

Arrangements with Jas. D. Easton, Inc.

Jas. D. Easton, Inc. is an affiliate of James Easton and former owner of Easton. On February 1, 2006, we entered into a Stock Purchase Agreement with Jas. D. Easton, Inc., to acquire 100% of the outstanding capital stock of Easton and we consummated the Easton acquisition on March 16, 2006. Pursuant to the transaction, we paid the seller $401.2 million (including a post-close working capital adjustment payment). The stock purchase agreement contains customary representations, warranties and covenants. In addition, the stock purchase agreement provides that Jas. D. Easton, Inc. will indemnify us for breaches of its representations, warranties and covenants, subject to certain baskets and caps. Simultaneously with the closing of our acquisition of Easton, Jas. D. Easton, Inc. purchased equity in our Parent pursuant to a subscription agreement described above in an aggregate amount of $25.0 million.

In connection with our acquisition of Easton, Easton and various affiliates of James L. Easton (including Jas. D. Easton, Inc.) entered into various technology license and trademark license agreements with respect to certain intellectual property owned or licensed by Easton, including the Easton brand name. Pursuant to these agreements, Easton has granted each of Jas D. Easton, Inc., James L. Easton Foundation, Easton Development, Inc. and Easton Sports Development Foundation a name license for use of the “Easton” name solely as part of their respective company names. In addition, Easton has granted each of Easton Technical Products, Inc. and Hoyt Archery, Inc. a license to certain trademarks, solely in connection with specific products or services, none of which are currently competitive with us. The trademarks licensed to Easton Technical Products under this license include the Easton brand. Easton has also granted Easton Technical Products, Hoyt Archery and Easton, Inc. a license to certain technology solely in connection with specific products and fields. Easton has also entered into a patent license agreement with Easton Technical Products, Inc., which grants it a license to exploit the inventions disclosed in the patent solely within specific fields. Lastly, Easton entered into a trademark license agreement with Easton Technical Products, Inc., which grants Easton a license to use certain trademarks solely in connection with specific products or services.

We have entered into a right of first offer agreement with Jas. D. Easton, Inc. and Easton Technical Products, Inc. pursuant to which we are to receive the opportunity to purchase Easton Technical Products, Inc. prior to any third party buyer. The term of the right of first offer agreement extends until the earliest of (i) the tenth anniversary of the consummation of our acquisition of Easton, (ii) the date Easton Technical Products, Inc. no longer uses the name “Easton,” (iii) the effectiveness of any registered public offering by Easton Technical Products, Inc. and (iv) the consummation of any sale of such company or a controlling interest therein effectuated in accordance with the terms of the right of first offer agreement.

Affiliates of Jas. D. Easton, Inc. and James L. Easton own certain of the properties currently leased by Easton. During the fiscal years ended 2009, 2008 and 2007, Easton paid approximately $1.2 million, $1.2 million and $2.7 million, respectively, in rent pursuant to such affiliate leases. We believe the rents payable pursuant to such leases are consistent with the market rents for similar facilities in such jurisdictions. We expect the aggregate rent payable pursuant to such leases to be approximately $1.2 million in fiscal 2010.

Other Related Party Transactions

On July 14, 2004, Bell entered into a license agreement with Bell Automotive Products, Inc., an entity of which Terry Lee, a member of our board of directors is a minority owner and occupies the position of Co-Chairman. Under the license agreement, Bell Automotive, as the licensee, has the worldwide, exclusive, perpetual and royalty-free right to use the Bell trademarks in connection with certain auto accessories and equipment. The license agreement replaced a 1999 license agreement, as amended, between Bell and Bell Racing Company, and a 2000 sublicense agreement, as amended, between Bell, Bell Racing Company and Bell Automotive.

On October 1, 2004, Bell entered into a consulting agreement with Terry G. Lee, a member of our board of directors. Pursuant to the terms of the consulting agreement, Mr. Lee agreed to provide us and our affiliates with certain consulting services relating to Bell. In exchange for his services, Mr. Lee is entitled to an annual compensation of $100,000. The term of Mr. Lee’s consulting agreement is for one year and automatically extends for additional one-year terms until we elect not to extend the agreement.

Effective August 2008, our Parent agreed to compensate Richard Wenz, a member of the board of managers of our Parent and our board of directors, for his services as Chair of our Audit Committee. Mr. Wenz was paid a one-time fee of $50,000 for services previously rendered and is paid an annual compensation of $50,000.

In connection with the Refinancing on December 3, 2009, our Company paid $2,594 as a distribution, which has been recorded as a distribution to RBG in Stockholder’s Equity.

Review, Approval or Radification of Transactions with Related Persons

Under the Audit Committee’s charter, any material potential or actual conflict of interest or transaction between our Company and any “related person” of our Company must be reviewed and approved or ratified by the Audit Committee. SEC rules define a related person of the Company as any Company director (or nominee), executive officer, 5%-or-greater shareholder or immediate family member of any of these persons.

DESCRIPTION OF CERTAIN OTHER INDEBTEDNESS

ABL Facility

In connection with the original notes offering, we entered into the ABL Facility with JPMorgan Chase Bank, N.A., as administrative agent, and the other lenders party thereto.

Set forth below is a summary of the terms of our ABL Facility. The ABL Facility provides for revolving credit financing of up to $250.0 million and may be increased to $300.0 million, subject to each of a United States and Canadian borrowing base availability, with a maturity of four years. Each of the United States and Canadian borrowing bases at any time is expected to equal the sum (subject to certain reserves and other adjustments) of:

•	85% of the net amount of eligible accounts receivable;

•	the lesser of (a) 70% of eligible inventory and (b) 85% of the net orderly liquidation value of eligible inventory; and

•	cash and cash equivalents held at accounts at JP Morgan Chase Bank, N.A. subject to blocked account arrangements.

Our ABL Facility includes borrowing capacity available for letters of credit and for borrowings on same-day notice, referred to as swingline loans. A portion of the revolving credit facility not to exceed $30.0 million consists of a facility available to one or more of our Canadian subsidiaries in United States or Canadian dollars. All borrowings under our ABL Facility are subject to the satisfaction of customary conditions, including absence of a default and accuracy of representations and warranties.

Interest Rate and Fees

The interest rates per annum applicable to the loans under the ABL Facility, other than swingline loans and protective advances, equal an applicable margin percentage plus, at our option, (1) in the case of U.S. dollar denominated loans, a U.S. base rate or LIBOR, and (2) in the case of Canadian dollar denominated loans, a Canadian base rate or CDOR. Swingline loans and protective advances bear interest at the U.S. base rate for U.S. dollar denominated loans and the Canadian base rate for Canadian dollar denominated loans. The applicable margin percentage for the ABL Facility is initially 3.75% for LIBOR or CDOR and 2.75% for the base rate, which is subject to adjustment to 3.25% for LIBOR or CDOR and 2.25% for the base rate based upon our average excess borrowing availability as calculated under the credit agreement for the ABL Facility. In addition to paying interest on outstanding principal under the ABL Facility, we are required to pay a commitment fee, in respect of the unutilized commitments, which is initially 0.75% per annum and may be adjusted to 0.50% based upon our Company’s utilization of the ABL Facility (increasing when utilization is low and decreasing when utilization is high). We are also required to pay customary letter of credit fees.

Mandatory Repayments

If at any time the aggregate amount of outstanding loans (including swingline loans), unreimbursed letter of credit drawings and undrawn letters of credit under our ABL Facility exceeds the lesser of (i) the commitment amount and (ii) the borrowing base, we will be required to repay outstanding loans and cash collateralize letters of credit in an aggregate amount equal to such excess, with no reduction of the commitment amount. If the amount available under our ABL Facility is less than an amount to be determined, we will be required to deposit cash from our material deposit accounts (including all concentration accounts) daily in a collection account maintained with the administrative agent under our ABL Facility, which may be applied by the administrative agent to repay outstanding loans and cash collateralize letters of credit.

Voluntary Repayment

We may voluntarily reduce the unutilized portion of the commitment amount and repay outstanding loans at any time without premium or penalty other than customary “breakage” costs with respect to LIBOR loans.

Amortization and Final Maturity

There is no scheduled amortization under our ABL Facility. All outstanding loans under the facility are due and payable in full on the fourth anniversary of the closing date.

Security and Guarantees

Certain of our wholly-owned domestic subsidiaries and in any event all subsidiaries that guarantee the notes guarantee all of our obligations (both United States and Canadian) under our ABL Facility. In addition, our wholly-owned Canadian subsidiaries will guarantee the obligations of the Canadian borrowers under the Canadian Sub-Facility. Additionally, we and our wholly-owned domestic subsidiaries have, subject to certain exceptions, granted security with respect to substantially all of our real and personal property as collateral for our obligations (and related guarantees) under our ABL Facility, including:

•	a first-priority security interest in personal property consisting of accounts receivable, inventory, cash lockbox and deposit accounts; and

•	a second-priority security interest in, and mortgages on, substantially all of our material owned real property and equipment and all assets that secure the notes on a first-priority basis.

The obligations of our Canadian subsidiaries that are borrowers under the Canadian Sub-facility are secured by a first-priority security interest in substantially all (subject to certain exceptions) real and personal property of our wholly-owned Canadian subsidiaries and by our and the wholly-owned domestic subsidiaries’ assets on the same basis as borrowings by us are secured under the ABL Facility.

The obligations under our ABL Facility and related guarantees are effectively subordinated to the notes to the extent of the value of the collateral other than accounts receivables, inventory and cash of our Company and the guarantors that secure the notes on a first-priority basis.

Restrictive Covenants and Other Matters

The ABL Facility requires that if excess gross availability is less than the greater of a specified percentage of the gross borrowing base and a specified dollar amount, we must comply with a minimum fixed charge coverage ratio test. In addition, the ABL Facility includes negative covenants that, subject to significant exceptions, limit our ability and the ability of our parent and subsidiaries to, among other things (1) incur additional debt, (2) create liens, (3) transfer all or substantially all of its assets or enter into merger or consolidation transactions, (4) change its business, (5) make investments, loans, advances, guarantees and acquisitions, (6) transfer or sell assets, (7) enter into sale and leaseback transactions, (8) enter swap agreements, (9) enter into transactions with affiliates, and (10) enter into agreements that restrict dividends from subsidiaries.

New Holdco Facility

On December 3, 2009, EB Sports refinanced its previous senior unsecured credit agreement with Wachovia Investment Holdings, LLC and the lenders named therein pursuant to which EB Sports had borrowed $175.0 million, or the Previous Holdco Facility, through (i) a new senior secured credit agreement, or the New Holdco Facility, with Wachovia Bank, N.A. and the existing lenders under the Previous Holdco Facility, (ii) an equity investment from Fenway Easton-Bell Sports Holding, LLC and Fenway Partners Capital Fund III, L.P., or together the Fenway Investors, each an affiliate of Fenway Partners, LLC and certain existing investors of Parent and EB Sports and their respective affiliates of $1.725 million in cash in exchange for Class C Common Units of our Parent (of which, $1.466 million was contributed by Parent to EB Sports) and (iii) an equity investment from the Fenway Investors and certain existing investors of EB Sports and their respective affiliates of $113.275 million in cash in exchange for new non-voting (other than rights to designate one director of EB Sports), non-redeemable Series A Preferred Stock of EB Sports, or the Series A Preferred Stock. The Series A Preferred Stock accrues dividends quarterly at a rate of 17.5% per annum. In addition to the $13.2 million invested by existing investors of Parent, their respective affiliates and Paul Harrington in August 2009, the issuance of new shares of Series A Preferred Stock on December 3, 2009 resulted in an aggregate of $126.4 million invested in Series A Preferred Stock immediately after giving effect to the financing.

Under the terms of the refinancing transaction, the net proceeds from the equity issuance were used to repurchase loans under the Previous Holdco Facility at a price of 90% of the principal amount thereof, and the consenting lenders whose loans were repurchased exchanged their remaining principal and accrued interest into a new facility with a maturity date of December 31, 2015. The Previous Holdco Facility has been terminated. At closing, EB Sports borrowed $108.268 million under the New Holdco Facility. Borrowings under the New Holdco Facility are secured by a pledge of all capital stock of RBG and Easton-Bell. The New Holdco Facility is guaranteed by RBG and will, in the future, be guaranteed by any other subsidiary of EB Sports if such other subsidiary of EB Sports guarantees other indebtedness of either EB Sports or RBG. Borrowings under the New Holdco Facility through May 1, 2012 will bear interest at 11.5% per annum and EB Sports may elect to pay interest in cash or defer interest by adding it to the aggregate amount of principal due under the loan. Interest after May 1, 2012 will be paid in cash; provided, that prior to maturity if EB Sports does not have sufficient cash on hand and Easton-Bell is either prohibited from distributing sufficient cash to EB Sports to make such interest payments or does not have sufficient liquidity (in the reasonable determination of Easton-Bell management) to permit Easton-Bell to distribute cash in an amount sufficient to allow such payment, EB Sports will pay cash to the extent it is able to do so using cash on hand after giving effect to permitted and available distributions, and the remainder of the interest due shall be added to the principal amount of the loan at a rate of 13.5% per annum for the then ending interest period.

Borrowings under the New Holdco Facility are not guaranteed by us or any of our subsidiaries and are senior unsecured obligations of EB Sports. However, given that EB Sports controls our Company’s direct parent, EB Sports has the ability, subject to the terms of the ABL Facility and any other agreements which limit our ability to declare and pay dividends, to obtain money from us and our subsidiaries in order to fund its obligations under such loan.

As of January 2, 2010, the principal amount of loans issued under the New Holdco Facility was approximately $108.268 million, plus accrued and unpaid interest.

DESCRIPTION OF THE EXCHANGE NOTES

You can find the definitions of certain terms used in this description under the subheading “—Certain Definitions.” In this description, (1) the term Company refers only to Easton-Bell Sports, Inc. and not to any of its subsidiaries and (2) the terms we, our, and us each refer to the Company and its consolidated Subsidiaries.

The Company issued the original notes, and will issue the exchange notes under, an indenture, or the Indenture, dated as of the Issue Date between itself, the Guarantors and U.S. Bank National Association, as trustee. The terms of the notes will include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended. The Indenture is unlimited in aggregate principal amount, although the issuance of notes in this offering will be limited to $350.0 million. We may issue an unlimited principal amount of additional notes having identical terms and conditions as the notes other than issue date, issue price and the first interest payment date, or the additional notes. We will only be permitted to issue such additional notes if, at the time of such issuance, we are in compliance with the covenants contained in the Indenture; provided, however, that (1) the net cash proceeds from any such issuance of additional notes shall be invested by the Company in Additional Assets, which Additional Assets are thereupon with their acquisition added to the First Priority Collateral securing the notes; provided further, that no more than $30.0 million of net cash proceeds from the issuance of additional notes in the aggregate may be issued to acquire the Capital Stock of one or more Foreign Subsidiaries (and the First Priority Collateral relating to each such acquisition shall be limited to 65% of the Capital Stock of each of the Foreign Subsidiaries so acquired and owned by the Company or any Guarantor), and (2) pending such investment, any such net cash proceeds in an aggregate amount in excess of $5.0 million shall be deposited into the Collateral Account. Any additional notes will be part of the same issue as the notes that we are currently offering and will vote on all matters with the holders of the notes.

We urge you to read the Indenture because it, and not this description, defines your rights as a holder of these notes. A copy of the Indenture is available upon request to us at the address indicated under “Where You Can Find Additional Information.”

The following description is only a summary of the material provisions of the Indenture, the Collateral Documents and the Registration Rights Agreement. It does not restate those agreements in their entirety and is qualified in its entirety by reference to the provisions and the Indenture and the Collateral Documents. We urge you to read the Indenture, the Registration Rights Agreement, the Collateral Documents and the Intercreditor Agreement because they, and not this description, define your rights as holders of the notes. Copies of the Indenture, the Registration Rights Agreement, the Collateral Documents and the Intercreditor Agreement are available as set forth below under “Where You Can Find Additional Information.” Certain defined terms used in this description but not defined below under “—Certain Definitions” have the meanings assigned to them in the Indenture or the Collateral Documents, as the case may be. Unless otherwise specified, the notes as used in this description of the exchange notes refers to both the original notes and the exchange notes.

The registered holder of a note will be treated as the owner of it for all purposes. Only registered holders will have rights under the Indenture.

Brief Description of the Notes and the Note Guarantees

The Notes

The notes:

•	will be senior secured obligations of the Company;

•

will be secured by first-priority Liens and security interests, subject to Permitted Liens, in certain principal U.S. assets (other than ABL Collateral, Foreign Collateral and Excluded Property) of the Company and the Guarantors (collectively referred to in this description of notes as the First Priority Collateral), including, but not limited to the patents, trademarks, trade names and other intellectual property (including certain intellectual property of the Company and the Guarantors located outside of the U.S.; provided, that in each case, perfection of the security interest in such assets shall be limited to those security interests that may be perfected by the making of a filing in the U.S. or Canada) and the material real property (presently consisting of a distribution facility located in York, Pennsylvania), fixtures and equipment now owned or hereafter acquired by the Company and the Guarantors;

•

will be secured by second-priority Liens and security interests, subject to Permitted Liens, in the ABL Collateral (including cash, inventory, accounts receivable, securities accounts and commodities accounts, other personal property relating to such inventory, accounts receivable, securities accounts and commodities accounts and all proceeds therefrom, and other collateral (other than Foreign Collateral and Excluded Property) that secures the ABL Facility on a first-priority basis);

•

rank equally in right of payment to any existing and future senior unsecured Indebtedness of the Company and senior in right of payment to any existing and future subordinated Indebtedness of the Company;

•

will be effectively subordinated to the Company’s obligations under the ABL Facility to the extent of the value of the ABL Collateral and Foreign Collateral securing the obligations under the ABL Facility on a first-priority basis;

•	will be effectively senior to the Company’s obligations under the ABL Facility to the extent of the value of the First Priority Collateral;

•	will be structurally subordinated to all existing and future Indebtedness, claims of holders of Preferred Stock and other obligations of subsidiaries of the Company that are not Guarantors;

•

will be effectively senior to all of the Company’s existing and future unsecured Indebtedness to the extent of the value of the collateral securing the obligations under the notes (after giving effect to any senior Lien on the Collateral);

•

will be unconditionally guaranteed on a senior secured basis by each Subsidiary of the Company that guarantees the Indebtedness under the ABL Facility or any other Indebtedness of the Company or any other Guarantor. See “The Note Guarantees”;

•	will be limited to an aggregate principal amount of $350.0 million at maturity, subject to the Company’s ability to issue additional notes;

•	will mature on December 1, 2016, except as described under “Springing Maturity”; and

•	will be issued in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

The Note Guarantees

The notes will be guaranteed by each of the Company’s Restricted Subsidiaries that guarantees any Indebtedness of the Company or any Guarantor.

Each guarantee of the notes:

•	will be a senior secured obligation of the applicable Guarantor;

•	will be secured by a first-priority Lien and security interest, subject to Permitted Liens, in the First Priority Collateral of such Guarantor;

•	will be secured by a second-priority Lien and security interest, subject to Permitted Liens, in the ABL Collateral of such Guarantor;

•

will rank equally in right of payment with all existing and future senior unsecured Indebtedness of such Guarantor and senior in right of payment to any existing and future subordinated Indebtedness of such Guarantor;

•	will be effectively subordinated to such Guarantor’s obligations under the ABL Facility to the extent of the value of such Guarantor’s ABL Collateral;

•	will be effectively senior to such Guarantor’s obligations under the ABL Facility to the extent of the value of such Guarantor’s First Priority Collateral; and

•

will be effectively senior to all of such Guarantor’s existing and future unsecured Indebtedness to the extent of the value of the collateral securing the obligations under the applicable Guarantee (after giving effect to any senior Lien on the Collateral). See “Ranking-Note Guarantees.”

As of the date of the Indenture, all of our Subsidiaries are Restricted Subsidiaries. However, under the circumstances described below under the caption “—Certain Covenants—Designation of Restricted and Unrestricted Subsidiaries,” we are permitted to designate certain of our Subsidiaries as Unrestricted Subsidiaries. Our Unrestricted Subsidiaries are not subject to many of the restrictive covenants in the Indenture. Our Unrestricted Subsidiaries will not guarantee the notes.

Interest

Interest on the notes will compound semi-annually and:

•	accrue at the rate of 9.750% per annum;

•	accrue from the date of original issuance or, if interest has already been paid, from the most recent interest payment date;

•	be payable in cash semi-annually in arrears on June 1 and December 1, commencing on June 1, 2010;

•	be payable to the Holders of record on the May 15 and November 15 immediately preceding the related interest payment dates; and

•	be computed on the basis of a 360-day year comprised of twelve 30-day months.

We also will pay additional interest to holders of the notes if we fail to comply with our obligations described in the Registration Rights Agreement or if certain other conditions contained in the Registration Rights Agreement are not satisfied. See “The Exchange Offer.”

Payments on the Notes; Paying Agent and Registrar

We will pay principal of, premium, if any, and interest on the notes at the office or agency of the paying agent and registrar designated by the Company in the Borough of Manhattan, The City of New York, except that we may, at our option, pay interest on the notes by check mailed to holders of the notes at their registered addresses as they appear in the Registrar’s books. We have initially designated the corporate trust office of the Trustee in New York, New York to act as our Paying Agent and Registrar. We may, however, change the Paying Agent or Registrar without prior notice to the holders of the notes, and the Company or any of its Restricted Subsidiaries may act as Paying Agent or Registrar.

We will pay principal of, premium, if any, and interest on, notes in global form registered in the name of or held by DTC or its nominee in immediately available funds to DTC or its nominee, as the case may be, as the registered holder of such global note.

Transfer and Exchange

A holder may transfer or exchange the notes in accordance with the Indenture. The Registrar and the Trustee may require a holder, among other things, to furnish appropriate endorsements and transfer documents. No service charge will be imposed by the Company, the Trustee or the Registrar for any registration of transfer or exchange of the notes, but the Company may require a holder to pay a sum sufficient to cover any transfer tax or other governmental taxes and fees required by law or permitted by the Indenture. The Company is not required to transfer or exchange any note selected for redemption. Also, the Company is not required to transfer or exchange any note for a period of 15 days before a selection of notes to be redeemed. Unlike the original notes, the exchange notes are not subject to restrictions on transferability and resale and are freely transferrable.

The registered holder of a note will be treated as the owner of it for all purposes.

Ranking

The notes will be secured obligations of the Company that rank senior in right of payment to all existing and future Indebtedness of the Company that is expressly subordinated in right of payment to the notes. The notes will rank equally in right of payment with all existing and future Indebtedness of the Company that is not so subordinated. The notes will be effectively senior to all of the Company’s existing and future unsecured Indebtedness to the extent of the value of the Collateral and effectively senior to all of the Company’s existing and future Indebtedness to the extent of the value of the First Priority Collateral securing the obligations under the notes on a first-priority basis (in each case, after giving effect to any senior Lien on the Collateral). The notes will be effectively subordinated to the Company’s obligations under the ABL Facility to the extent of the value of the ABL Collateral and the Foreign Collateral securing such obligations on a first-priority basis. The notes will be effectively senior to the Company’s obligations under the ABL Facility to the extent of the value of the First Priority Collateral securing the obligations under the notes on a first-priority basis. The notes will be effectively subordinated to obligations of subsidiaries of the Company that are not Guarantors, including indebtedness of Foreign Subsidiaries. In the event of bankruptcy, liquidation, reorganization or other winding-up of the Company or upon a default in payment with respect to, or the acceleration of, any Indebtedness under the ABL Facility, the assets of the Company and the Guarantors that secure the ABL Facility will be available to pay obligations on the notes and the Note Guarantees only after all Indebtedness under such ABL Facility has been repaid in full from such assets. We advise you that there may not be sufficient assets remaining to pay amounts due on any or all of the notes and the Note Guarantees then outstanding.

As of January 2, 2010:

•

the Company and the Guarantors had approximately $181.1 million of total outstanding indebtedness, including capital lease obligations but excluding intercompany liabilities and Guarantees under the ABL Facility and the Indenture;

•

the Company and the Guarantors had approximately $70.0 million of total outstanding indebtedness under the ABL Facility, all of which, together with any future borrowings under the ABL Facility are effectively senior to the notes to the extent the ABL Collateral secures such obligations on a first-priority basis;

•	the Company and the Guarantors had no outstanding senior unsecured Indebtedness; and

•	Non-Guarantor Subsidiaries had approximately $19.5 million of liabilities (excluding intercompany liabilities and deferred items).

Our borrowing capacity under the ABL Facility, as of January 2, 2010, was approximately $120.0 million, after giving effect to outstanding borrowings of $70.0 million, $3.4 million of letters of credit and other customary reserves.

Note Guarantees

The Guarantors will, jointly and severally, unconditionally guarantee on a senior basis the Company’s obligations under the notes and all obligations under the Indenture. Each Note Guarantee will be secured on a first-priority basis by the First Priority Collateral owned by such Guarantor and on a second-priority basis by the ABL Collateral owned by such Guarantor. Such Guarantors will also agree to pay any and all costs and expenses (including reasonable counsel fees and expenses) incurred by the Trustee, the Collateral Agent or the Holders in

enforcing any rights under the Guarantees. The obligations of the Guarantors under the Note Guarantees will rank equally in right of payment with other Indebtedness of such Guarantors, except to the extent such other Indebtedness is expressly subordinated to the obligations arising under the Note Guarantees, in which case the obligations of the Guarantors under the Note Guarantees will rank senior in right of payment to such other Indebtedness. The Note Guarantees will be effectively senior to all of the Guarantors’ existing and future senior unsecured Indebtedness to the extent of the value of the Collateral securing the Guarantees (after giving effect to any senior Lien on the Collateral). The Note Guarantees will be effectively subordinated to the Guarantors’ obligations under the ABL Facility to the extent of the value of the Guarantors’ ABL Collateral securing such obligations on a first priority basis. The Note Guarantees will be effectively senior to the Guarantors obligations under the ABL Facility to the extent of the value of such Guarantor’s First Priority Collateral securing such Guarantor’s obligations under its Note Guarantee on a first-priority basis.

The obligations of each Guarantor under its Note Guarantee will be limited as necessary to prevent that Guarantee from constituting a fraudulent conveyance or fraudulent transfer under applicable law. Additionally, neither the Company nor any subsidiary will be required to provide any guarantee, pledge or asset support agreement that, in the reasonable judgment of the Company, would subject the Company to any adverse tax consequence due to the application of Section 956 of the Code.

Although the Indenture will limit the amount of Indebtedness that Restricted Subsidiaries may incur, such Indebtedness may be substantial.

As of January 2, 2010, our non-guarantor subsidiaries (which accounted for approximately $79.9, or 11.1%, of our net sales for the year ended January 2, 2010, and approximately $4.3 million, or 9.4%, of our operating income for the year ended January 2, 2010, and approximately $114.8 million, or 12.0%, of our total assets as of January 2, 2010) had no outstanding Indebtedness and approximately $12.0 million of other current liabilities.

We do not currently intend to designate any of our subsidiaries as unrestricted subsidiaries.

The Indenture provides that each Note Guarantee by a Guarantor will be automatically and unconditionally released and discharged, and each Subsidiary and its obligations under the Note Guarantee, the Indenture, the Collateral Documents, the Registration Rights Agreement and the Intercreditor Agreement will be released and discharged, upon:

(1) (a) any sale, exchange, transfer or disposition of (whether by merger, consolidation or the sale of) the Capital Stock of such Guarantor after which the applicable Guarantor is no longer a Restricted Subsidiary or the sale of all or substantially all the assets (other than by lease) of such Guarantor, whether or not such Guarantor is the surviving corporation in such transaction to a Person which is not the Company or a Restricted Subsidiary; provided that (x) such sale, exchange, transfer or disposition is made in compliance with the Indenture, including the covenants described under the captions “Repurchase at the Option of Holders—Asset Dispositions” and “Certain Covenants—Merger, Consolidation or Sale of Assets,” and (y) all the obligations of such Guarantor under all Indebtedness of the Company or its Restricted Subsidiaries terminate upon consummation of such transaction;

(b) the release or discharge of such Guarantor from its guarantees of Indebtedness of the Company and the Guarantors under the ABL Facility (including by reason of the termination of the ABL Facility) and all other Indebtedness of the Company and its Restricted Subsidiaries, if such Guarantor would not then otherwise be required to guarantee the notes pursuant to the Indenture, except a discharge or release by or as a result of payment under such Guarantee; provided, that if such Person has Incurred any Indebtedness or issued any Preferred Stock or Disqualified Stock in reliance on its status as a Guarantor under the covenant “Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock” such Guarantor’s obligations under such Indebtedness, Disqualified Stock or Preferred Stock, as the case may be, so Incurred are satisfied in full and discharged or are otherwise permitted to be Incurred by a Restricted Subsidiary (other than a Guarantor) under “Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock”;

(c) the proper designation of any Restricted Subsidiary that is a Guarantor as an Unrestricted Subsidiary; or

(d) the Company exercising its legal defeasance option or covenant defeasance option as described under “Legal Defeasance and Covenant Defeasance” or the Company’s obligations under the Indenture being discharged in accordance with the terms of the Indenture; and

(2) in the case of clause (1)(a) above only, such Guarantor delivering to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for in the Indenture relating to such transaction have been complied with.

Collateral

Assets Pledged as Collateral

The notes and Note Guarantees will be secured by:

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first-priority Liens and security interests, subject to Permitted Liens, in certain of the principal U.S. assets of the Company and the Guarantors (other than ABL Collateral, Foreign Collateral and Excluded Property), including, but not limited to, the patents, trademarks, trade names and other intellectual property (provided, that in each case perfection of the security interest in such assets shall be limited to those security interests that may be perfected by the making of a filing in the U.S. or Canada) and the material real property (presently consisting of a distribution facility located in York, Pennsylvania), fixtures and equipment, in each case, now owned or hereafter acquired by the Company or the Guarantors, with an aggregate book value as of January 2, 2010 of approximately $330.7 million;

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first-priority Liens and security interests, subject to Permitted Liens, on Capital Stock of our Restricted Subsidiaries (which, in the case of Foreign Subsidiaries will be limited to 65% of the stock of each first-tier Foreign Subsidiary); and

•	second-priority Liens and security interests, subject to Permitted Liens, in the ABL Collateral.

The First Priority Collateral will include mortgage liens on specified material properties of the Company and the Guarantors (presently consisting of the Company’s distribution facility located in York, Pennsylvania, with a book value as of January 2, 2010 of approximately $0.1 million). The properties to be subject to a mortgage lien (including all applicable after-acquired properties) that form a portion of the First Priority Collateral are referred to as Premises in this description of the exchange notes.

The First Priority Collateral will include any improvements or additions to the real property, fixtures and equipment that currently form part of the First Priority Collateral. In addition, subject to various exceptions set forth in the Collateral Documents, the Company and the Guarantors are required to pledge as the First Priority Collateral any additional intellectual property, real property or related fixtures and equipment acquired after the date of the Indenture, including property or related fixtures and equipment acquired with the proceeds from certain specified transactions as described below under “—Certain Covenants with Respect to the Collateral—After-Acquired Property.”

Excluded Assets

The Collateral will also exclude certain items of property, or the Excluded Property, including without limitation:

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any Capital Stock and other securities of a Subsidiary to the extent that the pledge of such Capital Stock and other securities results in the Company being required to file separate financial statements of such Subsidiary with the SEC, but only to the extent necessary not to be subject to such requirement, as described in more detail below;

•	any Capital Stock of any Foreign Subsidiaries directly owned by the Company or any Guarantor in excess of 65% of the Capital Stock of such Foreign Subsidiaries;

•	any assets of Foreign Subsidiaries, unless any such Foreign Subsidiary is required to become a Guarantor under the Indenture;

•	any assets held by any Unrestricted Subsidiaries;

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assets securing purchase money obligations or Capitalized Lease Obligations permitted to be incurred under the Indenture, solely to the extent the documentation relating thereto prohibits such assets from being Collateral and no Lien on those assets secures any other Indebtedness of the Company or its Restricted Subsidiaries other than such purchase money obligations or Capitalized Lease Obligations;

•	all interests in real property other than fee interests;

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any property to the extent that such grant of a security interest is prohibited by any requirement of law of a governmental authority, requires a consent not obtained of any governmental authority pursuant to such requirement of law or is prohibited by, or constitutes a breach or default under or results in the termination of or gives rise to a right on the part of the parties thereto other than the Company and its Subsidiaries to terminate (or materially modify) or requires any consent not obtained under, any contract, license, agreement, instrument or other document evidencing or giving rise to such property or, in the case of any investment property, pledged stock or pledged note, any applicable shareholder or similar agreement, except to the extent that such requirement of law or the term in such contract, license, agreement, instrument or other document or shareholder or similar agreement providing for such prohibition, breach, default or right of termination or modification or requiring such consent is ineffective under applicable law;

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any aircraft or any trucks, trailers, tractors, service vehicles, automobiles, rolling stock or other registered mobile equipment or equipment covered by certificates of title or ownership of the Company or any Restricted Subsidiary;

•	deposit accounts exclusively used for payroll, payroll taxes and other employee wage and benefit payments;

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any property that the Collateral Agent shall determine in its sole discretion in which the cost (including adverse tax consequences) of obtaining a security interest would be excessive in relation to the value of the security to be afforded thereby; and

•	certain other items agreed by the parties and as more fully set forth in the Collateral Documents.

In addition, in the event that Rule 3-16 of Regulation S-X under the Securities Act is amended, modified or interpreted by the SEC to require (or is replaced with another rule or regulation, or any other law, rule or regulation is adopted, which would require) the filing with the SEC (or any other governmental agency) of separate financial statements of any Subsidiary of the Company due to the fact that such Subsidiary’s Capital Stock secures the notes, then the Capital Stock of such Subsidiary shall automatically be deemed not to be part of the Collateral but only to the extent necessary to not be subject to such requirement. In such event, the Collateral Documents may be amended or modified, without the consent of any holder of notes, to the extent necessary to release the security interests in favor of the Collateral Agent on the shares of Capital Stock that are so deemed to no longer constitute part of the Collateral. In the event that Rule 3-16 of Regulation S-X under the Securities Act are amended, modified or interpreted by the SEC to permit (or are replaced with another rule or regulation, or any other law, rule or regulation is adopted, which would permit) such Subsidiary’s Capital Stock to secure the notes in excess of the amount then pledged without the filing with the SEC (or any other governmental agency) of separate financial statements of such Subsidiary, then the Capital Stock of such Subsidiary shall automatically be deemed to be a part of the Collateral but only to the extent necessary to not be subject to any such financial statement requirement.

Intercreditor Arrangements

The Collateral securing the notes and the Note Guarantees will also serve as collateral to secure the obligations of the Company and the Guarantors under the ABL Facility. The Company, the Guarantors, the Collateral Agent, on behalf of itself and the Holders and the administrative agent under the ABL Facility, or the ABL Agent, have entered into the Intercreditor Agreement. If any other Indebtedness constitutes Pari Passu Lien Indebtedness and is secured by the Collateral in accordance with the terms of the Indenture, the representatives of the holders of such other Pari Passu Lien Indebtedness will also become party to the Intercreditor Agreement and will designate U.S. Bank National Association (or any successor thereof) as Collateral Agent on their behalf. The Intercreditor Agreement provides, among other things, that (1) Liens on the ABL Collateral securing the notes will be junior to the Liens in favor of the administrative agent under the ABL Facility, and consequently, the lenders under the ABL Facility will be entitled to receive the proceeds from the foreclosure of any such assets prior to the Holders, (2) Liens on the First Priority Collateral securing the notes will be senior to the security interest in favor of the administrative agent under the ABL Facility, and consequently, the Holders will be entitled to receive proceeds from the foreclosure of any such assets prior to the lenders under the ABL Facility, (3) during any insolvency proceedings, the administrative agent under the ABL Facility and the Collateral Agent will coordinate their efforts to give effect to the relative priority of their security interests in the Collateral and (4) certain procedures for enforcing the Liens on the Collateral shall be followed.

Pursuant to the terms of the Intercreditor Agreement, prior to the discharge of the first-priority Liens securing the ABL Facility, the administrative agent under the ABL Facility will determine the time and method by which the security interests in the ABL Collateral will be enforced. The Collateral Agent will not be permitted to enforce the security interests and certain other rights related to the notes on the ABL Collateral even if an Event of Default has occurred and the notes have been accelerated except in any insolvency or liquidation proceeding as necessary to file a claim or statement of interest with respect to the notes or any Note Guarantee. Pursuant to the terms of the Intercreditor Agreement, after the discharge of the first-priority Liens securing the ABL Facility the Collateral Agent, acting at the instruction of the Holders of a majority in principal amount of the notes, voting as one class, will determine the time and method by which the security interests in the ABL Collateral will be enforced and, if applicable, will distribute proceeds (after payment of the costs of enforcement and Collateral administration) of the ABL Collateral received by it under the Collateral Documents for the ratable benefit of the Holders and the holders of any Pari Passu Lien Indebtedness that is secured by the Collateral in accordance with the terms of the Indenture.

If the Collateral Agent is made a party to the control agreements entered into in connection with the ABL Collateral, the Collateral Agent shall not request separate control agreements to the extent the Collateral Account has been established with the Collateral Agent.

Holders will be deemed to have agreed and accepted the terms of the Intercreditor Agreement by their acceptance of the notes.

Sufficiency of Collateral

As of January 2, 2010, the book value of the First Priority Collateral (other than Capital Stock of Restricted Subsidiaries) was approximately $330.7 million. The fair market value of the Collateral is subject to fluctuations based on factors that include, among others, the condition of our industry, the ability to sell the Collateral in an orderly sale, general economic conditions, the availability of buyers and other factors. The amount to be received upon a sale of the Collateral would also be dependent on numerous factors, including, but not limited, to the actual fair market value of the Collateral at such time and the timing and the manner of the sale. By its nature, portions of the Collateral may be illiquid and may have no readily ascertainable market value. Accordingly, there can be no assurance that the Collateral can be sold in a short period of time or in an orderly manner. In addition, in the event of a bankruptcy, the ability of the Holders to realize upon any of the Collateral may be subject to certain bankruptcy law limitations as described below.

Certain covenants with Respect to the Collateral

The Collateral will be pledged pursuant to the Collateral Documents, which contain provisions relating to identification of the Collateral and the maintenance of perfected liens therein. The following is a summary of some of the covenants and provisions set forth in the Collateral Documents and the Indenture as they relate to the Collateral.

Maintenance of collateral. The Collateral Documents, subject to certain exceptions, provide that the Company and the Guarantors shall maintain the Collateral that is material to the conduct of its business in good, safe and insurable operating order, condition and repair. The Collateral Documents, subject to certain exceptions, also provide that the Company and the Guarantors shall pay all real estate and other taxes, and maintain in full force and effect all material permits and certain insurance coverages.

Certain proceeds. The Collateral Documents provide that (1) any Net Award or Net Insurance Proceeds shall be invested in Additional Assets (which may include performance of a restoration of the First Priority Collateral) and (2) pending such investment, any such Net Award or Net Insurance Proceeds in an aggregate amount in excess of $5.0 million shall be deposited in the Collateral Account. Any remaining proceeds shall then be applied in accordance with the covenant described under “Repurchase at the Option of the Holders—Asset Dispositions.”

As described above, the net cash proceeds from any issuance of additional notes shall be invested in Additional Assets that must be pledged as First Priority Collateral for the notes.

As more fully described below under “Certain Covenants—Limitation on Sales of Assets,” the Company must pledge the non-cash proceeds from any sale of the First Priority Collateral as the First Priority Collateral for the notes and may use the Net Proceeds from any such sale of the First Priority Collateral to purchase Additional Assets that must be pledged as the First Priority Collateral for the notes. Any remaining proceeds shall then be applied to make an offer to repurchase the notes and any Pari Passu Lien Indebtedness in accordance with the terms of the Indenture. Non-cash proceeds from any sale of ABL Collateral will be pledged in accordance with the Intercreditor Agreement.

Proceeds from any of the above transactions will be deposited in a segregated account under the control of the Collateral Agent.

After-acquired property. Upon the acquisition by the Company or any Guarantor after the date of the Indenture of (1) any after-acquired assets, including, but not limited to, any after-acquired real property or any equipment or fixtures which constitute accretions, additions or technological upgrades to the equipment or fixtures or any working capital assets that, in any such case, form part of the First Priority Collateral or ABL Collateral, as applicable, or (2) any material Additional Assets out of the net cash proceeds from any issuance of additional notes or in compliance with the covenant described below under the caption “Repurchase at the Option of Holders—Asset Dispositions,” the Company or such Guarantor shall execute and deliver, (i) with regard to any real property (other than Excluded Property) with a fair market value of $1.0 million or more , the items described under “—Real Estate Mortgages and Filings” below within 60 days of the date of acquisition, and (ii) to the extent required by the Collateral Documents, any information, documentation or other certificates as may be necessary to vest in the Collateral Agent a perfected security interest, subject only to Permitted Liens, in such after-acquired property (other than Excluded Property) and to have such after-acquired property added to the Collateral, and thereupon all provisions of the Indenture relating to the Collateral shall be deemed to relate to such after-acquired property to the same extent and with the same force and effect.

Further assurances. The Collateral Documents and the Indenture provide that the Company and the Guarantors shall, at their sole expense, do all acts which may be reasonably necessary, if requested by the Collateral Agent, to confirm that the Collateral Agent holds, for the benefit of the Holders and the Trustee, duly created, enforceable and perfected first- or second- priority Liens and security interests, as applicable, in the Collateral (subject to Permitted Liens) to the extent required by the Indenture, the Collateral Documents and the Intercreditor Agreement.

As necessary, or upon request of the Collateral Agent or the Trustee, the Company and the Guarantors shall, at their sole expense, execute, acknowledge and deliver such documents and instruments and take such other actions, which may be necessary, or as the Collateral Agent or the Trustee may reasonably request, to assure, perfect, transfer and confirm the property and rights conveyed by the Collateral Documents, including with respect to after-acquired Collateral, to the extent required thereunder.

The Indenture provides that the Company will comply with the applicable provisions of the Trust Indenture Act as they relate to the Collateral.

The Company will cause Section 313(b) of the Trust Indenture Act, relating to reports, and Section 314(d) of the Trust Indenture Act, relating to the release of property and to the substitution therefor of any property to be pledged as collateral for the notes, to be complied with, whether or not the Indenture is qualified under the Trust Indenture Act. Any certificate or opinion required by Section 314(d) of the Trust Indenture Act may be made by an Officer of the Company except in cases where Section 314(d) requires that such certificate or opinion be made by an independent engineer, appraiser or other expert, who shall be reasonably satisfactory to the Trustee. Notwithstanding anything to the contrary in this paragraph, the Company will not be required to comply with all or any portion of Section 314(d) of the Trust Indenture Act if it determines, in good faith based on advice of counsel, that under the terms of Section 314(d) and/or any interpretation or guidance as to the meaning thereof of the SEC and its Staff, including “no action” letters or exemptive orders, all or any portion of Section 314(d) is inapplicable.

Impairment of security interest. Neither the Company nor any of its Restricted Subsidiaries will take or omit to take any action which would materially adversely affect or impair the Liens in favor of the Collateral Agent and the Holders with respect to the Collateral. Neither the Company nor any of its Restricted Subsidiaries shall grant to any Person, or permit any Person to retain (other than the Collateral Agent or the collateral agent under the ABL Facility), any interest whatsoever in the Collateral, other than Permitted Liens. Neither the Company nor any of its Restricted Subsidiaries will enter into any agreement that requires the proceeds received from any sale of Collateral to be applied to repay, redeem, defease or otherwise acquire or retire any Indebtedness of any Person, other than as permitted by the Indenture, the notes, the Note Guarantees, the Collateral Documents and the Intercreditor Agreement. The Company will, and will cause each Guarantor to, at its sole cost and expense, execute and deliver all such agreements and instruments as necessary, or as the Trustee or the Collateral Agent reasonably requests, to more fully or accurately describe the assets and property intended to be Collateral or the obligations intended to be secured by the Collateral Documents.

Real estate mortgages and filings. With respect to Premises:

(1) the Company or the applicable Guarantor shall deliver to the Collateral Agent, as mortgagee or beneficiary, as applicable, for the ratable benefit of itself and the holders of the notes, fully executed counterparts of Mortgages, each dated not later than 30 days of the date of the Indenture or 60 days of the date of acquisition of such property, as the case may be, in accordance with the requirements of the Indenture and/or the Collateral Documents, duly executed by the Company or the applicable Guarantor, together with satisfactory evidence of the completion (or satisfactory arrangements for the completion) of all recordings and filings of such Mortgage (and payment of any taxes or fees in connection therewith) as may be necessary to create a valid, perfected first priority Lien, subject to Permitted Liens, against the properties purported to be covered thereby;

(2) the Collateral Agent shall have received mortgagee’s title insurance policies in favor of the Collateral Agent, and its successors and/or assigns, in the form necessary, with respect to the property purported to be covered by the applicable Mortgages, to insure that the interests created by the Mortgages constitute valid first priority Liens thereon free and clear of all Liens, defects and encumbrances, other than Permitted Liens, all such title policies to be in amounts equal to 110% of the estimated fair market value of the Premises covered thereby, and such policies shall also include, to the extent available, all such endorsements as shall be reasonably required and shall be accompanied by evidence of the payment in full of all premiums thereon (or that satisfactory arrangements for such payment have been made); and

(3) the Company shall, or shall cause the Guarantors to, deliver to the Collateral Agent (x) with respect to each of the covered Premises owned on the date of the Indenture, such filings, surveys (or any updates or affidavits that the title company may reasonably require in connection with the issuance of the title insurance policies) (in each case, to the extent existing on the Issue Date), local counsel opinions, fixture filings, along with such other documents, instruments, certificates and agreements, as the Collateral Agent and its counsel shall reasonably request, and (y) with respect to each of the covered Premises acquired after the date of the Indenture, such filings, surveys (to the extent existing at the time of the acquisition), fixture filings, instruments, certificates, agreements and/or other documents necessary to comply with clauses (1) and (2) above and to perfect the Collateral Agent’s security interest and first priority Lien in such acquired covered Premises, together with such local counsel opinions as the Collateral Agent and its counsel shall reasonably request.

Negative pledge. The Indenture provides that the Company and its Restricted Subsidiaries will not further pledge the Collateral as security or otherwise, subject to Permitted Liens. The Company, however, subject to compliance by the Company with the covenant described below under the caption “Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock”, has the ability to issue an unlimited aggregate principal amount of additional notes having identical terms and conditions as the notes, all of which may be secured by the Collateral (subject, in each case to the limitations of “Certain Covenants—Liens”); provided, however, that (1) the net cash proceeds from any such issuance of additional notes shall be invested by the Company in Additional Assets, which Additional Assets are thereupon with their acquisition added to the First Priority Collateral securing the notes and (2) pending such investment, any such net cash proceeds in an aggregate amount in excess of $5.0 million shall be deposited into the Collateral Account; provided, further that if the proceeds of the additional notes are invested in Additional Assets described in clause (ii) or (iii) of the definition thereof, at least a majority of the property and assets of the applicable Restricted Subsidiary (on a book value basis) become First Priority Collateral upon acquisition thereof.

Foreclosure

Upon the occurrence and during the continuance of an Event of Default, the Collateral Documents provide for (among other available remedies) the foreclosure upon and sale of the applicable Collateral by the Collateral Agent and the distribution of the net proceeds of any such sale to the Holders on a pro rata basis, subject to any prior Liens on the Collateral and the provisions of the Intercreditor Agreement. In the event of foreclosure on the Collateral, the proceeds from the sale of the Collateral may not be sufficient to satisfy in full the Company’s obligations under the notes.

Certain Bankruptcy Limitations

The right of the Collateral Agent to repossess and dispose of the Collateral upon the occurrence of an Event of Default would be significantly impaired by applicable bankruptcy law in the event that a bankruptcy case were to be commenced by or against the Company or any Guarantor prior to the Collateral Agent having repossessed and disposed of the Collateral. Upon the commencement of a case for relief under Title 11 of the United States Code, as amended, or the Bankruptcy Code, a secured creditor such as the Trustee is prohibited from repossessing its security from a debtor in a bankruptcy case, or from disposing of security repossessed from the debtor or any other Collateral, without bankruptcy court approval.

In view of the broad equitable powers of a U.S. bankruptcy court, it is impossible to predict how long payments under the notes could be delayed following commencement of a bankruptcy case, whether or when the Collateral Agent could repossess or dispose of the Collateral, the value of the Collateral at the time of the bankruptcy petition or whether or to what extent Holders would be compensated for any delay in payment or loss of value of the Collateral. The Bankruptcy Code permits only the payment and/or accrual of post-petition interest, costs and attorneys’ fees to a secured creditor during a debtor’s bankruptcy case to the extent the value of the Collateral is determined by the bankruptcy court to exceed the aggregate outstanding principal amount of the obligations secured by the Collateral.

Furthermore, in the event a domestic or foreign bankruptcy court determines that the value of the Collateral is not sufficient to repay all amounts due on the notes, the Holders would hold secured claims to the extent of the value of the Collateral to which the Holders are entitled, and unsecured claims with respect to such shortfall.

In addition, because a portion of the Collateral may in the future consist of pledges of a portion of the Capital Stock of certain of the Company’s Foreign Subsidiaries, the validity of those pledges under applicable foreign law, and the ability of the Holders to realize upon that Collateral under applicable foreign law, may be limited by such law, which limitations may or may not affect such Liens.

Release

The Liens on the Collateral will be released with respect to the notes:

(1) in whole, upon payment in full of the principal of, accrued and unpaid interest and premium, if any, on the notes;

(2) in whole, upon satisfaction and discharge of the Indenture;

(3) in whole, upon a legal defeasance as set forth under the caption “Certain Covenants—Legal Defeasance and Covenant Defeasance”;

(4) in part, as to any property constituting Collateral (A) that is sold or otherwise disposed of by the Company or any of its Restricted Subsidiaries in a transaction permitted by the covenant described under the caption “—Repurchase at the Option of Holders—Asset Dispositions” and by the Collateral Documents, to the extent of the interest sold or disposed of, or otherwise not prohibited by the Indenture and the Collateral Documents; (B) that is cash or Net Proceeds withdrawn from the Collateral Account for any one or more purposes permitted by subsection (a) of the covenant described under the caption “—Repurchase at the Option of Holders—Asset dispositions;” (C) with respect to ABL Collateral, upon any release, sale or disposition (other than in connection with a cancellation or termination of the ABL Facility) of any ABL Collateral pursuant to the terms of the ABL Facility resulting in the release of the Lien on such Collateral securing the ABL Facility; or (D) otherwise in accordance with, and as expressly provided for under, the Indenture or the Intercreditor Agreement;

(5) that is owned by a Guarantor that is released from its Note Guarantee in accordance with the Indenture; and

(6) with the consent of Holders of 75% in aggregate principal amount of the notes (including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of, notes), provided, that, in the case of any release in whole pursuant to clauses (1) through (6) above, all amounts owing to the Trustee under the Indenture, the notes, the Note Guarantees, the Collateral Documents and the Intercreditor Agreement have been paid.

To the extent required by the Indenture for the release of principal properties that constitute First Priority Collateral, the Company and each Guarantor will furnish to the Trustee, prior to each proposed release of such First Priority Collateral pursuant to the Collateral Documents and the Indenture, an Officers’ Certificate as required by the Indenture.

Upon compliance by the Company or the Guarantors, as the case may be, with the conditions precedent set forth above, the Trustee or the Collateral Agent shall promptly cause to be released and reconveyed to the Company, or the Guarantors, as the case may be, the released Collateral.

Refinancings of the ABL Facility and the Notes

The obligations under the ABL Facility and the obligations under the Indenture and the notes may be refinanced or replaced, in whole or in part, in each case, without notice to, or the consent (except to the extent a consent is otherwise required to permit the refinancing transaction under the ABL Facility or any security document related thereto and under the Indenture and the Collateral Documents) of the ABL Agent or the Collateral Agent, all without affecting the Lien priorities provided for in the Intercreditor Agreement; provided, however, that the lenders providing or holders of any such refinancing or replacement indebtedness (or an authorized agent or trustee on their behalf) bind themselves in writing to the terms of the Intercreditor Agreement pursuant to such documents or agreements (including amendments or supplements to the Intercreditor Agreement) as the ABL Agent or the Collateral Agent, as the case may be, shall reasonably request and in form and substance reasonably acceptable to the ABL Agent or the Collateral Agent, as the case may be.

In addition, if at any time in connection with or after the discharge of ABL Obligations, the Company enters into any replacement of the ABL Facility secured by all or a portion of the ABL Collateral on a first-priority basis, then such prior discharge of ABL Obligations shall automatically be deemed not to have occurred for all purposes of the Intercreditor Agreement, the ABL Facility, the Indenture and the Collateral Documents, and the Obligations under such ABL Facility shall automatically be treated as Lender Debt for all purposes of the Intercreditor Agreement, including for purposes of the Lien priorities and rights in respect of the ABL Collateral (or such portion thereof) set forth therein. Notwithstanding any replacement or refinancing of the ABL Facility or the entering into of a new ABL Facility (whether or not such replacement or refinancing of the ABL Facility immediately follows any prior discharge of the ABL Facility previously in existence), the notes and the Note Guarantees shall be, in addition to being secured by the First Priority Collateral, secured by the ABL Collateral (it being understood that during the period the ABL Facility is not in existence that the notes and the Note Guarantees will be secured by a first-priority lien, subject to Permitted Liens, in all of the Collateral).

In connection with any refinancing or replacement contemplated by the foregoing paragraphs, the Intercreditor Agreement may be amended at the request and sole expense of the Company, and without the consent of the lenders under the ABL Facility, the ABL Agent or the Holder of any notes, (a) to add parties (or any authorized agent or trustee therefor) providing any such refinancing or replacement indebtedness in compliance with the ABL Facility and the Indenture, (b) to establish that Liens on any First Priority Collateral securing such refinancing or replacement Indebtedness shall have the same priority (or junior priority) as the Liens on any First Priority Collateral securing the Indebtedness being refinanced or replaced and (c) to establish that Liens on any ABL Collateral securing such refinancing or replacement Indebtedness shall have the same priority (or junior priority) as the Liens on any ABL Collateral securing the Indebtedness being refinanced or replaced, all on the terms provided for immediately prior to such refinancing or replacement.

In connection with any refinancing or replacement of the ABL Facility in which the parties providing such refinancing or replacement agree that the Liens on any ABL Collateral securing such refinancing or replacement Indebtedness shall have the same priority as the Liens on any ABL Collateral securing the notes and the Note Guarantees, the Intercreditor Agreement may be amended at the request and sole expense of the Company, and without the consent of the lenders under the ABL Facility, the ABL Agent or the Holder of any notes (a) to establish that Liens on any ABL Collateral securing such refinancing or replacement Indebtedness may share on a first priority basis with the Liens on any ABL Collateral securing the notes and the Note Guarantees, and the Liens on any First Priority Collateral securing such refinancing or replacement Indebtedness may share on a first priority basis with the Liens on any First Priority Collateral securing the notes and the Note Guarantees, subject to the provisions of the second proviso to clause (1) of the definition of Permitted Liens, and (b) to provide that the representative for the Indebtedness with the largest outstanding principal amount shall control all actions with respect to the ABL Collateral and the First Priority Collateral, subject to the right of all holders of any such Indebtedness to share in all such ABL Collateral and First Priority Collateral on a pro rata basis, including the right to receive payment of any proceeds thereof.

Optional Redemption

At any time prior to December 1, 2012 the Company may on any one or more occasions redeem up to 35% of the aggregate principal amount of notes issued under the Indenture at a redemption price of 109.750% of the principal amount, plus accrued and unpaid interest and Special Interest, if any, to the redemption date, with the net cash proceeds of one or more Equity Offerings of the Company (or of any Parent, to the extent such proceeds are contributed to the Company’s common equity capital); provided that:

(1) at least 65% of the aggregate principal amount of notes originally issued under the Indenture (excluding notes held by the Company and its Subsidiaries) remains outstanding immediately after the occurrence of such redemption; and

(2) the redemption occurs within 90 days of the date of the closing of such Equity Offering or contribution.

At any time prior to December 1, 2012 the Company may also redeem all or a part of the notes, upon not less than 30 nor more than 60 days’ prior notice mailed by first-class mail to each holder’s registered address, at a redemption price equal to 100% of the principal amount of notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest and Special Interest, if any, to the date of redemption, or the Redemption Date, subject to the rights of holders of notes on the relevant record date to receive interest due on the relevant interest payment date.

In addition, at any time prior to December 1, 2012, during any twelve month period commencing on the Issue Date the Company may redeem up to 10% of aggregate principal amount of the notes at a redemption price equal to 103% of their principal amount, plus accrued and unpaid interest.

Except pursuant to the preceding paragraphs, the notes will not be redeemable at the Company’s option prior to December 1, 2012.

On or after December 1, 2012 the Company may redeem all or a part of the notes upon not less than 30 nor more than 60 days’ notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Special Interest, if any, on the notes redeemed, to the applicable redemption date, if redeemed during the twelve-month period beginning on December 1 of the years indicated below, subject to the rights of holders of notes on the relevant record date to receive interest on the relevant interest payment date:

Year	Percentage
2012	107.313%
2013	104.875%
2014	102.438%
2015 and thereafter	100.000%

Unless the Company defaults in the payment of the redemption price, interest will cease to accrue on the notes or portions thereof called for redemption on the applicable redemption date.

Springing Maturity

The notes will become due and payable on October 1, 2015 unless on or prior to August 28, 2015, the Indebtedness under the New Holdco Facility has been either (i) repaid and discharged, provided that any Indebtedness incurred in connection with any such repayment and discharge shall comply with clause (ii) of this sentence or (ii) extended, replaced or refinanced with Indebtedness constituting a New Holdco Facility with a Stated Maturity that is at least 91 days after the final Stated Maturity of the notes.

Except as set forth in the preceding paragraph, the Company is not required to make mandatory redemption or sinking fund payments with respect to the notes. However, under certain circumstances, the Company may be required to offer to purchase notes as described below under the caption “—Repurchase at the Option of Holders.” The Company may at any time and from time to time purchase notes in the open market or otherwise.

Repurchase at the Option of Holders

Change of Control

If a Change of Control occurs, each holder of notes will have the right to require the Company to repurchase all or any part (equal to an integral multiple of $1,000) of that holder’s notes pursuant to a Change of Control Offer on the terms set forth in the Indenture; provided that no notes of $2,000 or less can be repurchased in part. In the Change of Control Offer, the Company will offer a Change of Control Payment in cash equal to 101% of the aggregate principal amount of notes repurchased plus accrued and unpaid interest and Special Interest, if any, on the notes repurchased to the date of purchase, subject to the rights of holders of notes on the relevant record date to receive interest due on the relevant interest payment date. Within 30 days following any Change of Control, the Company will mail a notice to each holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase notes on the Change of Control Payment Date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed, pursuant to the procedures required by the Indenture and described in such notice.

The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the notes as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control provisions of the Indenture, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Change of Control provisions of the Indenture by virtue of such compliance.

On the Change of Control Payment Date, the Company will, to the extent lawful:

(1) accept for payment all notes or portions of notes properly tendered pursuant to the Change of Control Offer;

(2) deposit with the paying agent an amount equal to the Change of Control Payment in respect of all notes or portions of notes properly tendered; and

(3) deliver or cause to be delivered to the trustee the notes properly accepted together with an Officers’ Certificate stating the aggregate principal amount of notes or portions of notes being purchased by the Company.

The paying agent will promptly mail to each holder of notes properly tendered the Change of Control Payment for such notes, and the trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each holder a new note equal in principal amount to any unpurchased portion of the notes surrendered, if any. The Company will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

In the event that at the time of such Change of Control the terms of any Indebtedness restrict or prohibit the repurchase of notes, then prior to the mailing of the notice to Holders but in any event within 30 days following any Change of Control, the Company shall either (i) repay in full all such Indebtedness or offer to repay in full all such Indebtedness and repay the Indebtedness of each lender who has accepted such offer or (ii) obtain the requisite consent under the agreements governing such Indebtedness to permit the repurchase of the notes as provided for in the immediately following paragraph. The Company will first comply with the requirement described in the preceding sentence before making the Change of Control Offer or to purchase the notes pursuant to the provisions described herein; provided that such compliance will not extend the time periods set forth in the Indenture for the Company to make an offer to repurchase the notes in connection with a Change of Control.

The provisions described above that require the Company to make a Change of Control Offer following a Change of Control will be applicable whether or not any other provisions of the Indenture are applicable as a result of the Change of Control. Except as described above with respect to a Change of Control, the Indenture does not contain provisions that permit the holders of the notes to require that the Company repurchase or redeem the notes in the event of a takeover, recapitalization or similar transaction.

The Company will not be required to make a Change of Control Offer upon a Change of Control if (1) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by the Company and purchases all notes properly tendered and not withdrawn under the Change of Control Offer, or (2) notice of redemption has been given pursuant to the Indenture as described above under the caption “—Optional Redemption,” unless and until there is a default in payment of the applicable redemption price.

The definition of Change of Control includes a phrase relating to the direct or indirect sale, lease, transfer, conveyance or other disposition of “all or substantially all” of the properties or assets of the Company and its Subsidiaries taken as a whole. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a holder of notes to require the Company to repurchase its notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of the assets of the Company and its Subsidiaries taken as a whole to another Person or group may be uncertain.

Asset Dispositions

(a) The Company will not, and will not permit any of its Restricted Subsidiaries to, make any Asset Disposition of Collateral unless:

(i) the Company or such Restricted Subsidiary, as the case may be, receives consideration at least equal to the Fair Market Value (such Fair Market Value to be determined on the date of contractually agreeing to such Asset Disposition), as determined in good faith by the Company’s management, or if such Asset Disposition involves consideration in excess of $10.0 million, by a resolution of the board of directors set forth in an Officers’ Certificate delivered to the Trustee (including as to the value of all non-cash consideration), of the Collateral subject to such Asset Disposition;

(ii) at least 75% of the consideration from such Asset Disposition received by the Company or such Restricted Subsidiary, as the case may be, is in the form of cash or Cash Equivalents and 100% of the portion of the Net Proceeds from Asset Dispositions relating to the First Priority Collateral in excess of $5.0 million in the aggregate (to the extent not applied or invested as provided below) is deposited directly into the Collateral Account; and

(iii) the remaining consideration from such Asset Disposition that is not in the form of cash or Cash Equivalents is thereupon with its acquisition pledged as the First Priority Collateral to secure the notes, in the case of an Asset Disposition of the First Priority Collateral, or as ABL Collateral, in the case of an Asset Disposition of ABL Collateral.

For purposes of clause (ii) of the preceding paragraph, the following shall be deemed to be cash: (a) the repayment or assumption of Indebtedness secured by Liens with a priority to the Liens in favor of the notes and the Guarantees and (b) any securities, notes or other obligations received by the Company or any such Restricted Subsidiary from such transferee that are, within 180 days of the disposition of Collateral, converted by the Company or such Restricted Subsidiary into cash or Cash Equivalents, to the extent of the cash or Cash Equivalents (of the variety described in clauses (1) through (7) of the definition thereof) received in that conversion.

Any Net Proceeds deposited into the Collateral Account from any Asset Dispositions of First Priority Collateral may be withdrawn to be invested by the Company or a Guarantor in Additional Assets constituting

First Priority Collateral (including, without limitation, through capital expenditures in domestic assets constituting First Priority Collateral) within 360 days of the date of such Asset Disposition, which Additional Assets are thereupon with their acquisition added to the First Priority Collateral securing the notes; provided that Additional Assets shall not include the Capital Stock of Foreign Subsidiaries for purposes of this requirement unless the relevant Asset Disposition consisted of the sale of the Capital Stock of a Foreign Subsidiary.

All of the Net Proceeds received from any Recovery Event in respect of First Priority Collateral shall be deposited directly into the Collateral Account and may be withdrawn to be invested by the Company or a Guarantor in Additional Assets constituting First Priority Collateral (which may include performance of a restoration of the affected Collateral) within 360 days of the date of such Recovery Event, which Additional Assets are thereupon with their acquisition added to the First Priority Collateral securing the notes; provided that (x) the Company shall not be required to deposit in the Collateral Account the Net Proceeds in an aggregate amount of $5.0 million or less and (y) Additional Assets shall not include the Capital Stock of Foreign Subsidiaries for purposes of this requirement.

The Company and the Guarantors shall not reinvest the proceeds of Asset Dispositions of ABL Collateral in the Capital Stock of Foreign Subsidiaries.

Any Net Proceeds from Asset Dispositions of Collateral or Recovery Events that are not applied or invested as provided in this subsection (a) or in accordance with the Collateral Documents will be deemed to constitute Excess Collateral Proceeds. On or before the 361st day after an Asset Disposition or Recovery Event pursuant to this subsection (a), if the aggregate amount of Excess Collateral Proceeds exceeds $10.0 million, the Company will be required to make an offer, or Collateral Disposition Offer, to all Holders of notes and all holders of other Pari Passu Lien Indebtedness containing provisions similar to those set forth in the Indenture with respect to offers to purchase or redeem with the proceeds of sales of Collateral to purchase the maximum principal amount of the notes and such Pari Passu Lien Indebtedness (on a pro rata basis) to which the Collateral Disposition Offer applies that may be purchased out of the Excess Collateral Proceeds, at an offer price in cash in an amount equal to 100% of the principal amount of the notes, plus accrued and unpaid interest to the date of purchase, in accordance with the procedures set forth in the Indenture in integral multiples of $1,000; provided that no notes of $2,000 or less can be repurchased in part; provided, further, that to the extent the Excess Collateral Proceeds relate to Asset Dispositions of ABL Collateral, the Company may, prior to making a Collateral Disposition Offer, make a prepayment with respect to the maximum principal amount of Indebtedness that is secured by such Collateral on a first-priority basis that may be prepaid out of such Excess Collateral Proceeds, at a price in cash in an amount equal to 100% of the principal amount of such Indebtedness, plus accrued and unpaid interest, to the date of prepayment, with any Excess Collateral Proceeds not used to prepay such Indebtedness offered to Holders in accordance with this paragraph. To the extent that the aggregate amount of notes and other Pari Passu Lien Indebtedness so validly tendered and not properly withdrawn pursuant to a Collateral Disposition Offer is less than the Excess Collateral Proceeds (after giving effect to the prepayment of Indebtedness secured on a first-priority basis in the case of an Asset Disposition of ABL Collateral), the Company may use any remaining Excess Collateral Proceeds for general corporate purposes, subject to the other covenants contained in the Indenture. If the aggregate principal amount of notes surrendered by Holders and Pari Passu Lien Indebtedness tendered into such Collateral Disposition Offer exceeds the amount of Excess Collateral Proceeds, the notes and Pari Passu Lien Indebtedness to be purchased shall be selected on a pro rata basis. Upon completion of such Collateral Disposition Offer, the amount of Excess Collateral Proceeds shall be reset at zero.

(b) The Company will not, and will not permit any Restricted Subsidiary to, make any Asset Disposition (other than Asset Dispositions of Collateral which shall be treated in the manner set forth in paragraph (a) above) unless:

(1) the Company (or the Restricted Subsidiary, as the case may be) receives consideration at the time of the Asset Disposition at least equal to the Fair Market Value of the assets or Equity Interests issued or sold or otherwise disposed of;

(2) at least 75% of the consideration received in the Asset Disposition by the Company or such Restricted Subsidiary is in the form of cash. For purposes of this provision, each of the following will be deemed to be cash:

(a) Cash Equivalents;

(b) any liabilities, as shown on the Company’s most recent consolidated balance sheet, of the Company or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the notes or any Note Guarantee) that are assumed by the transferee of any such assets pursuant to a customary novation agreement that releases the Company or such Restricted Subsidiary from further liability;

(c) any securities, notes or other obligations received by the Company or any such Restricted Subsidiary from such transferee that are, within 180 days of the Asset Disposition, converted by the Company or such Restricted Subsidiary into cash or Cash Equivalents, to the extent of the cash or Cash Equivalents (of the variety described in clauses (1) through (7) of the definition thereof) received in that conversion; and

(d) any stock or assets of the kind referred to in clauses (2) or (4) of the next paragraph of this covenant.

Within 360 days after the receipt of any Net Proceeds from an Asset Disposition subject to subsection (b) of this covenant, the Company (or the applicable Restricted Subsidiary, as the case may be) may apply such Net Proceeds at its option:

(1) to repay Senior Debt (and to correspondingly reduce commitments with respect thereto) and Indebtedness of the applicable Restricted Subsidiary of the Company (if such Restricted Subsidiary is not a Guarantor);

(2) to acquire all or substantially all of the assets of, or any Capital Stock of, another Permitted Business, if, after giving effect to any such acquisition of Capital Stock, the Permitted Business is or becomes a Restricted Subsidiary of the Company;

(3) to make a capital expenditure; or

(4) to acquire other assets that are not classified as current assets under GAAP and that are used or useful in a Permitted Business.

Pending the final application of any Net Proceeds, the Company may temporarily reduce revolving credit borrowings or otherwise invest the Net Proceeds in any manner that is not prohibited by the Indenture.

Any Net Proceeds from Asset Dispositions that are not applied or invested as provided above will constitute Excess Proceeds. When the aggregate amount of Excess Proceeds exceeds $15.0 million, within 15 days thereof, the Company will make an offer, or Asset Disposition Offer, to all holders of notes and all holders of other Indebtedness that is pari passu with the notes, or Pari Passu Indebtedness, containing provisions similar to those set forth in the Indenture with respect to offers to purchase or redeem with the proceeds of sales of assets to purchase the maximum principal amount of notes and such other Pari Passu Indebtedness that may be purchased out of the Excess Proceeds. The offer price in any Asset Disposition Offer will be equal to 100% of the principal amount plus accrued and unpaid interest and Special Interest, if any, to the date of purchase, and will be payable in cash. If any Excess Proceeds remain after consummation of an Asset Disposition Offer, the Company may use those Excess Proceeds for any purpose not otherwise prohibited by the Indenture. If the aggregate principal amount of notes and other Pari Passu Indebtedness tendered into such Asset Disposition Offer exceeds the amount of Excess Proceeds, the trustee will select the notes and such other Pari Passu Indebtedness to be purchased on a pro rata basis. Upon completion of each Asset Disposition Offer, the amount of Excess Proceeds will be reset at zero.

(c) The Collateral Disposition Offer or Asset Disposition Offer will remain open for a period of 20 Business Days following its commencement, except to the extent that a longer period is required by applicable law, or the Asset Disposition Offer Period. No later than five Business Days after the termination of the Asset Disposition Offer Period, or the Asset Disposition Purchase Date, the Company will purchase the principal amount of notes (and other Indebtedness required to be purchased pursuant to the last paragraph of subsection (a) of this covenant) and Pari Passu Indebtedness required to be purchased pursuant to this covenant, or the Asset Disposition Offer Amount, or, if less than the Asset Disposition Offer Amount has been so validly tendered, all notes (and other Indebtedness required to be purchased pursuant to the last paragraph of subsection (a) of this covenant) and Pari Passu Indebtedness, if applicable, validly tendered in response to the Collateral Disposition Offer or Asset Disposition Offer, as applicable. If the Asset Disposition Purchase Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest will be paid on such Asset Disposition Purchase Date to the Person in whose name a note is registered at the close of business on such record date, and no additional interest will be payable to Holders who tender notes pursuant to the Collateral Disposition Offer or Asset Disposition Offer.

On or before the Asset Disposition Purchase Date, the Company will, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, the Asset Disposition Offer Amount of notes (and other Indebtedness required to be purchased pursuant to the last paragraph of subsection (a) of this covenant) and Pari Passu Indebtedness or portions of notes (and other Indebtedness required to be purchased pursuant to the last paragraph of subsection (a) of this covenant) and Pari Passu Indebtedness so validly tendered and not properly withdrawn pursuant to the Collateral Disposition Offer or Asset Disposition Offer, or if less than the Asset Disposition Offer Amount has been validly tendered and not properly withdrawn, all notes (and other Indebtedness required to be purchased pursuant to the last paragraph of subsection (a) of this covenant) and Pari Passu Indebtedness so validly tendered and not properly withdrawn, in each case in integral multiples of $1,000; provided that no notes of $2,000 or less can be repurchased in part. The Company or the Paying Agent, as the case may be, will promptly (but in any case not later than five Business Days after termination of the Asset Disposition Offer Period) mail or deliver to each tendering Holder of notes or holder or lender of such other Indebtedness or Pari Passu Indebtedness, as the case may be, an amount equal to the purchase price of the notes, such other Indebtedness or Pari Passu Indebtedness so validly tendered and not properly withdrawn by such holder or lender, as the case may be, and accepted by the Company for purchase, and the Company will promptly issue a new note, and the Trustee, upon delivery of an Officers’ Certificate from the Company, will authenticate and mail or deliver such new note to such Holder, in a principal amount equal to any unpurchased portion of the note surrendered; provided that each such new note will be in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof. Any note not so accepted will be promptly mailed or delivered by the Company to the Holder thereof. The Company will publicly announce the results of the Collateral Disposition Offer or Asset Disposition Offer, as the case may be, on the Asset Disposition Purchase Date.

(d) The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with each repurchase of notes pursuant to a Collateral Disposition Offer or an Asset Disposition Offer. To the extent that the provisions of any securities laws or regulations conflict with the Asset Disposition provisions of the Indenture, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Asset Disposition provisions of the Indenture by virtue of such compliance.

(e) The Company will not, and will not permit any Restricted Subsidiary to, engage in any Asset Swaps, unless:

(1) at the time of entering into such Asset Swap and immediately after giving effect to such Asset Swap, no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof;

(2) in the event such Asset Swap involves the transfer by the Company or any Restricted Subsidiary of assets having an aggregate fair market value, as determined by the board of directors of the Company in good faith, in excess of $5.0 million, the terms of such Asset Swap have been approved by a majority of the members of the board of directors of the Company; and

(3) in the event such Asset Swap involves the transfer by the Company or any Restricted Subsidiary of assets having an aggregate fair market value, as determined by the board of directors of the Company in good faith, in excess of $15.0 million, the Company has received a written opinion from an independent investment banking firm of nationally recognized standing that such Asset Swap is fair to the Company or such Restricted Subsidiary, as the case may be, from a financial point of view.

Selection and Notice

If less than all of the notes are to be redeemed at any time, the trustee will select notes for redemption on a pro rata basis unless otherwise required by law or applicable stock exchange requirements.

No notes of $2,000 or less can be redeemed in part. Notices of redemption will be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each holder of notes to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the notes or a satisfaction and discharge of the Indenture. Notices of redemption may not be conditional.

If any note is to be redeemed in part only, the notice of redemption that relates to that note will state the portion of the principal amount of that note that is to be redeemed. A new note in principal amount equal to the unredeemed portion of the original note will be issued in the name of the holder of notes upon cancellation of the original note. Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrue on notes or portions of notes called for redemption.

Certain Covenants

Restricted Payments

The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

(1) declare or pay any dividend or make any other payment or distribution on account of the Company’s or any of its Restricted Subsidiaries’ Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving the Company or any of its Restricted Subsidiaries) or to the direct or indirect holders of the Company’s or any of its Restricted Subsidiaries’ Equity Interests in their capacity as such (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Company and other than dividends or distributions payable to the Company or a Restricted Subsidiary of the Company);

(2) purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving the Company) any Equity Interests of the Company or any direct or indirect parent of the Company (other than any such Equity Interests owned by the Company or any Restricted Subsidiary of the Company);

(3) make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness of the Company or any Guarantor that is subordinated to the notes or to any Note Guarantee (excluding (1) any intercompany Indebtedness between or among the Company and any of the Guarantors and (2) any intercompany Indebtedness between or among the Company and any of the Restricted Subsidiaries that are not Guarantors not to exceed, individually on in the aggregate, $20.0 million), except a payment of interest or principal at the Stated Maturity thereof; or

(4) make any Restricted Investment (all such payments and other actions set forth in clauses (1) through (4) above being collectively referred to as Restricted Payments),

unless, at the time of and after giving effect to such Restricted Payment:

(1) no Default or Event of Default has occurred and is continuing or would occur as a consequence of such Restricted Payment;

(2) the Company would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described below under the caption “—Incurrence of Indebtedness and Issuance of Preferred Stock”; and

(3) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Company and its Restricted Subsidiaries since the date of the Indenture (excluding Restricted Payments permitted by clauses (2), (3), (4), (5), (6), (7), (9), (10), (12)(solely to the extent deducted in calculating Consolidated Net Income), (14) and (15) of the next succeeding paragraph), is less than the sum, without duplication, of:

(a) 50% of the Consolidated Net Income of the Company for the period (taken as one accounting period) from the beginning of the first fiscal quarter commencing after the date of the Indenture to the end of the Company’s most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit); plus

(b) 100% of the aggregate net cash proceeds, and the Fair Market Value of any property other than cash, received by the Company since the date of the Indenture as a contribution to its common equity capital or from the issue or sale of Equity Interests of the Company (other than Disqualified Stock) or from the issue or sale of convertible or exchangeable Disqualified Stock or convertible or exchangeable debt securities of the Company that have been converted into or exchanged for such Equity Interests (other than Equity Interests (or Disqualified Stock or debt securities) sold to a Subsidiary of the Company); plus

(c) to the extent that any Restricted Investment that was made after the date of the Indenture is sold for cash or otherwise liquidated or repaid for cash, the cash return of capital with respect to such Restricted Investment (less the cost of disposition, if any); plus

(d) to the extent that any Unrestricted Subsidiary of the Company designated as such after the date of the Indenture is redesignated as a Restricted Subsidiary after the date of the Indenture, the Fair Market Value of the Company’s investment in such Subsidiary as of the date of such redesignation; plus

(e) 50% of any dividends received by the Company or a Restricted Subsidiary of the Company that is a Guarantor after the date of the Indenture from an Unrestricted Subsidiary of the Company, to the extent that such dividends were not otherwise included in the Consolidated Net Income of the Company for such period.

The preceding provisions will not prohibit:

(1) the payment of any dividend or the consummation of any irrevocable redemption within 60 days after the date of declaration of the dividend or giving of the redemption notice, as the case may be, if at the date of declaration or notice, the dividend or redemption payment would have complied with the provisions of the Indenture;

(2) the making of any Restricted Payment in exchange for, or out of the net cash proceeds of the substantially concurrent sale (other than to a Subsidiary of the Company) of, Equity Interests of the Company (other than Disqualified Stock) or from the substantially concurrent cash contribution of common equity capital to the Company; provided that the amount of any such net cash proceeds that are utilized for any such Restricted Payment will be excluded from clause (3)(b) of the preceding paragraph;

(3) the repurchase, redemption, defeasance or other acquisition or retirement for value of Indebtedness of the Company or any Guarantor that is contractually subordinated to the notes or to any Note Guarantee with the net cash proceeds from a substantially concurrent incurrence of Permitted Refinancing Indebtedness;

(4) the payment of any dividend (or, in the case of any partnership or limited liability company, any similar distribution) by a Restricted Subsidiary of the Company to the holders of its Equity Interests on a pro rata basis;

(5) the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of the Company or any Restricted Subsidiary of the Company or any distribution, loan or advance to Parent for the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of Parent, in each case held by any current or former officer, director or employee of the Company or any of its Restricted Subsidiaries pursuant to any equity subscription agreement, stock option agreement, shareholders’ agreement or other agreement; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests may not exceed (a) $2.0 million in any twelve-month period (plus the net cash proceeds from the issuance of Equity Interests to officers, directors or employees) or (b) $10.0 million (plus the net cash proceeds from the issuance of Equity Interests to officers, directors or employees) in the aggregate since the date of the Indenture (provided that, in each case, the amount of any such net cash proceeds that are utilized for any such Restricted Payment pursuant to clauses (a) or (b) will be excluded from clause (3)(b) of the preceding paragraph); provided further that the Company may carry over and make in subsequent twelve-month periods, in addition to the amounts permitted for such twelve-month period, the amount of such repurchases, redemptions or other acquisitions or retirements for value permitted to have been made but not made in any preceding twelve-month period; it being understood that the cancellation of Indebtedness owed by management to the Company in connection with such repurchase or redemption will not be deemed to be a Restricted Payment;

(6) the repurchase of Equity Interests deemed to occur upon the exercise of stock options to the extent such Equity Interests represent a portion of the exercise price of those stock options;

(7) the declaration and payment of regularly scheduled or accrued dividends to holders of any class or series of Disqualified Stock of the Company or any Restricted Subsidiary of the Company issued on or after the date of the Indenture in accordance with the Fixed Charge Coverage Ratio test described below under the caption “—Incurrence of Indebtedness and Issuance of Preferred Stock” to the extent such dividends are included in the calculation of Fixed Charges;

(8) beginning on May 1, 2012, payments to Parent in the amounts required to make regular scheduled cash payments of interest or any mandatory “AHYDO catch-up” (or similar payments specifically to reduce the tax liability of Parent) under any Indebtedness of Parent; provided, however, that any such payments shall only be allowed if after giving effect to such payment, the Fixed Charge Coverage Ratio of the Company (with the amount of any payments pursuant to this clause (8) included in Fixed Charges for the purposes of such calculation) would have been 2.00 to 1.00 or greater determined on a pro forma basis for the Company’s most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding such payment; provided further, that the aggregate amount of such payments in any four quarter period shall not exceed $17.5 million;

(9) Permitted Payments to Parent;

(10) the repayment or repurchase of Indebtedness that is subordinated in right of payment to the notes or the Note Guarantees upon an asset sale or Change of Control if and to the extent that such repayment or repurchase was required by the provisions of such Indebtedness; provided that, prior to such repayment or repurchase, the Company shall have made the Collateral Disposition Offer, the Asset Disposition Offer or Change of Control Offer, as applicable, with respect to the notes as required by the Indenture, and the Company shall have repurchased all notes validly tendered for payment and not withdrawn in connection with such Collateral Disposition Offer, Asset Disposition Offer or Change of Control Offer, as applicable;

(11) the payment of dividends on common stock of the Company or any direct or indirect parent entity following the first bona fide underwritten public offering of common stock of the Company or any direct or indirect parent entity after the date of the Indenture of up to 6% per annum of the net cash proceeds received by the Company from all public offerings; provided, however, that the aggregate amount of all such dividends shall not exceed the aggregate amount of net cash proceeds received by the Company from all public offerings;

(12) Management Fees paid pursuant to the Management Agreement in effect on the Issue Date;

(13) pay dividends or make distributions or advances to Parent to repay, prepay, repurchase, redeem, defease or retire Indebtedness under the New Holdco Facility, and to pay to unrelated third parties related fees and expenses; provided, however, that (i) after giving pro forma effect thereto the Consolidated Total Leverage Ratio of the Company would be no greater than 5.00 to 1.00 as of the end of the Company’s most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding such payment and (ii) any Indebtedness the proceeds of which are used to repay, prepay, repurchase, redeem, defease or retire Indebtedness under the New Holdco Facility is incurred on an unsecured senior or unsecured subordinated basis; provided further that the principal amount of such Indebtedness has a Stated Maturity no earlier than 91 days after the final Stated Maturity of the notes;

(14) any payments made in connection with the Transactions; and

(15) other Restricted Payments in an aggregate amount not to exceed $15.0 million since the date of the Indenture,

provided, that in the case of Restricted Payments pursuant to clauses (5), (7), (8), (10), (11), (12), (13), (14) and (15) above, no Default has occurred and is continuing or would be caused as a consequence of such payment.

The amount of all Restricted Payments (other than cash) will be the Fair Market Value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by the Company or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. The Fair Market Value of any assets or securities that are required to be valued by this covenant will be determined by the board of directors of the Company. The board of directors’ determination must be based upon an opinion or appraisal issued by an accounting, appraisal or investment banking firm of national standing if the Fair Market Value exceeds $10.0 million. The value determined will then be delivered to the trustee.

Incurrence of Indebtedness and Issuance of Preferred Stock

The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (all of the foregoing which are referred to as incur) any Indebtedness (including Acquired Debt), and the Company will not issue any Disqualified Stock and will not permit any of its Restricted Subsidiaries to issue any shares of Preferred Stock; provided, however, that the Company may incur Indebtedness (including Acquired Debt) or issue Disqualified Stock, and the Guarantors may incur Indebtedness (including Acquired Debt) or issue Preferred Stock, if the Fixed Charge Coverage Ratio for the Company’s most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock or Preferred Stock is issued, as the case may be, would have been at least 2.00 to 1.00, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred or the Disqualified Stock or Preferred Stock had been issued, as the case may be, and the proceeds thereof applied at the beginning of such four-quarter period.

The first paragraph of this covenant will not prohibit the incurrence of any of the following items of Indebtedness, all of which are collectively referred to as Permitted Debt:

(1) the incurrence by the Company and any Restricted Subsidiaries of additional Indebtedness and letters of credit under Debt Facilities in an aggregate principal amount at any one time outstanding under this clause (1) (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Company and its Restricted Subsidiaries thereunder) not to exceed the greater of (a) $300.0 million less the aggregate amount of all Net Proceeds of Asset Dispositions applied by the Company or any of its Restricted Subsidiaries since the date of the Indenture to permanently repay any Indebtedness under a Debt Facility (and, in the case of any revolving credit Indebtedness, to effect a corresponding permanent commitment reduction thereunder) and (b) the Borrowing Base; provided that no more than $30.0 million of such Indebtedness may be incurred by Restricted Subsidiaries that are not Guarantors;

(2) the incurrence by the Company and the Guarantors of Indebtedness represented by the original notes and the related Note Guarantees issued on the date of the Indenture and the exchange notes and the related Note Guarantees to be issued pursuant to the Registration Rights Agreement;

(3) the incurrence by the Company and its Restricted Subsidiaries of the Existing Indebtedness;

(4) the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case, incurred within 360 days of the acquisition or completion of construction or installation for the purpose of financing all or any part of the purchase price or cost of design, construction, installation or improvement of property, plant or equipment used in the business of the Company or any of its Restricted Subsidiaries, or Attributable Debt relating to a sale and leaseback transaction, in an aggregate principal amount, including all Permitted Refinancing Indebtedness incurred to renew, refund, refinance, replace, defease or discharge any Indebtedness incurred pursuant to this clause (4), not to exceed $5.0 million at any time outstanding;

(5) the incurrence by the Company or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to renew, refund, refinance, replace, defease or discharge any Indebtedness (other than intercompany Indebtedness) that was permitted by the Indenture to be incurred under the first paragraph of this covenant or clauses (2), (3), (5), (15) or (16) of this paragraph;

(6) the incurrence by the Company or any of its Restricted Subsidiaries of intercompany Indebtedness between or among the Company and any of its Restricted Subsidiaries; provided, however, that:

(a) if the Company or any Guarantor is the obligor on such Indebtedness and the payee is not the Company or a Guarantor, such Indebtedness must be expressly subordinated to the prior payment in full in cash of all Obligations then due with respect to the notes, in the case of the Company, or the Note Guarantee, in the case of a Guarantor; and

(b) (i) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Company or a Restricted Subsidiary of the Company and (ii) any sale or other transfer of any such Indebtedness to a Person that is not either the Company or a Restricted Subsidiary of the Company, will be deemed, in each case, to constitute an incurrence of such Indebtedness by the Company or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (6);

(7) the issuance by any of the Company’s Restricted Subsidiaries to the Company or to any of its Restricted Subsidiaries of shares of Preferred Stock; provided, however, that:

(a) any subsequent issuance or transfer of Equity Interests that results in any such Preferred Stock being held by a Person other than the Company or a Restricted Subsidiary of the Company; and

(b) any sale or other transfer of any such Preferred Stock to a Person that is not either the Company or a Restricted Subsidiary of the Company, will be deemed, in each case, to constitute an issuance of such Preferred Stock by such Restricted Subsidiary that was not permitted by this clause (7);

(8) the incurrence by the Company or any of its Restricted Subsidiaries of Hedging Obligations in the ordinary course of business;

(9) the guarantee by the Company or any of the Restricted Subsidiaries of Indebtedness of the Company or a Restricted Subsidiary of the Company that was permitted to be incurred by another provision of this covenant; provided that if the Indebtedness being guaranteed is subordinated to or pari passu with the notes, then the guarantee shall be subordinated or pari passu, as applicable, to the same extent as the Indebtedness guaranteed;

(10) the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness in respect of workers’ compensation claims, self-insurance obligations, bankers’ acceptances, performance and surety bonds in the ordinary course of business;

(11) Indebtedness arising from agreements of the Company or a Restricted Subsidiary of the Company providing for indemnification, adjustment of purchase price, earn-out or other similar obligations, in each case, incurred or assumed in connection with the disposition of any business, assets or a Restricted Subsidiary of the Company, other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or Restricted Subsidiary for the purpose of financing such acquisition; provided that the maximum assumable liability in respect of all such Indebtedness shall at no time exceed the gross proceeds actually received by the Company and its Restated Subsidiaries in connection with such disposition;

(12) Indebtedness of the Company’s Foreign Subsidiaries in an aggregate principal amount not to exceed $20.0 million at any time outstanding;

(13) the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently drawn against insufficient funds, so long as such Indebtedness is covered within five business days;

(14) the incurrence by the Company or any of the Guarantors of Indebtedness in connection with the repurchase, redemption or other acquisition or retirement of Equity Interests held by any current or former officer, director or employee of any Parent, the Company or any of its Restricted Subsidiaries; provided that such repurchase, redemption or other acquisition or retirement is permitted by clause (5) of the covenant described above under the caption “—Restricted Payments”; provided, further that such Indebtedness must be expressly subordinated to the prior payment in full in cash of all Obligations then due with respect to the notes or the Note Guarantees, as the case may be;

(15) (x) the incurrence by the Company of Indebtedness or Disqualified Stock, or the incurrence by a Restricted Subsidiary of Indebtedness, Disqualified Stock or Preferred Stock, to finance the acquisition of a Permitted Business or the Capital Stock of a Person engaged in a Permitted Business or (y) the incurrence by the Company or a Restricted Subsidiary of Indebtedness, Disqualified Stock or Preferred Stock of Persons that are acquired by the Company or any Restricted Subsidiary or merged into the Company or a Restricted Subsidiary in accordance with the terms of the Indenture; provided that in the case of (x) and (y) after giving effect to such acquisition or merger on a pro forma basis (A) the Company would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test or (B) the Fixed Charge Coverage Ratio of the Company is (i) greater than 1.75 to 1.00 and (ii) greater than the Fixed Charge Coverage Ratio of the Company immediately prior to such acquisition or merger or (C) the Fixed Charge Coverage Ratio of the Company is greater than 1.75 to 1.00 and such Indebtedness is incurred on an unsecured subordinated basis, in each case, the Fixed Charge Coverage Ratio shall be calculated in a manner set forth in the first sentence of this covenant;

(16) the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness, the net proceeds of which are used to fund scheduled cash interest payments on, or repay, prepay, repurchase, redeem, defease or retire, any Indebtedness under the New Holdco Facility or to pay to unrelated third parties any fees, expenses or premiums, if any, related thereto; provided, however, that (A) after giving pro forma effect thereto the Consolidated Total Leverage Ratio of the Company would be no greater than 5.00 to 1.00 as of the end of the Company’s most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding such incurrence, (B) any Indebtedness the proceeds of which are used to repay, prepay, repurchase, redeem, defease or retire Indebtedness under the New Holdco Facility is incurred on an unsecured senior or unsecured subordinated basis; provided that the principal amount of such Indebtedness has a Stated Maturity no earlier than 91 days after the final Stated Maturity of the notes and (C) the amount of Indebtedness incurred pursuant to this clause (16) does not exceed the sum of (x) Indebtedness under the New Holdco Facility outstanding on the Issue Date, (y) the aggregate amount of accrued but unpaid interest thereon and (z) fees, expenses and premiums, if any, relating to such transaction; and

(17) the incurrence by the Company or any of its Restricted Subsidiaries of additional Indebtedness (which additional Indebtedness may be incurred under the ABL Facility) in an aggregate principal amount (or accreted value, as applicable) at any time outstanding, including all Permitted Refinancing Indebtedness incurred to renew, refund, refinance, replace, defease or discharge any Indebtedness incurred pursuant to this clause (17), not to exceed $20.0 million.

For purposes of determining compliance with this “Incurrence of Indebtedness and Issuance of Preferred Stock” covenant, in the event that an item of proposed Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through (17) above, or is entitled to be incurred pursuant to the first paragraph of this covenant, the Company will be permitted to classify such item of Indebtedness on the date of its incurrence, or later reclassify all or a portion of such item of Indebtedness, in any manner that complies with this covenant. Notwithstanding the foregoing, Indebtedness under the ABL Credit Facilities outstanding on the date on which notes are first issued and authenticated under the Indenture will be deemed to have been incurred on such date in reliance on the exception provided by clause (1) of the definition of Permitted Debt and may not later be reclassified.

The accrual of interest, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, the reclassification of Preferred Stock as Indebtedness due to a change in accounting principles, and the payment of dividends on Disqualified Stock in the form of additional shares of the same class of Disqualified Stock will not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Stock for purposes of this covenant; provided, in each such case, that the amount of any such accrual, accretion or payment is included in Fixed Charges of the Company as accrued. Notwithstanding any other provision of this covenant, the maximum amount of Indebtedness that the Company or any Restricted Subsidiary may incur pursuant to this covenant shall not be deemed to be exceeded solely as a result of fluctuations in exchange rates or currency values.

The amount of any Indebtedness outstanding as of any date will be:

(1) the accreted value of the Indebtedness, in the case of any Indebtedness issued with original issue discount;

(2) the principal amount of the Indebtedness, in the case of any other Indebtedness; and

(3) in respect of Indebtedness of another Person secured by a Lien on the assets of the specified Person, the lesser of:

(a) the Fair Market Value of such assets at the date of determination; and

(b) the amount of the Indebtedness of the other Person.

The Company will not, and will not permit any Guarantor to, directly or indirectly, incur, create, issue, assume, guarantee or otherwise become liable for any Indebtedness (including Acquired Indebtedness) that is subordinated or junior in right of payment to any Indebtedness of the Company or any Guarantor, unless such Indebtedness is expressly subordinated in right of payment to the notes or such Guarantor’s Note Guarantee to the extent and in the same manner as such Indebtedness is subordinated to other Indebtedness of the Company or such Guarantor, as the case may be. The Indenture will not treat (1) unsecured Indebtedness as subordinated or junior to secured Indebtedness merely because it is unsecured or (2) senior Indebtedness as subordinated or junior to any other senior Indebtedness merely because it has a junior priority with respect to the same collateral.

Liens

The Company will not, and will not permit any of its Restricted Subsidiaries to, create, incur, assume or otherwise cause or suffer to exist or become effective any Lien of any kind (other than Permitted Liens) securing Indebtedness, Attributable Debt or trade payables, in each case, including any guarantee of such Restricted Subsidiary, upon any property or assets of the Company or such Restricted Subsidiary, now owned or hereafter acquired, or upon any income or profits therefrom, or to assign or convey any right to receive income therefrom.

Limitation on Sale and Leaseback Transactions

The Company will not, and will not permit any of its Restricted Subsidiaries to, enter into any sale and leaseback transaction; provided that the Company or any Restricted Subsidiary may enter into a sale and leaseback transaction if:

(1) the Company or that Restricted Subsidiary, as applicable, could have (a) incurred Indebtedness in an amount equal to the Attributable Debt relating to such sale and leaseback transaction under (i) the Fixed Charge Coverage Ratio test in the first paragraph of the covenant described above under the caption “—Incurrence of Indebtedness and Issuance of Preferred Stock” or (ii) clauses (4) or (17) of the definition of Permitted Debt and (b) incurred a Lien to secure such Indebtedness pursuant to the covenant described above under the caption “—Liens;”

(2) the gross cash proceeds of that sale and leaseback transaction are at least equal to the Fair Market Value, as determined in good faith by the board of directors of the Company and set forth in an Officers’ Certificate delivered to the trustee, of the property that is the subject of that sale and leaseback transaction; and

(3) the transfer of assets in that sale and leaseback transaction is permitted by, and the Company applies the proceeds of such transaction in compliance with, the covenant described above under the caption “Repurchase at the Option of Holders—Asset Dispositions”.

Dividend and Other Payment Restrictions Affecting Subsidiaries

The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:

(1) pay dividends or make any other distributions on its Capital Stock to the Company or any of its Restricted Subsidiaries, or with respect to any other interest or participation in, or measured by, its profits, or pay any indebtedness owed to the Company or any of its Restricted Subsidiaries;

(2) make loans or advances to the Company or any of its Restricted Subsidiaries; or

(3) sell, lease or transfer any of its properties or assets to the Company or any of its Restricted Subsidiaries.

However, the preceding restrictions will not apply to encumbrances or restrictions existing under or by reason of:

(1) agreements governing Existing Indebtedness and Debt Facilities as in effect on the date of the Indenture and any amendments, restatements, modifications, renewals, supplements, refundings, replacements or refinancings of those agreements; provided that the amendments, restatements, modifications, renewals, supplements, refundings, replacements or refinancings are not materially more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those contained in those agreements on the date of the Indenture;

(2) the Indenture, the notes, the Note Guarantees, the Collateral Documents and the Intercreditor Agreement;

(3) applicable law, rule, regulation or order;

(4) any instrument governing Indebtedness or Capital Stock of a Person acquired by the Company or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such indebtedness or Capital Stock was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired; provided that, in the case of Indebtedness, such Indebtedness was permitted by the terms of the Indenture to be incurred;

(5) customary non-assignment provisions in contracts, leases or licenses entered into in the ordinary course of business;

(6) purchase money obligations for property acquired in the ordinary course of business and Capital Lease Obligations that impose restrictions on the property purchased or leased of the nature described in clause (3) of the preceding paragraph;

(7) any agreement for the sale or other disposition of a Restricted Subsidiary that restricts distributions by that Restricted Subsidiary pending the sale or other disposition;

(8) Permitted Refinancing Indebtedness; provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are not more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced;

(9) Liens permitted to be incurred under the provisions of the covenant described above under the caption “—Liens” and restrictions in the agreements relating thereto that limit the right of the debtor to dispose of the assets subject to such Liens;

(10) customary provisions limiting the disposition or distribution of assets or property in joint venture agreements, asset sale agreements, sale-leaseback agreements, stock sale agreements and other similar agreements entered into with the approval of the Company’s board of directors and otherwise permitted under the Indenture, which limitation is applicable only to the assets that are the subject of such agreements; provided that with respect to any joint venture agreement relating to a Restricted Subsidiary, such provisions will not materially affect the Company’s ability to make anticipated principal or interest payments on the notes (as determined in good faith by the board of directors of the Company);

(11) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;

(12) any encumbrance or restriction in connection with an acquisition of property, so long as such encumbrance or restriction relates solely to the property so acquired and was not created in connection with or in anticipation of such acquisition;

(13) provisions in agreements or instruments which prohibit the payment of dividends or the making of other distributions with respect to any class of Capital Stock of a Person other than on a pro rata basis;

(14) restrictions on the transfer of assets subject to any Lien permitted under the Indenture imposed by the holder of such Lien;

(15) customary provisions in partnership agreements, limited liability company organizational governance documents, joint venture agreements and other similar agreements that restrict the transfer of ownership interests in such partnership, limited liability company, joint venture or similar Person; provided that such provisions shall not restrict the foreclosure upon and sale of the applicable Collateral by the Collateral Agent or the distribution of the net proceeds of any such sale to the Holders;

(16) restrictions on the sale or transfer of assets imposed under any agreement to sell such assets or granting an option to purchase such assets entered into with the approval of Senior Management; provided that such sale or transfer complies with the other provisions of the Indenture;

(17) restrictions on the ability of any Foreign Subsidiary to make dividends or other distributions resulting from the operation of reasonable financial covenants contained in documentation governing Indebtedness of such Subsidiary permitted to be incurred under the Indenture; provided that such restrictions will not materially affect the Company’s ability to make anticipated principal or interest payments on the notes (as determined in good faith by the board of directors of the Company); and

(18) any encumbrances or restrictions imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (1) through (17) above; provided that the encumbrances or restrictions in such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are not materially more restrictive, in the good faith judgment of the board of directors of the Company, taken as a whole, than the encumbrances or restrictions prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing.

Merger, Consolidation or Sale of Assets

The Company. The Company will not, directly or indirectly: (1) consolidate or merge with or into another Person (whether or not the Company is the surviving corporation); or (2) sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of the properties or assets of the Company and its Restricted Subsidiaries taken as a whole, in one or more related transactions, to another Person, unless:

(1) either: (a) the Company is the surviving corporation; or (b) the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, conveyance or other disposition has been made is a corporation, limited liability company or limited partnership organized or existing under the laws of the United States, any state of the United States or the District of Columbia (provided that if such Person is not a corporation, such Person shall be required to cause a subsidiary of such Person that is a corporation to be a co-obligor under the notes);

(2) the Person formed by or surviving any such consolidation or merger (if other than the Company) or the Person to which such sale, assignment, transfer, conveyance or other disposition has been made (such entity, the Successor Company) assumes all the obligations of the Company under the notes, the Indenture, the Registration Rights Agreement, the Collateral Documents (as applicable) and the Intercreditor Agreement, in each case, pursuant to agreements reasonably satisfactory to the trustee, and shall cause such amendments, supplements or other instruments to be executed, filed, and recorded in such jurisdictions as may be required by applicable law to preserve and protect the Lien on the Collateral owned by or transferred to the Successor Company, together with such financing statements or comparable documents as may be required to perfect any security interests in such Collateral which may be perfected by the filing of a financing statement or a similar document under the Uniform Commercial Code or other similar statute or regulation of the relevant states or jurisdictions;

(3) immediately after such transaction, no Default or Event of Default exists;

(4) the Company or the Person formed by or surviving any such consolidation or merger (if other than the Company), or to which such sale, assignment, transfer, conveyance or other disposition has been made, on the date of such transaction after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period, either (a) would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described above under the caption “—Incurrence of Indebtedness and Issuance of Preferred Stock” or (b) would have a Fixed Charge Coverage Ratio greater than the Fixed Charge Coverage Ratio of the Company immediately prior to such transaction;

(5) each Guarantor (unless the Company is the surviving corporation, or unless such Guarantor is the other party to the transactions above, in which case subclause (b) of the second succeeding paragraph shall apply) shall have by supplemental indenture confirmed that its Note Guarantee shall apply to such Person’s obligations in respect of the Indenture and the notes and its obligations under the Collateral Documents and the Intercreditor Agreement shall continue to be in effect and shall cause such amendments, supplements or other instruments to be executed, filed, and recorded in such jurisdictions as may be required by applicable law to preserve and protect the Lien on the Collateral owned by such Guarantor, together with such financing statements or comparable documents as may be required to perfect any security interests in such Collateral which may be perfected by the filing of a financing statement or a similar document under the Uniform Commercial Code or other similar statute or regulation of the relevant states or jurisdictions;

(6) the Company (or, if applicable, the Successor Company) shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indentures, if any, comply with the Indenture;

(7) the Collateral transferred to the Successor Company will (a) continue to constitute Collateral under the Indenture and the Collateral Documents, (b) be subject to the Lien in favor of the Trustee for the benefit of the holders of the notes, and (c) not be subject to any Lien, other than Liens permitted by the terms of the Indenture; and

(8) to the extent that the assets of the Person which is merged or consolidated with or into the Successor Company are assets of the type which would constitute Collateral under the Collateral Documents, the Successor Company will take such other actions as may be reasonably necessary to cause such property and assets to be made subject to the Lien of the Collateral Documents in the manner and to the extent required in the Indenture.

In addition, the Company will not, directly or indirectly, lease all or substantially all of the properties and assets of it and its Restricted Subsidiaries taken as a whole, in one or more related transactions, to any other Person.

The foregoing clauses (3) and (4) of this “Merger, Consolidation or Sale of Assets” covenant will not apply to:

(1) a merger of the Company with an Affiliate solely for the purpose of reincorporating the Company in another jurisdiction to realize tax or other benefits; or

(2) any consolidation or merger, or any sale, assignment, transfer, conveyance, lease or other disposition of assets between or among the Company and the Guarantors.

Guarantors. The Company will not permit any Guarantor to consolidate with or merge with or into or wind up into (whether or not the Guarantor is the surviving corporation), or sell, assign, convey, transfer, lease, convey or otherwise dispose of all or substantially all of its properties and assets, in one or more related transactions, to any Person (other than to the Company or another Guarantor) unless:

(1) if such entity remains a Guarantor, (a) the resulting, surviving or transferee Person, or the Successor Guarantor, will be a corporation, partnership, trust or limited liability company organized and existing under the laws of the United States of America, any State of the United States, the District of Columbia or any other territory thereof; (b) the Successor Guarantor, if other than such Guarantor, expressly assumes in writing by supplemental indenture (and other applicable documents), executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of such Guarantor under the Note Guarantee, the Indenture, the Collateral Documents (as applicable) and the Intercreditor Agreement and shall cause such amendments, supplements or other instruments to be executed, filed, and recorded in such jurisdictions as may be required by applicable law to preserve and protect the Lien on the Collateral owned by or transferred to the Successor Guarantor, together with such financing statements or comparable documents as may be required to perfect any security interests in such Collateral which may be perfected by the filing of a financing statement or a similar document under the Uniform Commercial Code or other similar statute or regulation of the relevant states or jurisdictions; (c) immediately after giving effect to such transaction (and treating any Indebtedness which becomes an obligation of the Successor Guarantor or any Restricted Subsidiary as a result of such transaction as having been Incurred by the Successor Guarantor or such Restricted Subsidiary at the time of such transaction), no Default or Event of Default shall have occurred and be continuing; and (d) the Company will have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with the Indenture; and

(2) the transaction is made in compliance with the covenant described under “Repurchase at the Option of Holders—Asset Dispositions” to the extent applicable.

Notwithstanding the foregoing, any Guarantor may merge with or into or transfer all or part of its properties and assets to another Guarantor or the Company or merge with a Restricted Subsidiary of the Company solely for the purpose of reincorporating the Guarantor in a State of the United States or the District of Columbia, as long as the amount of Indebtedness of such Guarantor and its Restricted Subsidiaries is not increased thereby.

For purposes of this covenant, the sale, lease, conveyance, assignment, transfer, or other disposition of all or substantially all of the properties and assets of one or more Subsidiaries of the Company, which properties and assets, if held by the Company instead of such Subsidiaries, would constitute all or substantially all of the properties and assets of the Company on a consolidated basis, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, in certain circumstances there may be a degree of uncertainty as to whether a particular transaction would involve “all or substantially all” of the property or assets of a Person.

General. The Company and a Guarantor, as the case may be, will be released from its obligations under the Indenture and the Successor Company and the Successor Guarantor, as the case may be, will succeed to, and be substituted for, and may exercise every right and power of, the Company or a Guarantor, as the case may be, under the Indenture, the Collateral Documents (as applicable) and the Intercreditor Agreement, but, in the case of a lease of all or substantially all its assets, the predecessor Company will not be released from the obligation to pay the principal of and interest on the notes and a Guarantor will not be released from its obligations under its Note Guarantee.

Transactions With Affiliates

The Company will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of the Company (each, an Affiliate Transaction), unless:

(1) the Affiliate Transaction is on terms that are no less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person on an arm’s-length basis; and

(2) the Company delivers to the trustee:

(a) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $5.0 million, a resolution of the board of directors of the Company set forth in an Officers’ Certificate certifying that such Affiliate Transaction complies with this covenant and that such Affiliate Transaction has been approved by a majority of the disinterested members of the board of directors of the Company; and

(b) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $10.0 million, an opinion as to the fairness to the Company or such Subsidiary of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing.

The following items will not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of the prior paragraph:

(1) any employment agreement, employee benefit plan, officer or director indemnification agreement or any similar arrangement entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business and payments pursuant thereto;

(2) transactions between or among the Company and/or its Restricted Subsidiaries;

(3) transactions with a Person (other than an Unrestricted Subsidiary of the Company) that is an Affiliate of the Company solely because the Company owns, directly or through a Restricted Subsidiary, an Equity Interest in, or controls, such Person;

(4) payment of reasonable directors’ fees to Persons who are not otherwise Affiliates of the Company;

(5) any issuance of Equity Interests (other than Disqualified Stock) of the Company to Affiliates of the Company and the granting of registration rights in connection therewith;

(6) Restricted Payments that are permitted under the covenant described above under the caption “—Restricted Payments”;

(7) any transaction pursuant to any agreement in existence on the date of the Indenture and described in this prospectus or any amendment or replacement thereof that, taken in its entirety, is no less favorable to the Company than the agreement as in effect on the date of the Indenture;

(8) the payment of indemnities provided for by the Company’s charter, by-laws and written agreements and reasonable fees to directors of the Company, any Parent and the Restricted Subsidiaries who are not employees of the Company, any Parent or the Restricted Subsidiaries;

(9) loans or advances to directors, officers and employees of the Company and its Restricted Subsidiaries (a) made in the ordinary course of business of the Company or any Restricted Subsidiary of the Company in an aggregate principal amount not to exceed $500,000 at any one time outstanding or (b) to finance the purchase by such person of Capital Stock of the Company or any of its Restricted Subsidiaries; provided that the aggregate amount of loans or advances made pursuant to clause (b) shall not exceed $250,000 in any twelve-month period;

(10) any tax sharing agreement or arrangement and payments pursuant thereto among the Company and its Subsidiaries and any other Person with which the Company or its Subsidiaries is required or permitted to file a consolidated, combined or unitary tax return or with which the Company or any of its Restricted Subsidiaries is or could be part of a consolidated, combined or unitary group for tax purposes in amounts not otherwise prohibited by the Indenture; and

(11) transactions with customers, clients, suppliers or purchasers or sellers of goods, in each case in the ordinary course of business; provided that as determined in good faith by the board of directors or Senior Management of the Company, such transactions are on terms that are not materially less favorable, taken as a whole, to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person.

Additional Note Guarantees

The Company will cause each Restricted Subsidiary that Guarantees, on the date of the Indenture or any time thereafter, any Indebtedness of the Company or any Guarantor to execute and deliver to the Trustee a supplemental indenture pursuant to which such Restricted Subsidiary will unconditionally Guarantee, on a joint and several basis, the full and prompt payment of the principal of, premium, if any, and interest in respect of the notes on a senior secured basis and all other obligations under the Indenture. Notwithstanding the foregoing, in the event (a) a Guarantor is released and discharged in full from all of its obligations under its guarantees of (1) the ABL Facility and (2) all other Indebtedness of the Company and its Restricted Subsidiaries, and (b) such Guarantor has not Incurred any Indebtedness in reliance on its status as a Guarantor under the covenant described above under the caption “—Incurrence of Indebtedness and Issuance of Preferred Stock” or such Guarantor’s obligations under such Indebtedness are satisfied in full and discharged or are otherwise permitted to be Incurred by a Restricted Subsidiary (other than a Guarantor) under the second paragraph of the covenant described above under the caption “—Incurrence of indebtedness and issuance of preferred stock” then the Guarantee of such Guarantor shall be automatically and unconditionally released or discharged.

The obligations of each Guarantor will be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Guarantor (including, without limitation, any Guarantees under the ABL Facility) and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Note Guarantee or pursuant to its contribution obligations under the Indenture, result in the obligations of such Guarantor under its Note Guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal or state law.

Each Restricted Subsidiary that becomes a Guarantor on or after the date of the Indenture shall also become a party to the Collateral Documents and the Intercreditor Agreement and shall as promptly as practicable execute and deliver such security instruments, financing statements, mortgages, deeds of trust and certificates and opinions of counsel as may be necessary to vest in the Collateral Agent a perfected first or second priority security interest, as the case may be, (subject to Permitted Liens) upon all its properties and assets (other than Excluded Property) as security for the notes or the Note Guarantees and as may be necessary to have such property or asset added to the Collateral as required under the Collateral Documents and the Indenture, and thereupon all provisions of the Indenture relating to the Collateral shall be deemed to relate to such properties and assets to the same extent and with the same force and effect; provided, however, that if granting such first or second priority security interest, as the case may be, in any such property or asset requires the consent of a third party, the Company will use commercially reasonable efforts to obtain such consent for the benefit of the Collateral Agent on behalf of the Holders.

Designation of Restricted and Unrestricted Subsidiaries

The board of directors of the Company may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if that designation would not cause a Default. If a Restricted Subsidiary is designated as an Unrestricted Subsidiary, the aggregate Fair Market Value of all outstanding investments owned by the Company and its Restricted Subsidiaries in the Subsidiary designated as Unrestricted will be deemed to be an investment made as of the time of the designation and will be treated as a Restricted Payment under the covenant described above under the caption “—Restricted Payments” or a Permitted Investment under one or more clauses of the definition of Permitted Investments, as determined by the Company. That designation will only be permitted if the investment would be permitted at that time and if the Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. The board of directors of the Company may redesignate any Unrestricted Subsidiary to be a Restricted Subsidiary if that redesignation would not cause a Default.

Any designation of a Subsidiary of the Company as an Unrestricted Subsidiary will be evidenced to the trustee by filing with the trustee a certified copy of a resolution of the board of directors giving effect to such designation and an Officers’ Certificate certifying that such designation complied with the preceding conditions and was permitted by the covenant described above under the caption “—Restricted Payments.” If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it will thereafter cease to be an Unrestricted Subsidiary for purposes of the Indenture and any Indebtedness of such Subsidiary will be deemed to be incurred by a Restricted Subsidiary of the Company as of such date and, if such Indebtedness is not permitted to be incurred as of such date under the covenant described under the caption “—Incurrence of Indebtedness and Issuance of Preferred Stock” the Company will be in default of such covenant.

The board of directors of the Company may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary of the Company; provided that such designation will be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Company of any outstanding Indebtedness of such Unrestricted Subsidiary, and such designation will only be permitted if (1) such Indebtedness is permitted under the covenant described under the caption “—Incurrence of Indebtedness and Issuance of Preferred Stock” calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period; and (2) no Default or Event of Default would be in existence following such designation.

Payments For Consent

The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any holder of notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the Indenture or the notes unless such consideration is offered to be paid and is paid to all holders of the notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

Business Activities

The Company will not, and will not permit any of its Restricted Subsidiaries to, engage in any business other than Permitted Businesses, except to such extent as would not be material to the Company and its Restricted Subsidiaries taken as a whole.

Reports

Whether or not required by the rules and regulations of the SEC, so long as any notes are outstanding, if not filed electronically with the SEC through the SEC’s Electronic Data Gathering, Analysis and Retrieval System (or any successor system), the Company will post on its website and furnish to the holders of notes or cause the trustee to furnish to the holders of notes, within the time periods specified in the SEC’s rules and regulations:

(1) all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if the Company were required to file reports on such forms, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and, with respect to annual information only, a report on the annual financial statements by the Company’s certified independent accountants; and

(2) all current reports that would be required to be filed with the SEC on Form 8-K if the Company were required to file such reports.

Whether or not required by the SEC, upon the effectiveness of the Exchange Offer Registration Statement (as such term is defined in the Registration Rights Agreement) or the Shelf Registration Statement (as such term is defined in the Registration Rights Agreement), if any, the Company will file a copy of all of the information and reports referred to in clauses (1) and (2) above with the SEC for public availability within the time periods specified in the rules and regulations applicable to such reports (unless the SEC will not accept such a filing) and will post the reports on its website within those time periods.

The Company will not take any action for the purpose of causing the SEC not to accept any such filings. If, notwithstanding the foregoing, the SEC will not accept the Company’s filings for any reason, the Company will post the reports referred to in the preceding paragraphs on its website within the time periods that would apply if the Company were required to file those reports with the SEC.

If the Company has designated any of its Subsidiaries (other than Immaterial Subsidiaries) as Unrestricted Subsidiaries, then the quarterly and annual financial information required by the preceding paragraphs will include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, and in Management’s Discussion and Analysis of Financial Condition and Results of Operations, of the financial condition and results of operations of the Company and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of the Company.

In addition, for so long as any notes remain outstanding, the Company will furnish to the Holders of notes and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

Events of Default and Remedies

Each of the following is an Event of Default:

(1) default for 30 days in the payment when due of interest on, or Special Interest, if any, with respect to, the notes;

(2) default in the payment when due (at maturity, upon redemption or otherwise) of the principal of, or premium, if any, on, the notes;

(3) failure by the Company or any of its Restricted Subsidiaries to comply with the provisions described under the captions “Repurchase at the Option of Holders—Change of Control”, “Repurchase at the Option of Holders—Asset Dispositions”, or “Certain Covenants—Merger, Consolidation or Sale of Assets”;

(4) failure by the Company or any of its Restricted Subsidiaries for 60 days after notice to the Company by the trustee or the holders of at least 25% in aggregate principal amount of the notes then outstanding voting as a single class to comply with any of the other agreements in the Indenture, the notes, the Collateral Documents or the Intercreditor Agreement;

(5) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries), whether such Indebtedness or guarantee now exists, or is created after the date of the Indenture, if that default:

(a) is caused by a failure to pay any such Indebtedness at its stated final maturity, or a Payment Default; or

(b) results in the acceleration of such Indebtedness prior to its stated final maturity,

and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $10.0 million or more;

(6) failure by the Company or any of its Restricted Subsidiaries to pay final judgments entered by a court or courts of competent jurisdiction aggregating in excess of $10.0 million (net of any amount covered by insurance issued by a national insurance company that has not contested coverage), which judgments are not paid, discharged or stayed for a period of 60 days;

(7) any (x) Note Guarantee, (y) Collateral Document governing a security interest with respect to any Collateral having a fair market value in excess of $10.0 million or (z) obligation under the Intercreditor Agreement, in each case, of a Significant Subsidiary or group of Restricted Subsidiaries that taken together as of the date of the latest audited consolidated financial statements for the Company and its Restricted Subsidiaries would constitute a Significant Subsidiary ceases to be in full force and effect (except as contemplated by the terms of the Indenture and the Note Guarantees) or is declared null and void in a judicial proceeding or any Guarantor that is a Significant Subsidiary or group of Guarantors that taken together as of the date of the latest audited consolidated financial statements of the Company and its Restricted Subsidiaries would constitute a Significant Subsidiary denies or disaffirms its obligations under the Indenture;

(8) certain events of bankruptcy, insolvency or reorganization described in the Indenture with respect to the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary; and

(9) with respect to any Collateral having a fair market value in excess of $10.0 million, individually or in the aggregate, (A) the failure of the security interest with respect to such Collateral under the Collateral Documents, at any time, to be in full force and effect for any reason other than in accordance with their terms and the terms of the Indenture and other than the satisfaction in full of all obligations under the Indenture and discharge of the Indenture if such Default continues for 60 days, (B) the declaration that the security interest with respect to such Collateral created under the Collateral Documents or under the Indenture is invalid or unenforceable, if such Default continues for 60 days or (C) the assertion by the Company or any Guarantor, in any pleading in any court of competent jurisdiction, that any such security interest is invalid or unenforceable.

In the case of an Event of Default arising from certain events of bankruptcy or insolvency, with respect to the Company, any Restricted Subsidiary of the Company that is a Significant Subsidiary or any group of Restricted Subsidiaries of the Company that, taken together, would constitute a Significant Subsidiary, all outstanding notes will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the trustee or the holders of at least 25% in aggregate principal amount of the then outstanding notes may declare all the notes to be due and payable immediately.

Subject to certain limitations, holders of a majority in aggregate principal amount of the then outstanding notes may direct the trustee in its exercise of any trust or power. The trustee may withhold from holders of the notes notice of any continuing Default or Event of Default if it determines that withholding notice is in their interest, except a Default or Event of Default relating to the payment of principal, interest or premium or Special Interest, if any, Subject to the provisions of the Indenture relating to the duties of the trustee or the collateral agent, in case an Event of Default occurs and is continuing, the trustee or the collateral agent will be under no obligation to exercise any of the rights or powers under the Indenture, the notes, the Note Guarantees, the Collateral Documents and the Intercreditor Agreement at the request or direction of any holders of notes unless such holders have offered to the trustee or the collateral agent reasonable indemnity or security against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium, if any, or interest or Special Interest, if any, when due, no holder of a note may pursue any remedy with respect to the Indenture or the notes unless:

(1) such holder has previously given the trustee notice that an Event of Default is continuing;

(2) holders of at least 25% in aggregate principal amount of the then outstanding notes have requested the trustee to pursue the remedy;

(3) such holders have offered the trustee reasonable security or indemnity against any loss, liability or expense;

(4) the trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity; and

(5) holders of a majority in aggregate principal amount of the then outstanding notes have not given the trustee a direction inconsistent with such request within such 60-day period.

The holders of a majority in aggregate principal amount of the then outstanding notes by notice to the trustee may, on behalf of the holders of all of the notes, rescind an acceleration or waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest or premium or Special Interest, if any, on, or the principal of, the notes.

The Company is required to deliver to the trustee annually a statement regarding compliance with the Indenture. Upon becoming aware of any Default or Event of Default, the Company is required to deliver to the trustee a statement specifying such Default or Event of Default.

Pursuant to the terms of the Intercreditor Agreement, prior to the discharge of the first-priority Liens securing the notes, the Collateral Agent, acting at the instruction of the Holders of a majority in principal amount of the notes, voting as one class, in accordance with the provisions of the Indenture and the Collateral Documents, will determine the time and method by which the security interests in the First Priority Collateral will be enforced and, if applicable, will distribute proceeds (after payment of the costs of enforcement and Collateral administration) of the First Priority Collateral received by it under the Collateral Documents for the ratable benefit of the Holders.

No Personal Liability of Directors, Officers, Employees or Stockholders

No director, officer, employee, incorporator, member, partner or stockholder of the Company or any Guarantor, as such, will have any liability for any obligations of the Company or the Guarantors under the notes, the Indenture, the Note Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of notes by accepting a note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the notes. The waiver may not be effective to waive liabilities under the federal securities laws.

Legal Defeasance and Covenant Defeasance

The Company may at any time, at the option of its board of directors evidenced by a resolution set forth in an Officers’ Certificate, elect to have all of its obligations discharged with respect to the outstanding notes, the Note Guarantees, the Indenture, the Collateral Documents and the Intercreditor Agreement and all obligations of the Guarantors discharged with respect to their Note Guarantees, or Legal Defeasance, except for:

(1) the rights of holders of outstanding notes to receive payments in respect of the principal of, or interest or premium and Special Interest, if any, on, such notes when such payments are due from the trust referred to below;

(2) the Company’s obligations with respect to the notes concerning issuing temporary notes, registration of notes, mutilated, destroyed, lost or stolen notes and the maintenance of an office or agency for payment and money for security payments held in trust;

(3) the rights, powers, trusts, duties and immunities of the trustee, and the Company’s and the Guarantors’ obligations in connection therewith; and

(4) the Legal Defeasance provisions of the Indenture.

In addition, the Company may, at its option and at any time, elect to have the obligations of the Company and the Guarantors released with respect to certain covenants (including its obligation to make Change of Control Offers and Asset Disposition Offers) that are described in the Indenture, or Covenant Defeasance, and thereafter any omission to comply with those covenants will not constitute a Default or Event of Default with respect to the notes. In the event Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy, receivership, rehabilitation and insolvency events) described under “—Events of Default and Remedies” and “Certain Covenants—Merger, Consolidation or Sale of Assets” will no longer constitute an Event of Default with respect to the notes.

In order to exercise either Legal Defeasance or Covenant Defeasance:

(1) the Company must irrevocably deposit with the trustee, in trust, for the benefit of the holders of the notes, cash in U.S. dollars, non-callable Government Securities, or a combination of cash in U.S. dollars and non-callable Government Securities, in amounts as will be sufficient, in the opinion of a nationally recognized investment bank, appraisal firm or firm of independent public accountants, to pay the principal of, or interest and premium and Special Interest, if any, on, the outstanding notes on the stated date for payment thereof or on the applicable redemption date, as the case may be, and the Company must specify whether the notes are being defeased to such stated date for payment or to a particular redemption date;

(2) in the case of Legal Defeasance, the Company must deliver to the trustee an opinion of counsel reasonably acceptable to the trustee confirming that (a) the Company has received from, or there has been published by, the Internal Revenue Service, or IRS, a ruling or (b) since the date of the Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel will confirm that, the holders of the outstanding notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3) in the case of Covenant Defeasance, the Company must deliver to the trustee an opinion of counsel reasonably acceptable to the trustee confirming that the holders of the outstanding notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4) no Default or Event of Default has occurred and is continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) and the deposit will not result in a breach or violation of, or constitute a default under, any Debt Facility or other material instrument to which the Company or any Guarantor is a party or by which the Company or any Guarantor is bound;

(5) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than the Indenture) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

(6) the Company must deliver to the trustee an Officers’ Certificate stating that the deposit was not made by the Company with the intent of defeating, hindering, delaying or defrauding any creditors of the Company or others; and

(7) the Company must deliver to the trustee an Officers’ Certificate and an opinion of counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Amendment, Supplement and Waiver

Except as provided in the next three succeeding paragraphs, the Indenture, the notes, the Note Guarantees, the Collateral Documents and the Intercreditor Agreement may be amended or supplemented with the consent of the holders of at least a majority in aggregate principal amount of the notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, notes), and any existing Default or Event of Default or compliance with any provision of the Indenture, the notes or the Note Guarantees may be waived with the consent of the holders of a majority in aggregate principal amount of the then outstanding notes (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, notes).

Without the consent of each holder of notes affected, an amendment, supplement or waiver may not (with respect to any notes held by a non-consenting holder):

(1) reduce the principal amount of notes whose holders must consent to an amendment, supplement or waiver;

(2) reduce the principal of or change the fixed maturity of any note or alter the provisions with respect to the redemption of the notes (other than provisions relating to the covenants described above under the caption “—Repurchase at the Option of Holders” and reductions in the required notice period);

(3) reduce the rate of or change the time for payment of interest, including default interest, on any note;

(4) waive a Default or Event of Default in the payment of principal of, or interest or premium, or Special Interest, if any, on, the notes (except a rescission of acceleration of the notes by the holders of at least a majority in aggregate principal amount of the then outstanding notes and a waiver of the payment default that resulted from such acceleration);

(5) make any note payable in money other than that stated in the notes;

(6) make any change in the provisions of the Indenture relating to waivers of past Defaults or the rights of holders of notes to receive payments of principal of, or interest or premium or Special Interest, if any, on, the notes;

(7) waive a redemption payment with respect to any note (other than a payment required by one of the covenants described above under the caption “—Repurchase at the Option of Holders”);

(8) release any Guarantor from any of its obligations under its Note Guarantee or the Indenture, except in accordance with the terms of the Indenture; or

(9) make any change in the preceding amendment and waiver provisions.

Without the consent of the Holders of 75% in aggregate principal amount of the notes, an amendment, supplement or waiver may not:

(1) modify any Collateral Document or the provisions in the Indenture dealing with Collateral Documents or application of trust moneys in any manner, taken as a whole, materially adverse to the Holders or otherwise release any Collateral other than in accordance with the Indenture, the Collateral Documents and the Intercreditor Agreement; or

(2) modify the Intercreditor Agreement in any manner adverse to the Holders in any material respect other than in accordance with the terms of the Indenture, the Collateral Documents and the Intercreditor Agreement.

Notwithstanding the foregoing, without the consent of any holder of notes, the Company, the Guarantors and the trustee may amend or supplement the Indenture, the notes, the Note Guarantees, the Collateral Documents and the Intercreditor Agreement:

(1) to cure any ambiguity, defect or inconsistency;

(2) to provide for uncertificated notes in addition to or in place of certificated notes;

(3) to provide for the assumption of the Company’s or a Guarantor’s obligations to holders of notes and Note Guarantees in the case of a merger or consolidation or sale of all or substantially all of the Company’s or such Guarantor’s assets, as applicable;

(4) to make any change that would provide any additional rights or benefits to the holders of notes or that does not adversely affect the legal rights under the Indenture, the notes, the Note Guarantees, the Collateral Documents and the Intercreditor Agreement of any such holder;

(5) to comply with requirements of the SEC in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act;

(6) to conform the text of the Indenture, the Note Guarantees or the notes to any provision of this Description of notes to the extent that such provision in this Description of notes was intended to be a verbatim recitation of a provision of the Indenture, the Note Guarantees or the notes;

(7) to provide for the issuance of additional notes in accordance with the limitations set forth in the Indenture as of the date of the Indenture;

(8) to allow any Guarantor to execute a supplemental indenture and/or a Note Guarantee with respect to the notes;

(9) to add additional Collateral to secure the notes; or

(10) to release Liens in favor of the Collateral Agent in the Collateral as provided under “Collateral—Release.”

Satisfaction and Discharge

The Indenture will be discharged and will cease to be of further effect as to all notes issued thereunder, when:

(1) either:

(a) all notes that have been authenticated, except lost, stolen or destroyed notes that have been replaced or paid and notes for whose payment money has been deposited in trust and thereafter repaid to the Company, have been delivered to the trustee for cancellation; or

(b) all notes that have not been delivered to the trustee for cancellation have become due and payable by reason of the mailing of a notice of redemption or otherwise or will become due and payable within one year and the Company or any Guarantor has irrevocably deposited or caused to be deposited with the trustee as trust funds in trust solely for the benefit of the holders, cash in U.S. dollars, non-callable Government Securities, or a combination of cash in U.S. dollars and non-callable Government Securities, in amounts as will be sufficient, without consideration of any reinvestment of interest, to pay and discharge the entire Indebtedness on the notes not delivered to the trustee for cancellation for principal, premium and Special Interest, if any, and accrued interest to the date of maturity or redemption;

(2) no Default or Event of Default has occurred and is continuing on the date of the deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) and the deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Company or any Guarantor is a party or by which the Company or any Guarantor is bound;

(3) the Company or any Guarantor has paid or caused to be paid all sums payable by it under the Indenture; and

(4) the Company has delivered irrevocable instructions to the trustee under the Indenture to apply the deposited money toward the payment of the notes at maturity or on the redemption date, as the case may be.

In addition, the Company must deliver an Officers’ Certificate and an opinion of counsel to the trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

Concerning the Trustee

If the trustee becomes a creditor of the Company or any Guarantor, the Indenture limits the right of the trustee to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as trustee (if the Indenture has been qualified under the Trust Indenture Act) or resign.

The holders of a majority in aggregate principal amount of the then outstanding notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee, subject to certain exceptions. The Indenture provides that in case an Event of Default occurs and is continuing, the trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to such provisions, the trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any holder of notes, unless such holder has offered to the trustee security and indemnity satisfactory to it against any loss, liability or expense.

Governing Law

The Indenture, the notes, the Collateral Documents (other than the Mortgages, which shall be governed by the law of the jurisdiction where the applicable property is located) and the Intercreditor Agreement are governed by, and construed in accordance with, the laws of the State of New York.

Certain Definitions

Set forth below are certain defined terms used in the Indenture. Reference is made to the Indenture for a full disclosure of all defined terms used therein, as well as any other capitalized terms used herein for which no definition is provided.

“ABL Collateral” means the portion of the Collateral as to which the notes have a second-priority Lien, including, cash and Cash Equivalents, deposit accounts, inventory, accounts receivable, other personal property relating to such inventory and all proceeds of the foregoing, with the exception of Excluded Property, as more fully described in the Collateral Documents, until clause (C) of the definition of First Priority Collateral is applicable.

“ABL Obligations” means Indebtedness outstanding under the ABL Facility that is secured by a Permitted Lien described under clause (1) of the definition thereof, and all other Obligations (not constituting Indebtedness) of the Company or any Guarantor under the ABL Facility.

“Acquired Debt” means, with respect to any specified Person:

(1) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Restricted Subsidiary of, such specified Person; and

(2) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

“Additional Assets” means: (i) any property or assets (other than Indebtedness, Capital Stock, working capital or current assets) to be used by the Company or a Restricted Subsidiary in a Permitted Business; (ii) the Capital Stock of a Person that becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by the Company or another Restricted Subsidiary; or (iii) Capital Stock constituting a minority interest in any Person that at such time is or will thereupon become a Restricted Subsidiary; provided, however, that, in the case of clauses (ii) and (iii), such Restricted Subsidiary is primarily engaged in a Permitted Business.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control,” as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the Voting Stock of a Person will be deemed to be control. For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” have correlative meanings.

“Applicable Premium” means, with respect to any note on any redemption date, the greater of:

(1) 1.0% of the principal amount of the note; or

(2) the excess of:

(a) the present value at such redemption date of (i) the redemption price of the note at December 1, 2012 (such redemption price being set forth in the table appearing above under the caption “—Optional redemption”) plus (ii) all required interest payments due on the note through December 1, 2012 (excluding accrued but unpaid interest to the redemption date), computed using a discount rate equal to the Treasury Rate as of such redemption date plus 50 basis points; over

(b) the principal amount of the note, if greater.

“Asset Disposition” means:

(1) the sale, lease, conveyance or other disposition of any assets or rights; provided that the sale, lease, conveyance or other disposition of all or substantially all of the assets of the Company and its Restricted Subsidiaries taken as a whole will be governed by the provisions of the Indenture described above under the caption “—Repurchase at the option of holders—Change of control” and/or the provisions described above under the caption “—Certain covenants—Merger, consolidation or sale of assets” and not by the provisions described above under the caption “—Repurchase at the option of holders—Asset dispositions”; and

(2) the issuance of Equity Interests in any of the Company’s Restricted Subsidiaries or the sale of Equity Interests in any of its Restricted Subsidiaries (other than directors’ qualifying shares).

Notwithstanding the preceding, none of the following items will be deemed to be an Asset Disposition:

(1) any single transaction or series of related transactions that involves assets having a Fair Market Value of less than $2.0 million;

(2) a transfer of assets between or among the Company and its Restricted Subsidiaries;

(3) an issuance of Equity Interests by a Restricted Subsidiary of the Company to the Company or to a Restricted Subsidiary of the Company;

(4) the sale or lease of inventory, products or accounts receivable in the ordinary course of business;

(5) the licensing of intellectual property in the ordinary course of business (other than any perpetual licensing);

(6) any sale or other disposition of damaged, worn-out or obsolete assets in the ordinary course of business;

(7) the sale or other disposition of cash or Cash Equivalents;

(8) a Restricted Payment that does not violate the covenant described above under the caption “—Certain covenants—Restricted payments” or a Permitted Investment; and

(9) an Asset Swap effected in compliance with “Asset Dispositions”.

“Asset Swap” means a concurrent purchase and sale or exchange of assets (other than assets constituting Collateral) used in a Permitted Business between the Company or any of its Restricted Subsidiaries and another Person; provided that any cash received must be applied in accordance with “Repurchase at the option of the holders—Asset dispositions.”

“Attributable Debt” in respect of a sale and leaseback transaction means, at the time of determination, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction. Such present value shall be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP; provided, however, that if such sale and leaseback transaction results in a Capital Lease Obligation, the amount of Indebtedness represented thereby will be determined in accordance with the definition of “Capital Lease Obligation.”

“Bank Lender” means the lenders or holders of Indebtedness issued under the ABL Facility or any replacement thereof.

“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” will be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only after the passage of time. The terms “Beneficially Owns” and “Beneficially Owned” have a corresponding meaning.

“Borrowing Base” means, as of the date of determination, an amount equal to the sum, without duplication of (1) 90% of the net book value of the Company’s and its Restricted Subsidiaries’ accounts receivable at such date and (2) 75% of the net book value of the Company’s and its Restricted Subsidiaries’ inventories at such date. Net book value shall be determined in accordance with GAAP and shall be calculated using amounts reflected on the most recent available balance sheet (it being understood that the accounts receivable and inventories of an acquired business may be included if such acquisition has been completed on or prior to the date of determination).

“Calculation Date” shall mean the date on which the event for which the calculation of the Consolidated Total Leverage Ratio, the Consolidated Secured Leverage Ratio or the Fixed Charge Coverage Ratio shall occur.

“Capital Lease Obligation” means, at the time any determination is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet prepared in accordance with GAAP, and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be prepaid by the lessee without payment of a penalty.

“Capital Stock” means:

(1) in the case of a corporation, corporate stock;

(2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3) in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and

(4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.

“Cash Equivalent” means:

(1) United States dollars;

(2) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality of the United States government (provided that the full faith and credit of the United States is pledged in support of those securities) having maturities of not more than twelve months from the date of acquisition;

(3) certificates of deposit and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers’ acceptances with maturities not exceeding twelve months and overnight bank deposits, in each case, with any lender party to the ABL Facility or with any domestic commercial bank having capital and surplus in excess of $500.0 million and a Thomson Bank Watch Rating of “B” or better;

(4) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;

(5) commercial paper having one of the two highest ratings obtainable from Moody’s or S&P, in each case, maturing within twelve months after the date of acquisition;

(6) money market funds, substantially all of the assets of which constitute Cash Equivalents of the kinds described in clauses (1) through (5) of this definition;

(7) instruments equivalent to those referred to in clauses (1) to (6) of this definition denominated in Euros or any other foreign currency comparable in credit quality and tenor to those referred to above and customarily used by corporations for cash management purposes in any jurisdiction outside the United States to the extent reasonably required in connection with any business conducted by any Restricted Subsidiary organized in such jurisdiction and not for speculative purposes; and

(8) for purposes of the covenant described above under the caption “—Repurchase at the option of holders—Asset dispositions” only, non-cash consideration in the form of seller notes received in connection with any Asset Disposition in an aggregate amount outstanding at any time not to exceed $15.0 million.

“Change of Control” means the occurrence of any of the following:

(1) the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Company and its Subsidiaries taken as a whole to any “person” or “group” (as such terms are used in Section 13(d) or 14(d) of the Exchange Act or any successor provision) other than a Principal or a Related Party of a Principal;

(2) the adoption of a plan relating to the liquidation or dissolution of the Company;

(3) the consummation of any transaction (including, without limitation, any merger, consolidation or other business combination), the result of which is that any “person” or “group” (as defined above), other than the Principals and their Related Parties or a Permitted Group, becomes the Beneficial Owner in a single transaction or a series of related transactions, directly or indirectly, of more than 50% of the Voting Stock of the Company or any direct or indirect parent of the Company, measured by voting power rather than number of shares; or

(4) after an initial public offering of the Company or any direct or indirect parent of the Company, the first day on which a majority of the members of the board of directors of the Company are not Continuing Directors.

“Change of Control Offer” has the meaning assigned to that term in the Indenture governing the notes.

“Collateral” means all property and assets, whether now owned or hereafter acquired, in which Liens are, from time to time, purported to be granted to secure the notes pursuant to the Collateral Documents.

“Collateral Account” means any segregated account under the sole control of the Collateral Agent that is free from all other Liens, and includes all cash and Cash Equivalents received by the Trustee or the Collateral Agent from Asset Dispositions of First Priority Collateral, Recovery Events, foreclosures on or sales of First Priority Collateral, any issuance of additional notes or any other awards or proceeds pursuant to the Collateral Documents, including earnings, revenues, rents, issues, profits and income from the Collateral received pursuant to the Collateral Documents, and interest earned thereon.

“Collateral Agent” means U.S. Bank National Association, acting in its capacity as collateral agent under the Collateral Documents, or any successor thereto.

“Collateral Documents” means the mortgages, deeds of trust, deeds to secure debt, security agreements, pledge agreements, agency agreements and other instruments and documents executed and delivered pursuant to the Indenture or any of the foregoing, as the same may be amended, supplemented or otherwise modified from time to time and pursuant to which Collateral is pledged, assigned or granted to or on behalf of the Collateral Agent for the ratable benefit of the Holders and the Trustee or notice of such pledge, assignment or grant is given.

“Consolidated Cash Flow” means, with respect to any specified Person for any period, the Consolidated Net Income of such Person for such period plus, without duplication:

(1) an amount equal to any extraordinary loss plus any net loss realized by such Person or any of its Restricted Subsidiaries in connection with an Asset Disposition, to the extent such losses were deducted in computing such Consolidated Net Income; plus

(2) taxes paid and provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period, to the extent that such taxes or provision for taxes was deducted in computing such Consolidated Net Income; plus

(3) the Fixed Charges of such Person and its Restricted Subsidiaries for such period, to the extent that such Fixed Charges were deducted in computing such Consolidated Net Income; plus

(4) depreciation, amortization (including amortization of intangibles and amortization of deferred financing costs (whether or not classified as interest expense, but in each case that has been deducted in computing Consolidated Net Income) but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash expenses (excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such Person and its Restricted Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash expenses were deducted in computing such Consolidated Net Income; plus

(5) any non-recurring fees, charges or expenses paid in connection with the Transactions within 180 days of the date of the Indenture that were deducted in computing Consolidated Net Income; plus

(6) any restructuring charges (which, for the avoidance of doubt, shall include costs relating to severance, retention, relocation, contract termination and consolidation of facilities) and other non-recurring charges that were deducted in computing Consolidated Net Income; provided, that the aggregate amount of such fees, charges or other expenses may not exceed (a) $5.0 million in any twelve-month period and (b) $15.0 million in the aggregate; provided, further that the Company may carry over and utilize in subsequent twelve-month periods, in addition to the amounts permitted for such twelve-month period, the amount of such fees, charges or other expenses permitted to have been utilized but not utilized in any preceding twelve-month period; plus

(7) any expenses or charges related to any Equity Offering, Permitted Investment, acquisition, disposition, recapitalization or Indebtedness permitted to be incurred by the Indenture (whether or not successful), and deducted in computing Consolidated Net Income; plus

(8) any Management Fees paid or accrued in such period that were deducted in computing Consolidated Net Income to the extent such Management Fees were otherwise permitted under “Certain covenants—Restricted payments”; minus

(9) non-cash items increasing such Consolidated Net Income for such period, other than the accrual of revenue or the reversal of reserves in the ordinary course of business,

in each case, on a consolidated basis and determined in accordance with GAAP. The calculation of Consolidated Cash Flow shall also exclude non-cash income or charges resulting from mark-to-market accounting under Financial Accounting Standard No. 52 relating to Indebtedness denominated in foreign currencies and any unrealized net gains and losses resulting from Hedging Obligations (including, without limitation, the application of Statement of Financial Accounting Standard No. 133 and International Accounting Standard No. 39).

“Consolidated Income Tax Expense” for any period means the provision for taxes of the Company and its Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP.

“Consolidated Net Income” means, with respect to any specified Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that:

(1) the Net Income of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting will be included only to the extent of the amount of dividends or similar distributions paid in cash to the specified Person or a Restricted Subsidiary of the Person (and if such Net Income is a loss it will be included only to the extent that such loss has been funded with cash by the specified Person or a Restricted Subsidiary of the specified Person);

(2) the Net Income of any Restricted Subsidiary will be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders, unless such restriction with respect to the payment of dividends or similar distributions has been legally waived; provided, however, that Consolidated Net Income will be increased by the amount of dividends or other distributions or other payments actually paid in cash (or to the extent converted into cash) to the Company or a Restricted Subsidiary in respect of such period, to the extent not already included therein;

(3) the cumulative effect of a change in accounting principles will be excluded;

(4) notwithstanding clause (1) above, the Net Income of any Unrestricted Subsidiary will be excluded, whether or not distributed to the specified Person or one of its Subsidiaries;

(5) non-cash compensation charges or other non-cash expenses or charges arising from the grant of or issuance or repricing of stock, stock options or other equity-based awards to the directors, officers and employees of the Company and its Restricted Subsidiaries will be excluded;

(6) any impairment charge or asset write-off pursuant to FAS 142 and FAS 144 and the amortization of intangibles arising pursuant to FAS 141 will be excluded;

(7) any increase in cost of sales as a result of the step-up in inventory valuation and any increase in amortization or depreciation or other non-cash charges resulting from the application of purchase accounting in relation to any acquisition that is consummated after the date of the Indenture, net of taxes, will be excluded; and

(8) so long as the specified Person and its Restricted Subsidiaries file a consolidated tax return, or are part of a consolidated group for tax purposes with a parent entity, the excess of (a) the Consolidated Income Tax Expense for such period over (b) all tax payments payable for such period by such Person and its Restricted Subsidiaries, including without duplication any such tax payments payable for such period by such Person and its Restricted Subsidiaries to such parent entity under a tax sharing agreement or arrangement, will be excluded.

“Consolidated Tangible Assets” means with respect to the Company as of any date, the aggregate of the assets of the Company and its Restricted Subsidiaries less goodwill and all assets properly classified as intangible assets in accordance with Statement of Financial Accounting Standards No. 142, “Goodwill and Other Intangible Assets,” in each case, on a consolidated basis, after giving effect to purchase accounting and as of the most recent fiscal quarter ended for which internal financial statements are available.

“Consolidated Total Leverage Ratio” means, with respect to any specified Person on any Calculation Date, the ratio, on a pro forma basis, of (1) the sum of the aggregate outstanding amount of Indebtedness of such Person and its Restricted Subsidiaries plus the aggregate liquidation preference of all outstanding Disqualified Stock of the Company and its Restricted Subsidiaries and Preferred Stock of Restricted Subsidiaries that are not Guarantors (except Disqualified Stock and Preferred Stock issued to the Company or a Restricted Subsidiary) of such Person and its Restricted Subsidiaries, in each case, determined on a consolidated basis in accordance with GAAP as of the last day of the most recent fiscal quarter for which internal financial statements are available immediately preceding the Calculation Date, to (2) the Consolidated Cash Flow of such Person and its Restricted Subsidiaries for the most recently ended four fiscal quarters for which internal financial statements are available immediately preceding the Calculation Date.

For purposes of calculating the Consolidated Total Leverage Ratio:

(1) (A) acquisitions that have been made by the specified Person or any of its Restricted Subsidiaries, including through mergers or consolidations, or any Person or any of its Restricted Subsidiaries acquired by the specified Person or any of its Restricted Subsidiaries, and including any related financing transactions and including increases in ownership of Restricted Subsidiaries, (B) discontinued operations (as determined in accordance with GAAP), and (C) operations or businesses (and ownership interests therein) disposed of prior to the Calculation Date, in each case, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date will be given pro forma effect (as determined in good faith by the chief financial officer of the Company) as if they had occurred on the first day of the four-quarter reference period;

(2) in the event that such Person or any Restricted Subsidiary incurs, assumes, guarantees, redeems, repays, retires or extinguishes any Indebtedness (other than Indebtedness incurred or repaid under any revolving credit facility in the ordinary course of business for working capital purposes) or issues, redeems, repays or retires Disqualified Stock or Preferred Stock, in each case, subsequent to the end of the most recent fiscal quarter for which internal financial statements are available but on or prior to or simultaneously with the Calculation Date, then the Consolidated Total Leverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, guarantee, redemption, repayment, retirement or extinguishment of Indebtedness, or such issuance, redemption, repayment or retirement of Disqualified Stock or Preferred Stock, as if the same had occurred on the last day of such most recent fiscal quarter;

(3) the amount of Indebtedness under any revolving credit facility shall be computed based upon the average balance of such Indebtedness at the end of each month during such four-quarter reference period; provided, that, if Indebtedness under any revolving credit facility is incurred or repaid outside the ordinary course of business for working capital purposes during or after the four-quarter reference period, such incurrence or repayment will be given pro forma effect to each monthly balance prior to the incurrence or repayment of such Indebtedness;

(4) the U.S. dollar-equivalent principal amount of any Indebtedness denominated in a foreign currency will reflect the currency translation effects, determined in accordance with GAAP, of Hedging Obligations for currency exchange risks with respect to the applicable currency in effect on the date of determination of the U.S. dollar equivalent principal amount of such Indebtedness.

(5) whenever pro forma effect is to be given to any transaction, the pro forma calculations shall be made in good faith by a responsible financial or accounting officer of the Company.

“Consolidated Secured Leverage Ratio” means, with respect to any specified Person on any Calculation Date, the ratio, on a pro forma basis, of (1) the sum of the aggregate outstanding amount of Indebtedness of such Person and its Restricted Subsidiaries secured by a Lien, determined on a consolidated basis in accordance with GAAP as of the last day of the most recent fiscal quarter for which internal financial statements are available immediately preceding the Calculation Date, to (2) the Consolidated Cash Flow of such Person and its Restricted Subsidiaries for the most recently ended four fiscal quarters for which internal financial statements are available immediately preceding the Calculation Date, calculated in a manner consistent with the calculations of the Consolidated Total Leverage Ratio described above.

“Continuing Directors” means, as of any date of determination, any member of the board of directors of the Company who:

(1) was a member of such board of directors on the date of the Indenture; or

(2) was nominated for election or elected to such board of directors by the Principals or a Related Party of the Principals or with the approval of a majority of the Continuing Directors who were members of such board of directors at the time of such nomination or election.

“Debt Facility” or “Debt Facilities” means, with respect to the Company or any Guarantor, one or more debt facilities (including, without limitation, the ABL Facility) or commercial paper facilities with banks or other institutional lenders providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit or issuances of debt securities evidenced by notes, debentures, bonds or similar instruments, in each case, as amended, restated, supplemented, modified, renewed, refunded, replaced or refinanced (including by means of sales of debt securities to institutional investors) in whole or in part from time to time (and whether or not with the original trustee, administrative agent, holders and lenders or another trustee, administrative agent or agents or other holders or lenders and whether provided under the ABL Facility or any other credit agreement or other agreement or indenture).

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Disqualified Stock” means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case, at the option of the holder of the Capital Stock), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder of the Capital Stock, in whole or in part, on or prior to the date that is 91 days after the date on which the notes mature. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders of the Capital Stock have the right to require the Company to repurchase such Capital Stock upon the occurrence of a change of control or an asset sale will not constitute Disqualified Stock if the terms of such Capital Stock provide that the Company may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with the covenant described above under the caption “—Certain covenants—Restricted payments.” The amount of Disqualified Stock deemed to be outstanding at any time for purposes of the Indenture will be the maximum amount that the Company and its Restricted Subsidiaries may become obligated to pay upon the maturity of, or pursuant to any mandatory redemption provisions of, such Disqualified Stock, exclusive of accrued dividends.

“Domestic Subsidiary” means any Restricted Subsidiary of the Company that was formed under the laws of the United States or any state of the United States or the District of Columbia or that guarantees or otherwise provides direct credit support for any Indebtedness of the Company.

“EB Sports” means EB Sports Corp., a Delaware corporation.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“Equity Offering” means an offering or sale of Equity Interests (other than Disqualified Stock) of the Company or any Parent (whether offered or sold independently or as part of an offering or sale of units).

“Existing Indebtedness” means indebtedness of the Company and its Subsidiaries (other than Indebtedness under the ABL Facility or the notes) in existence on the date of the Indenture, until such amounts are repaid.

“Fair Market Value” means the value that would be paid by a willing buyer to an unaffiliated willing seller in a transaction not involving distress or necessity of either party, and, in the case of any transaction involving aggregate consideration in excess of $10.0 million, as determined in good faith by the board of directors of the Company (unless otherwise provided in the Indenture).

“First Priority Collateral” means (A) prior to the termination of the ABL Facility, the portion of the Collateral as to which the notes have a first-priority Lien, (B) after the termination of the ABL Facility (until any replacement thereof), the assets listed in clause (A) above and the ABL Collateral and (C) exclusively in the event of a refinancing or replacement of the ABL Facility with one or more Debt Facilities that permits sharing on a pro rata basis of a first priority security interest in all the ABL Collateral (other than Foreign Collateral) and the First Priority Collateral with the Obligations under the notes, the Guarantees and the Indenture, a collective reference to the assets listed in clause (A) and the ABL Collateral (other than Foreign Collateral).

“Fixed Charge Coverage Ratio” means with respect to any specified Person for any period, the ratio of the Consolidated Cash Flow of such Person for such period to the Fixed Charges of such Person for such period. In the event that the specified Person or any of its Restricted Subsidiaries incurs, assumes, guarantees, repays, repurchases, redeems, defeases or otherwise discharges any Indebtedness (other than ordinary working capital borrowings) or issues, repurchases or redeems Preferred Stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated and on or prior to the Calculation Date, then the Fixed Charge Coverage Ratio will be calculated giving pro forma effect to such incurrence, assumption, guarantee, repayment, repurchase, redemption, defeasance or other discharge of Indebtedness, or such issuance, repurchase or redemption of Preferred Stock, and the use of the proceeds therefrom, as if the same had occurred at the beginning of the applicable four-quarter reference period.

In addition, for purposes of calculating the Fixed Charge Coverage Ratio:

(1) acquisitions that have been made by the specified Person or any of its Restricted Subsidiaries, including through mergers or consolidations, or any Person or any of its Restricted Subsidiaries acquired by the specified Person or any of its Restricted Subsidiaries, and including any related financing transactions and including increases in ownership of Restricted Subsidiaries, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date will be given pro forma effect (as determined in good faith by the chief financial officer of the Company) as if they had occurred on the first day of the four-quarter reference period;

(2) the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses (and ownership interests therein) disposed of prior to the Calculation Date, will be excluded;

(3) the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses (and ownership interests therein) disposed of prior to the Calculation Date, will be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the specified Person or any of its Restricted Subsidiaries following the Calculation Date;

(4) any Person that is a Restricted Subsidiary on the Calculation Date will be deemed to have been a Restricted Subsidiary at all times during such four-quarter period;

(5) any Person that is not a Restricted Subsidiary on the Calculation Date will be deemed not to have been a Restricted Subsidiary at any time during such four-quarter period; and

(6) if any Indebtedness bears a floating rate of interest, the interest expense on such Indebtedness will be calculated as if the rate in effect on the Calculation Date had been the applicable rate for the entire period (taking into account any Hedging Obligation applicable to such Indebtedness).

“Fixed Charges” means, with respect to any specified Person for any period, the sum, without duplication, of:

(1) the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued, including, without limitation, original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers’ acceptance financings, and net of the effect of all payments made or received pursuant to Hedging Obligations in respect of interest rates (but excluding amortization of deferred financing costs); plus

(2) the consolidated interest expense of such Person and its Restricted Subsidiaries that was capitalized during such period; plus

(3) any interest on Indebtedness of another Person that is guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries, whether or not such guarantee or Lien is called upon; plus

(4) the product of (a) all dividends, whether paid or accrued and whether or not in cash, on any series of Preferred Stock of such Person or any of its Restricted Subsidiaries, other than dividends on Equity Interests payable solely in Equity Interests of such Person (other than Disqualified Stock) or to such Person or a Restricted Subsidiary of such Person, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, in each case, determined on a consolidated basis in accordance with GAAP.

“Foreign Collateral” means the assets of our Foreign Subsidiaries securing obligations under the Canadian sub-facility or any other sub-facility for the benefit of a Foreign Subsidiary borrower under the ABL Facility or any other Debt Facility incurred pursuant to clause (1) of the definition of “Permitted Debt”.

“Foreign Subsidiary” means any Restricted Subsidiary of the Company that is not a Domestic Subsidiary.

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, as of the date of the Indenture.

“Government Securities” means securities that are:

(1) direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged; or

(2) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuers thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such Government Securities or a specific payment of principal of or interest on any such Government Securities held by such custodian for the account of the holder of such depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Securities or the specific payment of principal of or interest on the Government Securities evidenced by such depository receipt.

“guarantee” means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take or pay or to maintain financial statement conditions or otherwise).

“Guarantor” means:

(1) each Domestic Subsidiary of the Company on the date of the Indenture; and

(2) any other Restricted Subsidiary of the Company that executes a Note Guarantee in accordance with the provisions of the Indenture,

and their respective successors and assigns, in each case, until the Note Guarantee of such Person has been released in accordance with the provisions of the Indenture.

“Hedging Obligation” means, with respect to any specified Person, the obligations of such Person under:

(1) interest rate swap agreements (whether from fixed to floating or from floating to fixed), interest rate cap agreements and interest rate collar agreements, in each case, designed to manage interest rates or interest rate risk;

(2) other agreements or arrangements designed to manage interest rates or interest rate risk; and

(3) other agreements or arrangements designed to protect such Person against fluctuations in currency exchange rates or commodity prices.

“Indebtedness” means, with respect to any specified Person, any indebtedness of such Person (excluding accrued expenses and trade payables), whether or not contingent:

(1) in respect of borrowed money;

(2) evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);

(3) in respect of banker’s acceptances;

(4) representing Capital Lease Obligations or Attributable Debt in respect of sale and leaseback transactions;

(5) representing the balance deferred and unpaid of the purchase price of any property or services due more than six months after such property is acquired or such services are completed, except any such balance that constitutes an accrued expense or trade payable; or

(6) representing any Hedging Obligations,

if and to the extent any of the preceding items (other than letters of credit, Attributable Debt and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP. In addition, the term “Indebtedness” includes all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person) and, to the extent not otherwise included, the guarantee by the specified Person of any Indebtedness of any other Person.

“Intercreditor Agreement” means the Intercreditor Agreement, dated as of the Issue Date, among the Company, the Guarantors, the Collateral Agent, on behalf of itself, the Holders, and the administrative agent under the ABL Facility, on behalf of itself and the lenders thereunder, as the same may be amended, supplemented or otherwise modified from time to time.

“investment” means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the forms of loans (including guarantees or other obligations), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If the Company or any Subsidiary of the Company sells or otherwise disposes of any Equity Interests of any direct or indirect Subsidiary of the Company such that, after giving effect to any such sale or disposition, such Person is no longer a Subsidiary of the Company, the Company will be deemed to have made an investment on the date of any such sale or disposition equal to the Fair Market Value of the Company’s investments in such Subsidiary that were not sold or disposed of in an amount determined as provided in the final paragraph of the covenant described above under the caption “Certain covenants—Restricted payments.” The acquisition by the Company or any Subsidiary of the Company of a Person that holds an investment in a third Person will be deemed to be an investment by the Company or such Subsidiary in such third Person in an amount equal to the Fair Market Value of the investments held by the acquired Person in such third Person in an amount determined as provided in the final paragraph of the covenant described above under the caption “Certain covenants—Restricted payments.” Except as otherwise provided in the Indenture, the amount of an investment will be determined at the time the investment is made and without giving effect to subsequent changes in value.

“Issue Date” means the date on which the original notes were initially issued.

“Lender Debt” means any (i) Indebtedness outstanding from time to time under the ABL Facility, (ii) any Indebtedness which has a first-priority security interest in the ABL Collateral (subject to Permitted Liens) and (iii) all cash management Obligations and Hedging Obligations incurred with any Bank Lender or their affiliates.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.

“Management Agreement” means, collectively, (i) that certain amended and restated management advisory agreement, dated as of September 30, 2004, and as amended by Amendment No. 1 thereto, dated as of March 16, 2006, by and among Easton-Bell Sports LLC, RBG, the other subsidiaries of RBG party thereto, and Fenway Partners, LLC (formerly Fenway Partners, Inc.). and by Amendment No. 2 thereto, dated as of the Issue Date, by and among Easton-Bell Sports LLC, RBG, the other subsidiaries of RBG party thereto, and Fenway Partners, LLC and (ii) that certain management advisory agreement, dated as of September 30, 2004, and as amended by Amendment No. 1 thereto, dated as of March 16, 2006, by and among Easton-Bell Sports LLC, RBG, the other subsidiaries of RBG party thereto and Fenway Partners Resources, Inc., and by Amendment No. 2 thereto, dated as of the Issue Date, by and among Easton-Bell Sports LLC, RBG, the other subsidiaries of RBG party thereto and Fenway Partners Resources, Inc. in each case, as in effect on the Issue Date.

“Management Fees” means fees in respect of any Significant Transaction (as defined in the Management Agreement) and out-of-pocket expenses payable under the Management Agreement (as in effect on the Issue Date) to the Principals provided that the aggregate amount of any fees (exclusive of any expense reimbursement or payments under indemnification obligations) paid in connection with any Significant Transaction (as defined in the Management Agreement) shall not exceed the greater of $1.0 million and 1.5% of the gross transaction value of such Significant Transaction.

“Mortgages” means the mortgages, deeds of trust, deeds to secure Indebtedness or other similar documents securing Liens on the Premises, as well as the other Collateral secured by and described in the mortgages, deeds of trust, deeds to secure Indebtedness or other similar documents.

“Moody’s” means Moody’s Investors Service, Inc.

“Net Award” means any awards or proceeds in respect of any condemnation or other eminent domain proceeding relating to any Collateral deposited in the Collateral Account pursuant to the Collateral Documents.

“Net Income” means, with respect to any specified Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of Preferred Stock dividends, excluding, however:

(1) any gain or loss, together with any related provision for taxes on such gain or loss, realized in connection with: (a) any Asset Disposition; or (b) the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries; and

(2) any extraordinary gain or loss, together with any related provision for taxes on such extraordinary gain or loss.

“Net Insurance Proceeds” means any awards or proceeds in respect of any casualty insurance or title insurance claim relating to any Collateral deposited in the Collateral Account pursuant to the Collateral Documents.

“Net Proceeds” means the aggregate cash proceeds received by the Company or any of its Restricted Subsidiaries in respect of any Asset Disposition (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Disposition), net of the direct costs relating to such Asset Disposition, including, without limitation, legal, accounting and investment banking fees, and sales commissions, and any relocation expenses incurred as a result of the Asset Disposition, taxes paid or payable as a result of the Asset Disposition, in each case, after taking into account any available tax credits or deductions and any tax sharing arrangements, and all payments made on any Indebtedness that is secured by any assets subject to such Asset Disposition, in accordance with the terms of any Lien upon such assets, or that must by its terms, or in order to obtain a necessary consent to such Asset Disposition, or by applicable law, be repaid out of the proceeds from such Asset Disposition and any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP.

“New Holdco Facility” means the credit facility dated as of the Issue Date entered into among EB Sports, RBG, the lenders party thereto and Wachovia Bank, N.A., as administrative agent, as it may be amended, supplemented or modified from time to time and any renewal, extension, refunding, restructuring, replacement or refinancing thereof (whether with the original administrative agent and lenders or another administrative agent or trustee or one or more other lenders and whether provided under the original credit facility or one or more other credit or other agreements or indentures, in each case exclusively issued or entered into by one or more parent entities of the Company), so long as any such renewal, extension, refunding, restructuring, replacement or refinancing facility or indenture does not result in the principal amount borrowable thereunder to be in excess of the sum of (x) the then-outstanding principal amount of and accrued interest on the New Holdco Facility and (y) an amount necessary to pay to unrelated third parties any fees and expenses, including premiums, related to such renewal, extension, refunding, restructuring, replacement or refinancing.

“Non-Recourse Debt” means Indebtedness:

(1) as to which neither the Company nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (b) is directly or indirectly liable as a guarantor or otherwise, or (c) constitutes the lender;

(2) no default with respect to which (including any rights that the holders of the Indebtedness may have to take enforcement action against an Unrestricted Subsidiary) would permit upon notice, lapse of time or both any holder of any other Indebtedness (other than the notes) of the Company or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment of the Indebtedness to be accelerated or payable prior to its Stated Maturity; and

(3) as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of the Company or any of its Restricted Subsidiaries.

“Note Guarantee” means the guarantee by each Guarantor of the Company’s obligations under the Indenture and the notes, executed pursuant to the provisions of the Indenture.

“Obligations” means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under, the documentation governing any Indebtedness.

“Officer” means any one of the Chairman of the Board, the Chief Executive Officer, the President, the Chief Financial Officer, the Chief Operating Officer, any Vice President, the Treasurer, the Secretary or the Controller of the Company.

“Officers’ Certificate” means a certificate signed by two or more Officers; provided, however, that an Officers’ Certificate given pursuant to the Indenture shall be signed by any one of the principal executive officer, principal financial officer or principal accounting officer of the Company.

“Operating Agreement” means the Fifth Amended and Restated Limited Liability Company Agreement of Easton-Bell Sports, LLC, dated as of the Issue Date, by and among Easton-Bell Sports, LLC and its Members (as defined therein), as in effect on the Issue Date.

“Parent” means any direct or indirect parent company of the Company.

“Pari Passu Lien Indebtedness” means any additional notes and any other Indebtedness that has a stated maturity date that is equal to or longer than the notes and has a pari passu Lien on the First Priority Collateral with the notes.

“Permitted Business” means any business conducted by the Company and its Restricted Subsidiaries on the date of the Indenture and any business reasonably related, ancillary or complimentary to, or reasonable extensions of, the business of the Company or any of its Restricted Subsidiaries on the date of the Indenture.

“Permitted Group” means any group of investors that is deemed to be a “person” (as that term is used in Section 13(d)(3) of the Exchange Act), by virtue of the Operating Agreement; provided that no single Person (other than the Principals and their Related Parties) Beneficially Owns (together with its Affiliates) more of the Voting Stock of the Company that is Beneficially Owned by such group of investors than is then collectively Beneficially Owned by the Principals and their Related Parties in the aggregate.

“Permitted Investments” means:

(1) any investment in the Company or in a Restricted Subsidiary of the Company;

(2) any investment in Cash Equivalents;

(3) any investment by the Company or any Restricted Subsidiary of the Company in a Person, if as a result of such investment:

(a) such Person becomes a Restricted Subsidiary of the Company; or

(b) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Restricted Subsidiary of the Company;

(4) any investment made as a result of the receipt of non-cash consideration from an Asset Disposition that was made pursuant to and in compliance with the covenant described above under the caption “—Repurchase at the option of holders—Asset dispositions;”

(5) any acquisition of assets or Capital Stock solely in exchange for the issuance of Equity Interests (other than Disqualified Stock) of the Company;

(6) any investments received in compromise or resolution of (A) obligations of trade creditors or customers that were incurred in the ordinary course of business of the Company or any of its Restricted Subsidiaries, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer; or (B) litigation, arbitration or other disputes with Persons who are not Affiliates;

(7) investments represented by Hedging Obligations;

(8) loans or advances to directors, officers and employees of the Company and its Restricted Subsidiaries (a) made in the ordinary course of business of the Company or any Restricted Subsidiary of the Company in an aggregate principal amount not to exceed $500,000 at any one time outstanding or (b) to finance the purchase by such person of Capital Stock of the Company or any of its Restricted Subsidiaries; provided that the aggregate amount of loans or advances made pursuant to clause (b) shall not exceed $250,000 in any twelve-month period;

(9) receivables owing to the Company or any Restricted Subsidiary, if created or acquired in the ordinary course of business;

(10) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;

(11) guarantees otherwise permitted by the terms of the Indenture;

(12) investments existing on the date of the Indenture;

(13) repurchases of the notes; and

(14) other investments in any Person other than an Affiliate (other than such Persons that are Affiliates of the Company solely by virtue of the Company’s investments in such Persons) of the Company having an aggregate Fair Market Value (measured on the date each such investment was made and without giving effect to subsequent changes in value), when taken together with all other investments made pursuant to this clause (14) that are at the time outstanding not to exceed the greater of (a) $35.0 million and (b) 7.5% of the Consolidated Tangible Assets.

The amount of investments outstanding at any time pursuant to clause (14) above shall be reduced by (A) the net reduction after the date of the Indenture in investments made after the date of the Indenture pursuant to such clause relating from dividends, repayments of loans or advances or other transfers of Property, net cash proceeds realized on the sale of any such investments and net cash proceeds representing the return of the capital, in each case to the Company or any Restricted Subsidiary in respect of any such investment, less the cost of the disposition of any such investment (provided that, in each case, the amount of any such net cash proceeds that are applied to reduce the amount of investments outstanding at any time pursuant to clause (14) above will be excluded from clause (3)(c) or (3)(e), as applicable, of the first paragraph of the covenant described above under the caption “—Certain covenants—Restricted payments”), and (B) the portion (proportionate to the Company’s equity interest in such Unrestricted Subsidiary) of the Fair Market Value of the net assets of an Unrestricted Subsidiary that was designated after the date of the Indenture as an Unrestricted Subsidiary pursuant to clause (14) at the time such Unrestricted Subsidiary is designated a Restricted Subsidiary (provided that, in each case, the amount applied to reduce the amount of investments outstanding at any time pursuant to clause (14) above will be excluded from clause (3)(d) of the first paragraph of the covenant described above under the caption “—Certain covenants—Restricted payments”); provided, however, that the foregoing sum shall not exceed, in the case of any Person, the amount of investments previously made by the Company or any Restricted Subsidiary pursuant to clause (14).

“Permitted Liens” means:

(1) Liens securing Indebtedness incurred pursuant to clause (1) of the definition of “Permitted Debt”; provided, however, that (A) any Liens on the First Priority Collateral granted pursuant to this clause (1) must be junior in priority to the Liens on such Collateral granted in favor of the Collateral Agent for the benefit of the Trustee and the holders of the notes pursuant to the Collateral Documents and the terms of such junior interest may be no more favorable to the beneficiaries thereof than the terms contained in the Intercreditor Agreement as in effect from time to time and (B) no other Liens (other than Liens on Foreign Collateral) may be granted pursuant to this clause (1) unless the notes are secured by a second-priority Lien that is junior in priority to the Liens on such Collateral securing such Indebtedness but senior in priority to any other Liens granted on such Collateral; provided further, that the preceding proviso shall not be given effect in the event the ABL Facility is refinanced or replaced in full with one or more Debt Facilities sharing on a pro rata basis first priority security interest in all the ABL Collateral (other than Foreign Collateral) and First Priority Collateral with the Obligations under the notes, the Guarantees and the Indenture;

(2) Liens in favor of the Company or the Guarantors;

(3) Liens on property of a Person existing at the time such Person is merged with or into or consolidated with the Company or any Subsidiary of the Company; provided that such Liens were in existence prior to the contemplation of, and were not incurred in contemplation of, such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with the Company or the Subsidiary;

(4) Liens on property (including Capital Stock) existing at the time of acquisition of the property by the Company or any Subsidiary of the Company; provided that such Liens were in existence prior to, such acquisition, and not incurred in contemplation of, such acquisition;

(5) Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business;

(6) Liens to secure Indebtedness (including Capital Lease Obligations) permitted by clause (4) of the definition of Permitted Debt covering only the assets acquired with or financed by such Indebtedness;

(7) Liens existing on the date of the Indenture;

(8) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted; provided that any reserve or other appropriate provision as is required in conformity with GAAP has been made therefor;

(9) Liens imposed by law, such as carriers’, warehousemen’s, landlord’s and mechanics’ Liens, in each case, incurred in the ordinary course of business;

(10) survey exceptions, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real property that were not incurred in connection with Indebtedness and that do not, individually or in the aggregate, materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;

(11) Liens securing the notes and the related Note Guarantees issued on the Issue Date (and exchange notes and exchange Guarantees in respect thereof);

(12) Liens securing Indebtedness of the Company or any of its Restricted Subsidiaries the proceeds of which are used to acquire Additional Assets, so long as after giving pro forma effect to such acquisition, the Consolidated Secured Leverage Ratio of the Company would be no greater than 3.50 to 1.00 as of the end of the Company’s most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding such incurrence; provided, that (x) subject to clause (y), in the case of Additional Assets described in clause (ii) or (iii) of the definition thereof, a majority of the property and assets of the applicable Restricted Subsidiary (on a book value basis) become First Priority Collateral upon acquisition thereof and (y) no more than $30.0 million of net proceeds from the issuance of additional notes in the aggregate may be issued to acquire the Capital Stock of Foreign Subsidiaries (and the First Priority Collateral relating to such acquisition shall be limited to 65% of the Capital Stock of Foreign Subsidiaries owned by the Company or any Guarantor);

(13) Liens arising by reward of any judgment, decree or order of any court but not giving rise to an Event of Default so long as such Liens are adequately bonded and any appropriate legal proceedings which may have been duly initiated for the review of such judgment, decree or order shall not have been finally terminated or the period within which such proceedings may be initiated shall not have expired; provided that any reserve or other appropriate provision as is required in conformity with GAAP has been made therefor;

(14) Liens upon specific items of inventory or other goods and proceeds of the Company or any of its Restricted Subsidiaries securing such Person’s obligations in respect of bankers’ acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(15) Liens securing Hedging Obligations incurred pursuant to clause (8) of the definition of “Permitted Debt,” so long as the related Indebtedness is, and is permitted to be under the Indenture, secured by a Lien on the same property securing such Hedging Obligations;

(16) Liens on the assets of Foreign Subsidiaries securing Indebtedness of such Foreign Subsidiaries permitted to be incurred under the Indenture;

(17) any provision for the retention of title to an asset by the vendor or transferor of such asset which asset is acquired by the Company or any Restricted Subsidiary of the Company in a transaction entered into in the ordinary course of business of the Company or such Restricted Subsidiary;

(18) any extension, renewal or replacement, in whole or in part, of any Lien described in clauses (3), (4), (6) or (7) of the definition of “Permitted Liens”; provided that (A) any such extension, renewal or replacement is no more restrictive in any material respect that the Lien so extended, renewed or replaced and does not extend to any additional property or assets and (B) the Indebtedness secured by such Lien at such time is not increased to any amount greater than the outstanding principal amount of the Indebtedness described under such clauses (3), (4), (6) or (7) at the time the original Lien became a Permitted Lien under the Indenture;

(19) Liens to secure any Permitted Refinancing Indebtedness permitted to be incurred under the Indenture (other than Indebtedness secured by Liens described in clauses (1) and (25) of this definition); provided, however, that:

(a) the new Lien shall be limited to all or part of the same property and assets that secured or, under the written agreements pursuant to which the original Lien arose, could secure the original Lien (plus improvements and accessions to, such property or proceeds or distributions thereof); and

(b) the Indebtedness secured by the new Lien is not increased to any amount greater than the sum of (x) the outstanding principal amount, or, if greater, committed amount, of the Permitted Refinancing Indebtedness and (y) an amount necessary to pay any fees and expenses, including premiums, related to such renewal, refunding, refinancing, replacement, defeasance or discharge; and

(20) leases, licenses, subleases or sublicenses granted to others in the ordinary course of business that do not (x) interfere in any material respect with the business of the Company or any of its Restricted Subsidiaries or (y) secure any Indebtedness;

(21) Liens (i) of a collection bank arising under Section 4-210 of the Uniform Commercial Code on items in the course of collection and (ii) in favor of a banking institution arising as a matter of law encumbering deposits (including the right of set-off) and which are within the general parameters customary in the banking industry;

(22) Liens encumbering reasonable customary initial deposits and margin deposits and similar Liens attaching to brokerage accounts incurred in the ordinary course of business and not for speculative purposes;

(23) Liens securing reimbursement obligations with respect to letters of credit issued in the ordinary course of business in respect of workers’ compensation claims, health, disability or other employee benefits or property, casualty or liability insurance or self-insurance or other similar reimbursement-type obligations; provided, however, that upon the drawing of such letters of credit or the incurrence of such Indebtedness, such obligations are reimbursed and extinguished within 30 days following such drawing or incurrence;

(24) Liens solely on any cash earnest money deposits made by the Company or any of its Restricted Subsidiaries in connection with any letter of intent or purchase agreement permitted under the Indenture; and

(25) Liens securing Indebtedness and other obligations in an aggregate principal amount not to exceed $50.0 million at any one time outstanding.

“Permitted Payments to Parent” means, without duplication as to amounts:

(1) payments to any Parent to permit any Parent to pay reasonable accounting, legal and administrative expenses of any Parent when due, to the extent such expenses are attributable to the ownership and operation of the Company and its Subsidiaries; and

(2) for so long as the Company is a member of a group filing a consolidated, combined or unitary tax return with any Parent, payments to any Parent in respect of an allocable portion of the tax liabilities of such group that is attributable to the Company and its Subsidiaries (“Tax Payments”); provided that the Tax Payments shall not exceed the lesser of (i) the amount of the relevant tax (including any penalties and interest) that the Company would owe if the Company were filing a separate tax return (or a separate consolidated or combined return with its Subsidiaries that are members of the consolidated or combined group), taking into account any carryovers and carrybacks of tax attributes (such as net operating losses) of the Company and such Subsidiaries from other taxable years and (ii) the net amount of the relevant tax that any Parent actually owes to the appropriate taxing authority; provided, further, that any Tax Payments received from the Company shall be paid over to the appropriate taxing authority within 60 days of that Parent’s receipt of such Tax Payments or shall be refunded to the Company; and

(3) payments to any Parent to permit that Parent to pay the professional fees and expenses of any unsuccessful equity or debt offerings by that Parent or to permit a Parent to pay the professional fees and expenses associated with the restructuring of its equity ownership or employee based equity incentive or equity compensation programs.

“Permitted Refinancing Indebtedness” means any Indebtedness of the Company or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to renew, refund, refinance, replace, defease or discharge other Indebtedness of the Company or any of its Restricted Subsidiaries (other than intercompany Indebtedness); provided that:

(1) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the indebtedness renewed, refunded, refinanced, replaced, defeased or discharged (plus all accrued interest on the Indebtedness and the amount of all fees and expenses, including premiums, incurred in connection therewith);

(2) such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged;

(3) if the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged is subordinated in right of payment to the notes or a Note Guarantee, as applicable, such Permitted Refinancing Indebtedness is subordinated in right of payment to, the notes or the Note Guarantees, as applicable, on terms at least as favorable to the holders of notes as those contained in the documentation governing the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged; and

(4) such Indebtedness is incurred either by the Company or by the Restricted Subsidiary who is the obligor on the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

“Preferred Stock” means, as applied to the Capital Stock of any corporation, Capital Stock of any class or classes (however designated) that is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of Capital Stock of any other class of such Person.

“Previous Credit Agreement” means that certain credit and guaranty agreement, dated as of March 16, 2006, by and among, inter alia, RBG, the Company and certain of its Restricted Subsidiaries and Wachovia Bank, National Association, as administrative agent and collateral agent.

“Previous Holdco Facility” means that certain credit agreement, dated as of November 17, 2006, by and among EB Sports, the lenders party thereto and Wachovia Investment Holdings, LLC, as administrative agent, as amended, supplemented or modified from time to time.

“Previous Indenture” means that certain indenture, dated as of September 30, 2004, and supplemented by that Supplemental Indenture dated as of April 11, 2005 and as further supplemented by that Supplemental Indenture dated as of March 16, 2005, among the Company, the guarantors party thereto and U.S. Bank National Association, as trustee.

“Principals” means Fenway Partners, LLC, Ontario Teachers’ Pension Plan Board and their respective affiliated investment partnerships.

“RBG” means RBG Holdings Corp., a Delaware corporation.

“Recovery Event” means any event, occurrence, claim or proceeding that results in any Net Award or Net Insurance Proceeds being deposited into the Collateral Account pursuant to the Collateral Documents.

“Registration Rights Agreement” means the Registration Rights Agreement with respect to the notes, among the Company, the Guarantors and the Initial Purchasers, dated as of the Issue Date, as such agreement may be amended, modified or supplemented from time to time and, with respect to any additional notes, one or more registration rights agreements among the Company and the other parties thereto, as such agreement(s) may be amended, modified or supplemented from time to time, relating to rights given by the Company to the purchasers of additional notes to register such additional notes under the Securities Act.

“Related Party” means:

(1) any controlling stockholder, 80% (or more) owned Subsidiary, or immediate family member (in the case of an individual) of any Principal; or

(2) any trust, corporation, partnership, limited liability company or other entity, the beneficiaries, stockholders, partners, members, owners or Persons beneficially holding an 80% or more controlling interest of which consist of any one or more Principals and/or such other Persons referred to in the immediately preceding clause (1).

“Restricted Investment” means an investment other than a Permitted Investment.

“Restricted Subsidiary” of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary.

“S&P” means Standard & Poor’s Ratings Group.

“Senior Debt” means:

(1) all Indebtedness of the Company or any Guarantor outstanding under the ABL Facility (including interest accruing on or after the filing of any petition in bankruptcy or similar proceeding or for reorganization of the Company or any Guarantor (at the rate provided for in the documentation with respect thereto, regardless of whether or not a claim for post-filing interest is allowed in such proceedings)), and any and all other fees, expense reimbursement obligations, indemnification amounts, penalties, and other amounts (whether existing on the date of the indenture or thereafter created or incurred) and all obligations of the Company or any Guarantor to reimburse any bank or other Person in respect of amounts paid under letters of credit, acceptances or other similar instruments;

(2) all Hedging Obligations (and guarantees thereof) owing to a Bank Lender or any Affiliate of such Bank Lender (or any Person that was a Bank Lender or an Affiliate of such Bank Lender at the time the applicable agreement giving rise to such Hedging Obligation was entered into), provided that such Hedging Obligations are permitted to be incurred under the terms of the Indenture;

(3) any other Indebtedness of the Company or any Guarantor permitted to be incurred under the terms of the Indenture, unless the instrument under which such Indebtedness is incurred expressly provides that it is subordinate in right of payment to the notes or any Note Guarantee; and

(4) all Obligations with respect to the items listed in the preceding clauses (1), (2) and (3).

Notwithstanding anything to the contrary, Senior Debt will not include:

(i) any liability for federal, state, local or other taxes owed or owing by the Company;

(ii) any obligation of a third party to the Company or any of its Subsidiaries;

(iii) any intercompany Indebtedness of the Company or any of its Subsidiaries to the Company or any of its Affiliates;

(iv) any trade payables;

(v) any management fees or other fees paid or payable to Principals or any of their respective Affiliates;

(vi) the portion of any Indebtedness that is incurred in violation of the Indenture;

(vii) Indebtedness which is classified as non-recourse in accordance with GAAP or any unsecured claim arising in respect thereof by reason of the application of section 1111(b)(1) of the Bankruptcy Code; or

(viii) any Indebtedness or other Obligation of a Person which is subordinate or junior in any respect to any other Indebtedness or other Obligation of such Person.

“Senior Management” means the Chief Executive Officer and the Chief Financial Officer of the Company.

“Significant Subsidiary” means any Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date of the Indenture.

“Special Interest” means all special interest then owing pursuant to the Registration Rights Agreement.

“Stated Maturity” means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which the payment of interest or principal was scheduled to be paid in the documentation governing such Indebtedness as of the date of the Indenture, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

“Subsidiary” means, with respect to any specified Person:

(1) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency and after giving effect to any voting agreement or stockholders’ agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

(2) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are that Person or one or more Subsidiaries of that Person (or any combination thereof).

“Transactions” means the issuance of the notes, the incurrence by the Company and certain of its Restricted Subsidiaries on the Issue Date of Indebtedness under the ABL Facility, the payment in full of all obligations of RBG, the Company and its Restricted Subsidiaries under the Previous Credit Agreement and the Previous

Indenture, the issuance by EB Sports of additional Equity Interests and the use of the proceeds of such issuance to repay Indebtedness of EB Sports under the Previous Holdco Facility, the amendment of the Previous Holdco Facility and the exchange of certain Indebtedness of EB Sports under the Previous Holdco Facility for new Indebtedness incurred under the New Holdco Facility dated as of the Issue Date.

“Treasury Rate” means, as of any redemption date, the yield to maturity as of such redemption date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two business days prior to the redemption date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the redemption date to December 1, 2012; provided, however, that if the period from the redemption date to December 1, 2012 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

“Unrestricted Subsidiary” means any Subsidiary of the Company that is designated by the board of directors of the Company as an Unrestricted Subsidiary pursuant to a resolution of the board of directors, but only to the extent that such Subsidiary:

(1) has no Indebtedness other than Non-Recourse Debt;

(2) except as permitted by the covenant described above under the caption “—Certain Covenants—Transactions with Affiliates,” is not party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary of the Company unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company;

(3) is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve such Person’s financial condition or to cause such Person to achieve any specified levels of operating results; and

(4) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Company or any of its Restricted Subsidiaries.

“Voting Stock” of any specified Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the board of directors of such Person.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

(1) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect of the Indebtedness, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

(2) the then outstanding principal amount of such Indebtedness.

CERTAIN MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following discussion is a summary of the material United States federal income tax consequences relevant to the exchange of the original notes for the exchange notes pursuant to the exchange offer, but does not purport to be a complete analysis of all potential tax consequences. The discussion is based upon the United States Internal Revenue Code of 1986, as amended, or the Code, United States Treasury Regulations promulgated thereunder, Internal Revenue Service, or IRS, rulings and pronouncements and judicial decisions now in effect or in existence as of the date hereof, all of which are subject to change or different interpretation. Any such change may be applied retroactively in a manner that could adversely affect a holder of the notes and the continued validity of this summary.

This discussion does not address all of the United States federal income tax consequences that may be relevant to a holder in light of such holder’s particular tax circumstances (for example, United States Holders, as defined below, subject to the alternative minimum tax provisions of the Code) or to holders that may be subject to special rules under United States federal income tax law, including:

•	banks and other financial institutions;

•	persons who are, or may become, subject to the expatriation provisions of the Code;

•	regulated investment companies;

•	real estate investment trusts;

•	insurance companies;

•	dealers in stocks, securities or currencies;

•	securities traders in securities that use a mark-to-market accounting method;

•	United States holders whose functional currency is not the United States dollar;

•	passive foreign investment companies;

•	controlled foreign companies;

•	tax-exempt organizations;

•	individual retirement accounts or other tax-deferred accounts;

•	persons deemed to sell the notes under the constructive sale provisions of the Code;

•	direct, indirect or constructive owners of 10% or more of our outstanding voting shares;

•	pass-through entities, including partnerships and entities or arrangements classified as partnerships for United States federal income tax purposes; and

•	persons holding the notes as part of a hedging or conversion transaction, straddle or as part of a “synthetic security” or other integrated financial transaction.

This discussion deals only with notes held as “capital assets” within the meaning of Section 1221 of the Code (generally, property held for investment purposes). Moreover, except as expressly provided below, this discussion does not address the effect of any other federal tax laws (i.e., estate and gift tax), or of any applicable state, local or non-United States tax laws.

We have not sought and will not seek any rulings from the IRS with respect to the matters discussed below. There can be no assurance that the IRS will not take a different position concerning the tax consequences of the purchase, ownership or disposition of the notes or that any such position would not be sustained.

If a partnership or other entity or arrangement treated as a partnership for United States federal income tax purposes holds or is the beneficial owner of the notes, the United States federal income tax treatment of a partner generally will depend on the status of the partner and the activities of the partnership. Such partner should consult its own tax advisor as to the tax consequences of the partnership purchasing, owning and disposing of the notes.

THE FOLLOWING DISCUSSION IS FOR GENERAL INFORMATION ONLY AND IS NOT INTENDED TO BE TAX ADVICE. PROSPECTIVE INVESTORS SHOULD CONSULT THEIR OWN TAX ADVISORS WITH REGARD TO THE APPLICATION OF THE TAX CONSEQUENCES DISCUSSED BELOW TO THEIR PARTICULAR SITUATIONS AS WELL AS THE APPLICATION OF ANY STATE, LOCAL, FOREIGN OR OTHER TAX LAWS, INCLUDING GIFT AND ESTATE TAX LAWS AND TAX TREATIES.

Tax consequences to United States Holders

This section applies to “United States Holders.” A “United States Holder” means the beneficial holder of a note who or that for United States federal income tax purposes is:

•

an individual who is a citizen or resident of the United States, including an alien individual who is a lawful permanent resident of the United States or meets the “substantial presence” test under Section 7701(b) of the Code;

•

a corporation or other entity taxable as a corporation for United States federal income tax purposes that was created or organized in or under the laws of the United States or any state thereof or the District of Columbia;

•	an estate the worldwide income of which is subject to United States federal income tax; or

•

a trust, if a court within the United States is able to exercise primary supervision over the administration of such trust and one or more “United States persons” (within the meaning of the Code) have the authority to control all or substantial decisions of the trust, or if a valid election is in effect for the trust to be treated as a United States person.

The Exchange

The exchange of the original notes for the exchange notes in the exchange offer will not be treated as an “exchange” for U.S. federal income tax purposes because the exchange notes will not be considered to differ materially in kind or extent from the original notes. As a result, (1) a United States Holder will not recognize a taxable gain or loss as a result of exchanging such holder’s original notes; (2) the holding period of the exchange notes received will include the holding period of the notes exchanged therefor; and (3) the tax basis of the exchange notes received will be the same as the tax basis of the original notes exchanged therefor immediately before such exchange.

Interest

Payments of stated interest on the notes generally will be taxable to a United States Holder as ordinary income at the time that such payments are received or accrued, in accordance with such United States Holder’s method of tax accounting.

The amount of original issue discount, or OID, on the notes is less than the statutory de minimis amount, and accordingly, the notes will not be treated as issued with original issue discount for U.S. federal income tax purposes.

If the notes were issued with OID that is more than the statutory de minimis amount, a United States Holder would be required to include OID in income as it accrues, even if such holder uses the cash method of tax accounting. This means United States Holders would be required to include OID in income, and in some cases pay tax on that income, in advance of the corresponding cash payment.

The rules regarding OID are complex. Accordingly, prospective investors should consult their own tax advisors regarding the application of the rules described above.

In certain circumstances (see “Description of the Exchange Notes—Repurchase at the Option of Holders—Change of Control” and “The Exchange Offer.”), we may be obligated to pay amounts in excess of stated interest or principal on the notes (“additional amounts”). According to United States Treasury Regulations, the possibility that any such additional amounts in excess of stated interest or principal will be made will not affect the amount of interest income a United States Holder recognizes if there is only a remote chance as of the date the notes are issued that such payments will be made. We believe that the likelihood that we will be obligated to make any such payments is remote. Therefore, we do not intend to treat the potential payment of additional interest pursuant to the registration rights provisions or the potential payment of a premium pursuant to the change of control provisions as part of the yield to maturity of any notes. Our determination that these contingencies are remote is binding on a United States Holder, unless such holder discloses its contrary position in the manner required by applicable United States Treasury Regulations. If we pay additional amounts on the notes, United States Holders will be required to recognize such amounts as income at the time such payments are received or accrued, in accordance with the holder’s usual method of accounting for United States federal income tax purposes.

Our determination that these contingencies are remote is not, however, binding on the IRS, and the IRS could successfully challenge this determination, with the result that the notes could be characterized as contingent payment debt instruments for United States federal income tax purposes. Such a characterization could affect the amount and timing of income that a United States Holder must recognize (including, for example, by treating gain recognized by Holders upon a disposition of a note as ordinary income). The prior and following portions of this discussion assume that the notes will not be treated as contingent payment debt instruments.

United States Holders should consult their own advisors regarding the application of the contingent payment debt instrument rules.

Additionally, under certain circumstances we may be obligated to retire the notes in advance of the scheduled maturity date. According to applicable United States Treasury Regulations, if, based on all the facts and circumstances as of the issue date, a single payment schedule of a debt instrument is significantly more likely than not to occur, the yield and maturity of the debt instrument are computed based on this payment schedule. We believe that it is significantly more likely than not that we will retire the notes on the scheduled maturity date. If we were obligated to retire the notes early, the timing and amount of income inclusion could be different from the consequences discussed herein. Our determination, however, is not binding on the IRS, and if the IRS were to challenge this determination successfully, the tax consequences would also be different than those discussed herein. United States Holders should consult their own advisors regarding the application of these rules. We have the option to repurchase the notes under certain circumstances at a premium to the issue price. Under special rules governing this type of unconditional option, because the exercise of the option would increase the yield on the notes, we will be deemed not to exercise the option, and the possibility of this redemption premium will not affect the amount of income recognized by holders in advance of receipt of any such redemption premium.

Market Discount, Acquisition Premium and Bond Premium

Under the market discount provisions of the Code, generally if a United States Holder has purchased an original note or exchange note for an amount less than the sum of all amounts payable on the note after the purchase date (other than payments of qualified stated interest, as defined in the Code), the difference will be treated as market discount. The United States Holder will be required, subject to a de minimis exception, to treat any gain on the sale, exchange or retirement of the original note or the exchange note as ordinary income to the extent of the market discount that has not previously been included the United States Holder’s income and that has accrued on such original note or exchange note (including, in the case of an exchange note, any market discount accrued on the original note exchanged for such an exchange note) at the time of such sale, exchange or retirement. Unless the United States Holder elects to accrue under a constant yield method, any market discount will be considered to accrue ratably during the period from the date of acquisition of the exchange note to the maturity date.

If an original note or an exchange note has market discount, a United States Holder may be required to defer the deduction of all or a portion of the interest expense on any indebtedness incurred or continued in order to purchase or carry the original note or the exchange note (including, in the case of an exchange note, the interest expense on any indebtedness incurred or continued in order to purchase or carry the original note exchanged for such an exchange note) until (1) the maturity of the original note or exchange note, (2) the earlier disposition in a taxable transaction of the original note or exchange note or (3) if the United States Holder makes an appropriate election, a subsequent taxable year in which the United States Holder realizes sufficient interest income with respect to the exchange note. A United States Holder may elect to include market discount in income currently as it accrues, on either a ratable or constant yield method, in which case the rule described above regarding deferral of interest deductions will not apply. This election to include market discount in income currently, once made, applies to all market discount obligations acquired by the United States Holder during the taxable year of the election and thereafter, and may not be revoked without the consent of the IRS.

A United States Holder who purchases an original note or an exchange note for an amount that is greater than the note’s adjusted issue price but equal to or less than the sum of all amounts payable on the note after the purchase date (other than payments of qualified stated interest, as defined in the Code) will be considered to have purchased such note with “acquisition premium”. Under the acquisition premium rules, the amount of OID which such holder must include in its gross income with respect to such note for any taxable period will be reduced by the portion of such acquisition premium properly allocable to such period.

If a United States Holder has purchased an original note or an exchange note for an amount that is greater than the sum of all amounts payable on the note after the date of purchase (other than payments of qualified stated interest, as defined in the Code), the difference will be treated as amortizable bond premium. The United States Holder generally may elect to amortize that premium from the purchase date to the maturity date under a constant yield method. Amortizable premium can generally only offset interest income on such original note or exchange note (including, in the case of an exchange note, the income on the original note exchanged for such an exchange note) and generally may not be deducted against other income. A United States Holder’s basis in an original note or an exchange note will be reduced by any premium amortization deductions. An election to amortize premium on a constant yield method, once made, generally applies to all debt obligations held or subsequently acquired by the United States Holder during the taxable year of the election and thereafter, and may not be revoked without the consent of the IRS.

The rules regarding market discount, acquisition premium and bond premium are complex and the rules described above may not apply in all cases. Accordingly, you should consult your own tax adviser regarding their application.

Sale or other taxable disposition of the notes

A United States Holder generally will recognize gain or loss on the sale, exchange (other than for exchange notes pursuant to the exchange offer, as discussed above, or a tax-free transaction), redemption, retirement or other taxable disposition of a note equal to the difference, if any, between (i) the amount of cash and the fair market value of any property received (less a portion allocable to any accrued and unpaid interest not previously included in income, which will be taxable as ordinary income) and (ii) the United States Holder’s adjusted tax basis in the note. A United States Holder’s adjusted tax basis in a note will generally equal such holder’s initial tax basis in the note, increased by the amounts of OID or market discount accrued through the date of disposition and reduced by any premium amortization deductions and payments on the note received by such holder. Any such gain or loss generally will be a capital gain or loss and generally will be a long-term capital gain or loss if the United States Holder has held the note for more than one year at the time of disposition. Otherwise, such gain or loss will be a short-term capital gain or loss. Long-term capital gains of non-corporate United States Holders, including individuals, may be taxed at preferential rates. The ability of a United States Holder to offset capital losses against ordinary income is limited.

Information reporting and backup withholding

Pursuant to IRS tax rules, if a United States Holder holds the notes through a broker or other securities intermediary, the intermediary must provide information to the IRS and to the holder on IRS Form 1099 concerning interest, OID (if any) and retirement proceeds on the notes, unless an exemption applies. Similarly, unless an exemption applies, a United States Holder must provide the intermediary or us with its Taxpayer Identification Number, or TIN, for use in reporting information to the IRS. For individuals, this is their social security number. A United States Holder is also required to comply with other IRS requirements concerning information reporting, including providing a certification that the holder is not subject to backup withholding and is a United States person.

If a United States Holder is subject to these requirements but does not comply, the United States Holder will be subject to backup withholding and the intermediary will be required to withhold a percentage of all amounts payable to the holder on the notes, including principal payments. Under current law, this percentage will be 28% through 2010, and is currently scheduled to increase to 31% thereafter. Backup withholding may also apply if we are notified by the IRS that such withholding is required or that the TIN provided by the holder is incorrect. United States backup withholding is not an additional tax, and withheld amounts may be credited against a United States Holder’s United States federal income tax liability (and may entitle the United States Holder to a refund) provided that certain information is timely provided to the IRS.

All individuals are subject to these requirements. Some non-individual holders, including all corporations, tax-exempt organizations and individual retirement accounts, are exempt from these requirements provided their exemptions are properly established.

Non-United States Holders

This section applies to “non-United States Holders.” The term “non-United States Holder” means any beneficial owner of a note that is an individual, corporation, trust or estate for United States federal income tax purposes and is not a United States Holder.

The Exchange

The exchange of the original notes for the exchange notes with identical terms registered under the Securities Act, pursuant to the exchange offer, will not be a taxable event.

Interest

Subject to the discussion below concerning effectively connected income and backup withholding, payments of interest, principal and OID (if any) on the notes by us or any paying agent to a non-United States Holder will not be subject to United States federal withholding tax, provided that the holder satisfies one of two tests described below.

The first test (the “portfolio interest” test) is satisfied if:

•	such holder does not directly or indirectly, actually or constructively, own 10% or more of the total combined voting power of all classes of our stock entitled to vote;

•	such holder is not a controlled foreign corporation (as defined in the Code) that is related, directly or indirectly, to us through stock ownership;

•	such holder is not a bank receiving interest on the notes on an extension of credit made pursuant to a loan agreement entered into in the ordinary course of its trade or business;

•	interest on the notes paid to the holder is not effectively connected with the conduct of such United States Holder’s United States trade or business; and

•

either (1) the non-United States Holder certifies in a valid statement provided to us or our paying agent, signed under penalties of perjury, that it is not a “United States person” as defined in the Code and provides its name and address on IRS Form W-8BEN (or substitute form), or (2) a securities clearing organization, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business and holds the notes on behalf of the non-United States Holder certifies to us or our paying agent under penalties of perjury that it has received from the non-United States Holder a statement, made under penalties of perjury, that such holder is not a “United States person” and provides us or our paying agent with a copy of such statement or (3) the non-United States Holder holds its notes through a “qualified intermediary” and certain conditions are satisfied.

The second test is satisfied if the non-United States Holder is otherwise entitled to the benefits of an income tax treaty under which such interest is exempt from United States federal withholding tax, and such holder or its agent provides to us a properly executed IRS Form W-8BEN (or an appropriate substitute form evidencing eligibility for the exemption).

Even if the non-United States Holder meets one of the above requirements, interest paid to such holder will be subject to United States federal withholding tax if the withholding agent or an intermediary knows or has reason to know that the holder is not entitled to an exemption from withholding tax, or an intermediary through which the non-United States Holder holds the notes fails to comply with the procedures necessary to avoid withholding tax on the notes.

Payments of interest (including OID, if any) on the notes that do not meet the above described requirements will generally be subject to a United States federal withholding tax of 30%, unless a non-United States Holder delivers a properly completed IRS Form W-8ECI stating that interest (including OID, if any) paid on its notes is not subject to a withholding tax because it is effectively connected to the holder’s conduct of a trade or business in the United States (as discussed below) or IRS Form W-8BEN claiming a reduction in withholding under an applicable income tax treaty.

Prospective investors should consult their tax advisors regarding the certification requirements for non-United States Holders and the specific methods for satisfying the requirements above.

Sale, exchange or retirement of the notes

Subject to the discussion below concerning effectively connected income and backup withholding, non-United States Holders generally will not be subject to United States federal income tax or withholding tax on any gain realized on any sale, exchange, redemption or retirement of the notes, unless (1) the gain represents accrued but unpaid interest or OID, if any, in which case the rules for interest discussed above would apply or (2) the holder is an individual, the holder is present in the United States for at least 183 days during the year in which it disposes of the notes, and other conditions are satisfied.

Effectively connected income

The preceding discussion assumes that the interest received (including OID, if any ) and gain realized by a non-United States Holder is not effectively connected with the conduct by such holder of a trade or business in the United States. If a non-United States Holder is engaged in a trade or business in the United States and the holder’s investment in a note is effectively connected with such trade or business:

•

Such holder will be exempt from the 30% United States federal withholding tax on the interest (including OID, if any) (provided a certification requirement, generally on IRS Form W-8ECI, is met) and will instead generally be subject to regular United States federal income tax on a net basis at regular graduated rates on any interest (including OID, if any) and gain with respect to the notes in the same manner as if it were a United States Holder.

•

If such holder is a foreign corporation, the holder may also be subject to “branch profits” tax imposed at a 30% rate or at such lower rate as may be specified by an applicable income tax treaty (provided that the holder establishes that it qualifies to receive the benefits of such treaty).

•

If such holder is eligible for the benefits of a tax treaty, any effectively connected income or gain will generally be subject to United States federal income tax (including the “branch profits” tax, if applicable) only if it is also attributable to a permanent establishment maintained by the holder in the United States.

United States federal estate taxes

If a note is held (or treated as held) by an individual who is a non-United States Holder at the time of his or her death, it generally will not be subject to United States federal estate tax. However, this rule only applies if, at such holder’s death, payments on the notes were exempt from withholding of United States federal income tax under the portfolio interest exemption described above (without regard to the certification requirement). If you are an individual, you should consult with your own tax advisor regarding the possible application of the United States federal estate tax to your particular circumstances, including the effect of any applicable treaty.

Information reporting and backup withholding

United States rules concerning information reporting and backup withholding applicable to a non-United States Holder are as follows:

•

Interest payments made to the holder will generally be reported to the IRS and to such holder on Form 1042-S. However this reporting does not apply to notes held through a qualified intermediary provided that the qualified intermediary complies with the applicable procedures.

•

Interest payments received by the holder will be automatically exempt from the usual backup withholding rules if such payments are (i) subject to the 30% withholding tax on interest, (ii) exempt from that tax by application of a tax treaty or (iii) fall within the portfolio interest exception. The exemption from backup withholding does not apply if the withholding agent or an intermediary knows or has reason to know that the payee is a United States person and should be subject to the usual information reporting or backup withholding rules. In addition, information reporting may still apply to payments of interest (on Form 1042-S) even if certification is provided and the interest is exempt from the 30% withholding tax.

•

Payments on the sale, exchange or other disposition of an offered note made to or through a foreign office of a broker will be subject to information reporting to the IRS if such broker is for United States federal income tax purposes (i) a United States person, (ii) a controlled foreign corporation, (iii) a foreign person 50% or more of whose gross income is effectively connected with a United States trade or business for a specified three-year period or (iv) a foreign partnership with certain connections to the United States, unless the broker has in its records documentary evidence that the beneficial owner is not a United States person and certain other conditions are met, or the beneficial owner otherwise establishes an exemption. Backup withholding may apply to any payment that a foreign broker is required to report if the broker has actual knowledge that the payee is a United States person. Payments to or through the United States office of a broker will be subject to backup withholding and information reporting unless the holder certifies, under penalties of perjury, that it is not a United States person (and the broker does not have actual knowledge or reason to know that the payee is a United States person), or the payee otherwise establishes an exemption.

•

The current United States Treasury Regulations provide that a certification may not be relied on if we or our agent (or other payor) knows or has reason to know that the certification may be false. Any amounts withheld under the backup withholding rules from a payment to a non-United States Holder will be allowed as a credit against the holder’s United States federal income tax liability or may be claimed as a refund, provided the required information is furnished timely to the IRS.

Non-United States Holders should consult their tax advisors concerning the application of information reporting and backup withholding in their particular circumstance and the availability of and procedure for obtaining an exemption from withholding and backup withholding under current United States Treasury Regulations.

Recent Legislation

The recently enacted Hiring Incentive to Restore Employment Act, or the Hire Act, modifies some of the withholding, information reporting and certification rules above in such a manner that after December 31, 2012 additional withholding could apply to most types of U.S. source payments (including payments of interest) to certain non-United States Holders who fail to comply with the Hire Act’s new reporting and disclosure obligations. However, the Hire Act contains an exception that provides that withholding tax will not apply to payments made on debt instruments that are outstanding on March 18, 2012, and therefore it is expected that payments to non-United States Holders on the notes should not be subject to additional withholding under these new rules. Nonetheless, because the Hire Act is new and Treasury has broad authority to interpret the new rules and promulgate regulations, Non-United States Holders should consult their tax advisors concerning the rules in the Hire Act that may be relevant to their investment in the notes.

PLAN OF DISTRIBUTION

Each participating broker-dealer that receives exchange notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a participating broker-dealer in connection with resales of exchange notes received in exchange for original notes where such original notes were acquired as a result of market-making activities or other trading activities. We have agreed that, for a period of up to 180 days after the expiration date, we will make this prospectus, as amended or supplemented, available to any participating broker-dealer for use in connection with any such resales.

We will not receive any proceeds from any such sale of exchange notes by participating broker-dealers. Exchange notes received by participating broker-dealers for their own account pursuant to the exchange offer, may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the exchange notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or at negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such participating broker-dealer and/or the purchasers of any such exchange notes. Any participating broker-dealer that resells exchange notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of such exchange notes may be deemed to be an “underwriter” within the meaning of the Securities Act and any profit on any such resale of exchange notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a participating broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

LEGAL MATTERS

Certain legal matters in connection with this offering will be passed upon for us by Ropes & Gray LLP, New York, New York, Andrews Kurth LLP of Houston, Texas, and McDonald Carano Wilson LLP of Reno, Nevada. The partners and associates of Ropes & Gray LLP, collectively, beneficially own, directly and indirectly less than 1% of the issued and outstanding equity of our Parent.

EXPERTS

The financial statements of Easton-Bell Sports, Inc. at January 2, 2010 and January 3, 2009, and for each of the three years in the period ended January 2, 2010, appearing in this Prospectus and Registration Statement have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed a registration statement on Form S-4 under the Securities Act with the Commission with respect to the issuance of the exchange notes. This prospectus, which is included in the registration statement, does not contain all of the information included in the registration statement. Certain parts of this registration statement are omitted in accordance with the rules and regulations of the Commission. For further information about us and the exchange notes, we refer you to the registration statement. You should be aware that the statements made in this prospectus as to the contents of any agreement or other document filed as an exhibit to the registration statement are not complete. Although we believe that we have summarized the material terms of these documents in the prospectus, these statements should be read along with the full and complete text of the related documents.

We have agreed that, whether or not we are required to do so by the Commission, after consummation of the exchange offer or the effectiveness of a shelf registration statement, for so long as any of the exchange notes remain outstanding, we will file with the Commission (or we will furnish to holders of the exchange notes if not filed with the Commission), within the time periods specified in the rules and regulations of the Commission:

•	all quarterly and annual reports on Forms 10-Q and 10-K, including, with respect to the annual information only, a report thereon by our certified independent public accountants; and

•	all current reports that would be required to be filed with the Commission on Form 8-K if we were required to file these reports.

Any reports or documents we file with the SEC, including the registration statement, may be inspected and copied at the public reference room of the SEC located at 100 F Street, NE, Washington, DC 20549, on official business days during the hours of 10:00 am to 3:00 pm. For further information about the public reference section, call 1-800-SEC-0330. The SEC maintains an internet site, http://www.sec.gov, that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Commission.

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

Page
Audited Consolidated Financial Statements
Report of Independent Registered Public Accounting Firm	F-2
Consolidated Balance Sheets as of January 2, 2010 and January 3, 2009	F-3
Consolidated Statements of Operations and Comprehensive Income (Loss) for the fiscal years ended January 2, 2010, January 3, 2009 and December 29, 2007	F-4
Consolidated Statements of Stockholder’s Equity for the fiscal years ended January 2, 2010, January 3, 2009 and December 29, 2007	F-5
Consolidated Statements of Cash Flows for the fiscal years ended January 2, 2010, January 3, 2009 and December 29, 2007	F-6
Notes to Consolidated Financial Statements	F-7
Financial Statement Schedule: Schedule II - Valuation and Qualifying Accounts	F-37

Report of Independent Registered Public Accounting Firm

The Board of Directors and Stockholder of

Easton-Bell Sports, Inc.

We have audited the accompanying consolidated balance sheets of Easton-Bell Sports, Inc. and subsidiaries as of January 2, 2010 and January 3, 2009, and the related consolidated statements of operations and comprehensive income, stockholder’s equity, and cash flows for each of the three years in the period ended January 2, 2010. Our audits also included the financial statement schedule listed in the Index at F-1. These financial statements and schedule are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements and schedule based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Company’s internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of the Company and its subsidiaries at January 2, 2010 and January 3, 2009, and the consolidated results of their operations and their cash flows for each of the three years in the period ended January 2, 2010, in conformity with U.S. generally accepted accounting principles. Also, in our opinion, the related financial statement schedule, when considered in relation to the basic financial statements taken as a whole, presents fairly, in all material respects, the information set forth therein.

/s/ Ernst & Young LLP

Los Angeles, California

March 15, 2010

EASTON-BELL SPORTS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	January 2, 2010	January 3, 2009
	(Amounts in thousands, except share and per share amounts)
ASSETS
Current assets:
Cash and cash equivalents	$33,318	$41,301
Accounts receivable, net	208,903	213,561
Inventories, net	127,915	147,163
Prepaid expenses	7,922	8,183
Deferred taxes	12,607	9,128
Other current assets	10,705	7,605

Total current assets	401,370	426,941
Property, plant and equipment, net	46,368	45,874
Deferred financing fees, net	17,255	12,055
Intangible assets, net	290,812	303,818
Goodwill	203,541	203,456
Other assets	1,299	5,501

Total assets	$960,645	$997,645

LIABILITIES AND STOCKHOLDER’S EQUITY
Current liabilities:
Current portion of long-term debt	$—	$12,405
Revolving credit facility	70,000	—
Current portion of capital lease obligations	22	22
Accounts payable	70,910	81,245
Accrued expenses	49,256	50,397

Total current liabilities	190,188	144,069
Long-term debt, less current portion	345,715	443,383
Capital lease obligations, less current portion	102	123
Deferred taxes	42,104	39,794
Other noncurrent liabilities	18,699	23,252

Total liabilities	596,808	650,621

Stockholder’s equity:
Common stock: $0.01 par value, 100 shares authorized, 100 shares issued and outstanding at January 2, 2010 and January 3, 2009	—	—
Additional paid-in capital	356,788	341,197
Retained earnings	7,275	11,373
Accumulated other comprehensive loss	(226)	(5,546)

Total stockholder’s equity	363,837	347,024

Total liabilities and stockholder’s equity	$960,645	$997,645

See accompanying notes to consolidated financial statements.

EASTON-BELL SPORTS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME

	Fiscal Year Ended January 2, 2010	Fiscal Year Ended January 3, 2009	Fiscal Year Ended December 29, 2007
	(Amounts in thousands)
Net sales	$716,330	$775,539	$724,639
Cost of sales	482,428	509,127	475,656

Gross profit	233,902	266,412	248,983
Selling, general and administrative expenses	175,038	179,187	170,022
Amortization of intangibles	13,406	13,407	13,220
Restructuring and other infrequent expenses	—	492	589
Gain on sale of property, plant and equipment	—	—	(2,339)

Income from operations	45,458	73,326	67,491
Interest expense, net	44,910	41,909	41,590

Income before income taxes	548	31,417	25,901
Income tax expense	4,646	18,004	11,432

Net (loss) income	(4,098)	13,413	14,469
Other comprehensive income:
Foreign currency translation adjustment	5,320	(11,296)	5,511

Comprehensive income	$1,222	$2,117	$19,980

See accompanying notes to consolidated financial statements.

EASTON-BELL SPORTS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF STOCKHOLDER’S EQUITY

	Common Shares	Additional Paid-in Capital	Retained Earnings (Deficit)	Accumulated Other Comprehensive Income (Loss)	Total Stockholder’s Equity
	(Amounts in thousands, except share data)
Balance as of December 30, 2006	100	334,432	(16,509)	239	318,162
Equity compensation expense	—	2,845	—	—	2,845
Net income in 2007	—	—	14,469	—	14,469
Foreign currency translation adjustment	—	—	—	5,511	5,511

Balance as of December 29, 2007	100	337,277	(2,040)	5,750	340,987
Equity compensation expense	—	3,920	—	—	3,920
Net income in 2008	—	—	13,413	—	13,413
Foreign currency translation adjustment	—	—	—	(11,296)	(11,296)

Balance as of January 3, 2009	100	341,197	11,373	(5,546)	347,024
Equity compensation expense	—	5,327	—	—	5,327
Net loss in 2009	—	—	(4,098)	—	(4,098)
Capital contribution by RBG	—	12,858	—	—	12,858
Distribution to RBG	—	(2,594)	—	—	(2,594)
Foreign currency translation adjustment	—	—	—	5,320	5,320

Balance as of January 2, 2010	100	$356,788	$7,275	$(226)	$363,837

See accompanying notes to consolidated financial statements.

EASTON-BELL SPORTS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Fiscal Year Ended January 2, 2010	Fiscal Year Ended January 3, 2009	Fiscal Year Ended December 29, 2007
	(Amounts in thousands)
Cash flows from operating activities:
Net (loss) income	$(4,098)	$13,413	$14,469
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization	28,530	25,622	23,126
Amortization of deferred financing fees	3,530	3,578	3,638
Deferred financing fees of old debt written-off	8,775	—	—
Equity compensation expense	5,327	3,920	2,845
Deferred income taxes	(1,169)	12,390	4,282
Gain on sale of property, plant and equipment	—	—	(2,339)
Disposal of property, plant and equipment	3	12	382
Changes in operating assets and liabilities, net of effects from purchase of business:
Accounts receivable, net	7,580	(17,583)	(14,615)
Inventories, net	21,344	(14,606)	1,823
Other current and noncurrent assets	1,278	(1,155)	(1,083)
Accounts payable	(10,789)	21,381	3,328
Accrued expenses	(2,002)	9,351	(18,723)
Other current and noncurrent liabilities	(4,515)	11,372	(784)

Net cash provided by operating activities	53,794	67,695	16,349

Cash flows from investing activities:
Purchase of property, plant and equipment	(15,656)	(17,618)	(16,827)
Purchase of intellectual property	(400)	—	—
Proceeds from sale of property, plant and equipment	—	—	3,331
Settlement of preacquisition contingency	—	—	4,920
Purchase of business, net of cash acquired	—	—	(1,534)

Net cash used in investing activities	(16,056)	(17,618)	(10,110)

Cash flows from financing activities:
Payments on capital lease obligations	(21)	(21)	(44)
Proceeds from old revolving credit facility	6,000	53,000	107,100
Payments on old revolving credit facility	(6,000)	(58,500)	(105,100)
Payments on new revolving ABL credit facility	(15,000)	—	—
Proceeds from new revolving ABL credit facility	85,000	—	—
Proceeds from issuance of senior secured notes	345,677	—	—
Payments on old senior term notes	(315,788)	(14,187)	(2,513)
Extinguishment of senior subordinated notes	(140,000)	—	—
Capital contribution by RBG	12,858	—	—
Distribution to RBG	(2,594)	—	—
Payment of debt issuance costs	(17,505)	—	—

Net cash used in financing activities	(47,373)	(19,708)	(557)

Effect of exchange rate changes on cash and cash equivalents	1,652	(5,991)	1,342

(Decrease) increase in cash and cash equivalents	(7,983)	24,378	7,024
Cash and cash equivalents, beginning of year	41,301	16,923	9,899

Cash and cash equivalents, end of year	$33,318	$41,301	$16,923

See accompanying notes to consolidated financial statements.

EASTON-BELL SPORTS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Amounts in thousands, except as specified)

1. Business and Summary of Significant Accounting Policies

Organization and Business

Unless otherwise indicated, all references to Easton-Bell, we, us, our, and the Company refer to Easton-Bell Sports, Inc. and its consolidated subsidiaries. References to Easton, Bell and Riddell refer to Easton Sports, Inc. and its consolidated subsidiaries, Bell Sports Corp. and its consolidated subsidiaries and Riddell Sports Group, Inc. and its consolidated subsidiaries, respectively. Easton-Bell Sports, Inc. is a wholly-owned subsidiary of RBG Holdings Corp., or RBG, which, in turn, is a wholly-owned subsidiary of EB Sports Corp., or EB Sports, of which 100% of its issued and outstanding voting common stock is owned by Easton-Bell Sports, LLC, the ultimate parent company, or the Parent.

Our Company is a designer, developer and marketer of sporting goods and related accessories under authentic brands. Our products are used in baseball, softball, ice hockey, football, lacrosse and other team sports, and in various action sports, including cycling, snowsports, powersports and skateboarding. We currently sells a broad range of products primarily under four brands—Easton (baseball, softball, ice hockey and cycling equipment), Bell (cycling and action sports helmets and accessories), Giro (cycling and snowsports helmets and accessories) and Riddell (football and reconditioning services).

Reporting Period

Our Company follows a 52/53 week fiscal year, which ends on the Saturday closest to December 31. Fiscal year 2009, or 2009, was comprised of 52 weeks and ended on January 2, 2010. Fiscal year 2008, or 2008, was comprised of 53 weeks and ended on January 3, 2009. Fiscal year 2007, or 2007, was comprised of 52 weeks and ended on December 29, 2007.

Principles of Consolidation

The consolidated financial statements of our Company and subsidiaries have been prepared in accordance with accounting principles generally accepted in the United States. All significant intercompany accounts and transactions have been eliminated.

Cash and Cash Equivalents

Our Company considers all investments with an original maturity of three months or less to be cash equivalents. Cash equivalents at January 2, 2010 and January 3, 2009 were $33,318 and $41,301, respectively.

Accounts Receivable and Concentration of Credit Risk

Accounts receivable at January 2, 2010 and January 3, 2009 are net of allowances for doubtful accounts of $6,453 and $7,273, respectively. We sell our products to a wide range of customers. Our customers are not geographically concentrated. As of January 2, 2010 and January 3, 2009, 32.7% and 30.7%, respectively, of our gross accounts receivable were attributable to our top ten customers. In 2009, 2008 and 2007, one Action Sports customer accounted for 13.9%, 15.3% and 13.9% of our net sales, respectively, but no other customer accounted for more than 10% of our net sales. Our Company’s top ten customers accounted for approximately 34.1%, 32.9% and 30.2% of our net sales for 2009, 2008 and 2007, respectively. Ongoing credit evaluations of customers are performed and collateral on trade accounts receivable is generally not required. An allowance is determined based on the age of the accounts receivable balance and specific charge-off history. Trade accounts

EASTON-BELL SPORTS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(Amounts in thousands, except as specified)

receivable are charged to the allowance when we determine that the receivable will not be collectable. Trade accounts receivable balances are determined to be delinquent when the amount is past due based on the payment terms with our customer.

Inventories

Inventories are stated at the lower of cost (determined on a first-in, first-out basis) or market and include material, labor and factory overhead. Provisions for excess and obsolete inventories are based on our assessment of excess and obsolete inventory on a product-by-product basis. At January 2, 2010 and January 3, 2009, we had a reserve for excess and obsolete inventories of $7,748 and $7,736, respectively. Inventories consisted of the following at January 2, 2010 and January 3, 2009:

	2009	2008
Raw materials	$17,593	$17,083
Work-in-process	1,995	2,567
Finished goods	108,327	127,513

	$127,915	$147,163

Property, Plant and Equipment

Property, plant and equipment are stated at acquisition cost less accumulated depreciation. Property under capital lease is recorded at the lower of fair market value of the asset or the present value of future minimum lease payments. Repairs and maintenance costs that do not extend the lives of property and equipment are expensed as incurred. Depreciation, which includes amounts amortized under capital leases, is being computed using the straight-line method over the estimated useful lives of the related assets, except for leasehold improvements, which are depreciated over the lesser of the lease term or their useful life, as follows:

Buildings and leasehold improvements	Ten to twenty years
Machinery and equipment	Three to seven years
Office equipment and furniture	Three to five years
Computer equipment and software	Three to five years

Property, plant and equipment consisted of the following at January 2, 2010 and January 3, 2009:

	2009	2008
Land	$105	$105
Building and leasehold improvements	11,634	10,804
Machinery and equipment	28,301	23,095
Office equipment and furniture	3,344	3,017
Computer equipment and software	30,313	22,911
Construction in progress	10,113	10,165

	83,810	70,097
Less accumulated depreciation	(37,442)	(24,223)

	$46,368	$45,874

Depreciation expense relating to all property, plant and equipment amounted to $15,124, $12,215 and $9,906 for 2009, 2008 and 2007, respectively.

EASTON-BELL SPORTS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(Amounts in thousands, except as specified)

Capitalized costs of internal use software is amortized on a straight-line basis over the estimated useful life commencing from the date the software asset is ready for its intended use.

Goodwill and Intangible Assets

Goodwill and other indefinite-lived intangible assets resulting from acquisitions are not amortized. A fair value method of testing goodwill and other indefinite-lived intangible assets for impairment is completed on an annual basis, or on an interim basis if an event occurs or circumstances change that would reduce the fair value of the indefinite-lived intangible asset or a reporting unit (for goodwill) below its carrying value. Our Company’s annual impairment assessments are performed as of the fiscal year end date by determining an estimate of the fair value of our indefinite-lived intangible assets or, for goodwill, the fair value of the reporting units to evaluate whether an impairment exists. A reporting unit is an operating segment or one level below an operating segment (e.g., a component). A component of an operating segment is a reporting unit if the component constitutes a business for which discrete financial information is available and our executive management team regularly reviews the operating results of that component.

The results of our Company’s analysis indicated that no impairment occurred in the carrying amount of goodwill and other indefinite-lived intangible assets in 2009, 2008 or 2007. We also reviewed our finite-lived intangible assets and noted no impairment occurred in the carrying amount in 2009, 2008 or 2007.

Our Company’s acquired intangible assets are as follows at January 2, 2010 and January 3, 2009:

	January 2, 2010		January 3, 2009
	Gross Carrying Amounts	Accumulated Amortization	Gross Carrying Amounts	Accumulated Amortization
Amortized intangible assets:
Trademarks and tradenames	$1,702	$(1,579)	$1,702	$(1,333)
Customer relationships	59,180	(30,925)	59,180	(25,484)
Patents	60,345	(29,817)	60,345	(23,358)
Licensing and other	5,900	(4,778)	5,900	(3,518)

Total	$127,127	$(67,099)	$127,127	$(53,693)

Indefinite-lived intangible assets:
Trademarks	$230,784		$230,384

Our Company amortizes certain acquired intangible assets on a straight-line basis over estimated useful lives of 7 years for finite-lived trademarks and tradenames, 7 to 20 years for customer relationships, 7 to 19 years for patents and 4 to 5 years for licensing and other agreements. As of January 2, 2010, the weighted average life is 6.0 years for finite-lived trademarks and tradenames, 11.4 years for customer relationships, 9.2 years for patents, 3.7 years for licensing and other agreements and the overall weighted average life for acquired intangible assets is approximately 9.9 years. For 2009, 2008 and 2007 acquired intangible asset amortization was $13,406, $13,407 and $13,220, respectively. We estimate that amortization of existing intangible assets will be $11,764, $9,576, $9,351, $6,826 and $6,063 for 2010, 2011, 2012, 2013 and 2014, respectively.

Our Company does not amortize most of our trademarks, which are determined to have indefinite lives. The Riddell tradename has been in existence since 1929. The Riddell brand is currently one of the most widely recognized and sold football helmet brands in the world. This brand is one of the primary product lines of our

EASTON-BELL SPORTS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(Amounts in thousands, except as specified)

Company’s business and management plans to use the trademark for an indefinite period of time. We plan to continue to make investments in product development to enhance the value of the brand in the future. There are no legal, regulatory, contractual, competitive, economic or other factors that we are aware of that our Company believes would limit the useful life of the trademark. The Riddell trademark registration can be renewed in the countries in which we operate at a nominal cost.

As a result of our Company’s acquisition of Bell in September 2004, we identified the Bell, Giro and Blackburn trademarks as indefinite-lived assets. The Bell, Giro and Blackburn trademarks have been in existence since 1952, 1986 and 1988, respectively. We plan to use these trademarks for an indefinite period of time and will continue to make investments in product development to enhance the value of the brands in the future. There are no legal, regulatory, contractual, competitive, economic or other factors that we aware of that our Company believes would limit the useful life of the trademarks. The Bell, Giro and Blackburn trademark registrations can be renewed in the countries in which we operate at a nominal cost.

As a result of our Company’s acquisition of Easton in March 2006, we identified the Easton trademark as an indefinite-lived asset. The Easton brand has been in existence since 1922 and we plan to use this trademark for an indefinite period of time and will continue to make investments in product development to enhance the value of the brand in the future. There are no legal, regulatory, contractual, competitive, economic or other factors that we are aware of that our Company believes would limit the useful life of the Easton trademark.

Changes in the carrying amount of goodwill during the year ended January 2, 2010 and January 3, 2009 are summarized as follows:

	Team Sports	Action Sports	Consolidated
Balance as of December 29, 2007	141,977	61,464	203,441
Adjustment to purchase price allocations	15	—	15

Balance as of January 3, 2009	141,992	61,464	203,456
Adjustment to purchase price allocations	85	—	85

Balance as of January 2, 2010	$142,077	$61,464	$203,541

The carrying amount of goodwill related to the Team Sports segment was increased in 2009 and 2008 by $85 and $15, respectively, due to the settlement of a preacquisition contingency in connection with earn-out payments related to Riddell.

Long-Lived Assets

Our Company reviews our long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. An impairment loss is recognized when the undiscounted future cash flows estimated to be generated by the asset to be held and used are not sufficient to recover the unamortized balance of the asset. An impairment loss would be recognized based on the difference between the carrying values and estimated fair value. The estimated fair value will be determined based on either the discounted future cash flows or other appropriate fair value methods with the amount of any such deficiency charged to income in the current year. If the asset being tested for recoverability was acquired in a business combination, amortizable intangible assets resulting from the acquisition that are related to the asset are included in the assessment. Estimates of future cash flows are based on many factors, including current operating results, expected market trends and competitive influences. We also evaluate the amortization periods assigned to our

EASTON-BELL SPORTS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(Amounts in thousands, except as specified)

intangible assets to determine whether events or changes in circumstances warrant revised estimates of useful lives. Assets to be disposed of by sale are reported at the lower of the carrying amount or fair value, less estimated costs to sell. During 2009, 2008 and 2007, we did not have any impairment of long-lived assets.

Deferred Financing Fees

Deferred financing fees are being amortized by the straight-line method over the term of the related debt, which does not vary significantly from the effective interest method. Our Company amortized $3,530, $3,578 and $3,638 of debt issuance fees during 2009, 2008 and 2007, respectively. In December 2009, $8,775 of deferred financing fees related to the old debt were written off as a result of the re-financing of our debt and included in Interest Expense, Net as reflected in the Consolidated Statements of Operations and Comprehensive Income.

Income Taxes

Deferred tax liabilities and assets are recognized for the expected future tax consequences of events that have been included in the financial statements or tax returns. Deferred tax liabilities and assets are determined based on the difference between the financial statement and tax bases of assets and liabilities (excluding non-deductible goodwill) using enacted tax rates in effect for the years in which the differences are expected to become recoverable or payable.

Revenue Recognition

Sales of products are recognized when title passes and risks of ownership have been transferred to our customer, which usually is upon shipment. Title generally passes to our dealer or distributor upon shipment from our Company’s facilities and the risk of loss upon damage, theft or destruction of the product in transit is the responsibility of our dealer or distributor. Reconditioning revenue is recognized upon the completion of services. Allowances for sales returns, discounts and allowances, including volume-based customer incentives, are estimated and recorded concurrent with the recognition of the sale. Royalty income, which historically has not been material, is recorded when earned based upon contract terms with licensees which provide for royalties.

Warranty Obligations

Our Company records a product warranty obligation at the time of sale based on our historical experience. We estimate our warranty obligation by reference to historical product warranty return rates, material usage and service delivery costs incurred in correcting the product. Should actual product warranty return rates, material usage or service delivery costs differ from the historical rates, revisions to the estimated warranty liability would be required.

The following is a reconciliation of the changes in our Company’s product warranty liability for 2009 and 2008.

	Year Ended
	2009	2008
Beginning of year	$3,663	$3,390
Warranty costs incurred during the period	(4,438)	(5,975)
Warranty expense recorded during the period	4,017	6,248

End of year	$3,242	$3,663

EASTON-BELL SPORTS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(Amounts in thousands, except as specified)

Advertising Costs

Our Company expenses all advertising costs as incurred. Cooperative advertising costs are recorded as a reduction of sales at the time the revenue is earned. Advertising costs were $4,486, $3,777 and $4,208, for 2009, 2008 and 2007, respectively.

Shipping and Handling

All shipping and handling fees billed to our customers are included as a component of net sales. Shipping and handling costs incurred by us are included in cost of sales.

Research and Development Expenses

Our Company expenses all research and development costs as incurred. Research and development expenses were approximately $13,535, $13,339 and $12,615 for 2009, 2008 and 2007, respectively, and are included in selling, general and administrative expenses.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires our management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amount of revenues during the reporting period. Actual results could differ from those estimates. The estimates made by our management primarily relate to accounts receivable allowances, inventory reserves, product liability reserves, deferred income taxes, intangible assets, goodwill and certain other liabilities.

Foreign Currency Translation

The financial position and results of operations outside the United States are measured using the local currency as the functional currency. Revenues and expenses are translated into United States dollars at average exchange rates prevailing during the fiscal period, and assets and liabilities are translated using the exchange rates at the balance sheet date. Translation adjustments are included in accumulated other comprehensive income in stockholder’s equity. Gains and losses, which result from foreign currency transactions, are included in earnings.

Fair Values of Financial Instruments

The carrying amounts reported in our Company’s Consolidated Balance Sheets for Cash and cash equivalents, Accounts receivable, net and Accounts payable approximates fair value because of the immediate or short-term maturity of these financial instruments. The carrying amount of long-term debt under our senior secured credit facility approximates fair value based on borrowing rates currently available to us for loans with similar terms and average maturities. The estimated fair value of our 9.75% senior secured notes, including accrued interest, based on their quoted market value was $365,626, as compared to its carrying value of $348,654 at January 2, 2010.

Stock-Based Employee Compensation

Our Company will expense Class B Common Units, or Units, granted under our Parent’s equity incentive plan, or the Incentive Plan, based upon the fair market value calculation under the Black-Scholes Option Pricing

EASTON-BELL SPORTS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(Amounts in thousands, except as specified)

Model of such Units on the date of grant. We amortize the fair market value of the Units granted over the vesting period of the Units. For Units issued prior to January 1, 2006, we accounted for these Units using the intrinsic value method.

Recent Accounting Pronouncements

In 2009, we adopted an update to Financial Accounting Standards Board or FASB Accounting Standards Codification or ASC, topic 855 (formerly SFAS No. 165) related to subsequent events. This update defines subsequent events as either recognized (previously referred to in practice as Type I) or non-recognized (previously referred to in practice as Type II). The adoption did not have a material impact on our financial position or results from operations.

In 2009, we adopted Accounting Standards Update or ASU, 2009-05, Fair Value Measurements (Topic 820)—Measuring Liabilities at Fair Value. ASU 2009-05 amends ASC topic 820 by providing additional guidance clarifying the measurement of liabilities at fair value. When a quoted price in an active market for the identical liability is not available, the amendments require that the fair value of a liability be measured using one or more of the listed valuation techniques that should maximize the use of relevant observable inputs and minimize the use of unobservable inputs. The adoption did not have a material impact on our financial position or results from operations.

In 2009, we adopted an update to FASB ASC topic 820 (formerly FSP SFAS 157-4) related to determining fair value when the volume and level of activity for the asset or liability have significantly decreased and identifying transactions that are not orderly (that is, distressed or forced). This update affirms that the objective of fair value, when the market for an asset is not active, is the price that would be received to sell the asset in an orderly transaction and clarifies and includes additional factors for determining whether potentially comparative transactions are orderly transactions or transactions that are not orderly (that is, distressed or forced). The adoption did not have a material impact on our financial position or results from operations.

In 2009, we adopted an update to FASB ASC topic 805 (formerly SFAS No. 141 (R)) related to business combinations. New requirements include: (i) the fair value of stock provided as consideration be measured as of the acquisition date instead of the announcement date; (ii) acquisition-related costs be recognized separately from the acquisition, generally as an expense, instead of treated as a part of the cost of the acquisition that was allocated to the assets acquired and the liabilities assumed; (iii) restructuring costs that the acquirer expected, but was not obligated to incur, be recognized separately from the acquisition instead of recognized as if they were a liability assumed at the acquisition date; (iv) contingent consideration be recognized at the acquisition date, measured at its fair value at that date, instead of recognized when the contingency was resolved and consideration was issued or became issuable; (v) recognizing a gain when the fair value of the identifiable net assets acquired exceeds the fair value of the consideration transferred instead of allocating the “negative goodwill” amount as a pro rata reduction of the amounts that otherwise would have been assigned to particular assets acquired; (vi) research and development assets acquired in a business combination will be recognized at their acquisition-date fair values as assets acquired in a business combination instead of being measured at their acquisition-date fair values and then immediately charged to expense; and (vii) changes in the amount of deferred tax benefits created in a business combination, outside of the valuation period, will be recognized either in income from continuing operations or directly in contributed capital, depending on the circumstances, instead of recognized through a corresponding reduction to goodwill or certain noncurrent assets or an increase in so-called negative goodwill. The adoption did not have a material impact on our financial position or results from operations.

EASTON-BELL SPORTS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(Amounts in thousands, except as specified)

In 2009, we adopted an update to FASB ASC topic 350 (formerly FSP SFAS 142-3) related to the determination of the useful life of intangible assets. This update amends the factors that should be considered in developing renewal or extension assumptions used to determine the useful life of a recognized intangible asset in order to improve the consistency between the useful life of a recognized intangible asset under FASB ASC topic 350 (formerly SFAS 142) and the period of expected cash flows used to measure the fair value of the asset under FASB ASC topic 805, (formerly SFAS No. 141(R)). The adoption did not have a material impact on our financial position or results from operations.

In 2008, the FASB issued an update to FASB ASC topic 820 (formerly FSP SFAS 157-2). This update deferred the effective date of changes to fair value measurements as it relates to non-financial assets and liabilities including items such as reporting units measured at fair value in a goodwill impairment test and non-financial assets acquired and liabilities assumed in a business combination until fiscal years beginning after November 15, 2008. Effective January 1, 2009, we began applying the changes to the fair value measurements which were previously deferred. The adoption of these changes did not have a material impact on our financial position or results from operations.

2. Long-term Debt

Long-term debt consisted of the following at January 2, 2010 and January 3, 2009:

	2009	2008
Senior Secured Credit Facility:
Term loan facility	$—	$315,788
ABL credit facility	70,000	—
8.375% Senior subordinated notes	—	140,000
9.750% Senior secured notes	350,000	—
Capital lease obligations	124	145

Total long-term debt	420,124	455,933
Less unamortized debt discount on senior secured notes	(4,285)	—
Less current maturities of long-term debt	(70,022)	(12,427)

Long-term debt, less current portion	$345,817	$443,506

On March 16, 2006, in connection with the Easton acquisition, our Company together with RBG and certain domestic and Canadian subsidiaries, entered into a senior secured Credit and Guaranty Agreement, or the Previous Credit Agreement, with Wachovia Bank, National Association, as the administrative agent, and a syndicate of lenders that provided for a $335,000 term loan facility, a $70,000 U.S. revolving credit facility and a Cdn$12,000 Canadian revolving credit facility.

On December 3, 2009, our Company used the gross proceeds from the Notes offering (described below), the ABL Facility (described below) and cash on hand to repay, (1) all borrowings outstanding under the Previous Credit Agreement and terminating that facility by paying $272,142 aggregate principal amount of the term loan portion of the Previous Credit Agreement, (2) redeeming $140,000 aggregate principal amount of our 8.375% senior subordinated notes in accordance with their terms, (3) terminating interest rate swap contracts relating to our then existing senior secured credit facility and (4) paying related fees and expenses. We refer to this transaction as the Refinancing.

EASTON-BELL SPORTS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(Amounts in thousands, except as specified)

8.375% Senior Subordinated Notes

On September 30, 2004, in connection with the acquisition of Bell, our Company issued $140,000 of 8.375% senior subordinated notes due 2012, or the Previous Notes. In connection with the issuance of the 9.750% Senior Secured Notes (described below) and entering into the ABL Facility (described below), on December 3, 2009, we deposited funds with a trustee, U.S. Bank National Association sufficient to redeem $140,000 aggregate principal amount of our Previous Notes and the accrued and unpaid interest thereon through the date of redemption. The indenture pursuant to which the Previous Notes were issued, dated September 30, 2004 (as amended and supplemented), between our Company and U.S. Bank National Association, as trustee, by which the Previous Notes were issued, was discharged on December 3, 2009.

9.750% Senior Secured Notes

In December 2009, in connection with the Refinancing of our Company’s then-existing indebtedness, we issued $350,000 of 9.750% Senior Secured Notes, due December 2016, or the Notes. Interest is payable on the Notes semi-annually on June 1 and December 1 of each year. We may redeem some or all of the Notes prior to December 1, 2012 at a price equal to 100.00% of the principal amount, plus accrued and unpaid interest and a make-whole premium. We may redeem all or any of the Notes on or after December 1, 2012 and prior to December 1, 2013 at 107.313% of the principal amount of the Notes, plus accrued and unpaid interest. Then we may redeem all or any of the Notes on or after December 1, 2013 and prior to December 1, 2014 at 104.875% of the principal amount of the Notes, plus accrued and unpaid interest. Then we may redeem all or any of the Notes on or after December 1, 2014 and prior to December 1, 2015 at 102.438% of the principal amount of the Notes, plus accrued and unpaid interest. At any time on or after December 1, 2015, our Company may redeem all or any of the Notes at 100.00% of the principal amount of the Notes, plus accrued and unpaid interest. In addition, during any twelve month period commencing on the issue date prior to December 1, 2012, we may redeem up to 10% of aggregate principal amount of the Notes at a price equal to 103% of their principal amount, plus accrued and unpaid interest. At any time prior to December 1, 2012, we may also redeem up to 35% of the aggregate principal amount of the Notes that were issued on December 3, 2009 at a price equal to 109.750% of the principal amount of the Notes, plus accrued and unpaid interest, with the net cash proceeds of one or more equity offerings of our Company. We are not required to make mandatory redemption or sinking fund payments with respect to the Notes. However, the Notes will become due and payable on October 1, 2015 unless on or prior to August 28, 2015, the indebtedness of EB Sports under the New Holdco Facility has been either repaid or refinanced with indebtedness with a stated maturity that is at least 91 days after the maturity date of the Notes.

Among other provisions, the indenture governing the Notes contains certain restrictions that limits our Company’s ability to (1) incur, assume or guarantee additional debt, (2) pay dividends and make other restricted payments, (3) create liens, (4) use the proceeds from sales of assets and subsidiary stock, (5) enter into sale and leaseback transactions, (6) enter into agreements that restrict dividends from subsidiaries, (7) change our business, (8) enter into transactions with affiliates, and (9) transfer all or substantially all of our assets or enter into merger or consolidation transactions. The indenture governing the Notes also requires us to make an offer to repurchase the Notes at 101% of the principal amount following a change of control of our Company, and at 100% of the principal amount with the proceeds of certain sales of assets and subsidiary stock.

Subject to certain exceptions, the indenture governing the Notes permits our Company and our restricted subsidiaries to incur additional indebtedness, including senior indebtedness and secured indebtedness. In addition, the indenture will not limit the amount of indebtedness that our direct or indirect parent entities, including EB Sports and RBG, may incur.

EASTON-BELL SPORTS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(Amounts in thousands, except as specified)

ABL Facility

Concurrently with the issuance of the Notes offered on December 3, 2009, our Company entered into a $250,000 senior secured asset-based revolving credit facility, subject to availability under each of a United States and Canadian borrowing base, which amount, subject to certain conditions, may be increased to allow borrowings of up to $300,000, together with certain of our subsidiaries as Canadian Borrowers (as defined therein) or Subsidiary Guarantors (as defined therein), with the lenders party thereto, JPMorgan Chase Bank, N.A., as administrative agent and collateral agent, Bank of America, N.A., and Wachovia Capital Finance Corporation (New England), as co-syndication agents, and U.S. Bank National Association, as documentation agent, or the ABL Facility. We used the ABL Facility, together with a portion of the net proceeds of the Notes, to refinance our Previous Credit Agreement. Approximately $85,000 of loans under the ABL facility were drawn at the closing of our Refinancing. The remainder of the availability under the ABL Facility (subject to borrowing base availability) is to be drawn from time to time for general corporate purposes (including permitted acquisitions) and working capital needs. At January 2, 2010, we had $70,000 outstanding under the ABL facility.

Certain of the Company’s wholly-owned domestic subsidiaries, and all subsidiaries that guarantee the Notes (currently only our wholly-owned domestic subsidiaries) guarantee all of our obligations (both United States and Canadian) under the ABL Facility. In addition, our wholly-owned Canadian subsidiaries guarantee the obligation of the Canadian borrowings under the Canadian sub-facility under the ABL Facility. Additionally, we and our wholly-owned domestic subsidiaries, subject to certain exceptions, grant security with respect to substantially all of our personal property as collateral for our obligations (and related guarantees) under the ABL Facility, including a first-priority security interest in cash and cash equivalents, lockbox and deposit accounts, accounts receivable, inventory, other personal property relating to such inventory and accounts receivable and all proceeds therefrom and a second-priority security interest in substantially all of our equipment and all assets that secure the notes on a first-priority basis. The obligations of our Canadian subsidiaries that are borrowers under the Canadian sub-facility under the ABL Facility are secured, subject to certain exceptions and permitted liens, on a first-priority lien basis, by substantially all of the assets of our wholly-owned Canadian subsidiaries and our domestic subsidiaries’ assets on the same basis as borrowings under the ABL Facility. At January 2, 2010, we had a zero balance outstanding under the Canadian ABL facility.

The interest rates per annum applicable to the loans under the ABL Facility, other than swingline loans and protective advances, equal an applicable margin percentage plus, at our option, (1) in the case of U.S. dollar denominated loans, a U.S. base rate or LIBOR, and (2) in the case of Canadian dollar denominated loans, a Canadian base rate, or CDOR. Swingline loans and protective advances bear interest at the U.S. base rate for U.S. dollar denominated loans and the Canadian base rate for Canadian dollar denominated loans. The applicable margin percentage for the ABL Facility is initially 3.75% for LIBOR or CDOR and 2.75% for the base rate, which is subject to adjustment to 3.25% for LIBOR or CDOR and 2.25% for the base rate based upon our average excess borrowing availability as calculated under the credit agreement for the ABL Facility. In addition to paying interest on outstanding principal under the ABL Facility, we are required to pay a commitment fee, in respect of the unutilized commitments, which is initially 0.75% per annum and may be adjusted to 0.50% based upon our utilization of the ABL Facility (increasing when utilization is lower and decreasing when utilization is higher). We are also required to pay customary letter of credit fees.

The ABL Facility requires that if excess gross availability is less than the greater of a specified percentage of the gross borrowing base and a specified dollar amount, we must comply with a minimum fixed charge coverage ratio test. In addition, the ABL Facility includes negative covenants that, subject to significant exceptions, limit our ability and the ability RBG and its subsidiaries to, among other things (1) incur additional

EASTON-BELL SPORTS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(Amounts in thousands, except as specified)

debt, (2) create liens, (3) transfer all or substantially all of its assets or enter into merger or consolidation transactions, (4) change their business, (5) make investments, loans, advances, guarantees and acquisitions, (6) transfer or sell assets, (7) enter into sale and leaseback transactions, (8) enter swap agreements, (9) enter into transactions with affiliates, and (10) enter into agreements that restrict dividends from subsidiaries.

As of January 2, 2010, the aggregate contracted maturities of long-term debt are as follows:

Fiscal Year Ending	Senior Secured Notes	Capital Leases	Total
2010	$—	$22	$22
2011	—	24	24
2012	—	26	26
2013	—	28	28
2014	—	24	23
Thereafter	350,000	—	350,000

	$350,000	$124	$350,124

Cash payments for interest were $32,295, $27,130 and $38,547 for 2009, 2008 and 2007, respectively.

Our Company has arrangements with various banks to issue standby letters of credit or similar instruments, which guarantee our obligations for the purchase of certain inventories and for potential claims exposure for insurance coverage. At January 2, 2010 and January 3, 2009, outstanding letters of credit issued under the revolving credit facilities totaled $3,406 and $3,772, respectively. The amount of unused lines of credit at January 2, 2010 and January 3, 2009, was $119,962 and $76,140, respectively. The average interest rate on short term borrowings under the credit facilities during 2009 and 2008 was 4.2% and 6.1%, respectively.

In connection with the Refinancing in December 2009, our Company expensed $8,775 in debt acquisition costs associated with the prior debt as the refinancing represented an extinguishment of the related syndicated debt. We also incurred bank and other fees of $22,483 from third parties related to the acquisition of the new syndication of debt. We recorded $17,506 as new debt acquisition costs. In addition, we amortized $3,530, $3,578 and $3,638 of debt issuance costs during 2009, 2008 and 2007, respectively.

Holdco Facility Refinancing and Equity Investment

On December 3, 2009, EB Sports refinanced its previous senior unsecured credit agreement with Wachovia Investment Holdings, LLC and the lenders named therein pursuant to which EB Sports had borrowed $175,000, or the Previous Holdco Facility, through (i) a new senior secured credit agreement, or the New Holdco Facility, with Wachovia Bank, N.A. and the existing lenders under the Previous Holdco Facility, (ii) an equity investment from Fenway Easton-Bell Sports Holding, LLC and Fenway Partners Capital Fund III, L.P., or together the Fenway Investors, each an affiliate of Fenway Partners, LLC and certain existing investors of Parent and EB Sports and their respective affiliates of $1,725 in cash in exchange for Class C Common Units of our Parent (of which, $1,466 was contributed by Parent to EB Sports) and (iii) an equity investment from the Fenway Investors and certain existing investors of EB Sports and their respective affiliates of $113,275 in cash in exchange for new non-voting (other than rights to designate one director of EB Sports), non-redeemable Series A Preferred Stock of EB Sports, or the Series A Preferred Stock. The Series A Preferred Stock accrues dividends quarterly at a rate of 17.5% per annum. In addition to the $13,200 invested by existing investors of Parent, their respective affiliates

EASTON-BELL SPORTS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(Amounts in thousands, except as specified)

and Paul Harrington in August 2009, the issuance of new shares of Series A Preferred Stock on December 3, 2009 resulted in an aggregate of $126,400 invested in Series A Preferred Stock immediately after giving effect to the financing.

Under the terms of the refinancing transaction, the net proceeds from the equity issuance were used to repurchase loans under the Previous Holdco Facility at a price of 90% of the principal amount thereof, and the consenting lenders whose loans were repurchased exchanged their remaining principal and accrued interest into a new facility with a maturity date of December 31, 2015. The Previous Holdco Facility has been terminated. At closing, EB Sports had borrowed $108,268 under the New Holdco Facility. Borrowings under the New Holdco Facility are secured by a pledge of all capital stock of RBG and Easton-Bell. The New Holdco Facility is guaranteed by RBG and will, in the future, be guaranteed by any other subsidiary of EB Sports if such other subsidiary of EB Sports guarantees other indebtedness of either EB Sports or RBG. Borrowings under the New Holdco Facility through May 1, 2012 will bear interest at 11.5% per annum and EB Sports may elect to pay interest in cash or defer interest by adding it to the aggregate amount of principal due under the loan. Interest after May 1, 2012 will be paid in cash; provided, that prior to maturity if EB Sports does not have sufficient cash on hand and Easton-Bell is either prohibited from distributing sufficient cash to EB Sports to make such interest payments or does not have sufficient liquidity (in the reasonable determination of Easton-Bell management) to permit Easton-Bell to distribute cash in an amount sufficient to allow such payment, EB Sports will pay cash to the extent it is able to do so using cash on hand after giving effect to permitted and available distributions, and the remainder of the interest due shall be added to the principal amount of the loan at a rate of 13.5% per annum for the then ending interest period.

Borrowings under the New Holdco Facility are not guaranteed by us or any of our subsidiaries and are senior unsecured obligations of EB Sports. However, given that EB Sports controls our Company’s direct parent, EB Sports has the ability, subject to the terms of the ABL Facility and any other agreements which limit our ability to declare and pay dividends, to obtain money from us and our subsidiaries in order to fund its obligations under such loan.

As of January 2, 2010, the principal amount of loans issued under the New Holdco Facility was approximately $108,268, plus accrued and unpaid interest.

3. Accrued Expenses

Accrued expenses consist of the following at January 2, 2010 and January 3, 2009:

	2009	2008
Salaries, wages, commissions and bonuses	$7,119	$13,717
Advertising	5,411	4,919
Rebates	4,411	4,160
Warranty	3,242	3,663
Product liability—current portion	5,130	3,647
Royalties	2,268	1,771
Interest	3,434	6,335
Income taxes	2,581	1,563
Other	15,660	10,622

	$49,256	$50,397

EASTON-BELL SPORTS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(Amounts in thousands, except as specified)

4. Leases

Our Company leases various facilities and equipment. As of January 2, 2010, future minimum commitments for capital leases and for operating leases with non-cancelable terms are as follows:

Fiscal Year Ending	Capital Leases	Operating Leases
2010	$32	$9,078
2011	32	7,712
2012	32	6,978
2013	32	4,210
2014	24	3,032
Thereafter	—	7,266

Total minimum lease payments	152	$38,276

Less amount representing interest	(28)

Present value of minimum lease payments, including current maturities of $22	$124

Property and equipment includes the following amounts under capital leases at January 2, 2010 and January 3, 2009:

	2009	2008
Leasehold improvements	$247	$247
Furniture and fixtures	—	19

	247	266
Less accumulated depreciation	(161)	(160)

	$86	$106

Rent expense for operating leases was approximately $9,698, $9,559 and $9,471 for 2009, 2008 and 2007, respectively.

5. Employee Benefit Plans

As of January 2, 2010, our Company had two noncontributory defined benefit pension plans that cover certain unionized employees. Funding and administrative expense for these plans was approximately $18, $19 and $14 for 2009, 2008 and 2007, respectively. Further disclosures have not been made due to the immateriality of these plans.

As of January 2, 2010, our Company had one defined contribution plan covering substantially all of our non-union employees. Prior to 2007, we had three defined contribution plans which were combined at the beginning of the 2007 fiscal year. Through March 31, 2009, we contributed to each participant a matching contribution equal to 50.0% of the first 6.0% of the participant’s compensation that has been contributed to the plan, subject to applicable legal limits. Effective April 1, 2009, we contribute to each participant a matching contribution determined on a discretionary basis. No discretionary contributions were made to the plan for 2009. Expenses related to these plans amounted to approximately $570, $1,144 and $1,956 for 2009, 2008 and 2007, respectively.

EASTON-BELL SPORTS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(Amounts in thousands, except as specified)

6. Segment Information

Our Company has two reportable segments: Team Sports and Action Sports. The vast majority of Easton’s activity is reflected in our Team Sports segment which primarily consists of football, baseball, softball, ice hockey and other team sports products and reconditioning services related to certain of these products. Our Action Sports segment consists primarily of helmets, equipment, components and accessories for cycling, snowsports and powersports and fitness related products. Following the acquisition of Easton, our Action Sports segment includes Easton’s cycling business. Our Company evaluates segment performance primarily based on income from operations excluding equity compensation expense, management expenses, restructuring and other infrequent expenses, amortization of intangibles and corporate expenses. Our selling, general and administrative expenses, excluding corporate expenses, are charged to each segment based on where the expenses are incurred. Segment operating income as presented by our Company may not be comparable to similarly titled measures used by other companies. As a result, the components of operating income for one segment may not be comparable to another segment.

Segment results for 2009, 2008 and 2007 are as follows:

	Team Sports	Action Sports	Consolidated
Year ended January 2, 2010:
Net sales	$387,021	$329,309	$716,330
Income from operations	46,078	42,237	88,315
Depreciation	9,030	6,094	15,124
Capital expenditures	8,297	7,359	15,656

Year ended January 3, 2009:
Net sales	$433,722	$341,817	$775,539
Income from operations	73,049	35,587	108,636
Depreciation	6,601	5,614	12,215
Capital expenditures	10,540	7,078	17,618

Year ended December 29, 2007:
Net sales	$416,558	$308,081	$724,639
Income from operations	70,790	30,187	100,977
Depreciation	4,629	4,017	8,646
Capital expenditures	10,432	6,395	16,827

	Team Sports	Action Sports	Consolidated
Assets
January 2, 2010	$585,775	$374,870	$960,645
January 3, 2009	609,793	387,852	997,645

	Fiscal Year
	2009	2008	2007
Segment income from operations	$88,315	$108,636	$100,977
Equity compensation expense	(5,327)	(3,920)	(2,845)
Restructuring and other infrequent expenses	—	(492)	(589)
Amortization of intangibles	(13,406)	(13,407)	(13,220)
Corporate expenses	(24,124)	(17,491)	(16,832)

Consolidated income from operations	$45,458	$73,326	$67,491

EASTON-BELL SPORTS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(Amounts in thousands, except as specified)

(a) The following table summarizes net sales by product line. The categorization of our Company’s products into product lines is based on the characteristics of the individual products and is subject to judgment in some cases and can vary over time. In instances where products move between product lines, we reclassify the amounts in the product lines for all prior periods. Such reclassifications typically do not materially change the sizing of, or the underlying trends of results within each product line.

	2009		2008		2007
	Net Sales	% of Net Sales	Net Sales	% of Net Sales	Net Sales	% of Net Sales
Team Sports
Baseball and softball products	$136,924	19.1%	$156,692	20.3%	$151,103	20.9%
Ice hockey products	107,273	15.0	117,357	15.1	112,307	15.5
Football products and reconditioning	81,947	11.4	83,164	10.7	75,762	10.5
Other products and licensing	60,877	8.5	76,509	9.9	77,386	10.7

	$387,021	54.0%	$433,722	56.0%	$416,558	57.6%

Action Sports
Cycling helmets	$141,945	19.8%	$149,745	19.3%	$133,799	18.5%
Snowsports helmets	43,994	6.1	36,460	4.7	28,702	3.9
Powersports products	9,164	1.3	14,301	1.8	16,284	2.2
Premium cycling components and accessories	39,914	5.6	50,352	6.5	45,813	6.3
Fitness accessories	17,921	2.5	17,707	2.3	15,201	2.1
Cycling accessories	76,371	10.7	73,252	9.4	68,282	9.4

	$329,309	46.0%	$341,817	44.0%	$308,081	42.4%

Total Net Sales	$716,330	100.0%	$775,539	100.0%	$724,639	100.0%

(b) Net sales by customer location for 2009, 2008 and 2007 were as follows:

	2009	2008	2007
North America	$602,367	$661,729	$628,186
Europe	100,137	85,942	70,774
Other	13,826	27,868	25,679

	$716,330	$775,539	$724,639

(c) Property, plant and equipment, net by location as of January 2, 2010 and January 3, 2009 was as follows:

	2009	2008
North America	$34,985	$39,013
Other	11,383	6,861

	$46,368	$45,874

(d) Total assets by location as of January 2, 2010 and January 3, 2009 was as follows:

	2009	2008
North America	$945,001	$982,026
Other	15,644	15,619

	$960,645	$997,645

EASTON-BELL SPORTS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(Amounts in thousands, except as specified)

7. Product Liability, Litigation and Other Contingencies

Product Liability

Our Company is subject to various product liability claims and/or suits brought against us for claims involving damages for personal injuries or deaths. Allegedly, these injuries or deaths relate to the use by claimants of products manufactured by our Company and, in certain cases, products manufactured by others. The ultimate outcome of these claims, or potential future claims, cannot be determined. Our management obtains an actuarial analysis and has established an accrual for probable losses based on this analysis, which considers, among other factors, our previous claims history and available information on alleged claims. However, due to the uncertainty involved with estimates, actual results could vary substantially from those estimates.

Our Company maintains product liability insurance coverage under various policies. These policies provide coverage against claims resulting from alleged injuries sustained during the respective policy periods, subject to policy terms and conditions. The primary portion of our product liability coverage is written under a policy expiring in July 2011 with a $2,000 limit per occurrence excess of a $1,000, $50 and $500 self-insured retention for helmets, soft goods and all other products, respectively. Our Company’s first layer excess policy is written under a liability policy with a limit of $25,000 excess of $3,000 expiring in January 2011. We also carry a second layer excess liability policy providing an additional limit of $15,000 excess of $28,000 expiring January 2011, for a total limit of $43,000.

In the opinion of management, amounts accrued for exposures relating to product liability claims and other legal proceedings are adequate and, accordingly, the ultimate resolution of these matters is not expected to have a material adverse effect on our Company’s consolidated financial statements. As of January 2, 2010, our Company had no known probable but inestimable exposures relating to product liability or other legal proceedings that are expected to have a material adverse effect on our Company. There can be no assurance, however, that unanticipated events will not require our Company to increase the amount it has accrued for any matter or accrue for a matter that has not been previously accrued because it was not considered probable.

Litigation and Other Contingencies

In addition to the matters discussed in the preceding paragraphs, our Company is a party to various non-product liability legal claims and actions incidental to our business, including without limitation, claims relating to intellectual property as well as employment related matters. Our management believes that none of these claims or actions, either individually or in the aggregate, is material to our business or financial condition.

8. Income Taxes

In June 2006, the FASB issued FIN 48, “Accounting for Uncertainty in Income Taxes-an interpretation of FASB Statement No. 109, Accounting for Income Taxes,” or FIN 48, which was codified into FASB ASC topic 740, “Income Taxes” or ASC 740. This guidance addresses the determination of whether tax benefits claimed, or expected to be claimed on a tax return should be recorded in the financial statements. Under ASC 740, our Company may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefits recognized in the financial statements from such a position should be measured based

EASTON-BELL SPORTS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(Amounts in thousands, except as specified)

on the largest benefit that has a greater than fifty percent likelihood of being realized upon ultimate settlement. ASC 740 also provides guidance on derecognition, classification, interest and penalties on income taxes, accounting in interim periods and requires increased disclosures.

Our Company recognizes interest and penalties related to uncertain tax positions in income tax expense. Interest accrued on unrecognized tax benefits at January 2, 2010 was zero. We have net operating loss carryforwards and therefore, no tax would be due should these uncertain tax positions reverse. The total amount of unrecognized tax benefits at January 2, 2010 was $2,690.

Our Company adopted the provisions of ASC 740 on December 31, 2006. Upon adoption of ASC 740, we had a tax reserve related to an IRS exam for 2002 and 2003 equal to $2,774. Additionally, we had booked interest expense of $416 for this reserve. The two issues before the IRS related to the Section 263A calculation and the deductibility of transaction costs related to the acquisition of Riddell. A resolution was agreed to during 2007 and utilized a portion of the ASC 740 tax reserve for $534. The remaining portion of the ASC 740 reserve of $2,240 was reversed against Riddell goodwill because the reserve was established in purchase accounting. No interest was due on the settlement, and therefore, the interest which had been previously accrued was reversed through the 2007 income tax expense.

A reconciliation of the total gross amount of unrecognized tax benefits at January 2, 2010 and January 3, 2009 is as follows (in thousands):

	2009	2008
Beginning balance	$—	$—
Additions for tax positions of the current year	2,530	—
Additions for tax positions of the prior year	160	—

Ending balance	$2,690	$—

Our Company is generally subject to tax examination for a period of three years after tax returns are filed. Therefore, the statute of limitations remains open for tax years 2006 and forward. However, when a company has net operating loss carryovers, those tax years remain open until three years after the net operating losses are utilized. Therefore, the tax years for Bell Sports, Inc. remain open back to 1994. The tax years for Riddell remain open back to 2004.

Income tax expense (benefit) consisted of the following for January 2, 2010, January 3, 2009 and December 29, 2007:

	2009	2008	2007
Current tax expense (benefit):
Federal	$3	$499	$(416)
State	1,386	1,167	641
Foreign	1,919	3,948	6,925

	3,308	5,614	7,150

Deferred tax expense (benefit):
Federal	2,041	10,612	10,612
State	175	1,964	1,964
Foreign	(878)	(186)	(186)

	1,338	12,390	12,390

Income tax expense	$4,646	$18,004	$18,004

EASTON-BELL SPORTS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(Amounts in thousands, except as specified)

A reconciliation of income taxes computed at the United States federal statutory income tax rate (35%) to the provision for income taxes reflected in the Consolidated Statements of Operations and Comprehensive Income for the years ended January 2, 2010, January 3, 2009 and December 29, 2007 is as follows:

	2009	2008	2007
Provision for income taxes at United States federal statutory rate of 35%	$192	$10,996	$9,065
State and local income taxes, net of federal income tax effect	1,015	2,641	798
Taxes on foreign income which differ from the United States statutory rate	(1,423)	111	173
Non-deductible equity compensation expense	1,864	1,372	996
Tax effect of other permanent items	1,197	1,771	400
FIN 48/ASC 740-10 activity	2,690
Other	(889)	1,113	—

	$4,646	$18,004	$11,432

Deferred tax assets and liabilities are determined based on the differences between the financial reporting and tax bases of assets and liabilities. The significant components of deferred income tax assets and liabilities consist of the following at January 2, 2010 and January 3, 2009:

	2009	2008
Deferred income tax assets:
Receivable reserves	$2,474	$2,931
Inventory	3,786	2,812
Accrued expenses and reserves	10,420	6,510
Net operating loss carryforwards	36,303	36,569
Hedging assets	594	2,923
Other	2,368	2,029

Total deferred tax assets	55,945	53,774
Deferred income tax liabilities:
Property, plant and equipment	2,172	834
Intangible assets	76,757	76,741

Total deferred tax liabilities	78,929	77,927
Valuation allowance	(6,513)	(6,513)

Total net deferred income tax liability	$(29,497)	$(30,666)

At January 2, 2010, our Company had estimated net operating loss carryforwards available for U.S. federal income tax purposes of approximately $95,996. Based on Section 382 of the Code relating to changes in ownership of our Company, utilization of the net operating loss carryforwards is limited to $77,450, which is the primary reason for the valuation allowance of $6,513. These net operating loss carryforwards will begin to expire in 2021 through 2029.

EASTON-BELL SPORTS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(Amounts in thousands, except as specified)

Income (loss) before income taxes, consisted of the following:

	2009	2008	2007
Domestic	$(3,034)	$18,032	$10,924
Foreign	3,582	13,385	14,977

Income before income taxes	$548	$31,417	$25,901

Our Company has cumulative undistributed earnings of non-U.S. subsidiaries of $19,179 for which U.S. taxes have not been provided. These earnings are intended to be permanently reinvested outside the U.S. If future events necessitate that these earnings should be repatriated to the U.S., an additional tax expense and related liability may be required.

Cash paid for income taxes was $6,251, $5,736 and $7,644 for the years ended January 2, 2010, January 3, 2009 and December 29, 2007, respectively.

9. Derivative Instruments and Hedging Activity

Our Company accounts for all derivatives on the balance sheet as an asset or liability measured at fair value and changes in fair values are recognized currently in earnings unless specific hedge accounting criteria are met for cash flow or net investment hedges. If such hedge accounting criteria are met, the change is deferred in stockholder’s equity as a component of accumulated other comprehensive income. The deferred items are recognized in the period the derivative contract is settled. As of January 2, 2010, we had not designated any of our derivative instruments as hedges, and therefore, have recorded the changes in fair value in the Consolidated Statements of Operations and Comprehensive Income.

On September 2, 2008, our Company revised an interest rate swap agreement that we had entered into effective April 15, 2008 with Wachovia Bank, N.A. The interest rate swap had an initial fixed USD LIBOR of 2.921%, changing to a fixed USD LIBOR of 2.811% for the period commencing October 15, 2008, through April 14, 2010 and thereafter a fixed USD LIBOR of 2.921% until the expiration of the agreement on April 15, 2011. The swap had a notional amount of $275,000 which decreased to $250,000 on April 15, 2009 and would decrease to $225,000 on April 15, 2010. The settlement dates for the swap occur monthly on the 15th of each month commencing November 17, 2008 through April 15, 2010 and thereafter quarterly on the 15th of each July, October, January and April until the expiration of the agreement on April 15, 2011. On December 4, 2009, we entered into an amended and restated swap transaction confirmation with Wachovia Bank, N.A., pursuant to which we agreed to repay $5,982 on December 7, 2009, which is a portion of the outstanding amount owed of under the interest rate swap agreement and the swap notional amount was reduced to $60,000. On December 7, 2009, our Company, Wachovia Bank, N.A. and JPMorgan Chase Bank, N.A. entered into a novation confirmation pursuant to which Wachovia Bank, N.A. transferred its position under the revised swap to JPMorgan Chase Bank, N.A. The settlement dates for the revised swap occur monthly on the 15th of each month commencing December 15, 2009 through April 15, 2010 and thereafter quarterly on the 15th of each July, October, January and April until the expiration of the agreement on April 15, 2011. The swap agreement is not designated as a hedge, and therefore is recorded at fair value at each balance sheet date, with the resulting changes in fair value charged or credited to interest expense in the accompanying Consolidated Statements of Operations and Comprehensive Income each period.

EASTON-BELL SPORTS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(Amounts in thousands, except as specified)

Our Company uses a fair value hierarchy that prioritizes observable and unobservable inputs used to measure fair value into three broad levels, which are described below:

Level 1: Quoted prices (unadjusted) in active markets that are accessible at the measurement date for assets or liabilities. The fair value hierarchy gives the highest priority to Level 1 inputs.

Level 2: Observable prices that are based on inputs not quoted on active markets, but corroborated by market data.

Level 3: Unobservable inputs are used when little or no market data is available. The fair value hierarchy gives the lowest priority to Level 3 inputs.

In determining fair value, our Company utilizes valuation techniques that maximize the use of observable inputs and minimize the use of unobservable inputs to the extent possible, as well as considers counterparty credit risk in its assessment of fair value.

At January 2, 2010, the swap fair value was determined through the use of a model that considers various assumptions, including time value, yield curves, as well as other relevant economic measures, which are inputs that are classified as Level 2 from a third party bank. The fair value of the swap was a liability of $1,585 and $7,657 at January 2, 2010 and January 3, 2009, respectively and is recorded in the non-current portion of other liabilities in the accompanying Consolidated Balance Sheets with the corresponding charge to interest expense. During 2009, interest expense reflects $5,869 related to the swap and $91 related to the change in the fair value of the swap. During 2008, interest expense reflects $533 related to the swap and $7,657 related to the change in the fair value of the swap.

Our Company has foreign currency exchange forward contracts in place to reduce our risk related to inventory purchases and foreign currency based accounts receivable. These contracts are not designated as hedges, and therefore, under current accounting standards, they are recorded at fair value at each balance sheet date, with the resulting change charged or credited to selling, general and administrative expenses in the accompanying Consolidated Statements of Operations and Comprehensive Income.

The foreign currency exchange contracts in aggregated notional amounts in place to exchange United States Dollars at January 2, 2010 and January 3, 2009 were as follows:

	January 2, 2010			January 3, 2009
	U.S. Dollars	Foreign Currency		U.S. Dollars	Foreign Currency
Foreign Currency Exchange Forward Contracts:
U.S. Dollars / Canadian Dollars	$44,505	Cdn $	46,579	$21,950	Cdn $	26,575
U.S. Dollars / Euros	120		€83	—		€—
U.S. Dollars / British Pounds	72		£45	—		£—

As of January 2, 2010 and January 3, 2009, the fair value of the foreign currency exchange forward contracts, using Level 2 inputs from a third party bank, represented a liability of approximately $1,837 and zero, respectively. Changes in the fair value of the foreign currency exchange contracts are reflected in selling, general and administrative expenses each period.

EASTON-BELL SPORTS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(Amounts in thousands, except as specified)

The assets and liabilities measured at fair value on a recurring basis subject to the disclosure requirements at January 2, 2010 were as follows:

	Fair Value Measurements at Reporting Date Using
	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
Assets:
None	$—	$—	$—

Liabilities:
Interest rate swap	$—	$1,585	$—
Foreign currency exchange forward contracts	—	1,837	—

Total	$—	$3,422	$—

10. Stock-Based Employee Compensation

On March 16, 2006, our Parent adopted the Incentive Plan. Our parent amended the Incentive Plan in December 2009 to allow for certain new grants. The Incentive Plan provides for the issuance of Class B Common Units of our Parent, which are intended to be profits interests. Such units qualify as equity instruments of our Parent. The holders of these units are entitled to share in the distribution of profits above a certain threshold, or the distribution threshold. For any particular such Unit, the distribution threshold is the fair value of a Class A Common Unit of our Parent on the date of grant. Our Parent has made grants of these units pursuant to the Incentive Plan since its adoption. Generally, so long as the Unit holder is employed or remains a member of the board of managers of our Parent, these units vest over time (generally a four-year period) or upon achievement of certain company performance goals. Subject to certain conditions, Units are also eligible to vest in the event of an initial public offering or change of control. In December 2009, our Parent issued new Class B Common Units and amended certain existing Class B Common Units, which, in each case, are eligible, subject to certain conditions, for additional distributions from our Parent in the event that certain company performance goals are met through 2012. In addition, in December 2009, our Parent agreed to amend and restate certain existing Class B Common Units to revise the distribution threshold of such units to an amount commensurate with the then fair market value of a Class A Common Unit. As of January 2, 2010, there were 105,152,750.854 Units authorized for grant pursuant to the Incentive Plan.

Our Company uses the Black-Scholes Option Pricing Model to determine the fair value of the Units granted, similar to an equity Stock Appreciation Right or SAR. This model uses such factors as the market price of the underlying Units at date of issuance, a fair market value of $1.76 for Units issued from November 17, 2006 through May 27, 2008, $1.48 for Units issued from May 28, 2008 through January 3, 2009 and then $1.32 for Units issued during fiscal year 2009, and the expected term of the Unit, which is approximately four years, utilizing the simplified method. The weighted average grant date fair value of Units granted during 2009, 2008 and 2007 amounted to $0.20, $0.51 and $0.74, respectively.

EASTON-BELL SPORTS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(Amounts in thousands, except as specified)

In fiscal years 2009, 2008 and 2007, the weighted average assumptions used in the Black-Scholes Option Pricing Model were as follows:

	2009	2008	2007
Expected term	4 years	4 years	4 years
Dividend yield	0.0%	0.0%	0.0%
Forfeiture rate	7.7%	7.7%	7.7%
Risk-free interest rate	0.17%	1.5 to 2.0%	5.2%
Expected volatility(1)	41.4%	39.0 to 46.0%	46.0%

(1)	Expected volatility is based upon a peer group of companies given no historical data for the Units.

Accordingly, our Company records compensation expense using the fair value of the Units granted with time vesting over the vesting service period on a straight-line basis including those Units that are subject to graded vesting. Compensation expense for the performance based vesting Units is recognized when it becomes probable that the performance conditions will be met. As of January 2, 2010, we have not recognized any compensation expense for the performance based vesting Units as it is not probable that the performance conditions will be met.

Our Company recognized the following unit based compensation expense, included in selling, general and administrative expenses for its Units during 2009, 2008 and 2007:

	2009	2008	2007
Equity compensation expense	$5,327	$3,920	$2,845

As of January 2, 2010, there was $20,029 of unrecognized compensation costs, net of actual and estimated forfeitures related to the Units comprising of $7,088 related to time based vesting units and $12,941 related to the performance based vesting units. The unrecognized cost related to the time based vesting units is expected to be amortized over a weighted average service period of approximately 2.5 years. The unrecognized cost related to the performance based vesting units will be recognized when it becomes probable that the performance conditions will be met.

Our Company’s Unit activity under the Incentive Plan is as follows:

	Number of Units	Weighted Average Grant Date Exercise Price
Outstanding at January 3, 2009	27,898,556	$1.90
Granted	69,071,597	$1.32
Cancelled	(6,455,514)	$1.80
Forfeited	(1,024,018)	$1.93

Outstanding at January 2, 2010	89,490,621	$1.46

Vested Units at January 3, 2009	9,988,651	$1.96

Vested Units at January 2, 2010	22,040,029	$1.70

EASTON-BELL SPORTS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(Amounts in thousands, except as specified)

11. Related Party Transactions

Our Company, certain of our subsidiaries, RBG and our Parent have management agreements with Fenway Partners, LLC and Fenway Partners Resources, Inc., each an affiliate of Fenway Partners Capital Fund II, L.P and Fenway Partners Capital Fund III, L.P., which are affiliates of our Parent, pursuant to which Fenway Partners, LLC and Fenway Partners Resources, Inc. agree to provide management and other advisory services to our Company, certain of our subsidiaries, RBG and our Parent. These management agreements provided for an annual management fee and a fee in connection with certain significant transactions. In connection with the Easton acquisition, the management agreements were amended to remove any obligation to pay an annual management fee. No annual management fees have been paid under the management agreements since 2006.

In connection with the acquisition of Easton in 2006, Easton and various affiliates of James L. Easton (including Jas. D. Easton, Inc.) entered into various technology license and trademark license agreements with respect to certain intellectual property owned or licensed by Easton, including the Easton brand name. Pursuant to these agreements, Easton has granted each of Jas D. Easton, Inc., James L. Easton Foundation, Easton Development, Inc. and Easton Sports Development Foundation a name license for use of the Easton name solely as part of their respective company names. In addition, Easton has granted each of Easton Technical Products, Inc. and Hoyt Archery, Inc. a license to certain trademarks, including the Easton brand solely in connection with specific products or services, none of which are currently competitive with our Company’s products or services. Easton has also granted each of these entities a license to certain technology solely in connection with specific products and fields. Easton has also entered into a patent license agreement with Easton Technical

Products, Inc., which grants it a license to exploit the inventions disclosed in the patent solely within specific fields. Lastly, Easton entered into a trademark license agreement with Easton Technical Products, Inc., which grants Easton a license to use certain trademarks solely in connection with specific products or services.

Our Company has entered into a right of first offer agreement with Jas. D. Easton, Inc. and Easton Technical Products, Inc. pursuant to which our Company is to receive the opportunity to purchase Easton Technical Products, Inc. prior to any third party buyer. The term of the right of first offer agreement extends until the earliest of (i) March 16, 2016, (ii) the date Easton Technical Products, Inc. no longer uses the name “Easton,” (iii) the effectiveness of any initial public offering by Easton Technical Products, Inc. and (iv) the consummation of any sale of such company or a controlling interest therein effectuated in accordance with the terms of the right of first offer agreement.

In connection with the Refinancing on December 3, 2009, our Company distributed $2,594 to RBG, which has been recorded as a distribution to RBG in Stockholder’s Equity.

Affiliates of Jas. D. Easton, Inc. and James L. Easton own certain of the properties currently leased by Easton. During the fiscal years ended 2009, 2008 and 2007, Easton paid approximately $1,152, $1,221 and $2,746, respectively, in rent pursuant to such affiliate leases.

On October 1, 2004, Bell entered into a consulting agreement with Terry Lee, a member of the board of managers of the Parent. Pursuant to the terms of the consulting agreement, Mr. Lee agreed to provide us and our affiliates with certain consulting services relating to Bell. In exchange for his services, Mr. Lee is entitled to annual compensation of $100. The term of Mr. Lee’s consulting agreement is for one year and will automatically extend for additional one-year terms until our Company elects not to extend the agreement.

The Ontario Teachers’ Pension Plan Board, a member of our Parent, received reimbursement of out of pocket expenses of approximately $210 in conjunction with expenses they incurred related to the Refinancing.

EASTON-BELL SPORTS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(Amounts in thousands, except as specified)

Effective August 2008, our Parent has agreed to compensate Richard Wenz, a member of the board of managers of the Parent and the board of directors of our Company, for his services as Chair of our Company’s Audit Committee. Mr. Wenz was paid a one-time fee of $50 for services previously rendered and will be paid an annual compensation of $50.

12. Supplemental Guarantor Condensed Financial Information

In September 2004, in connection with the acquisition of Bell, our Company (presented as issuer in the following tables) issued $140,000 of 8.375% Senior Subordinated Notes due 2012. The senior subordinated notes were guaranteed by all of our domestic subsidiaries. In December 2009, in connection with the Refinancing, we issued $350,000 of 9.750% Senior Secured Notes due 2016. The indenture governing the Senior Secured Notes contains certain restrictions on us, including restrictions on our ability to incur indebtedness, pay dividends, grant liens, sell assets and engage in certain other activities. The senior secured notes are guaranteed by all of our domestic subsidiaries, or Guarantors. Each subsidiary guarantor is wholly owned and the guarantees are full and unconditional and joint and several. All other subsidiaries of our Company, or Non-Guarantors, do not guarantee the Senior Secured Notes.

The following condensed consolidating financial statements present the results of operations, financial position and cash flows of (i) Issuer, (ii) Guarantors, (iii) Non-Guarantors and (iv) eliminations to arrive at the information for our Company on a consolidated basis for 2009 and 2008. In addition, condensed consolidating financial statements for the results of operations and cash flow for 2007 are presented. Separate financial statements and other disclosures concerning the Guarantors are not presented because our management does not believe such information is material to investors. Therefore, each of the Guarantors is combined in the presentation below.

EASTON-BELL SPORTS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(Amounts in thousands, except as specified)

Condensed Consolidating Balance Sheet

January 2, 2010

	Issuer	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Consolidated
ASSETS
Current assets:
Cash and cash equivalents	$9,347	$10,229	$13,742	$—	$33,318
Accounts receivable, net	—	184,411	24,492	—	208,903
Inventories, net	—	110,478	17,437	—	127,915
Prepaid expenses	964	6,382	576	—	7,922
Deferred taxes	—	12,607	—	—	12,607
Other current assets	—	7,567	3,138	—	10,705

Total current assets	10,311	331,674	59,385	—	401,370

Property, plant and equipment, net	19,032	26,572	764	—	46,368
Deferred financing fees, net	17,255	—	—	—	17,255
Investments and intercompany receivables	380,365	91,416	43,649	(515,430)	—
Intangible assets, net	—	284,996	5,816	—	290,812
Goodwill	16,195	182,155	5,191	—	203,541
Other assets	—	1,265	34	—	1,299

Total assets	$443,158	$918,078	$114,839	$(515,430)	$960,645

LIABILITIES AND STOCKHOLDER’S EQUITY
Current liabilities:
Revolving credit facilities	$70,000	$—	$—	$—	$70,000
Current portion of capital lease obligations	—	22	—	—	22
Accounts payable	—	67,192	3,718	—	70,910
Accrued expenses	6,851	34,096	8,309	—	49,256

Total current liabilities	76,851	101,310	12,027	—	190,188

Long-term debt, less current portion	345,715	—	—	—	345,715
Capital lease obligations, less current portion	—	102	—	—	102
Deferred taxes	—	42,104	—	—	42,104
Other noncurrent liabilities	—	11,266	7,433	—	18,699
Long-term intercompany payables	—	447,305	30,331	(477,636)	—

Total liabilities	422,566	602,087	49,791	(477,636)	596,808

Total stockholder’s equity	20,592	315,991	65,048	(37,794)	363,837

Total liabilities and stockholder’s equity	$443,158	$918,078	$114,839	$(515,430)	$960,645

EASTON-BELL SPORTS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(Amounts in thousands, except as specified)

Condensed Consolidating Balance Sheet

January 3, 2009

	Issuer	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Consolidated
ASSETS
Current assets:
Cash and cash equivalents	$14,829	$9,823	$16,649	$—	$41,301
Accounts receivable, net	—	190,615	22,946	—	213,561
Inventories, net	—	133,933	13,230	—	147,163
Prepaid expenses	1,246	6,638	299	—	8,183
Deferred taxes	—	9,128	—	—	9,128
Other current assets	—	7,492	113	—	7,605

Total current assets	16,075	357,629	53,237	—	426,941

Property, plant and equipment, net	16,884	28,105	885	—	45,874
Deferred financing fees, net	12,055	—	—	—	12,055
Investments and intercompany receivables	407,926	97,353	5,352	(510,631)	—
Intangible assets, net	—	297,740	6,078	—	303,818
Goodwill	16,195	182,070	5,191	—	203,456
Other assets	5,501	—	—	—	5,501

Total assets	$474,636	$962,897	$70,743	$(510,631)	$997,645

LIABILITIES AND STOCKHOLDER’S EQUITY
Current liabilities:
Current portion of long-term debt	$12,405	$—	$—	$—	$12,405
Current portion of capital lease obligations	—	22	—	—	22
Accounts payable	—	76,438	4,807	—	81,245
Accrued expenses	3,118	38,881	8,398	—	50,397

Total current liabilities	15,523	115,341	13,205	—	144,069

Long-term debt, less current portion	443,383	—	—	—	443,383
Capital lease obligations, less current portion	—	123	—	—	123
Deferred taxes	—	39,794	—	—	39,794
Other noncurrent liabilities	—	15,819	7,433	—	23,252
Long-term intercompany payables	—	477,636	—	(477,636)	—

Total liabilities	458,906	648,713	20,638	(477,636)	650,621

Total stockholder’s equity	15,730	314,184	50,105	(32,995)	347,024

Total liabilities and stockholder’s equity	$474,636	$962,897	$70,743	$(510,631)	$997,645

EASTON-BELL SPORTS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(Amounts in thousands, except as specified)

Condensed Consolidating Statement of Operations

Fiscal Year Ended January 2, 2010

	Issuer	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Consolidated
Net sales	$—	$673,399	$79,905	$(36,974)	$716,330
Cost of sales	—	454,687	64,715	(36,974)	482,428

Gross profit	—	218,712	15,190	—	233,902
Selling, general and administrative expenses	34,038	130,076	10,924	—	175,038
Amortization of intangibles	—	13,406	—	—	13,406

(Loss) income from operations	(34,038)	75,230	4,266	—	45,458
Interest expense, net	44,123	785	2	—	44,910
Share of net income (loss) of subsidiaries under equity method	74,063	3,259	—	(77,322)	—

(Loss) income before income taxes	(4,098)	77,704	4,264	(77,322)	548
Income tax expense	—	3,641	1,005	—	4,646

Net (loss) income	$(4,098)	$74,063	$3,259	$(77,322)	$(4,098)

Condensed Consolidating Statement of Operations

Fiscal Year Ended January 3, 2009

	Issuer	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Consolidated
Net sales	$—	$714,795	$100,608	$(39,864)	$775,539
Cost of sales	—	473,529	75,462	(39,864)	509,127

Gross profit	—	241,266	25,146	—	266,412
Selling, general and administrative expenses	24,889	143,819	10,479	—	179,187
Restructuring and other infrequent expenses	—	492	—	—	492
Amortization of intangibles	—	12,737	670	—	13,407

(Loss) income from operations	(24,889)	84,218	13,997	—	73,326
Interest expense, net	41,502	699	(292)	—	41,909
Share of net income (loss) of subsidiaries under equity method	79,804	10,313	—	(90,117)	—

Income (loss) before income taxes	13,413	93,832	14,289	(90,117)	31,417
Income tax expense	—	14,028	3,976	—	18,004

Net income (loss)	$13,413	$79,804	$10,313	$(90,117)	$13,413

EASTON-BELL SPORTS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(Amounts in thousands, except as specified)

Condensed Consolidating Statement of Operations

Fiscal Year Ended December 29, 2007

	Issuer	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Consolidated
Net sales	$—	$671,205	$93,265	$(39,831)	$724,639
Cost of sales	342	447,764	67,381	(39,831)	475,656

Gross profit	(342)	223,441	25,884	—	248,983
Selling, general and administrative expenses	20,626	138,285	11,111	—	170,022
Restructuring and other infrequent expenses	—	589	—	—	589
Amortization of intangibles	—	12,559	661	—	13,220
Gain on the sale of property, plant and equipment	—	(2,339)	—	—	(2,339)

(Loss) income from operations	(20,968)	74,347	14,112	—	67,491
Interest expense, net	40,955	927	(292)	—	41,590
Share of net income (loss) of subsidiaries under equity method	76,392	9,831	—	(86,223)	—

Income (loss) before income taxes	14,469	83,251	14,404	(86,223)	25,901
Income tax expense	—	6,859	4,573	—	11,432

Net income (loss)	$14,469	$76,392	$9,831	$(86,223)	$14,469

EASTON-BELL SPORTS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(Amounts in thousands, except as specified)

Condensed Consolidating Statement of Cash Flows

Fiscal Year Ended January 2, 2010

	Issuer	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Consolidated
Cash flows from operating activities:
Net (loss) income	$(4,098)	$74,063	$3,259	$(77,322)	$(4,098)
Non-cash adjustments	43,646	(74,964)	(1,008)	77,322	44,996
Changes in operating assets and liabilities, net of effects of acquisitions	9,554	9,906	(6,564)	—	12,896

Net cash provided by operating activities	49,102	9,005	(4,313)	—	53,794
Cash flows from investing activities:
Purchase of property, plant and equipment	(7,232)	(8,178)	(246)	—	(15,656)
Purchase of intellectual property	—	(400)	—	—	(400)

Net cash used in investing activities	(7,232)	(8,578)	(246)	—	(16,056)
Cash flows from financing activities:
Payments on capital lease obligations	—	(21)	—	—	(21)
Payments on old senior term notes	(315,788)	—	—	—	(315,788)
Proceeds from new revolving ABL credit facility, net	70,000	—	—	—	70,000
Extinguishment of senior subordinated notes	(140,000)	—	—	—	(140,000)
Proceeds from issuance of senior secured notes	345,677	—	—	—	345,677
Payments on debt issuance costs	(17,505)	—	—	—	(17,505)
Distribution to RBG	(2,594)	—	—	—	(2,594)
Capital contribution by RBG	12,858	—	—	—	12,858

Net cash used in financing activities	(47,352)	(21)	—	—	(47,373)
Effect of exchange rate changes on cash and cash equivalents	—	—	1,652	—	1,652

(Decrease) increase in cash and cash equivalents	(5,482)	406	(2,907)	—	(7,983)
Cash and cash equivalents, beginning of year	14,829	9,823	16,649	—	41,301

Cash and cash equivalents, end of year	$9,347	$10,229	$13,742	$—	$33,318

EASTON-BELL SPORTS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(Amounts in thousands, except as specified)

Condensed Consolidating Statement of Cash Flows

Fiscal Year Ended January 3, 2009

	Issuer	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Consolidated
Cash flows from operating activities:
Net income (loss)	$13,413	$79,804	$10,313	$(90,117)	$13,413
Non-cash adjustments	30,712	(72,217)	(3,090)	90,117	45,522
Changes in operating assets and liabilities, net of effects of acquisitions	(3,805)	9,026	3,539	—	8,760

Net cash provided by operating activities	40,320	16,613	10,762	—	67,695
Cash flows from investing activities:
Purchase of property, plant and equipment	(8,903)	(8,589)	(126)	—	(17,618)

Net cash used in investing activities	(8,903)	(8,589)	(126)	—	(17,618)
Cash flows from financing activities:
Payments on capital lease obligations	—	(21)	—	—	(21)
Payments on senior term notes	(14,187)	—	—	—	(14,187)
Proceeds from credit facilities, net	(5,500)	—	—	—	(5,500)

Net cash used in financing activities	(19,687)	(21)	—	—	(19,708)
Effect of exchange rate changes on cash and cash equivalents	—	—	(5,991)	—	(5,991)

Increase in cash and cash equivalents	11,730	8,003	4,645	—	24,378
Cash and cash equivalents, beginning of year	3,099	1,820	12,004	—	16,923

Cash and cash equivalents, end of year	$14,829	$9,823	$16,649	$—	$41,301

Condensed Consolidating Statement of Cash Flows

Fiscal Year Ended December 29, 2007

	Issuer	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Consolidated
Cash flows from operating activities:
Net income (loss)	$14,469	$76,392	$9,831	$(86,223)	$14,469
Non-cash adjustments	(3,504)	(50,729)	(56)	86,223	31,934
Changes in operating assets and liabilities, net of effects of acquisitions	(1,606)	(24,286)	(4,162)	—	(30,054)

Net cash provided by operating activities	9,359	1,377	5,613	—	16,349
Cash flows from investing activities:
Purchases of property, plant and equipment	(7,274)	(8,915)	(638)	—	(16,827)
Proceeds from sale of property, plant and equipment	—	3,331	—	—	3,331
Settlement of preacquisition contingency	—	4,920	—	—	4,920
Purchase of businesses, net of cash acquired	—	(1,534)	—	—	(1,534)

Net cash used in investing activities	(7,274)	(2,198)	(638)	—	(10,110)
Cash flows from financing activities:
Payments on capital lease obligations	—	(44)	—	—	(44)
Payments on senior term notes	(2,513)	—	—	—	(2,513)
Proceeds from credit facilities, net	2,000	—	—	—	2,000

Net cash used in financing activities	(513)	(44)	—	—	(557)
Effect of exchange rate changes on cash and cash equivalents	—	—	1,342	—	1,342

Increase (decrease) in cash and cash equivalents	1,572	(865)	6,317	—	7,024
Cash and cash equivalents, beginning of year	1,527	2,685	5,687	—	9,899

Cash and cash equivalents, end of year	$3,099	$1,820	$12,004	$—	$16,923

FINANCIAL STATEMENT SCHEDULE

YEAR ENDED JANUARY 2, 2010

VALUATION AND QUALIFYING ACCOUNTS

		Additions
Description	Balance at Beginning of Period	Acquired Businesses	Charged to Costs and Adjustments	Deductions	Balance at End of Period
	(Dollars in thousands)
Product Liability Reserve
Year ended January 2, 2010	$16,246	$—	$3,539	$(2,577)	$17,208
Year ended January 3, 2009	10,725	—	7,062	(1,541)	16,246
Year ended December 29, 2007	9,422	—	4,931	(3,628)	10,725

Excess and Obsolete Inventory Reserve
Year ended January 2, 2010	$7,736	$—	$6,801	$(6,789)	$7,748
Year ended January 3, 2009	7,365	—	6,027	(5,656)	7,736
Year ended December 29, 2007	6,880	—	4,996	(4,511)	7,365

Allowance for Doubtful Accounts
Year ended January 2, 2010	$7,273	$—	$3,826	$(4,646)	$6,453
Year ended January 3, 2009	4,944	—	5,516	(3,187)	7,273
Year ended December 29, 2007	5,575	—	3,291	(3,922)	4,944

Easton-Bell Sports, Inc.

Offer to Exchange

$350,000,000 Principal Amount of our 9.750% Senior Secured Notes due 2016, which have been registered under the Securities Act, for any and all of our outstanding 9.750% Senior Secured Notes due 2016

PROSPECTUS

Until the date that is 90 days from this prospectus, all dealers that effect transactions in these securities, whether or not participating in the exchange offer, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters with respect to their unsold allotments or subscriptions.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Registrants Incorporated or Organized in Delaware

The following registrants are corporations incorporated in the state of Delaware: Easton-Bell Sports, Inc., All American Sports Corporation, Bell Racing Company, Bell Sports Corp., MacMark Corporation, Riddell Sports Group, Inc., and Ridmark Corporation. Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to include in its certificate of incorporation a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided, however, that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, which relates to unlawful payment of dividends and unlawful stock purchases and redemptions, or (iv) for any transaction from which the director derived an improper personal benefit.

Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify any persons, including officers and directors, who are, or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was unlawful. Further, Section 145 of the Delaware General Corporation Law also provides that a Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where a present or former officer or director is successful on the merits or otherwise in the defense of any action referred to in this paragraph, the corporation must indemnify such officer or director against the expenses that such officer or director actually and reasonably incurred in connection therewith.

Section 145 of the Delaware General Corporation Law further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against him and incurred by him in any such capacity, arising out of his status as such, whether or not the corporation would otherwise have the power to indemnify him under Section 145 of the Delaware General Corporation Law.

In accordance with Section 102(b)(7) of the Delaware General Corporation Law, the certificates of incorporation of Easton-Bell Sports, Inc., All American Sports Corporation, Bell Racing Company, Bell Sports Corp., MacMark Corporation, Riddell Sports Group, Inc., and Ridmark Corporation provide that directors shall not be personally liable for monetary damages for breaches of their fiduciary duty as directors, except to the extent that exculpation from liability is not permitted under Section 102(b)(7).

Consistent with Section 145 of the Delaware General Corporation Law, the certificates of incorporation of Easton-Bell Sports, Inc., All American Sports Corporation, Bell Racing Company, Bell Sports Corp., MacMark

Corporation, Riddell Sports Group, Inc., and Ridmark Corporation and the bylaws of Bell Sports Corp. and Bell Racing Company provide that the corporation shall indemnify each person who is or was a director or officer of the corporation to the maximum extent permitted under the Delaware General Corporation Law.

The registrant, Equilink Licensing, LLC, is a limited liability company organized in the state of Delaware. Section 18-108 of the Delaware Limited Liability Company Act provides that a limited liability company may, and shall have the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever, subject to such standards and restrictions, if any, as are set forth in its limited liability company agreement.

The limited liability company agreement of Equilink Licensing, LLC, or Equilink, provides that Equilink shall indemnify each person who is or was a member or manager from any liability, loss or damage incurred by such person by reason of any act performed or omitted to be performed by such person in connection with the business of Equilink and from liabilities or obligations of Equilink imposed on such party by virtue of such party’s position with Equilink, including reasonable attorneys’ fees and costs and any amounts expended in the settlement of any such claims of liability, loss or damage, if the liability, loss, damage or claim arises out of any action or inaction of such party in which (a) (i) such party, at the time of such action or inaction, determined in good faith that its, his or her course of conduct was in, or not opposed to, the best interests of Equilink or (ii) in the case of inaction by such party, such party did not intend its, his or her inaction to be harmful or opposed to the best interests of Equilink and (b) the action or inaction did not constitute fraud, gross negligence or willful misconduct by such party.

Registrant Incorporated in Texas

The registrant, Bell China Investments, Inc., is a corporation incorporated in the state of Texas. Section 7.001 of the Texas Business Organizations Code allows a corporation’s articles of incorporation to limit the liability of directors to the extent they have not been found liable for breach of a duty of loyalty, an act or omission not in good faith, a transaction from which they received an improper benefit, or an act or omission for which liability is expressly provided by statute. Section 8.101 of the Texas Business Organizations Code allows a corporation to indemnify a director if it is determined that the director acted in good faith and reasonably believed the conduct was in the corporation’s best interest, or if the director’s conduct was not in an official capacity, that the conduct was not opposed to the corporation’s bests interests, and in the case of a criminal proceeding, that the director did not have a reasonable cause to believe the conduct was unlawful. Under Section 8.102 of the Texas Business Organizations Code, the corporation may indemnify a director, subject to certain exceptions described in the statute, against a judgment and expenses, including penalties, settlements, and fines, that are reasonable and actually incurred by the director in connection with a proceeding.

The articles of incorporation of Bell China Investments, Inc. provides that the directors of that corporation shall not be liable to the corporation or its shareholders for monetary damages for an act or omission in the director’s capacity as a director, except for: (i) a breach of a director’s duty of loyalty to the corporation or its shareholders; (ii) an act or omission not in good faith that constitutes a breach of the director’s duty to the corporation or an act or omission that involves intentional misconduct or a knowing violation of the law; (iii) a transaction from which a director received an improper benefit, whether or not the benefit resulted from an action taken within the scope of the director’s office;(iv) an act or omission for which the liability of a director is expressly provided by statute; or (v) an act related to an unlawful stock repurchase or payment of a dividend. The bylaws of Bell China Investments, Inc. further provides that the corporation will indemnify its directors to the fullest extent permitted by the Texas Business Corporation Act and may, if and to the extent authorized by the board of directors, so indemnify its officers and any other person whom it has the power to indemnify against liability, reasonable expense or other matter whatsoever.

Registrants Incorporated in California

Bell Sports Inc., and Easton Sports, Inc are registrants incorporated in the state of California. Section 317 of the California General Corporation Law provides that a California corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any proceeding (other than an action by or in the right of the corporation to procure a judgment in its favor) by reason of the fact that the person is or was an agent (which term includes officers and directors) of the corporation, against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with the proceeding if that person acted in good faith and in a manner the person reasonably believed to be in the best interests of the corporation and, in the case of a criminal proceeding, had no reasonable cause to believe the conduct of the person was unlawful. In the case of a derivative action, no indemnification shall be made in respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation in the performance of his or her duty to the corporation and its shareholders unless and only to the extent that the court in which action or suit is or was pending shall determine that, in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnify for these expenses which this court shall deem proper. Section 317 further provides that to the extent that the director, officer, employee or agent of a corporation has been successful on the merits in defense of any proceeding referred to above or in the defense of any claim, issue or matter, such person shall be indemnified against expenses, including attorneys’ fees, actually or reasonably incurred by him or her in connection with such defense.

The certificate of incorporation of Bell Sports, Inc. provides that the liability of the directors of that corporation for monetary damages shall be eliminated to the fullest extent permissible under California law. The corporation is authorized to provide indemnification of agents (as defined in Section 317 of the California Corporations Code) for breaches of duty to the corporation and its shareholders through bylaw provisions or through agreements with the agents, or both, in excess of the indemnification otherwise permitted by Section 317 of the California Corporations Code, subject to the limits of such excess indemnification set forth in Section 204 of the California Corporations Code. The bylaws of Bell Sports, Inc. provides that the corporation shall indemnify any person who was or is a party or is threatened to be made a party to any proceeding (other than, an action by or in the right of the Corporation to procure a judgment in its favor) by reason of the fact that such person is or was an agent of the Corporation, against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with such proceeding if such person acted in good faith and in a manner such person reasonably believed to be in the best interests of the Corporation and, in the case of a criminal proceeding, had no reasonable cause to believe the conduct of such person was unlawful. Further, the bylaws of Bell Sports, Inc. provides that it shall any. person who was or is a .party or is threatened to be made a party to any threatened, pending or completed action by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was en agent of the Corporation, against monetary damages and expenses actually and reasonably incurred by such person in connection with the defense or settlement of such action If such person acted in good faith, in a manner such person believed to be in the best interests of the Corporation and its shareholders. However, no indemnification shall be made in respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation in the performance of his or her duty to the corporation and its shareholders unless and only to the extent that the court in which action or suit is or was pending shall determine that, in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnify for these expenses which this court shall deem proper. To the extent that an agent of Bell Sports, Inc. has been successful on the merits in defense of any proceeding or in defense of any claim, issue or matter therein, the agent shall be indemnified against expenses actually and reasonably incurred by the agent in connection therewith. To the extent that an agent of the Corporation has not been successful on the merits of any proceeding (with respect to actions by or in the right of the Corporation) or in defense of any claim, issue or matter therein, the agent shall be indemnified against expenses actually and reasonably incurred by the agent In connection therewith.

The certificate of incorporation of Easton Sports, Inc. provides that the liability of the directors of the corporation for monetary damages shall be eliminated to the fullest extent permissible under California law. Further, the bylaws of Easton Sports, Inc. provide that the corporation shall indemnify each of its directors and officers of the corporation, who is or was serving at the request of the corporation, to the maximum extent permitted under California General Corporation Law.

Registrants Incorporated in Nevada

CDT Nevada, Inc., and Easton Sports Asia, Inc. are registrants incorporated in the state of Nevada. Under Section 78.7502 of the Nevada General Corporation Law, a corporation may indemnify a director, officer, employee or agent of the corporation (or a person who is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise) against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person if he (i) is not liable pursuant to Section 78.138 of the Nevada General Corporation Law (duty of good faith) or (ii) acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. In the case of an action brought by or in the right of a corporation, the corporation may indemnify a director, officer, employee or agent of the corporation (or a person who is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise) against expenses (including attorneys’ fees and amounts paid in settlement) actually and reasonably incurred by him if he (i) is not liable pursuant to Section 78.138 of the Nevada General Corporation Law (duty of good faith) or (ii) acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent a court finds that, in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court shall deem proper.

Section 78.752 of the Nevada General Corporation Law also provides that a corporation has the power to maintain insurance on behalf of its directors and officers against any liability asserted against those persons and incurred by them in their capacity as directors or officers, as applicable, whether or not the corporation would have the authority to indemnify them against liability and expense.

The articles of incorporation and bylaws of CDT Nevada, Inc., and Easton Sports Asia, Inc., contain no articles, sections or provisions relating to indemnification.

Registrant Incorporated in Illinois

The registrant, Riddell, Inc., is a corporation incorporated in the state of Illinois. Section 8.75 of the Illinois Business Corporation Act, as amended, empowers Illinois corporations to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, so long as such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. Expenses (including attorney’s fees) incurred by an officer or director in defending a civil or criminal action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation. For actions or suits by or in the right of the corporation, no indemnification is permitted in respect of any claim, issue or matter as to which such person is adjudged to be liable to the corporation, unless and only to the extent that, the court in which such action or suit was brought determines upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court deems proper. Any indemnification (unless ordered by a court) will be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth above. Such determination shall be made with respect to a person who is a director or officer at the time of the determination (1) by the majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of the directors designated by a majority vote of the directors, even though less than a quorum, or (3) if there are no such directors, or if the directors so direct, by independent legal counsel in a written opinion, or (4) by the shareholders. To the extent that a present or former director, officer or employee of the corporation has been successful, on the merits or otherwise, in the defense of any action, suit or proceeding described above or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith, if the person acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, the best interests of the corporation. Such indemnification is not exclusive of any other rights to which those indemnified may be entitled under any bylaws, agreement, vote of shareholders or disinterested directors or otherwise.

Section 8.75 of the Illinois Business Corporation Act also authorizes the corporation to buy and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or a person who is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of the person’s status as such, whether or not the corporation has the power to indemnify the person against such liability.

The bylaws of Riddell, Inc. provide that that corporation shall indemnify, to the fullest extent permitted by the provisions of the Business Corporation Act of 1983, any and all persons whom it shall have power to indemnify under said provisions.

EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

(a) The following exhibits are filed or incorporated by reference as part of this report. Each management contract or compensation plan required to be filed as an exhibit is identified by an asterisk (*).

Exhibit No.	Description of Exhibit	The Filings Referenced For Incorporation by Reference are:
2.1	Stock Purchase Agreement dated as of February 1, 2006	Exhibit 2.1 to the Company’s Current Report on Form 8-K filed February 7, 2006.

3.1(a)	Amended and Restated Certificate of Incorporation of Easton-Bell Sports, Inc.	Exhibit 3.1(a) to the Company’s Annual Report on Form 10-K filed March 30, 2006.

3.1(b)	Amended and Restated Bylaws of Easton-Bell Sports, Inc.	Exhibit 3.1(b) to the Company’s Annual Report on Form 10-K filed March 30, 2006.

3.2(a)	Certificate of Incorporation of All American Sports Corporation, including amendments thereto	Filed Herewith

3.2(b)	Bylaws of All American Sports Corporation	Filed Herewith

3.3(a)	Articles of Incorporation of Bell China Investments, Inc., including amendments thereto	Filed Herewith

3.3(b)	Bylaws of Bell China Investments, Inc.	Filed Herewith

3.4(a)	Certificate of Incorporation of Bell Racing Company, including amendments thereto	Filed Herewith

3.4(b)	Bylaws of Bell Racing Company	Filed Herewith

3.5(a)	Amended and Restated Certificate of Incorporation of Bell Sports Corp.	Filed Herewith

3.5(b)	Bylaws of Bell Sports Corp.	Filed Herewith

3.6(a)	Amended and Restated Articles of Incorporation of Bell Sports, Inc., including amendments thereto	Filed Herewith

3.6(b)	Amended and Restated Bylaws of Bell Sports, Inc.	Filed Herewith

3.7(a)	Articles of Incorporation of CDT Nevada, Inc.	Filed Herewith

3.7(b)	Bylaws of CDT Nevada, Inc.	Filed Herewith

3.8(a)	Articles of Incorporation of Easton Sports Asia, Inc.	Filed Herewith

3.8(b)	Bylaws of Easton Sports Asia, Inc.	Filed Herewith

3.9(a)	Articles of Incorporation of Easton Sports, Inc., including amendments thereto	Filed Herewith

3.9(b)	Amended Bylaws of Easton Sports, Inc.	Filed Herewith

3.10(a)	Certificate of Formation of Equilink Licensing, LLC	Filed Herewith

Exhibit No.	Description of Exhibit	The Filings Referenced For Incorporation by Reference are:
3.10(b)	Limited Liability Company Agreement of Equilink Licensing, LLC	Filed Herewith

3.11(a)	Certificate of Incorporation of MacMark Corporation, including amendments thereto	Filed Herewith

3.11(b)	Bylaws of MacMark Corporation	Filed Herewith

3.12(a)	Articles of Incorporation of Riddell, Inc., including amendments thereto	Filed Herewith

3.12(b)	Bylaws of Riddell, Inc.	Filed Herewith

3.13(a)	Amended and Restated Certificate of Incorporation of Riddell Sports Group, Inc., including amendments thereto	Filed Herewith

3.13(b)	Amended and Restated Bylaws of Riddell Sports Group, Inc.	Filed Herewith

3.14(a)	Certificate of Incorporation of Ridmark Corporation, including amendments thereto	Filed Herewith

3.14(b)	Bylaws of Ridmark Corporation	Filed Herewith

4.1	Form of original notes	Exhibit 4.1 to the Company’s Current Report on Form 8-K filed December 9, 2009

4.2	Form of exchange notes	Filed Herewith

4.3	Indenture dated as of December 3, 2009	Exhibit 4.2 to the Company’s Current Report on Form 8-K filed December 9, 2009

4.4	Registration Rights Agreement dated as of December 3, 2009	Exhibit 4.3 to the Company’s Current Report on Form 8-K filed December 9, 2009

5.1	Opinion of Ropes & Gray LLP	Filed Herewith

5.2	Opinion of Andrews Kurth LLP	Filed Herewith

5.3	Opinion of McDonald Carano Wilson LLP	Filed Herewith

10.1	Revolving Credit Agreement dated as of December 3, 2009	Exhibit 10.1 to the Company’s Current Report on Form 8-K filed December 9, 2009.

10.2*	2006 Equity Incentive Plan	Exhibit 10.4 to the Company’s Annual Report on Form 10-K filed March 30, 2006.

10.3*	Amendment to the 2006 Incentive Plan	Exhibit 10.3 to the Company’s Annual Report on Form 10-K filed March 16, 2010

10.4*	Amended and Restated Employment Agreement of Paul Harrington	Exhibit 10.4 to the Company’s Annual Report on Form 10-K filed March 16, 2010

10.5*	Employment Agreement with Mark Tripp	Exhibit 10.3 to the Company’s Current Report on Form 8-K/A filed June 23, 2006.

10.6*	Employment Agreement with Donna L. Flood	Exhibit 10.1 to the Company’s Current Report on Form 8-K filed November 12, 2008.

10.7*	Employment Agreement with Chris Zimmerman	Filed Herewith

Exhibit No.	Description of Exhibit	The Filings Referenced For Incorporation by Reference are:
10.8*	Consulting Agreement with Terry Lee	Filed Herewith

10.9*	Employment Agreement with Anthony M. Palma	Exhibit 10.2 to the Company’s Current Report on Form 8-K/A filed June 23, 2006.

10.10	Intercreditor Agreement dated as of December 3, 2009	Exhibit 10.9 to the Company’s Annual Report on Form 10-K filed March 16, 2010

12.1	Statement of Computation of Ratio of Earnings to Fixed Charges	Filed Herewith

21.1	Subsidiaries of Easton-Bell	Filed Herewith

23.1	Consent of Ropes & Gray LLP (see Exhibit 5.1)	Filed Herewith

23.2	Consent of Andrews Kurth LLP (see Exhibit 5.2)	Filed Herewith

23.3	Consent of McDonald Carano Wilson LLP (see Exhibit 5.3)	Filed Herewith

23.4	Consent of Ernst & Young LLP	Filed Herewith

24.1	Powers of Attorney (see signature pages of this Registration Statement)	Filed Herewith

25.1	Statement on Form T-1 as to the Eligibility of the Trustee	Filed Herewith

99.1	Form of Letter of Transmittal	Filed Herewith

99.2	Form of Notice of Guaranteed Delivery	Filed Herewith

(b) Reference is made to Schedule II: Valuation and Qualifying Accounts as set forth in the Index to Consolidated Financial Statements under Part I of the prospectus that is part of this registration statement.

UNDERTAKINGS

(a) Each of the undersigned registrants hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more that a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) Each of the undersigned registrants hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 22 or 13 of Form S-4, within one business day of receipt of such request, and to send the incorporated documents by first class mail or equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(c) Each of the undersigned registrants hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

(d) Insofar as indemnification for liabilities arising under Securities Act of 1933 may be permitted to directors, officers and controlling persons of each of the registrants pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by either of the registrants of expenses incurred or paid by a director, officer or controlling person of either of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, each of the registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(e) Each of the undersigned registrants hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

(f) Each of the undersigned registrants hereby undertakes that every prospectus (i) that is filed pursuant to the immediately preceding paragraph or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act of 1933 and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Easton-Bell Sports, Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Van Nuys, State of California on this 5th day of May, 2010.

EASTON-BELL SPORTS, INC.

By:	/S/ PAUL E. HARRINGTON
Paul E. Harrington Principal Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned officers and directors of the Registrant hereby constitutes and appoints each of Paul E. Harrington and Mark A. Tripp as his true and lawful attorney-in-fact and agent, with full power of substitution, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute and file this registration statement under the Securities Act of 1933, as amended, and any or all amendments (including, without limitation, post-effective amendments), with all exhibits and any and all documents required to be filed with respect thereto, with the Securities and Exchange Commission or any regulatory authority, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same, as fully to all intents and purposes as he himself might or could do, if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on May 5, 2010.

Signatures	Title

/S/ PAUL E. HARRINGTON Paul E. Harrington	Principal Executive Officer and Director

/S/ MARK A. TRIPP Mark A. Tripp	Principal Financial Officer

/S/ PETER J. MAXWELL Peter J. Maxwell	Principal Accounting Officer

Signatures	Title

/S/ JAMES L. EASTON James L. Easton	Chairman of the Board and Director

/S/ WILLIAM. L. BEANE III William L. Beane III	Director

/S/ SHAEL J. DOLMAN Shael J. Dolman	Director

/S/ PETER D. LAMM Peter D. Lamm	Director

/S/ TERRY G. LEE Terry G. Lee	Director

/S/ TIMOTHY P. MAYHEW Timothy P. Mayhew	Director

/S/ ARON I. SCHWARTZ Aron I. Schwartz	Director

/S/ ANDREW CLAERHOUT Andrew Claerhout	Director

/S/ PETER V. UEBERROTH Peter V. Ueberroth	Director

/S/ RICHARD E. WENZ Richard E. Wenz	Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, All American Sports Corporation has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Van Nuys, State of California on this 5th day of May, 2010.

ALL AMERICAN SPORTS CORPORATION

By:	/S/ PAUL E. HARRINGTON Paul E. Harrington Principal Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned officers and directors of the Registrant hereby constitutes and appoints each of Paul E. Harrington and Mark A. Tripp as his true and lawful attorney-in-fact and agent, with full power of substitution, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute and file this registration statement under the Securities Act of 1933, as amended, and any or all amendments (including, without limitation, post-effective amendments), with all exhibits and any and all documents required to be filed with respect thereto, with the Securities and Exchange Commission or any regulatory authority, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same, as fully to all intents and purposes as he himself might or could do, if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on May 5, 2010.

Signatures	Title

/S/ PAUL E. HARRINGTON Paul E. Harrington	Principal Executive Officer and Director

/S/ MARK A. TRIPP Mark A. Tripp	Principal Financial Officer and Director

/S/ PETER J. MAXWELL Peter J. Maxwell	Principal Accounting Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Bell China Investments, Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Van Nuys, State of California on this 5th day of May, 2010.

BELL CHINA INVESTMENTS, INC.

By:	/S/ PAUL E. HARRINGTON Paul E. Harrington Principal Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned officers and directors of the Registrant hereby constitutes and appoints each of Paul E. Harrington and Mark A. Tripp as his true and lawful attorney-in-fact and agent, with full power of substitution, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute and file this registration statement under the Securities Act of 1933, as amended, and any or all amendments (including, without limitation, post-effective amendments), with all exhibits and any and all documents required to be filed with respect thereto, with the Securities and Exchange Commission or any regulatory authority, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same, as fully to all intents and purposes as he himself might or could do, if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on May 5, 2010.

Signatures	Title

/S/ PAUL E. HARRINGTON Paul E. Harrington	Principal Executive Officer

/S/ MARK A. TRIPP Mark A. Tripp	Principal Financial Officer

/S/ PETER J. MAXWELL Peter J. Maxwell	Principal Accounting Officer

/S/ DANIEL J. ARMENT	Director
Daniel J. Arment

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Bell Racing Company has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Van Nuys, State of California on this 5th day of May, 2010.

BELL RACING COMPANY

By:	/S/ PAUL E. HARRINGTON Paul E. Harrington Principal Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned officers and directors of the Registrant hereby constitutes and appoints each of Paul E. Harrington and Mark A. Tripp as his true and lawful attorney-in-fact and agent, with full power of substitution, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute and file this registration statement under the Securities Act of 1933, as amended, and any or all amendments (including, without limitation, post-effective amendments), with all exhibits and any and all documents required to be filed with respect thereto, with the Securities and Exchange Commission or any regulatory authority, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same, as fully to all intents and purposes as he himself might or could do, if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on May 5, 2010.

Signatures	Title

/S/ PAUL E. HARRINGTON Paul E. Harrington	Principal Executive Officer and Director

/S/ MARK A. TRIPP Mark A. Tripp	Principal Financial Officer and Director

/S/ PETER J. MAXWELL Peter J. Maxwell	Principal Accounting Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Bell Sports Corp. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Van Nuys, State of California on this 5th day of May, 2010.

BELL SPORTS CORP.

By:	/S/ PAUL E. HARRINGTON Paul E. Harrington Principal Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned officers and directors of the Registrant hereby constitutes and appoints each of Paul E. Harrington and Mark A. Tripp as his true and lawful attorney-in-fact and agent, with full power of substitution, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute and file this registration statement under the Securities Act of 1933, as amended, and any or all amendments (including, without limitation, post-effective amendments), with all exhibits and any and all documents required to be filed with respect thereto, with the Securities and Exchange Commission or any regulatory authority, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same, as fully to all intents and purposes as he himself might or could do, if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on May 5, 2010.

Signatures	Title

/S/ PAUL E. HARRINGTON Paul E. Harrington	Principal Executive Officer and Director

/S/ MARK A. TRIPP Mark A. Tripp	Principal Financial Officer and Director

/S/ PETER J. MAXWELL Peter J. Maxwell	Principal Accounting Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Bell Sports, Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Van Nuys, State of California on this 5th day of May, 2010.

BELL SPORTS, INC.

By:	/S/ PAUL E. HARRINGTON Paul E. Harrington Principal Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned officers and directors of the Registrant hereby constitutes and appoints each of Paul E. Harrington and Mark A. Tripp as his true and lawful attorney-in-fact and agent, with full power of substitution, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute and file this registration statement under the Securities Act of 1933, as amended, and any or all amendments (including, without limitation, post-effective amendments), with all exhibits and any and all documents required to be filed with respect thereto, with the Securities and Exchange Commission or any regulatory authority, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same, as fully to all intents and purposes as he himself might or could do, if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on May 5, 2010.

Signatures	Title

/S/ PAUL E. HARRINGTON Paul E. Harrington	Principal Executive Officer and Director

/S/ MARK A. TRIPP Mark A. Tripp	Principal Financial Officer and Director

/S/ PETER J. MAXWELL Peter J. Maxwell	Principal Accounting Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, CDT Nevada, Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Van Nuys, State of California on this 5th day of May, 2010.

CDT NEVADA, INC.

By:	/S/ PAUL E. HARRINGTON Paul E. Harrington Principal Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned officers and directors of the Registrant hereby constitutes and appoints each of Paul E. Harrington and Mark A. Tripp as his true and lawful attorney-in-fact and agent, with full power of substitution, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute and file this registration statement under the Securities Act of 1933, as amended, and any or all amendments (including, without limitation, post-effective amendments), with all exhibits and any and all documents required to be filed with respect thereto, with the Securities and Exchange Commission or any regulatory authority, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same, as fully to all intents and purposes as he himself might or could do, if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on May 5, 2010.

Signatures	Title

/S/ PAUL E. HARRINGTON Paul E. Harrington	Principal Executive Officer and Director

/S/ MARK A. TRIPP Mark A. Tripp	Principal Financial Officer and Director

/S/ PETER J. MAXWELL Peter J. Maxwell	Principal Accounting Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Easton Sports Asia, Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Van Nuys, State of California on this 5th day of May, 2010.

EASTON SPORTS ASIA, INC.

By:	/S/ PAUL E. HARRINGTON Paul E. Harrington Principal Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned officers and directors of the Registrant hereby constitutes and appoints each of Paul E. Harrington and Mark A. Tripp as his true and lawful attorney-in-fact and agent, with full power of substitution, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute and file this registration statement under the Securities Act of 1933, as amended, and any or all amendments (including, without limitation, post-effective amendments), with all exhibits and any and all documents required to be filed with respect thereto, with the Securities and Exchange Commission or any regulatory authority, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same, as fully to all intents and purposes as he himself might or could do, if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on May 5, 2010.

Signatures	Title

/S/ PAUL E. HARRINGTON Paul E. Harrington	Principal Executive Officer and Director

/S/ MARK A. TRIPP Mark A. Tripp	Principal Financial Officer and Director

/S/ PETER J. MAXWELL Peter J. Maxwell	Principal Accounting Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Easton Sports, Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Van Nuys, State of California on this 5th day of May, 2010.

EASTON SPORTS, INC.

By:	/S/ PAUL E. HARRINGTON Paul E. Harrington Principal Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned officers and directors of the Registrant hereby constitutes and appoints each of Paul E. Harrington and Mark A. Tripp as his true and lawful attorney-in-fact and agent, with full power of substitution, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute and file this registration statement under the Securities Act of 1933, as amended, and any or all amendments (including, without limitation, post-effective amendments), with all exhibits and any and all documents required to be filed with respect thereto, with the Securities and Exchange Commission or any regulatory authority, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same, as fully to all intents and purposes as he himself might or could do, if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on May 5, 2010.

Signatures	Title

/S/ PAUL E. HARRINGTON Paul E. Harrington	Principal Executive Officer and Director

/S/ MARK A. TRIPP Mark A. Tripp	Principal Financial Officer and Director

/S/ PETER J. MAXWELL Peter J. Maxwell	Principal Accounting Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Equilink Licensing, LLC has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Van Nuys, State of California on this 5th day of May, 2010.

EQUILINK LICENSING, LLC

By:	/S/ PAUL E. HARRINGTON Paul E. Harrington Principal Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned officers and managers of the Registrant hereby constitutes and appoints each of Paul E. Harrington and Mark A. Tripp as his true and lawful attorney-in-fact and agent, with full power of substitution, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute and file this registration statement under the Securities Act of 1933, as amended, and any or all amendments (including, without limitation, post-effective amendments), with all exhibits and any and all documents required to be filed with respect thereto, with the Securities and Exchange Commission or any regulatory authority, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same, as fully to all intents and purposes as he himself might or could do, if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on May 5, 2010.

Signatures	Title

/S/ PAUL E. HARRINGTON Paul E. Harrington	Principal Executive Officer and Manager

/S/ MARK A. TRIPP Mark A. Tripp	Principal Financial Officer and Manager

/S/ PETER J. MAXWELL Peter J. Maxwell	Principal Accounting Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, MacMark Corporation has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Van Nuys, State of California on this 5th day of May, 2010.

MACMARK CORPORATION

By:	/S/ PAUL E. HARRINGTON Paul E. Harrington Principal Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned officers and directors of the Registrant hereby constitutes and appoints each of Paul E. Harrington and Mark A. Tripp as his true and lawful attorney-in-fact and agent, with full power of substitution, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute and file this registration statement under the Securities Act of 1933, as amended, and any or all amendments (including, without limitation, post-effective amendments), with all exhibits and any and all documents required to be filed with respect thereto, with the Securities and Exchange Commission or any regulatory authority, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same, as fully to all intents and purposes as he himself might or could do, if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on May 5, 2010.

Signatures	Title

/S/ PAUL E. HARRINGTON Paul E. Harrington	Principal Executive Officer and Director

/S/ MARK A. TRIPP Mark A. Tripp	Principal Financial Officer and Director

/S/ PETER J. MAXWELL Peter J. Maxwell	Principal Accounting Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Riddell, Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Van Nuys, State of California on this 5th day of May, 2010.

RIDDELL, INC.

By:	/S/ PAUL E. HARRINGTON Paul E. Harrington Principal Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned officers and directors of the Registrant hereby constitutes and appoints each of Paul E. Harrington and Mark A. Tripp as his true and lawful attorney-in-fact and agent, with full power of substitution, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute and file this registration statement under the Securities Act of 1933, as amended, and any or all amendments (including, without limitation, post-effective amendments), with all exhibits and any and all documents required to be filed with respect thereto, with the Securities and Exchange Commission or any regulatory authority, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same, as fully to all intents and purposes as he himself might or could do, if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on May 5, 2010.

Signatures	Title

/S/ PAUL E. HARRINGTON Paul E. Harrington	Principal Executive Officer and Director

/S/ MARK A. TRIPP Mark A. Tripp	Principal Financial Officer and Director

/S/ PETER J. MAXWELL Peter J. Maxwell	Principal Accounting Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Riddell Sports Group, Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Van Nuys, State of California on this 5th day of May, 2010.

RIDDELL SPORTS GROUP, INC.

By:	/S/ PAUL E. HARRINGTON Paul E. Harrington Principal Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned officers and directors of the Registrant hereby constitutes and appoints each of Paul E. Harrington and Mark A. Tripp as his true and lawful attorney-in-fact and agent, with full power of substitution, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute and file this registration statement under the Securities Act of 1933, as amended, and any or all amendments (including, without limitation, post-effective amendments), with all exhibits and any and all documents required to be filed with respect thereto, with the Securities and Exchange Commission or any regulatory authority, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same, as fully to all intents and purposes as he himself might or could do, if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on May 5, 2010.

Signatures	Title

/S/ PAUL E. HARRINGTON Paul E. Harrington	Principal Executive Officer and Director

/S/ MARK A. TRIPP Mark A. Tripp	Principal Financial Officer and Director

/S/ PETER J. MAXWELL Peter J. Maxwell	Principal Accounting Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Ridmark Corporation has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Van Nuys, State of California on this 5th day of May, 2010.

RIDMARK CORPORATION

By:	/S/ PAUL E. HARRINGTON Paul E. Harrington Principal Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned officers and directors of the Registrant hereby constitutes and appoints each of Paul E. Harrington and Mark A. Tripp as his true and lawful attorney-in-fact and agent, with full power of substitution, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute and file this registration statement under the Securities Act of 1933, as amended, and any or all amendments (including, without limitation, post-effective amendments), with all exhibits and any and all documents required to be filed with respect thereto, with the Securities and Exchange Commission or any regulatory authority, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same, as fully to all intents and purposes as he himself might or could do, if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on May 5, 2010.

Signatures	Title

/S/ PAUL E. HARRINGTON Paul E. Harrington	Principal Executive Officer and Director

/S/ MARK A. TRIPP Mark A. Tripp	Principal Financial Officer and Director

/S/ PETER J. MAXWELL Peter J. Maxwell	Principal Accounting Officer

EXHIBIT INDEX

The following exhibits are filed or incorporated by reference as part of this report. Each management contract or compensation plan required to be filed as an exhibit is identified by an asterisk (*).

Exhibit No.	Description of Exhibit	The Filings Referenced For Incorporation by Reference are:
2.1	Stock Purchase Agreement dated as of February 1, 2006	Exhibit 2.1 to the Company’s Current Report on Form 8-K filed February 7, 2006.

3.1(a)	Amended and Restated Certificate of Incorporation of Easton-Bell Sports, Inc.	Exhibit 3.1(a) to the Company’s Annual Report on Form 10-K filed March 30, 2006.

3.1(b)	Amended and Restated Bylaws of Easton-Bell Sports, Inc.	Exhibit 3.1(b) to the Company’s Annual Report on Form 10-K filed March 30, 2006.

3.2(a)	Certificate of Incorporation of All American Sports Corporation, including amendments thereto	Filed Herewith

3.2(b)	Bylaws of All American Sports Corporation	Filed Herewith

3.3(a)	Articles of Incorporation of Bell China Investments, Inc., including amendments thereto	Filed Herewith

3.3(b)	Bylaws of Bell China Investments, Inc.	Filed Herewith

3.4(a)	Certificate of Incorporation of Bell Racing Company, including amendments thereto	Filed Herewith

3.4(b)	Bylaws of Bell Racing Company	Filed Herewith

3.5(a)	Amended and Restated Certificate of Incorporation of Bell Sports Corp.	Filed Herewith

3.5(b)	Bylaws of Bell Sports Corp.	Filed Herewith

3.6(a)	Amended and Restated Articles of Incorporation of Bell Sports, Inc., including amendments thereto	Filed Herewith

3.6(b)	Amended and Restated Bylaws of Bell Sports, Inc.	Filed Herewith

3.7(a)	Articles of Incorporation of CDT Nevada, Inc.	Filed Herewith

3.7(b)	Bylaws of CDT Nevada, Inc.	Filed Herewith

3.8(a)	Articles of Incorporation of Easton Sports Asia, Inc.	Filed Herewith

3.8(b)	Bylaws of Easton Sports Asia, Inc.	Filed Herewith

3.9(a)	Articles of Incorporation of Easton Sports, Inc., including amendments thereto	Filed Herewith

3.9(b)	Amended Bylaws of Easton Sports, Inc.	Filed Herewith

3.10(a)	Certificate of Formation of Equilink Licensing, LLC	Filed Herewith

Exhibit No.	Description of Exhibit	The Filings Referenced For Incorporation by Reference are:
3.10(b)	Limited Liability Company Agreement of Equilink Licensing, LLC	Filed Herewith

3.11(a)	Certificate of Incorporation of MacMark Corporation, including amendments thereto	Filed Herewith

3.11(b)	Bylaws of MacMark Corporation	Filed Herewith

3.12(a)	Articles of Incorporation of Riddell, Inc., including amendments thereto	Filed Herewith

3.12(b)	Bylaws of Riddell, Inc.	Filed Herewith

3.13(a)	Amended and Restated Certificate of Incorporation of Riddell Sports Group, Inc., including amendments thereto	Filed Herewith

3.13(b)	Amended and Restated Bylaws of Riddell Sports Group, Inc.	Filed Herewith

3.14(a)	Certificate of Incorporation of Ridmark Corporation, including amendments thereto	Filed Herewith

3.14(b)	Bylaws of Ridmark Corporation	Filed Herewith

4.1	Form of original notes	Exhibit 4.1 to the Company’s Current Report on Form 8-K filed December 9, 2009

4.2	Form of exchange notes	Filed Herewith

4.3	Indenture dated as of December 3, 2009	Exhibit 4.2 to the Company’s Current Report on Form 8-K filed December 9, 2009

4.4	Registration Rights Agreement dated as of December 3, 2009	Exhibit 4.3 to the Company’s Current Report on Form 8-K filed December 9, 2009

5.1	Opinion of Ropes & Gray LLP	Filed Herewith

5.2	Opinion of Andrews Kurth LLP	Filed Herewith

5.3	Opinion of McDonald Carano Wilson LLP	Filed Herewith

10.1	Revolving Credit Agreement dated as of December 3, 2009	Exhibit 10.1 to the Company’s Current Report on Form 8-K filed December 9, 2009.

10.2*	2006 Equity Incentive Plan	Exhibit 10.4 to the Company’s Annual Report on Form 10-K filed March 30, 2006.

10.3*	Amendment to the 2006 Incentive Plan	Exhibit 10.3 to the Company’s Annual Report on Form 10-K filed March 16, 2010

10.4*	Amended and Restated Employment Agreement of Paul Harrington	Exhibit 10.4 to the Company’s Annual Report on Form 10-K filed March 16, 2010

10.5*	Employment Agreement with Mark Tripp	Exhibit 10.3 to the Company’s Current Report on Form 8-K/A filed June 23, 2006.

10.6*	Employment Agreement with Donna L. Flood	Exhibit 10.1 to the Company’s Current Report on Form 8-K filed November 12, 2008.

10.7*	Employment Agreement with Chris Zimmerman	Filed Herewith

Exhibit No.	Description of Exhibit	The Filings Referenced For Incorporation by Reference are:
10.8*	Consulting Agreement with Terry Lee	Filed Herewith

10.9*	Employment Agreement with Anthony M. Palma	Exhibit 10.2 to the Company’s Current Report on Form 8-K/A filed June 23, 2006.

10.10	Intercreditor Agreement dated as of December 3, 2009	Exhibit 10.9 to the Company’s Annual Report on Form 10-K filed March 16, 2010

12.1	Statement of Computation of Ratio of Earnings to Fixed Charges	Filed Herewith

21.1	Subsidiaries of Easton-Bell	Filed Herewith

23.1	Consent of Ropes & Gray LLP (see Exhibit 5.1)	Filed Herewith

23.2	Consent of Andrews Kurth LLP (see Exhibit 5.2)	Filed Herewith

23.3	Consent of McDonald Carano Wilson LLP (see Exhibit 5.3)	Filed Herewith

23.4	Consent of Ernst & Young LLP	Filed Herewith

24.1	Powers of Attorney (see signature pages of this Registration Statement)	Filed Herewith

25.1	Statement on Form T-1 as to the Eligibility of the Trustee	Filed Herewith

99.1	Form of Letter of Transmittal	Filed Herewith

99.2	Form of Notice of Guaranteed Delivery	Filed Herewith